As filed with the Securities and Exchange Commission on January 29, 2024.

Registration No. 333-[_______]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bruush Oral Care Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	3843	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

128 West Hastings Street, Unit 210

Vancouver, British Columbia V6B 1G8

Canada

(844) 427-8774

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jessica M. Lockett, Esq. Lockett + Horwitz PLC 26632 Towne Centre Drive, Suite 300 Foothill Ranch, CA 92610 (949) 540-6540 jlockett@lhlawpc.com	Joseph M. Lucosky, Esq. Christopher Haunschild, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4402 jlucosky@lucbro.com

From time to time after the effective date of this Registration Statement and upon completion of the transaction described in the enclosed prospectus.

(Approximate date of commencement of proposed sale to the public): As soon as practicable after the effectiveness of this registration statement and all other conditions to the Merger described herein have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

U.S. Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
U.S. Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Registrant may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED [XX]

PROSPECTUS OF BRUUSH ORAL CARE INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Common Stock

MERGER PROPOSED

Our Common Stock and warrants are quoted on The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “BRSH” and “BRSHW” respectively.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in the Common Stock and our Company. See “Risk Factors” beginning on page 19 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved, or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 29, 2024

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ABOUT THIS PROSPECTUS

This prospectus, which forms part of a registration statement on Form F-4 (File No. 333-[___]) filed with the Securities and Exchange Commission (“SEC”) by Bruush Oral Care Inc. (“Bruush”), constitutes a prospectus of Bruush under Section 5 of the U.S. Securities Act of 1933, as amended (which we refer to as the “Securities Act”), with respect to the Bruush Common Stock to be issued to the stockholders of Arrive Technology Inc. (“Arrive”) pursuant to the Agreement and Plan of Merger, dated as of December 14, 2023, by and among Bruush, Bruush Merger Sub Inc. (“Merger Sub”), and Arrive, as it may be amended from time to time (which we refer to as the “Merger Agreement”).

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy, any securities, including any Bruush shares in any jurisdiction in which it is unlawful to make any such offer or solicitation in such jurisdiction.

The information concerning Bruush and Merger Sub contained in this prospectus has been provided by Bruush, and information concerning Arrive contained in this prospectus has been provided by Arrive.

Unless otherwise specified, currency amounts referenced in this prospectus are in U.S. dollars. References to “Canadian dollars” or “C$” are to the currency of Canada, references to “U.S. dollars” or “US$” are to the currency of the United States. All references to “$” or “dollars” set forth in this prospectus are to United States dollars. In particular and without limitation, amounts expressed in millions contained in this proxy statement/prospectus have been rounded to a single decimal place for the convenience of readers. Capitalized terms that are not otherwise defined herein shall have the meaning ascribed to them in the “Frequently Used Terms” section on page 5.

Bruush files reports and other information with the SEC as required by the Exchange Act. You can read Bruush’s SEC filings over the internet at the SEC’s website at www.sec.gov.

No one has been authorized to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus unless the information specifically indicates that another date applies. The information contained on any website referenced in this prospectus is not incorporated by reference into this prospectus and should not be considered part of this prospectus. Neither the mailing or delivery of this prospectus nor Bruush’s issuance of shares pursuant to the Merger Agreement will create any implication to the contrary.

You should not construe the contents of this prospectus as legal, tax or financial advice. You should consult with your own legal, tax, financial or other professional advisers. All summaries of, and references to, the agreements governing the terms of the transactions described in this prospectus are qualified by the full copies of and complete text of such agreements in the forms filed as exhibits to the registration statement of which this prospectus is a part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

For more information about the enclosed prospectus and how you may obtain it, see the section captioned “Where You Can Find Additional Information” beginning on page 140 of this prospectus.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the® or™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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FREQUENTLY USED TERMS

In this document:

“ADM” means automated delivery marketplace.

“Advisory Agreement” means that certain “M&A/Capital Markets Advisory Agreement” executed on February 15, 2022 between Arrive and Chardan.

“AI” means artificial intelligence.

“AICPA” means the American Institute of Certified Public Accountants.

“Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by any Takeover Proposal (other than a confidentiality agreement referred to in the Merger Agreement).

“AMRs” governing autonomous mobile robots.

“API” means application programing interfaces.

“ARR” means annually recurring revenue.

“Arrive” or “Company” means Arrive Technology Inc.

“Arrive Board” means the Board of Directors for Arrive Technology Inc.

“Arrive Common Stock” or “Company Common Stock” means the Common Stock, $0.0001 par value of Arrive Technology Inc.

“ASC” means Accounting Standards Codification.

“ALM” means “Autonomous Last-Mile”.

“AUVS” means aerial unmanned vehicle systems.

“BCBCA” means the British Columbia Business Corporation Act.

“Bruush” means Bruush Oral Care Inc.

“Bruush Articles” means Bruush’s notice of articles and articles.

“Bruush Board” means Bruush Oral Care Inc.’s board of directors.

“Bruush Common Stock,” “PubCo Common Shares,” or “PubCo Shares” means the common shares, without par value per share, in the capital of Bruush Oral Care Inc.

“Bruush Legacy Shareholders” means the shareholders of Bruush immediately prior to the Closing of the Merger.

“Bruush Registration Statement” means the registration statement to be filed with the SEC by Bruush in connection with the stock issuance as consideration for the Merger.

“BVLOS” means the FAA’s Beyond Visual Line of Sight requirements.

“Canadian dollars” or “C$” means the currency of Canada.

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“Chardan” means Chardan Capital Markets, LLC or (“Third Party Advisors”)

“Closing” means the satisfaction or waiver in writing of all the conditions contained in Article VI of the Merger Agreement, also referred to, as the closing of the Merger. The date on which the Closing occurs is referred to as the “Closing Date.”

“Company Merger Shares” means the product obtained by multiplying (A) the PubCo Outstanding Shares by (B) 94.5% (or as such percentage may be further determined or adjusted pursuant to Section 2.01(e) of the Merger Agreement).

“Company Outstanding Shares” means the total number of shares of Company Common Stock on a fully diluted and as-converted basis.

“Convertible Securities” means Bruush’s outstanding common shares or stock purchase warrants, as applicable, or other securities exchangeable or convertible into shares of common shares (such warrants or securities).

“CPSC” means the Consumer Product Safety Commission which, among other things, regulates AMRs that are sold to consumers.

“DGCL” means Delaware General Corporation Law.

“Effective Time” means, subject Section 1.03 of the Merger Agreement (as defined herein), means the time at which the Merger (as defined herein) becomes effective. The Merger will become effective at the time that the properly executed and certified copy of the Certificate of Merger is filed and accepted by the Secretary of State of the State of Delaware or, to the extent permitted by applicable law, at such later time as is agreed to by the Parties (as defined herein) prior to the filing of such Certificate of Merger and specified in the Certificate of Merger.

“EU” means the European Union.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means the quotient obtained by dividing the Company Merger shares by the Company Outstanding Shares.

“FAA” means the Federal Aviation Administration.

“FCC” means the Federal Communications Commission

“FMCSA” means the Federal Motor Carrier Safety Administration which, among other things, regulates AMRs that are used to transport goods on public roads.

“FTC” means the Federal Trade Commission.

“GAAP” means U.S. generally accepted accounting principles.

“GDPR” means the General Data Protection Regulation, as amended.

“GMPs” means Good Manufacturing Practices that require manufacturers to maintain, among other things, good manufacturing processes, including stringent vendor qualifications, ingredient identification, manufacturing controls and record keeping.

“HIPAA” means the Health Insurance Portability and Accountability Act, as amended.

“IFRS” International Financial Reporting Standards.

“LALCs” means large, assisted living communities.

“MaaS” means Mailbox-as-a-Service.

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“Material Adverse Effect” with respect to Bruush or Arrive, as applicable, means any event, circumstance, development, occurrence, fact, condition, effect, or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of the party and its subsidiaries, as applicable, excluding: (A) changes generally affecting the economy, financial or securities markets, or political conditions; (B) any changes in applicable law or IFRS or other applicable accounting standards, including interpretations thereof; (C) any outbreak or escalation of war or any act of terrorism, or military actions, or the escalation thereof; (D) natural disasters, weather conditions, epidemics, pandemics, or disease outbreaks (including the COVID-19 virus), or other force majeure events in the United States or any other country or region in the world; (E) general conditions in the industry in which the party and its subsidiaries operate; (F) actions taken as required or specifically permitted by the Merger Agreement or actions or omissions taken with the consent of the other party; or (G) the identity of the other party and, other than with respect to a specific representation or warranty contained in the Merger Agreement addressing the consequences resulting from the execution and delivery of the Merger Agreement or the consummation of the Merger, the public announcement, pendency or consummation of the Merger or the other transactions contemplated by the Merger Agreement (including, to the extent resulting from the foregoing, any effect on any of a party’s or any of its subsidiaries’ relationships with their respective customers, suppliers or employees); provided that with respect to the first five bullets above, any change or event shall only be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the party and its subsidiaries, taken as a whole, compared to other participants in the industries in which the party and its subsidiaries conduct their businesses (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a material adverse effect has occurred).

“Merger Agreement” means the Merger Agreement and Plan of Merger, dated as of December 14, 2023, by and among Bruush Oral Care Inc., Bruush Merger Sub Inc., and Arrive Technology Inc., as it may be amended from time to time.

“Merger Consideration” means the shares of Bruush Common Stock issuable in exchange for shares of outstanding Arrive Common Stock upon consummation of the Merger.

“Merger Sub” means Bruush Merger Sub, Inc., a Delaware corporation.

“Merger” means, subject to the terms of and satisfaction of the conditions described in the Merger Agreement, the transaction causing Merger Sub to be merged with and into Arrive, with Arrive surviving the Merger as a wholly-owned subsidiary of Bruush.

“MFE” means mailbox financing exchange.

“ML” means machine learning.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Net Cash” means unrestricted current assets in the form of cash and cash equivalents as of the Closing minus current liabilities and all expenses related to the Transaction as of the Closing.

“Net Cash Minimum” means, as defined in Section 6.03(b) of the Merger Agreement, the cash Bruush shall have maintained on its books, as of the Closing Date, a Net Cash minimum in the amount of $10,000,000 for which Bruush shall have provided evidence, in form and substance that is reasonably acceptable to Arrive.

“NPN” means Natural Product Number.

“OSHA” means the Occupational Safety and Health Administration which, among other things, regulates AMRs that are used in the workplace.

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“OTC” means over-the-counter.

“Parties” means Bruush Oral Care Inc., Bruush Merger Sub Inc., and Arrive Technology Inc.

“PHI” means protected health information.

“Pro Forma Balance Sheet Transaction Accounting Adjustments” means the unaudited pro forma condensed combined balance sheet combining the historical balance sheets of Bruush as of April 30, 2023 and Arrive as of June 30, 2023 and depicting the accounting of the Merger under GAAP.

“Pro Forma Statements of Operations Transaction Accounting Adjustments” means the unaudited pro forma condensed combined statements of operations for (A) the six-month periods ending on April 30, 2023 and June 30, 2023 for Bruush and Arrive respectively and (B) the year ending on October 31, 2033 and December 31, 2022, combining the historical results of Bruush and Arrive for those periods and depicting the Pro Forma Balance Sheet Transaction Accounting Adjustments assuming that those adjustments were made as of January 1, 2022.

“PSLRA” means the Private Securities Litigation Reform Act of 1995, as amended.

“Regulations” means, collectively, the local, state, federal and international laws, statutes, rules, policies, and regulations that relate directly or indirectly to Arrive’s operations.

“ROI” means sufficient return on investment.

“RSUs” means restricted share units.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Securities Act” means the United States Securities Act of 1933, as amended.

“SOC 2” means Service Organization Controls 2, an auditing standard developed by the American Institute of Certified Public Accountants (AICPA).

“SaaS” means Software-as-a-Service.

“Superior Proposal” means a bona fide written Takeover Proposal with respect to the applicable party or its subsidiaries (except that, for purposes of the definition of “Superior Proposal”, each reference in the definition of “Takeover Proposal” to “20% or more” shall be “more than 50%”) that such party’s board determines in good faith (after consultation with outside legal counsel and such party’s financial advisor) is (i) reasonably likely to be consummated in accordance with its terms, and (ii) if consummated, more favorable from a financial point of view to the holders of such party’s common stock than the transactions contemplated by the Merger Agreement, in each case, after taking into account: (A) all financial considerations; (B) the identity of the third party making such Takeover Proposal; (C) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal; (D) the other terms and conditions of such Takeover Proposal and the implications thereof on such party, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by such party (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (E) any revisions to the terms of the Merger Agreement and the Merger proposed by the other party during the required period of at least five business days prior to a party entering into an Alternative Acquisition Agreement or making change in recommendation.

“Surviving Corporation” means Arrive as the surviving corporation following the Merger.

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“Takeover Proposal” means with respect to Bruush or Arrive, as the case may be, an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any person or group relating to any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement), involving any: (A) direct or indirect acquisition of assets of such party hereto or its subsidiaries (including any voting equity interests of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of such party and its subsidiaries’ consolidated assets or to which 20% or more of such party’s and its subsidiaries’ net revenues or net income on a consolidated basis are attributable; (B) direct or indirect acquisition of 20% or more of the voting equity interests of such party hereto or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of such party and its subsidiaries, taken as a whole; (C) tender offer or exchange offer that if consummated would result in any person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of such party hereto; (D) merger, consolidation, other business combination, or similar transaction involving such party hereto or any of its subsidiaries, pursuant to which such person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the consolidated net revenues, net income, or assets of such party and its subsidiaries, taken as a whole; (E) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of such party hereto or one or more of its subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income, or assets of such party and its subsidiaries, taken as a whole; or (F) any combination of the foregoing.

“Termination Date” means the date at which either Arrive or Bruush may terminate the Merger Agreement if the Effective Time has not occurred by August 31, 2024.

“Transaction Accounting Adjustments” means, collectively, the pro forma balance sheet transaction accounting adjustments and the pro forma statements of operations transaction accounting adjustments.

“U.S. dollars” or “US$” means the currency of the United States. All references to “$” or “dollars” set forth in this prospectus are to United States dollars.

“UAS” means unmanned aircraft systems.

“UAVs” means unmanned aerial vehicles.

“WIPO” means World Intellectual Property Organization.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and the attachments hereto are “forward-looking statements.” Forward-looking statements generally relate to future events or, following the Merger, the future financial or operating performance of Bruush and Arrive, including pro forma and estimated financial information and projections (including EBITDA and Adjusted EBITDA), forecasts or other characterizations of future events or circumstances, including any underlying assumptions and other “forward-looking statements.” They Include statements regarding the parties’ ability to close the Merger, the anticipated benefits of the Merger and may include statements and expectations regarding the combined business. In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “should,” “will,” “would,” “future,” “propose,” “predict,” “potential,” “continue,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

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The forward-looking statements are based on the current expectations of the management of Bruush and/or Arrive, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by Bruush and include, but are not limited to, the following:

● the timing or our ability to complete the Merger;

● the failure to realize the anticipated benefits of the Merger, which may be affected by, among other things, competition, the ability of Bruush post-Merger, to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees;

● delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the Merger;

● the outcome of any legal proceedings that may be instituted in connection with the proposed Merger;

● the inability to complete the transactions contemplated by the proposed Merger due to the failure to satisfy any conditions to Closing;

● the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including the failure to satisfy any of the conditions to closing in the Merger Agreement;

● the failure to realize anticipated pro forma results or projections and underlying assumptions;

● the projected financial information, anticipated growth rate and market opportunity of Bruush post-Merger;

● our success in retaining or recruiting, our principal officers, key employees or directors following the Merger;

● intense competition and competitive pressures from other companies in the industry in which Bruush post-Merger will operate;

● factors relating to the business, operations and financial performance of Bruush post-Merger, including market conditions and global and economic factors beyond Bruush’s control post-Merger;

● the risk that the transactions contemplated by the Merger Agreement disrupt current plans and operations of Bruush or Arrive as a result of the announcement and consummation of the Merger Agreement and the transactions contemplated thereby;

● macroeconomic conditions related to any global pandemic;

● costs related to the Merger;

● the effect of legal, tax and regulatory changes;

● the outbreak or escalation of military hostilities, including between Russia and Ukraine and the Israel-Hamas conflict, and the potential destabilizing effect such conflicts may pose for global markets;

● potential for limited liquidity, defaults, non-performance or other adverse developments occurring with respect to U.S. banks or other financial institutions, such as the closure of Silicon Valley Bank, or concerns or rumors about any events of these kinds or other similar risks, could pose risks to the U.S. and global economy and our liquidity may be adversely affected;

● upon consummation of the Merger, Bruush will likely lose its status as a foreign private issuer and become subject to additional reporting and other requirements to which Bruush is not currently subject to;

● change in regulatory environment that restricts or otherwise adversely affect Arrive’s proposed business;

● failure to raise the full amount of the Net Cash Minimum or additional capital needed for ongoing operations; and

● other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on Bruush. There can be no assurance that future developments affecting Bruush will be those that Bruush has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Bruush’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made herein prove incorrect, actual results may vary in material respect from those projected in these forward-looking statements. Bruush undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before you make any investment decision, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this prospectus may adversely affect Bruush before and/or after the consummation of the Merger.

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These risk factors do not take into account the individual investment objectives, financial situation, position or particular needs of individual investors. If you do not understand any part of this prospectus (including the risk factors set out in the section entitled “Risk Factors”) or are in any doubt as to any action to take in relation to the Merger, it is recommended that you consult your legal, financial, taxation or other professional adviser.

Bruush cautions that the foregoing list of important factors is not exhaustive, and other factors could also adversely affect implementation and the future results of Bruush or Arrive. When relying on Bruush’s forward-looking statements to make decisions with respect to Bruush or Arrive, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

TRANSACTION SUMMARY

This summary highlights selected information included elsewhere in this prospectus and does not contain all of the information that may be important to you. To better understand the Merger, you should read this entire prospectus carefully, including the exhibits and the other documents to which we refer. See also the sections titled “Risk Factors” beginning on page 19 and “Where You Can Find Additional Information” on page 140. You may obtain copies of the prospectus without charge by following the instructions in the section of this prospectus captioned “Where You Can Find Additional Information.” A copy of the Merger Agreement is filed as an exhibit to this prospectus. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety. Additionally, as a foreign private issuer, Bruush is not required to comply with certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act.

Introduction

On December 14, 2023, Bruush, Merger Sub and Arrive entered into Merger Agreement. Upon the Closing of the Merger, pursuant to the terms and subject to the conditions of the Merger Agreement and the Delaware General Corporation Law (“DGCL”), Merger Sub will merge with and into the Arrive, with Arrive continuing after the Merger and as a wholly owned subsidiary of Bruush. At Closing the outstanding shares of Arrive’s common stock (which we refer to as the “Arrive Common Stock”), will be exchanged for common shares of Bruush (the “Bruush Common Stock”) representing, upon issuance, 94.5% of Bruush’s issued and outstanding common shares on a fully diluted basis and the legacy shareholders of Bruush will retain and continue to own shares of Bruush common shares representing 5.5% of Bruush’s issued and outstanding common shares on a fully diluted basis. If the Merger is completed, each outstanding share of Arrive Common Stock will be converted into the right to receive [●] shares of Bruush Common Stock (which we refer to as the “Exchange Ratio”). Prior to Closing, Bruush will, among other things, effect a reverse stock split with respect to Bruush’s common shares at a ratio within the range of 6-for-1 to 200-for-1. As part of the transaction, Bruush, as of the Closing, will maintain a net cash minimum as defined in the terms of the Merger Agreement equal to US$10,000,000 consisting of cash and cash equivalents after full payment of current liabilities, including any financing in connection with the above referenced amount and all expenses related to the transaction (“Net Cash”). After Closing, Bruush will sell, transfer and assign all existing legacy business, assets and liabilities of Bruush (“Legacy Business”) to a purchaser, including in the form of a newly established entity, and pursuant to that certain separation and distribution agreement to be entered into by and between Bruush and such purchaser on terms and conditions to be mutually agreed by Bruush and such purchaser. The sale, transfer and assignment of the Legacy Business will be conducted after the Merger becomes effective. The Merger will become effective at the time that the properly executed and certified copy of the Certificate of Merger is filed and accepted by the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such later time as is agreed to by the parties to the Merger Agreement prior to the filing of such Certificate of Merger and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the (“Effective Time”).

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Parties Involved in the Merger

Bruush Oral Care Inc.

Bruush is an oral care company that is disrupting the space by reducing the barriers between consumers and access to premium oral care products because it is our belief that high-quality oral care products should be more accessible. Bruush is an e-commerce business with a product portfolio that currently consists of a sonic-powered electric toothbrush kit and brush head refills. Through Bruush’s website, consumers can purchase a Brüush starter kit, which includes: (i) the Brüush electric toothbrush; (ii) three brush heads; (iii) a magnetic charging stand and USB power adapter; and (iv) a travel case. Bruush also sells the brush heads separately which come in a three-pack and can be purchased on a subscription basis, where the customer will automatically receive a Brüush Refill every six months.

The Bruush Common Stock and common share purchase warrants are quoted on the Nasdaq Capital Market LLC (“Nasdaq”) under the symbols “BRSH” and “BRSHW”, respectively. Bruush’s corporate offices are located at 128 West Hastings Street, Unit 210, Vancouver, British Columbia V6B 1G8, Canada, and its telephone number is (844) 427-8774.

Arrive Technology Inc.

Arrive (formerly known as Dronedek Corporation) was incorporated on April 30, 2020, in the State of Delaware under the name of Dronedek Corporation. On July 27, 2023, the Company changed its name to Arrive Technology Inc. Arrive is a technology company with a focus on developing and taking to market an ALM mailbox for a Mailbox-as-a-Service network, digital platform, and artificial intelligence for smart, secure, and seamless exchange of packages, goods, and supplies between people, robots, and drones.

The registered head office of Arrive is 7601 East 88th Place, Building No.3 Indianapolis, Indiana 46256.

Additional information about Arrive can be found on its website at www.arrive.tech. The information contained on its website is not part of this prospectus.

Bruush Merger Sub, Inc.

Merger Sub is a wholly-owned subsidiary of Bruush and was formed on December 11, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist and Arrive will continue as the Surviving Corporation.

Merger Sub’s address is 13th Street, Suite 100, Wilmington, DE 19801.

The Merger and the Merger Agreement

The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached as an exhibit to this registration statement. Bruush and Arrive encourage you to read the Merger Agreement carefully and in its entirety, as it is the legal document that governs the Merger.

Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time of the Merger, Merger Sub will merge with and into Arrive, with Arrive continuing as the Surviving Corporation in the Merger and as a wholly-owned subsidiary of Bruush. Throughout this prospectus, we use the term “Surviving Corporation” to refer to Arrive as the Surviving Corporation following the Merger.

The Effective Time will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as Bruush, Arrive and Merger Sub may agree and specify in the certificate of merger).

Merger Consideration

At the Effective Time, each share of Arrive Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive [  ] shares of Bruush Common Stock. We refer to the shares of Bruush Common Stock issuable in exchange for shares of outstanding Arrive Common Stock upon consummation of the Merger as the “Merger Consideration.”

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The Exchange Ratio is fixed, which means that it will not change between now and the date of the Merger, regardless of whether the market price of Arrive or Bruush Common Stock changes or any reclassification, recapitalization, reorganization, stock split (including a reverse stock split only to the extent such split has not been previously taken into account in calculating the Exchange Ratio), exercise or conversion of Convertible Securities (including any repricing or adjustments thereof) resulting from or triggered by the Merger, or combination, exchange or readjustment of shares or Convertible Securities, or any stock dividend or stock distribution is declared with a record date during such period.

Treatment of Bruush Equity Awards and Warrants

Bruush stock options and securities, including restricted share units, that are outstanding under the Omnibus Securities and Incentive Plan immediately prior to the Effective Time, but following the reverse stock split with respect to Bruush’s common shares at a ratio within the range of 6-for-1 to 200-for-1, will remain outstanding and unamended.

Bruush’s outstanding common shares or stock purchase warrants, as applicable, or other securities exchangeable or convertible into shares of common shares (such warrants or securities, “Convertible Securities”), will remain outstanding on the same terms, and, if applicable, will be calculated on a fully diluted and as-converted basis, but in any case, the percentage of ownership interest of Bruush interest holders shall remain the same.

Bruush Financing Requirement

It is a requirement that, in connection with the Merger, Bruush shall maintain on its books, as of the Closing Date, a minimum US$10,000,000 in Net Cash. To date, among other transactions, the following transactions have occurred in connection with meeting the Net Cash Minimum.

(i)	an equity financing through a private placement conducted by Bruush on January 1, 2024, with Generating Alpha Ltd (“Generating Alpha”) for aggregate gross proceeds of $500,000, additionally, under this private placement, Bruush issued a pre-funded common share purchase warrant to Generating Alpha, exercisable for 16,500,000 common shares of Bruush (at an exercise price of $0.001, subject to adjustment); and

(ii)	on the same day, Bruush issued a convertible promissory note to Generating Alpha in an aggregate principal amount of up to $6,000,000. Generating Alpha Ltd, funded $1,500,000 of the note on January 5, 2024. Bruush also issued a warrant to Generating Alpha, exercisable for 5.5 years from the date of issuance to acquire a total of up to 11,111,111 Common Shares (“Generating Alpha 2024 Warrant”). EF Hutton LLC acted as placement agent for the financing. The note has a one (1) year maturity with interest at the greater of (i) twelve (12) percent and (ii) WSJ Prime Rate plus 3.5% per annum. The note is convertible at the option of the Generating Alpha into common shares of Bruush at a price equal to the lesser of (i) $0.1625 per share or (ii) 80% of the lowest Volume Weighted Average Price per share during the previous ten (10) day trading day period or the (“Conversion Price”). The Conversion Price is subject to full ratchet anti-dilution protections in the event that the Company issues any common shares at a per share price lower than the Conversion Price (each a “Dilutive Price”) then in effect, provided, however, that Generating Alpha shall have the sole discretion in deciding whether to utilize such Dilutive Price instead of the Conversion Price otherwise in effect at the time of the respective conversion. In the event of an “Event of Default” (as described in the notes), the note holder is entitled to an additional twenty percent (20%) discount for that conversion and all future conversions, for each occurrence, cumulative or otherwise, to be factored into the Conversion Price until the Note is no longer outstanding, and an additional $15,000 of principal will be added to the note.

Warrant Terms

The Generating Alpha 2024 Warrant shall be exercisable for 5.5 years from the date of issuance to acquire a total of up to 11,111,111 Common Shares and shall have an exercise price of $0.135 per Common Share. The Generating Alpha 2024 Warrant is subject to certain rights and adjustments including, but not limited to, the occurrence of a fundamental transaction, stock dividends and splits, and anti-dilution adjustments to the exercise price in the event Bruush issues or sells shares of common stock, other than in connection with any exempt issuance, for a consideration per share less than the exercise price.

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Pursuant to the Registration Rights Agreement dated January 1, 2024 (the “Convertible Note Financing Registration Rights Agreement”), the Company is required to file an initial registration statement with the SEC within thirty (30) days following January 1, 2024.

Governance of Bruush post-Merger

Bruush has agreed to appoint one person determined by Bruush to the Board of the Surviving Corporation as of the Effective Time, with such directors to hold office until the earlier of the appointment or election and qualification of his or her respective successor or his or her death, resignation, disqualification or proper removal. Such director must qualify as an “independent director” under applicable Nasdaq rules and regulations and will be designated by the Bruush Board after reasonable consultation with, and reasonable consideration of, the recommendations of Arrive.

Dan O’Toole will lead Bruush post-Merger as Chief Executive Officer. The directors of Bruush post-Merger will include: (i) [  ], (ii) [  ], (iii) [  ], (iv) [  ], and (v) a person to be mutually agreed upon by Bruush and Arrive prior to the Closing.

Organizational Documents and Directors and Officers of the Surviving Corporation

At the Effective Time, Merger Sub’s certificate of incorporation will be amended and restated in its entirety to read as the form agreed to pursuant to the Merger Agreement. The by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name. Arrive’s directors and officers immediately prior to the Effective Time will become the initial directors and officers of the Surviving Corporation with one member appointed by Bruush.

Regulatory Approvals

Bruush, Merger Sub and Arrive have each agreed to use (and to cause their subsidiaries to use) reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, as promptly as reasonably practicable (and in any event no later than the Termination Date), the Merger and the other transactions contemplated by the Merger Agreement, including to obtain all required regulatory approvals as promptly as practicable, subject to certain limits. See “The Merger—Regulatory Approvals.”

The obligations of Bruush and Arrive to consummate the Merger are subject to, among other conditions, the making of all required filings and the receipt of all required approvals (or waiting periods expired or terminated) under any applicable antitrust laws.

Ownership of Bruush post-Merger

Based on the number of shares of Bruush Common Stock and Arrive Common Stock outstanding as of the close of business on December 14, 2023, the date of the Merger Agreement, upon completion of the Merger, the outstanding shares of Arrive’s Common Stock, will be exchanged for Bruush Common Stock representing upon issuance, 94.5% of Bruush’s issued and outstanding common shares on a fully diluted basis. The legacy shareholders of Bruush will retain and own shares of Bruush Common Stock representing 5.5% of Bruush’s issued and outstanding common shares on a fully diluted basis.

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Conditions to the Completion of the Merger

The obligations of each of Bruush and Arrive to complete the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law), on or prior to the Closing of each of the following conditions:

●	approval by the Bruush Board and Arrive stockholders of the Merger Agreement;

●	the existing Bruush Common Stock shall have been continually listed on Nasdaq as of and from the date of the Merger Agreement through the Closing Date;

●	the shares of Bruush Common Stock issuable as Merger Consideration pursuant to the Merger Agreement shall have been approved for listing on Nasdaq, subject to official notice of issuance;

●	the registration statement to be filed with the SEC by Bruush in connection with the stock issuance of the Merger Consideration (which we refer to as the “Bruush Registration Statement”) shall have become effective under the Securities Act and shall not be the subject of any stop order or any legal action by or before the SEC seeking a stop order;

●	all required approvals for the transactions contemplated under the Merger Agreement have been obtained (or waiting periods expired or terminated) including under any applicable antitrust law;

●	no governmental entity having jurisdiction over any party to the Merger Agreement shall have enacted, issued, promulgated, enforced, or entered any order, whether temporary, preliminary, or permanent, that makes illegal, enjoins, or otherwise prohibits consummation of the Merger, the issuance of the Merger Consideration, or the other transactions contemplated by the Merger Agreement; and

●	all due diligence review reasonably required by the parties has been completed to the reasonable satisfaction.

The obligations of each of Bruush and Merger Sub to complete the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) by Bruush and Merger Sub on or prior to the Closing of each of the following conditions:

●	the accuracy of the representations and warranties of Arrive in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Effective Time of the merger or the date in respect of which such representation or warranty was specifically made;

●	Arrive having performed, in all material respects, all obligations and complied, in all material respects, with the agreements and covenants in the Merger Agreement at or prior to the Closing of the Merger;

●	the absence of any Company Material Adverse Effect (as defined in the section of this prospectus captioned “The Merger Agreement—Representations and Warranties”) having occurred that is continuing;

●	Bruush having received the requisite consent from applicable third parties with respect to the Separation Agreement;

●	Arrive having completed a PCAOB audit of its financial statements for the years ending on December 31, 2021 and 2022, and a review of the nine-month period ending on September 30, 2023; and

●	Bruush having received a certificate, signed by an executive officer of Arrive.

The obligations of Arrive to complete the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) by Arrive on or prior to the Closing of each of the following conditions:

●	the accuracy of the representations and warranties of Bruush and Merger Sub in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Effective Time of the Merger or the date in respect of which such representation or warranty was specifically made;

●	Bruush and Merger Sub having performed in all material respects all obligations and complied in all material respects with the agreements and covenants, in the Merger Agreement required to be performed by or complied with by Bruush and Merger Sub at or prior to the Closing of the Merger;

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●	the absence of Material Adverse Effect with respect to Bruush (as defined in the section of this prospectus captioned “The Merger Agreement—Representations and Warranties”) having occurred that is continuing;

●	Bruush shall have maintained, as of the Closing, the Net Cash Minimum and shall have provided evidence thereof;

●	Bruush having provided to Arrive payoff letters or similar documentation evidencing the settlement or satisfaction of all Bruush liabilities, unless waived;

●	Bruush and Merger Sub having performed in all material respects all obligations and complied in all material respects with the agreements and covenants, in the Merger Agreement required to be performed by or complied with by Bruush on or prior to the Closing of the Merger;

●	Arrive having received a certificate, signed by an executive officer of Bruush;

●	written resignation and general releases of certain Bruush officers and directors shall have been executed dated or effective as of the Closing;

●	Arrive having received from Bruush the Separation Agreement and confirmation of the termination of contracts, agreements and other obligations set forth therein and release from other parties such obligations, which termination and release shall be effective on or prior to the Closing Date; and

●	Arrive is not subject to dissenters’ rights claims representing more than $100,000 from the Arrive stockholders.

No Solicitation of Acquisition Proposals

As more fully described under “The Merger Agreement—No Solicitation,” subject to the exceptions summarized below, Bruush and Arrive have each agreed that Bruush will not (i) solicit, initiate or propose the making, submission or announcement of, or knowingly encourage, facilitate or assist any Takeover Proposal (as defined under “The Merger Agreement—No Solicitation or Facilitation of Proposals”), (ii) terminate, waive, amend or modify any provision of any existing confidentiality, standstill or similar agreement with respect to a potential Takeover Proposal, or (iii) enter into or continue any discussions or negotiations regarding any non-public information relating to Bruush or any of its subsidiaries to encourage, facilitate or respond to any Takeover Proposal.

Notwithstanding the restrictions described above, prior to the end of twenty (20) business days following the date of the Merger Agreement, Bruush may, in response to an unsolicited bona fide written Takeover Proposal from a Qualified Person: (a) furnish non-public information relating to Bruush and its subsidiaries to such Qualified Person, pursuant to a confidentiality agreement; (b) engage in discussions or negotiations with any such Qualified Person regarding any Takeover Proposal; (c) amend, or grant a waiver or release under any standstill or similar agreement with respect to Bruush shares with any Qualified Person; and/or (d) notwithstanding anything to the contrary set forth in the Merger Agreement, Bruush shall continue to observe its confidentiality obligations including not furnishing any such Qualified Person with any confidential information of Arrive.

Bruush shall notify the other party promptly (but in no event later than 24 hours) after it becomes aware of the receipt by such party (or any of its representatives) of any Takeover Proposal or any inquiry that could reasonably be expected to lead to a Takeover Proposal.

No Change of Recommendation

The Merger Agreement provides that, among other restrictions and subject to certain exceptions, Bruush Board will (i) not make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act; (ii) not adopt, approve, endorse or recommend or publicly announce an intention to adopt, approve, endorse or recommend, a Takeover Proposal; (iii) not have failed to issue a press release that expressly reaffirms its recommendation within five (5) business days following Bruush’s receipt of the Arrive’s request to do so; and (iv) not enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by a Takeover Proposal.

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Notwithstanding the restrictions described above, at any time prior to the Effective Time at which the Merger Agreement is terminated, the Bruush Board may make an adverse recommendation change, if the Bruush Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be a breach of Bruush Board’s fiduciary duties under applicable law, only if (i) Bruush shall have first provided Arrive a notice at least five (5) business days in advance, (ii) Bruush shall negotiate in good faith with Arrive regarding any changes to the terms of the Merger Agreement; (iii) Arrive does not make, after the receipt of such notice, a proposal that would, in good faith judgment of the Bruush Board, cause the failure to effect such adverse recommendation change; and (iv) the Bruush Board shall have determined in good faith that the failure to effect such adverse commendation change would continue to be a breach of the Bruush Board’s fiduciary duties under applicable law. In addition, the Bruush Board may make an adverse recommendation change, in response to a bona fide unsolicited written Takeover Proposal, if the Bruush Board determines in good faith, after consultation with its outside legal counsel and a financial advisor of national reputation, that such Takeover Proposal constitutes a Superior Proposal and that the failure to make an adverse recommendation change would be a breach of the Bruush Board’s fiduciary duties under the applicable law, only if (i) Bruush shall have first provided Arrive a Superior Proposal Notice at least five (5) business days in advance; (ii) Arrive does not make, after the receipt of such notice, a proposal that would, in good faith judgment of the Bruush Board, cause the offer to no longer constitute a Superior Proposal; and (iii) the Bruush Board shall have determined in good faith that the failure to make an adverse recommendation change would continue to be a breach of the Bruush Board’s fiduciary duties under applicable law.

Termination of the Merger Agreement

The Merger Agreement contains certain termination rights, and may be terminated in the following ways:

●	by the mutual written consent of Bruush and Arrive;

●	by either Bruush or Arrive:

○	if the Merger has not been consummated on or before August 31, 2024 (which we refer to in this prospectus as the “Termination Date”), except that a party may not terminate the Merger Agreement pursuant to this provision if such party’s material breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been a contributing cause of, or was a contributing factor that resulted in, the failure of the Merger to be consummated on or before the Termination Date; or

○	if prior to the Effective Time any governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement, and such law or order shall have become final and non-appealable.

●	by Arrive if at any time prior to the Effective Time:

○	if Arrive pays the termination fee in the amount of $250,000 to Bruush;

○	if PubCo Board approves, endorses or recommends a superior proposal as defined in the Merger Agreement, to the extent permitted by and subject to full compliance with the applicable terms and conditions of the Merger Agreement;

○	if Bruush or Merger Sub is in breach of its non-solicitation obligations under Section 5.04 of the Merger Agreement;

○	if Bruush or Merger Sub shall have breached any representation, warranty, covenant, or agreement such that the conditions to the Closing of the Merger would not be satisfied and such breach is incapable of being cured by the Termination Date; or, if curable by the Termination Date, shall not have been cured prior to the earlier of (i) 30 days after written notice thereof is given by Arrive to Bruush or (ii) three (3) business days prior to the Termination Date; however, Arrive may not exercise this termination right if Arrive is then in material breach of any representation, warranty, covenant, or obligation hereunder which breach would give rise to the failure of a condition to the Merger Agreement;

○	if all of the conditions to Bruush’s obligation to consummate the Merger have been satisfied and Bruush has failed to fulfil its obligation and agreement to consummate the Merger within three (3) business days; or

○	if the Separation Agreement, if any, is not executed at the Effective Time.

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●	by Bruush if at any time prior to the Effective Time:

○	if and only if Bruush pays the termination fee in the amount of $250,000 to Arrive and enters into a definitive agreement with respect to a superior proposal pursuant to the Merger Agreement;

○	if Arrive shall have breached any representation, warranty, covenant, or agreement such that the conditions to the Closing of the Merger would not be satisfied and such breach is incapable of being cured by the Termination Date; or, if curable by the Termination Date, shall not have been cured prior to the earlier of (i) 30 days after written notice thereof is given by Bruush to Arrive and (ii) three (3) business days prior to the Termination Date; however, Bruush may not exercise this termination right if Bruush is then in material breach of any representation, warranty, covenant, or obligation hereunder which breach would give rise to the failure of a condition to the Merger Agreement; or.

○	if all of the conditions to Arrive’s obligation to consummate the Merger have been satisfied and Arrive has failed to fulfil its obligation and agreement to consummate the Merger within three (3) business days.

Accounting Treatment

Bruush currently prepares its financial statements in accordance with IFRS as issued by the International Accounting Standards Board, which differs from U.S. generally accepted accounting principles (“GAAP”) in certain material respects, and thus they may not be comparable to financial statements of U.S. companies, including Arrive. The Merger will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Bruush is treated as the “acquired” company for financial reporting purposes. Arrive has been determined to be the accounting acquirer because existing Arrive Shareholders, as a group, will retain the largest portion of the voting rights in the Surviving Corporation when contemplating the various redemption scenarios, the executive officers of Arrive are the initial executive officers of the Surviving Corporation, and the operations of Arrive will be the continued operations of the Surviving Corporation.

Litigation Relating to the Merger

There is no known pending or threatened litigation to date.

U.S. Federal Income Tax Consequences of the Merger

Based upon the facts available to Bruush as of the date hereof, the Merger is expected to (a) result in Bruush being treated as a United States domestic corporation for United States federal income Tax purposes under Section 7874 of the Code, and (b) constitute a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. As a result, the receipt of shares of Bruush Common Stock in exchange for the shares of Common Stock of Arrive pursuant to the Merger generally should not be taxable to U.S. stockholders of Arrive or Bruush for U.S. federal income tax purposes. The contemplated reverse stock split of Bruush is not expected to be taxable to the U.S. shareholders of Bruush for U.S. federal income tax purposes except to the extent such Bruush shareholders receive cash in lieu of fractional shares.

We encourage stockholders of Bruush and Arrive to read the discussion of the material U.S. federal income tax considerations associated with the Merger in this prospectus under the caption “—Material U.S. Federal Income Tax Considerations.”.

Comparison of Stockholders’ Rights

Upon completion of the Merger, Arrive stockholders receiving shares of Bruush Common Stock post-Merger, together with Bruush’s current shareholders will become shareholders of the Surviving Corporation. The rights of the shareholders of the Surviving Corporation will be governed by the laws of British Columbia until the effectiveness of the re-domiciliation by Bruush into a Delaware corporation and the Bruush charter and bylaws in effect at the Effective Time. There are certain differences in the rights of Bruush shareholders under the laws of British Columbia and the Bruush charter and bylaws and of Arrive stockholders under the Arrive charter and bylaws. See “Comparison of Stockholders’ Rights.”

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Listing of Bruush Common Stock

It is a condition to the Merger that the shares of Bruush Common Stock to be issued to Arrive stockholders in the Merger be approved for listing on Nasdaq, subject to official notice of issuance.

Risk Factors

In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, you should carefully read this prospectus and give special consideration to the factors discussed under “Risk Factors.”

RISK FACTORS

In considering any investment decision, you are urged to carefully consider all of the information contained in this prospectus. You should also read and consider the risks associated with each of the businesses of Bruush and Arrive because those risks will affect Bruush post-Merger. The risks associated with the business of Arrive can be found in Arrive’s Management’s Discussion and Analysis for the year ended December 31, 2022 and 2021 and three and nine months ended September 30, 2023. The risks associated with the business of Bruush can be found in Bruush’s Annual Report on Form 20-F for the fiscal year ended October 31, 2022. In addition, you are urged to carefully consider the following material risks relating to the Merger and the businesses of Bruush and Arrive.

Risks Relating to the Merger

The market price of Bruush Common Stock will continue to fluctuate after the Merger.

Upon completion of the Merger. the market price of the common stock of Bruush will continue to fluctuate, potentially significantly, following completion of the Merger, as a result of a variety of factors, including for example, among others, general market and economic conditions, changes in Bruush’s or Arrive’s respective businesses, operations and prospects, interest rates, general market, industry and economic conditions and other factors generally affecting the stock prices, federal, state and local legislation, governmental regulation and legal developments in the industry segments in which Bruush will operate. Bruush’s market capitalization and trading volume may contribute to greater volatility. In addition, any significant price or volume fluctuations in the stock market generally could have a Material Adverse Effect on the market for, or liquidity of, the Bruush Common Stock, regardless of the post-Merger actual operating performance.

The Merger may not be completed, and the Merger Agreement may be terminated in accordance with its terms. The termination of the Merger Agreement could negatively impact Bruush and the market price of Bruush Common Stock.

Completion of the Merger is subject to the satisfaction or waiver of a number of conditions. These conditions to the completion of the Merger, some of which are beyond the control of Arrive and Bruush, may not be satisfied or waived in a timely manner or at all, and, accordingly, the Merger may be delayed or not completed.

If the Merger is not completed for any reason, the ongoing businesses of Bruush and Arrive may be adversely affected and, without realizing any of the expected benefits of having completed the Merger, Bruush would be subject to a number of risks, including the following:

● Bruush may experience negative reactions from the financial markets, including negative impacts on its stock price, which may ultimately result in the potential threat of being delisted from Nasdaq;

● Bruush may experience negative reactions from its customers, suppliers, distributors and employees;

● Bruush will be required to pay its costs relating to the Merger, such as financial advisory, legal and accounting costs and associated fees and expenses, whether or not the Merger is completed; and

● the Merger Agreement places certain restrictions on the conduct of Bruush’s business prior to completion of the Merger and such restrictions, the waiver of which is subject to the consent of Arrive, which may have prevented Bruush from taking actions during the pendency of the Merger that would have been beneficial.

As a result of the Merger, the market price for Bruush Common Stock may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market prices of Bruush Common Stock.

Arrive’s businesses differ from those of Bruush, and, accordingly, the results of operations of Bruush post-Merger will be affected by some factors that are different from those currently or historically affecting the results of operations of Bruush. The results of operations of Bruush post-Merger may also be affected by factors different from those that currently affect or have historically affected Bruush.

After the Merger, Bruush stockholders will have a significantly lower ownership and voting interest in Bruush post-Merger than they currently have in Bruush and will exercise less influence over management and policies of Bruush post-Merger.

Based on the number of shares of Arrive and Bruush Common Stock outstanding as of the close of business on December 14, 2023, the date of the Merger Agreement, upon completion of the Merger, Bruush stockholders are expected to own approximately 5.5% of the outstanding shares of Bruush Common Stock and Arrive shareholders immediately prior to the Merger are expected to own approximately 94.5% of the outstanding shares of Bruush Common Stock. Consequently, former Bruush stockholders will have less influence over the management and policies of Bruush post-Merger than they currently have over the management and policies. Additionally, the stockholders of Bruush and Arrive may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

Until the completion of the Merger or the termination of the Merger Agreement in accordance with its terms, Bruush is restricted from entering into certain transactions and taking certain actions that might otherwise be beneficial to Bruush and/or its stockholders.

From and after the date of the Merger Agreement and prior to completion of the Merger, the Merger Agreement restricts Bruush from taking specified actions without the consent of Arrive and requires that the business of Bruush and its subsidiaries be conducted in all material respects in the ordinary course of business consistent with past practice. These restrictions may prevent Bruush from taking actions during the pendency of the Merger that would have been beneficial. Adverse effects arising from these restrictions during the pendency of the Merger could be exacerbated by any delays in consummation of the Merger or termination of the Merger Agreement.

Obtaining required approvals and satisfying closing conditions may prevent or delay completion of the Merger.

The Merger is subject to a number of conditions to Closing as specified in the Merger Agreement. These closing conditions include, among others, the effectiveness of the Bruush Registration Statement on Form F-4 of which this prospectus forms a part registering the Bruush Common Stock issuable pursuant to the Merger Agreement and the absence of any stop order or proceedings by or before the SEC with respect thereto, all required approvals obtained (or the expiration or termination of any applicable waiting period) under any applicable antitrust laws, approval for listing on Nasdaq of the shares of Bruush Common Stock to be issued pursuant to the Merger Agreement, and the absence of governmental laws or orders preventing the consummation of the Merger. The obligation of each of Arrive and Bruush to consummate the Merger is also conditioned on, among other things, the truth and accuracy of the representations and warranties made by the other party on the date of the Merger Agreement and on the Closing Date (subject to certain materiality and material adverse effect qualifiers), and the performance by the other party in all material respects of its obligations under the Merger Agreement. No assurance can be given that the required stockholder, governmental and regulatory consents and approvals will be obtained or that the required conditions to Closing will be satisfied, additionally, if all required consents and approvals are obtained and the required conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such consents and approvals. Any delay in completing the Merger could cause Bruush not to realize, or to be delayed in realizing, some or all of the benefits that Arrive and Bruush expect to achieve if the Merger is successfully completed within its expected time frame.

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Except in specified circumstances, if the Effective Time has not occurred by the Termination Date, either Arrive or Bruush may choose not to proceed with the transaction.

Either Arrive or Bruush may terminate the Merger Agreement if the Merger has not been consummated by August 31, 2024, the Termination Date. However, this right to terminate the Merger Agreement will not be available to Arrive or Bruush if such party has materially breached any of its representations, warranties, covenants or agreements under the Merger Agreement and such breach has been a contributing factor that resulted in the failure of the Merger to be consummated by the Termination Date.

Failure to attract, motivate and retain executives and other key employees could diminish the anticipated benefits of the Merger.

The success of the Merger will depend in part on Bruush’s ability post-Merger to retain the talents and dedication of key professionals currently employed by Arrive or Bruush. It is possible that these employees may decide not to remain with Bruush or Arrive, as applicable, while the Merger is pending, or with Bruush post-Merger. If key employees terminate their employment, or if an insufficient number of employees are retained to maintain effective operations, Bruush’s business activities post-Merger may be adversely affected and management’s attention may be directed to hiring suitable replacements, all of which may cause Bruush’s business to suffer. In addition, Arrive and Bruush may not be able to locate suitable replacements for any key employees that leave either company or offer employment to potential replacements on reasonable terms. No assurance can be given that post-Merger, Bruush will be able to attract or retain key employees of Arrive and Bruush to the same extent that those companies have been able to attract or retain their own employees in the past.

Whether or not the Merger is completed, the announcement and pendency of the Merger could cause disruptions in the business of Bruush, which could have an adverse effect on its business and financial results.

Regardless of whether or not the Merger is completed, the announcement and pendency of the Merger could cause disruptions in the business of Bruush, including by diverting the attention of Bruush management toward the completion of the Merger. In addition, Bruush has diverted significant management resources in an effort to complete the Merger and is subject to restrictions contained in the Merger Agreement on the conduct of its business. If the Merger is not completed, Bruush will have incurred significant costs, including the diversion of management resources, for which it will have received little or no benefit.

The Merger will involve substantial costs.

Bruush has incurred and expects to incur non-recurring costs associated the Merger Agreement, including transaction fees and other costs related to the Merger. As of the date of this prospectus, Bruush estimates that its aggregate costs associated with the Merger and related transactions will be approximately $1 million. These costs include filing and registration fees with the SEC, printing and mailing costs associated with this prospectus, and legal, accounting, investment banking, and consulting, public relations. These costs do not include (i) severance and retention payments that may be made to certain Bruush employees and costs that will be incurred in connection with the Merger Agreement, or (ii) any fees in connection with raising the Net Cash Minimum required as a closing condition to the Merger. Some of these costs are payable by Bruush regardless of whether the Merger is completed.

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After the Merger, Bruush may also incur costs in connection with the separation of the Bruush business. The costs related to the separation will be expensed as a cost of the ongoing results of operations of Bruush post-Merger.

Lawsuits filed against Bruush and/or Arrive may delay or prevent the merger from being completed.

Bruush, Arrive, and members of the Bruush and Arrive Boards may in the future be parties, among others, to various claims and litigation related to the Merger Agreement and the Merger, including shareholder class actions. Among other remedies, the plaintiffs in such matters may seek to enjoin the Merger. The results of complex legal proceedings are difficult to predict, could prevent or delay the Merger from being completed in a timely manner, and could result in substantial costs to Bruush, including, but not limited to, costs associated with the indemnification of its directors and officers. The existence of litigation relating to the Merger could also impact the likelihood of obtaining the required approvals from Arrive’s stockholders. Moreover, any future litigation could be time consuming and expensive, could divert the attention of Bruush management away from its regular business and, if any one of these lawsuits is adversely resolved against Bruush, could have a Material Adverse Effect on Bruush’s financial condition.

One of the conditions to the completion of the Merger is that no governmental entity having jurisdiction over Arrive or Bruush shall have enacted, issued, promulgated, enforced, or entered any law or order, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by the Merger Agreement. As such, if there is litigation initiated challenging the Merger and any of the plaintiffs of such lawsuit or lawsuits are successful in obtaining an injunction preventing the consummation of the Merger, that injunction may delay or prevent the Merger from becoming effective or from becoming effective.

The Arrive and Bruush unaudited prospective financial information is inherently subject to uncertainties, the unaudited pro forma condensed combined financial information included in this document is preliminary and Bruush’s post-Merger actual financial position and results of operations after the Merger may differ materially from these estimates and the unaudited pro forma condensed combined financial information included in this prospectus.

The unaudited pro forma condensed combined financial information and unaudited pro forma per share data included in this prospectus are presented for illustrative purposes only, contain a variety of adjustments, assumptions and preliminary estimates and are not necessarily indicative of what Bruush’s post-Merger actual financial position or results of operations would have been had the Merger been completed on the dates indicated. Bruush’s post-Merger actual results and financial position after the merger may differ materially and adversely from the unaudited pro forma condensed combined financial information included in this prospectus.

Bruush will require additional financing and cannot be certain that such additional financing will be available on reasonable terms when required, or at all.

To date, Bruush has relied primarily on equity and debt financing to carry on its business. Bruush has limited financial resources and operating cash flow and can make no assurance that sufficient funding will be available to it to fund its operating expenses and to further develop its business.

Any additional financing may involve substantial dilution for the existing shareholders. There can be no assurance that such additional capital will be available, on a timely basis or on acceptable terms. Failure to obtain such additional financing could result in delay or indefinite postponement of operations or the further development of its business with the possible loss of such properties or assets. If adequate funds are not available or are not available on acceptable terms, Bruush may not be able to fund its business or the expansion thereof, take advantage of strategic acquisitions or investment opportunities or respond to competitive pressures. Such inability to obtain additional financing when needed could have a material adverse effect Material Adverse Effect on its business, financial condition and results of operations.

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Future cash flow fluctuations may affect Bruush’s ability to fund Bruush’s working capital requirements or achieve Bruush’s business objectives in a timely manner.

The working capital requirements and cash flows are expected to be subject to quarterly and yearly fluctuations, depending on factors such as timing and size of capital expenditures, acquisitions, levels of sales and collection of receivables and client payment terms and conditions. If Bruush’s revenues and cash flows are materially lower than it currently expects, Bruush may be required to reduce its capital expenditures and investments or take other measures in order to meet its cash requirements. Bruush may also seek additional funds from liquidity-generating transactions and other conventional sources of external financing (which may include a variety of debt, convertible debt and/or equity financing). Bruush cannot provide any assurance that the net cash requirements will be as it currently expects. Bruush’s inability to manage cash flow fluctuations resulting from the above factors could have a Material Adverse Effect on its ability to fund the working capital requirements from operating cash flows and other sources of liquidity or to achieve its business objectives in a timely manner.

Risks Relating to Bruush post-Merger

Bruush may be exposed to increased litigation, which could have an adverse effect on Bruush’s business and operations post-Merger.

Bruush may be exposed to increased litigation from stockholders, customers, suppliers, distributors, consumers and other third parties following the Merger. Such litigation may have an adverse impact on Bruush’s business and results of operations or may cause disruptions to Bruush’s operations.

Upon consummation of the Merger, Bruush will likely lose its status as a foreign private issuer and become subject to additional reporting and other requirements to which Bruush is not currently subject to.

Upon consummation of the transactions contemplated by the Merger Agreement, Bruush will likely lose its status as a foreign private issuer and will become subject to the reporting and other requirements applicable to US domestic companies subject to reporting under the Exchange Act and to other laws to which Bruush is not currently subject to, including, among others, the following:

●	Bruush will be required prepare its financial statements in accordance with U.S. GAAP rather than IFRS.
●	Bruush will be required to file Annual Reports on Form 10-K with the SEC within 90 days of the end of the fiscal year as a non-accelerated filer, rather than filing annual reports on Form 20-F due within 4 months of the end of the fiscal year.
●	Bruush will be required to file Quarterly Reports on Form 10-Q with the SEC within 45 days of the end of the fiscal quarter. Bruush is not currently subject to quarterly reporting.
●	Bruush will be required to file Current Reports on Form 8-K within 4 days of the event requiring such filing. Bruush currently furnishes Reports of Foreign Private Issuers on Form 6-K to the SEC which are not deemed to be filed for purposes of the Exchange Act that Bruush (i) makes or is required to make public pursuant to the law of the jurisdiction of its domicile or in which it is incorporated or organized, or (ii) files or is required to file with a stock exchange on which its securities are traded and which was made public by that exchange, or (iii) distributes or is required to distribute to its security holders.
●	Bruush will become subject to the SEC’s Regulation Fair Disclosure (“Regulation FD”).
●	Bruush will become subject to Section 16 of the Exchange Act requiring insiders to report their beneficial ownership and changes in beneficial ownership of the Company’s securities.
●	Bruush will become subject to Section 14 of the Exchange Act relating to shareholder meetings and proxy statements.
●	Bruush will lose its exemption from certain provisions of the Dodd-Frank Act.
●	Bruush will lose its exemptions from the application of Nasdaq’s corporate governance listing requirements and Bruush will need to comply with such corporate governance standards, without exception.

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A company that no longer qualifies as a foreign private issuer is required to comply with the rules and reporting requirements applicable to U.S. domestic issuers beginning on the first day of its next fiscal year; however, if the company no longer qualifies as a foreign private issuer because it (re)incorporates within a state, territory or possession of the United States, it must commence reporting as a domestic company immediately.

This means that on such day, Bruush must commence making periodic reports (including its financial statements) to the SEC under the Exchange Act, on a quarterly basis, on Form 10-Q, file annual reports on Form 10-K and file Current Reports on Form 8-K. From such day, Bruush must also use the registration statement and other forms prescribed by the SEC for US domestic companies under the Securities Act. Compliance with these additional requirements will require increased management time and significant costs and expenses.

After the Merger, holders of Bruush’s common stock will have no equity or other ownership interest in its current business, as after the merger Bruush will sell, transfer and assign its existing business to a purchaser. Investors will therefore after such sale, transfer and assignment have a continuing equity interest only in the business of Arrive.

Pursuant to a Separation Agreement to be entered into per the Merger Agreement (the “Separation Agreement”), after consummation of the Merger, Bruush will sell, transfer and assign all its existing business (the “Legacy Business”) to a purchaser, pursuant to terms and conditions which are currently unknown. After such sale, transfer, assignment or divestiture, Common Shares of Bruush will represent equity interests solely in the business of Arrive and not any equity interest in the Legacy Business.

The separation of the Legacy Business is dependent on the Merger, may not result in monetization, and holders of Common Shares of Bruush will not receive any consideration in connection with the separation of Legacy Business.

Upon consummation of the Merger, pursuant to the Separation Agreement, to be entered into, the terms of which are currently unknown, Bruush will sell, transfer, assign, or otherwise divest itself of the Legacy Business to a purchaser. The separation of the Legacy Business may not involve a monetization transaction and the consummation of such sale, transfer, assignment or other divesture may be completed at a discount to the fair market value or on terms less favorable to Bruush and its stockholders that might otherwise have been obtainable under other circumstances. In connection with the separation of the Legacy Business, holders of the Common Shares of Bruush will not receive any consideration related to the Legacy Business.

Bruush’s debt post-Merger may limit its financial flexibility.

In connection with meeting the Net Cash Minimum requirements under the Merger Agreement, including as a condition to the consummation of the Merger, Bruush has entered into the Convertible Note Financing pursuant to the Securities Purchase Agreement dated as of January 1, 2024 between Bruush and Generating Alpha Ltd. providing Bruush with access to borrowings of up to $6,000,000, and may enter into additional debt or equity financing as the result of Bruush’s obligation in the Merger Agreement to have a net cash minimum of $10,000,000 at the Closing. Following the consummation of the Merger, there is no limitation on Bruush’s access to this debt financing or the timing of making draws on such financing. If Bruush were to fully draw the amount available under any financing or security agreement, there is no guarantee that Bruush will have access to any additional financing or be able to refinance this facility or any other debt of Bruush. If Bruush seeks to refinance any of its existing indebtedness, there can be no guarantee that it will be able to execute the refinancing on favorable terms or at all.

Bruush’s or Arrive’s pre-Merger indebtedness could have adverse effects on the financial condition and results of operations of Bruush post-Merger, including:

● increasing its vulnerability to changing economic, regulatory and industry conditions;

● limiting its ability to compete and its flexibility in planning for, or reacting to, changes in its business and the industry;

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● limiting its ability to pay dividends to its stockholders, if at all;

● limiting its ability to borrow additional funds; and

● increasing its interest expense and requiring Bruush post-Merger to dedicate a substantial portion of its cash flow from operations to payments on its debt, thereby reducing funds available for working capital, capital expenditures, acquisitions, share repurchases, dividends and other purposes.

The ability of Bruush post-Merger to arrange any additional financing for the purposes described above or otherwise will depend on, among other factors, Bruush’s financial position and performance, as well as prevailing market conditions and other factors beyond its control.

Declaration, payment and amounts of dividends, if any, to stockholders of Bruush post-Merger will be uncertain.

Bruush has not historically paid cash dividends on its capital stock. Whether any dividends are declared or paid to stockholders of Bruush post-Merger, and the amounts of any such dividends that are declared or paid, are uncertain and depend on a number of factors. The Bruush Board post-Merger will have the discretion to determine the dividend policy of Bruush, including the amount and timing of dividends, if any, that Bruush may declare from time to time, which may be impacted by any of the following factors:

● Bruush may not have enough cash to pay such dividends or to repurchase shares due to its cash requirements, capital spending plans, cash flow or financial position;

● decisions on whether, when and in which amounts to make any future distributions will remain at all times entirely at the discretion of the Bruush Board post-Merger, which could change its dividend practices at any time and for any reason;

● the amount of dividends that Bruush may distribute to its stockholders is subject to restrictions under Canadian law and is limited by restricted payment and leverage covenants in Bruush’s credit facilities and, potentially, the terms of any future indebtedness that Bruush may incur; and

● certain limitations on the amount of dividends subsidiaries of Bruush can distribute to Bruush, as imposed by law, regulators or agreements.

Stockholders should be aware that they have no contractual or other legal right to dividends that have not been declared.

Holders of Bruush’s Common Stock may be diluted by the future issuance of additional Common Stock, preferred stock or securities convertible into shares of Common Stock or preferred stock in connection with incentive plans, acquisitions or otherwise; future sales of such shares in the public market or the expectation that such sales may occur may decrease the market price of Bruush’s Common Stock.

Bruush post-Merger could issue a significant number of shares of Common Stock in the future in connection with investments or acquisitions. Bruush post-Merger plans to adopt one or more incentive plans which will provide for the issuance, pursuant to the terms and subject to the conditions set forth in any plan as adopted, of long-term incentive compensation which may take the form of options, restricted stock units or other securities. Any of these issuances could dilute Bruush post-Merger’s existing stockholders, and such dilution could be significant. Moreover, such dilution could have a Material Adverse Effect on the market price for the shares of Bruush’s Common Stock. Any issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of shares of Bruush’s Common Stock, either by diluting the voting power of Bruush’s Common Stock if the preferred stock votes together with the Common Stock as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote, even if the action were approved by the holders of Bruush’s shares of Common Stock. The future issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for Bruush’s Common Stock by making an investment in the Common Stock less attractive. For example, investors in the Common Stock may not wish to purchase Common Stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase Common Stock at the lower conversion price, causing economic dilution to the holders of Common Stock. As of December 31, 2023, Bruush had no shares of preferred stock authorized, issued or outstanding.

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Bruush expects that it will lose its foreign private issuer status after the Closing of the Merger, which could result in significant additional costs and expenses.

Bruush is a foreign private issuer, and therefore, it is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. Bruush would lose its foreign private issuer status if, for example, more than 50% of Common Stock is directly or indirectly held by residents of the United States on the date of determination, and Bruush fails to meet additional requirements necessary to maintain its foreign private issuer status. If Bruush loses its foreign private issuer status on such date, Bruush will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms beginning at the end of the first fiscal year ending after such date, which are more detailed and extensive than the forms available to a foreign private issuer. Bruush will also have to comply with U.S. federal proxy requirements and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, Bruush will lose its ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules.

It is expected that Bruush will no longer qualify as a foreign private issuer under the federal securities laws after consummation of the Merger. As a U.S. listed public company that is not a foreign private issuer, Bruush will incur significant additional legal, accounting and other expenses that it does not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange. These expenses will relate to, among other things, the obligation to reconcile Bruush’s financial information that is reported according to IFRS to U.S. GAAP and to report future results according to U.S. GAAP.

If Bruush loses its status as a foreign private issuer, Bruush may qualify as a “smaller reporting company” under SEC regulations and still subject to reduced disclosure obligations.

If Bruush loses its status as a foreign private issuer, it may qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. Bruush would remain a smaller reporting company until the last day of any fiscal year for so long as either: (i) the market value of Bruush’s shares of common stock held by non-affiliates does not equal or exceed $250 million as of the prior June 30th; or (ii) Bruush’s annual revenues did not equal or exceed $100 million during such completed fiscal year. To the extent Bruush takes advantage of such reduced disclosure obligations, it may also make comparison of its financial statements with other public companies difficult or impossible.

Because Bruush is a corporation incorporated in British Columbia and some of its directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against Bruush based solely upon the federal securities laws of the United States.

Bruush is a corporation incorporated under the laws of British Columbia with its principal place of business in Vancouver, Canada. Some of Bruush’s directors and officers and the auditors or other experts named herein are residents of Canada and all or a substantial portion of Bruush’s assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the United States upon Bruush or its directors or officers or such auditors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (i) would enforce judgments of U.S. courts obtained in actions against Bruush or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States; or (ii) would enforce, in original actions, liabilities against Bruush or such persons predicated upon the U.S. federal securities laws or any such state securities or “blue sky” laws.

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Risks Related to Arrive’s Business

Arrive has a limited operating history and operates in an evolving sector and has a history of losses. Its future earnings, if any, and cash flows may be volatile, resulting in uncertainty about the prospects of Bruush post-Merger.

Arrive was founded in 2020 and has a history of incurring substantial operating losses. Its lack of a significant history and the evolving nature of the market in which Bruush will operate post-Merger have risks inherent to the business that are yet to be recognized by Bruush post-Merger or others, or not fully appreciated, and that could result in Bruush suffering further losses. As a result of the foregoing, an investment in the Common Stock issued by Bruush involves uncertainty about the stability of the results of operations after consummation of the Merger.

Consequently, Arrive is subject to all the risks and uncertainties inherent in a new business and in connection with the development and sale of new services. In addition, the automated service industry is a relatively new and an evolving sector. Accordingly, investors should consider Arrive’s prospects in light of the costs, uncertainties, delays, and difficulties frequently encountered by companies in this early stage of development and operating in a changing and evolving sector. Investors should carefully consider the risks and uncertainties that a company, such as Arrive, with a limited operating history will face. In particular, investors should consider that Arrive cannot provide assurance that it will be able to:

●	successfully implement or execute Arrive’s current business plan;
●	maintain Arrive’s management team;
●	raise sufficient funds in the capital markets to effectuate Arrive’s business plan;
●	attract, enter or maintain contracts with, and retain clients; and/or
●	compete effectively in the extremely competitive environment in which Arrive operates.

If Arrive cannot successfully accomplish any of the foregoing objectives, Arrive’s business may not succeed.

Arrive is highly dependent on its management team, and the loss of any of its senior executive officers or other key employees could harm its ability to implement its strategies, impair its relationships with clients and adversely affect the business, results of operations and growth prospects of Bruush post-Merger.

Arrive’s success depends, to a large degree, on the skills of its management team and the ability to retain, recruit and motivate key officers and employees. Arrive’s senior executive leadership team has significant experience, and their knowledge and relationships would be difficult to replace. Leadership changes may occur from time to time, and Arrive cannot predict whether significant resignations will occur or whether Arrive will be able to recruit additional qualified personnel. The cost of hiring, paying incentives and retaining skilled personnel as a provider of technology products and services is often high. Arrive’s ability to effectively compete for senior executives and other qualified personnel by offering competitive compensation and benefit arrangements may be restricted by cash flow and other operational restraints. In order to attract and retain personnel with appropriate skills and knowledge, Arrive may offer a variety of benefits which could reduce its earnings or have a Material Adverse Effect on its business, financial condition, or results of operations. Likewise, the loss of the services of any senior executive or other key personnel, or the inability to recruit and retain qualified personnel in the future, could also have a Material Adverse Effect on the business, financial condition, or results of operations of Bruush post-Merger.

Arrive’s insurance may not adequately cover its operating risk and Bruush post-Merger may have difficulty obtaining insurance at economically viable rates.

Arrive has insurance to protect its assets, operations and employees. While Arrive believes its insurance coverage addresses all material risks to which Arrive is exposed and is adequate and customary in its current state of operations, such insurance is subject to coverage limits and exclusions and may not be available for all the risks and hazards to which Arrive is exposed. In addition, no assurance can be given that such insurance will be adequate to cover its liabilities or will be generally available in the future or, if available, that premiums will be commercially justifiable. If Arrive were to incur substantial liability and such damages were not covered by insurance or were in excess of policy limits, or if Arrive were to incur such liability at a time when Arrive is not able to obtain liability insurance, its business, results of operations and financial condition could be materially adversely affected. Arrive’s lack of operating history in an emerging area may make it difficult to obtain insurance policies at competitive rates. Insurance that is otherwise readily available, such as workers’ compensation, general liability, title insurance and directors’ and officers’ insurance, is more difficult for Arrive to find and more expensive because of its involvement in emerging areas. There are no guarantees that Bruush post-Merger will be able to find insurance coverage at otherwise competitive, or even economically viable terms.

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Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Accounting principles generally accepted in the United States (“U.S. GAAP”) and related pronouncements, implementation of guidelines and interpretations with regard to a wide variety of matters that are relevant to Arrive’s business, such as, but not limited to, revenue recognition, stock-based compensation, trade promotions, and income taxes, are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

A new outbreak of the COVID-19 or other pandemic(s) could adversely affect Arrive’s business, financial condition, results of operations, cash flows and day-to-day operations.

The outbreak of COVID-19, a novel strain of coronavirus first identified in China, which spread across the globe including the U.S., has had an adverse impact on Arrive’s operations and financial condition. The response to COVID-19 by federal, state and local governments in the U.S. has resulted in the significant market and business disruptions across many industries and affecting businesses of all sizes. This pandemic has also caused significant stock market volatility and further tightened capital access for most businesses. Given that the COVID-19 pandemic and its disruptions are of unknown duration, they could have an adverse effect on Arrive’s liquidity and profitability.

Arrive’s growth and financial health are subject to substantial uncertainty due to extreme market volatility in securities prices, reduced liquidity and credit availability, rating downgrades of certain investments and declining values.

The financial markets in the United States have experienced substantial uncertainty during recent years, particularly following the COVID-19 outbreak. This uncertainty has included, among other things, extreme volatility in securities prices, reduced liquidity and credit availability, rating downgrades of certain investments and declining values with respect to others. If capital and credit markets continue to experience uncertainty and available funds remain limited, Bruush post-Merger may not be able to obtain debt or equity financing or to refinance its existing indebtedness on favorable terms or at all, which could affect its strategic operations, financial performance and force modifications to its operations. These conditions currently have not precluded Bruush post-Merger from accessing credit markets or financing its operations, but there can be no assurance that financial markets and confidence in major economies will not deteriorate. In addition, Bruush post-Merger may be vulnerable to changes in market preferences or other market changes, such as general economic conditions, recession and fears of recession, interest rates, tax rates, policies, and inflation. The U.S. is currently experiencing unusually high rates of inflation, and Bruush post-Merger may experience a compression in its margins as a result. The U.S. and global economies have in the past, and will in the future, experience recessionary periods and periods of economic instability. During such periods, the existing and potential customers of Bruush post-Merger may choose not to expend the amounts that Bruush post-Merger anticipates based on its expectations with respect to the addressable market for the services offered. There could also be a number of other effects from adverse general business and economic conditions on the business of Bruush post-Merger, including insolvency of any of third-party suppliers or contractors, decreased market confidence, decreased interest in communications solutions, decreased discretionary spending and reduced customer demand for the services offered, any of which could have a Material Adverse Effect on the business, financial condition and results of operations.

The current and future state of the domestic and global economy, including increased costs and inflation may adversely affect the operations and anticipated revenue of Bruush post-Merger.

The business of Bruush post-Merger may be adversely affected by changes in domestic and international economic conditions, including inflation, which can adversely affect Bruush post-Merger due to the increasing costs of critical materials, equipment, labor, and other services. In addition, inflation is often accompanied by higher interest rates. Continued inflationary pressures could impact the profitability of Bruush post-Merger. Inflation may also affect the ability to enter into future traditional debt financing, as high inflation may result in an increase in costs related to any future financing.

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A significant failure or deterioration in the Arrive’s quality control systems could have a Material Adverse Effect on its business and operating results.

The quality and safety of Arrive’s products are critical to the success of our business and operations. As such, it is imperative that Arrive (and Arrive’s service providers’) quality control systems operate effectively and successfully. Quality control systems can be negatively impacted by the design of the quality control systems, the quality training programs and adherence by employees to quality control guidelines. Although Arrive strives to ensure that all of its service providers have implemented and adhere to high-quality control systems, any significant failure or deterioration of such quality control systems could have a Material Adverse Effect on its business and operating results.

Arrive may experience breaches of security at its facilities or losses as a result of the theft of its products.

A security breach or any theft at one of Arrive’s facilities could result in a significant loss of available products, expose Arrive to additional liability under applicable regulations and to potentially costly litigation or increase expenses relating to the resolution and future prevention of these thefts or breaches and may deter potential customers from choosing Arrive’s products, any of which could have an adverse effect on its business, financial condition and results of operations.

Arrive’s products and services may be affected from time to time by design and manufacturing defects that could cause a Material Adverse Effect on Arrive’s business and result in harm to Arrive’s reputation.

Arrive will offer complex hardware and software products and services that can be affected by design and manufacturing defects. Sophisticated operating system software and applications, such as those to be offered by Arrive, often have issues that can unexpectedly interfere with the intended operation of hardware or software products. Defects can also exist in components and products Arrive will purchase from third parties. Component defects could make Arrive’s products unsafe and create a risk of environmental or property damage and personal injury. In addition, Arrive’s service offerings could have quality issues and may from time to time experience outages, service slowdowns or errors. As a result, Arrive’s services may from time to time not perform as anticipated and may not meet customer expectations. There can be no assurance Arrive will be able to detect and fix all issues and defects in the hardware, software and services it offers. Failure to do so can result in widespread technical and performance issues affecting Arrive’s products and services. In addition, Arrive can be exposed to product liability claims, recalls, product replacements or modifications, write-offs of inventory, property, plant and equipment, and/or intangible assets, and significant warranty and other expenses, including litigation costs and regulatory fines. Quality problems can also adversely affect the experience for users of Arrive’s products and services, and result in harm to Arrive’s reputation, loss of competitive advantage, poor market acceptance, reduced demand for products and services, delay in new product and service introductions and lost sales.

Arrive will need to raise substantial additional funds in the future, which funds may not be available or, if available, may not be available on acceptable terms.

Changing circumstances may cause Arrive to consume capital more rapidly than anticipated. The continued growth of Arrive’s business, including the development, regulatory approval and commercialization of its products, will significantly increase Arrive’s expenses going forward, regardless of Arrive’s ability to generate revenue. As a result, Arrive will be required to seek substantial additional funds to continue its business. Arrive’s future capital requirements will depend on many factors, including:

●	the cost of developing products and services;
●	obtaining and maintaining any regulatory clearance or approvals;
●	the costs associated with commercializing products and services;
●	any change in development priorities;

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●	the revenue generated by sales of products and services, once Arrive reaches the commercialization phase;
●	the costs associated with expanding sales and marketing infrastructure for commercialization of products and services;
●	any change in Arrive’s plans regarding the manner in which Arrive chooses to commercialize any product or service in the United States or internationally;
●	the cost of ongoing compliance with regulatory requirements;
●	expenses incurred in connection with potential litigation or governmental investigations;
●	the costs to develop additional IP;
●	anticipated or unanticipated capital expenditures; and
●	unanticipated general and administrative expenses.

Arrive may need to raise additional funds in the future to support its operations. If Arrive is required to secure additional financing, such additional fundraising efforts may divert Arrive’s management from their day-to-day activities. If Arrive is unable to raise additional capital in sufficient amounts or on terms acceptable to Arrive, Arrive may be prevented from carrying out its business plan. This would have a Material Adverse Effect on Arrive’s business, financial condition and results of operations.

Arrive may be subject to risks associated with climate change, including the potential increased impact of severe weather events on Arrive’s operations and infrastructure.

The potential physical effects of climate change, such as increased frequency and severity of storms, floods, fires, fog, mist, hail, freezing conditions, sea-level rise and other climate-related events, could affect Arrive’s operations, infrastructure and financial results. Arrive could incur significant costs to improve the climate resiliency of its infrastructure and otherwise prepare for, respond to, and mitigate such physical effects of climate change. Arrive is not able to accurately predict the materiality of any potential losses or costs associated with the physical effects of climate change.

Arrive and its third-party suppliers must comply with environmental, health and safety laws and regulations, which can be expensive and restrict how Arrive does, or interrupt Arrive’s business.

Arrive’s research and development activities and its third-party manufacturers’ and suppliers’ activities involve the generation, use, storage and disposal of hazardous materials. Arrive may work with materials, compounds and samples that could be hazardous to human health and safety and the environment. Arrive’s operations may also produce waste products. Accordingly, Arrive and its third-party manufacturers and suppliers are subject to federal, state, local and foreign environmental, health and safety laws and regulations, and permitting and licensing requirements, including those governing the use, manufacture, storage, handling, transportation, disposal of, and exposure to, these products or materials, as well as worker health and safety. Arrive cannot eliminate the risk of contamination or injury resulting from such products or materials. Arrive also cannot guarantee that the procedures utilized by Arrive’s third-party manufacturers for handling and disposing of hazardous materials comply with all applicable environmental, health and safety laws and regulations. As a result, Arrive may be held liable for any resulting damages, costs or liabilities, including clean-up costs and liabilities, which could be significant, or our commercialization, research and development efforts and business operations may be restricted or interrupted. Environmental, health and safety laws and regulations are complex, change frequently and have become more stringent. Compliance with such laws and regulations is expensive, and current or future environmental, health and safety laws and regulations may restrict Arrive’s operations. If Arrive does not comply with applicable environmental health and safety laws and regulations, and permitting and licensing requirements, Arrive may be subject to fines, penalties, a suspension of our business or other sanctions. Arrive is exposed to changes in the technology regulatory environment, technological advances that may render Arrive’s technologies obsolete, availability of resources for product trials, acceptance of new technologies into the community, and competition from larger, more well-funded companies. These potential adverse conditions could affect Arrive’s financial condition and the results of its operations.

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Arrive’s business partners and customers operation of drones and mobile robotics in work, campus, residential, suburban, and urban environments may be subject to regulation, such as line-of-sight requirements of the FAA, and operational risks, such as accidental collisions and transmission interference, which may limit demand for Arrive’s ALM and Mailbox-as-a-Service in such environments and harm our business and operating results.

Work, campus, residential, suburban, and urban environments may present certain challenges to our ALM service partners and customers. Automated robotics may accidentally collide with other aircraft, robots, persons or property, which could result in injury, death or property damage and significantly damage the reputation of and support for automation in general. As the usage of drone and robot automation has increased by casual users and by businesses, the danger of such collisions and other risks have increased. Furthermore, the incorporation of Arrive’s new technology into Arrive’s ALM mailboxes may increase the demand for the number of vehicles operating simultaneously in a given area and with this increase comes an increase in the risk of accidental collision. In addition, obstructions to effective transmissions in urban and other environments, such as large buildings, may limit the ability of the operator to utilize the aircraft for its intended purpose. The risks or limitations of operating drones and robots in urban and other environments may limit their value to partners and customers, which may limit demand for Arrive’s ALM mailbox services and consequently materially harm its business and results of operations.

Product development is a long, expensive and uncertain process.

The product development process is a costly, complex and time-consuming process, and investments in product development often involve a long wait until a return, if any, can be achieved on such an investment. Arrive might face difficulties or delays in the development process that will result in Arrive’s inability to timely offer products that satisfy the market, which might allow competing products to emerge during the development and certification process. Arrive anticipates making significant investments in research and development relating to its products and services, but such investments are inherently speculative and require substantial capital expenditures. Any unforeseen technical obstacles and challenges that Arrive encounters in the research and development process could result in delays in or the abandonment of product commercialization, may substantially increase development costs, and may negatively affect its results of operations.

Rapid technological changes may adversely affect the market acceptance of Arrive’s products and services and could adversely affect its business, financial condition and results of operations.

The ALM market is subject to technological changes, introduction of new products, change in customer demands and evolving industry standards. Arrive’s future success will depend upon its ability to keep pace with technological developments and to timely address the increasingly sophisticated needs of its customers by supporting existing and new technologies and by developing and introducing enhancements to its current products and new products. Arrive may not be successful in developing and marketing its products in response to technological change, evolving industry standards or customer requirements. In addition, Arrive may experience difficulties internally or in conjunction with key vendors and partners that could delay or prevent the successful development, introduction and sale of its products and services may not adequately meet the requirements of the market and may not achieve any significant degree of market acceptance. If release dates of Arrive’s new products or services are delayed or, if when released, they fail to achieve market acceptance, Arrive’s business, operating results and financial condition may be adversely affected.

Arrive may face competition from other ALM companies, many of which have substantially greater resources.

The ALM industry is evolving rapidly and is highly competitive. There are many Smart Lockerbox and smart mailbox companies. What distinguishes Arrive’s offerings is its focus on and patents for ALM mailboxes that support automation, like drones and mobile robotics, in the delivery and pickup from Arrive’s mailboxes. Arrive’s direct competitors include, but are not limited to, AirBox, Matternet, and Valqari. Carriers like Federal Express or “FedEx” and United Parcel Service or “UPS” and retailers like Walmart and CVS Health have automation efforts underway as well but they are prospective customers for Arrive. Some of these competitive firms have substantially greater financial, management, research and marketing resources than Arrive has. Arrive’s ALM business may also face competition from smaller businesses. Arrive’s competitors may be able to provide customers with different or greater capabilities or benefits than Arrive can provide in areas such as technical qualifications, past contract performance, geographic presence, price and the availability of key professional personnel, including those with security clearances. Furthermore, Arrive’s competitors may be able to utilize their substantially greater resources and economies of scale to develop competing products, services, and technologies more efficiently, divert sales away from Arrive by winning broader contracts, or hire away Arrive’s employees by offering more lucrative compensation packages. The market for drone and robotic delivery is expanding, and competition intensifying which both provides an opportunity for Arrive’s ALM mailboxes but also may create additional competitors to enter the market, and incentivize current competitors to expand their product and service lines. In order to secure contracts successfully when competing with larger, well-financed companies, Arrive may be forced to agree to contractual terms that provide for lower aggregate payments to Arrive over the life of Arrive’s contracts, which could adversely affect its margins. In addition, larger diversified competitors serving as prime contractors may be able to supply underlying products and services from affiliated entities, which would prevent Arrive from competing for subcontracting opportunities on these contracts. Arrive’s failure to compete effectively with respect to any of these or other factors could have a Material Adverse Effect on its business, prospects, financial condition or operating results.

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If the drone and mobile robot automated delivery and pickup services do not experience significant growth, if Arrive cannot create and expand its customer base, or if its products and services do not achieve broad acceptance, then Arrive may not be able to achieve its anticipated level of growth.

We cannot accurately predict the future growth rates or sizes of the markets for Arrive’s products and services. Demand for Arrive’s products and services may not increase, or may decrease, either generally or in specific markets, for particular types of products and services or during particular time periods. Arrive believes the ALM, drone, and mobile robotics for the automated delivery and pickup market are all nascent and Arrive cannot assure you that its continued efforts to further increase its sales to customers will be successful. The expansion of these markets in general, and the market for Arrive’s products and services in particular, depends on a number of factors, including the following:

●	customer satisfaction with drone delivery and pickup as an alternative solution;
●	customer satisfaction with mobile robotic delivery and pickup as an alternative solution;
●	Arrive’s ability to technologically reduce the friction of handoffs between people, robots, and drones;
●	the cost, performance and reliability of Arrive products and products offered by Arrive’s competitors;
●	customer perceptions regarding the effectiveness and value of Arrive’s system and it’s inter-operability with drone, robotic, and customers’ business and operational systems;
●	obtaining timely automation regulatory approvals, including, access to airspace and wireless spectrum; and
●	marketing efforts and publicity regarding these types of systems and services.

Arrive’s products and services, and its automation partners’ products and services, may not adequately address market requirements and may not continue to gain market acceptance. If these types of systems generally, or Arrive’s products and services specifically, do not gain wide market acceptance, then Arrive may not be able to achieve its anticipated level of growth and our revenue and results of operations would decline.

If Arrive’s proposed marketing efforts are unsuccessful, Arrive may not earn enough revenue to become profitable.

Arrive’s future growth depends on gaining market acceptance and regular production orders for its products and services. Arrive plans to bring our technology and services to market with an initial focused market target of medical operations such as hospitals, laboratories, clinics, doctors’ offices, pharmacies, and large assisted living businesses, which will then further expand to other market segments as Arrive aims to eventually achieve ubiquity and business and residential density necessary for a future of ubiquitous automated logistics for everyone; Arrive will use methods initially such as direct sales; automation partners as channel sales, tradeshows, publicized innovation research and projects with bellwether customers, white-papers, and targeted digital marketing campaigns and organic marketing tools (search engine optimization, blogs). In the event Arrive is not successful in obtaining a significant volume of early strategic innovation customers’ orders for Arrive’s products and services, then Arrive will face significant obstacles in expanding its business into early adopters and mainstream market where the majority of future revenue would come from. Arrive cannot give any assurance that its marketing efforts will be successful. If they are not, revenue may not be sufficient to cover Arrive’s fixed costs and Arrive may not become profitable.

Arrive may engage in transactions with businesses that may be affiliated with our officers, directors or significant stockholders, and which may involve actual or potential conflicts of interest.

Arrive may decide to make investments in one or more businesses affiliated with its officers, directors or significant stockholders. Although Arrive will not specifically focus on, or target, any particular transaction with any affiliates or affiliated entities, Arrive would pursue such a transaction if Arrive determined that such an affiliated investment was attractive from a risk-adjusted return perspective, and such transaction were approved by a majority of Arrive’s independent and disinterested directors. Any such activity would involve actual or potential conflicts of interest. Although Arrive is confident that it can navigate these conflicts consistent with best practices and applicable law, the existence or appearance of such conflicts of interest could make Arrive’s publicly traded securities less attractive and thereby reduce their trading prices.

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Adverse global economic, market and industry conditions and other geopolitical issues may impact Arrive’s operations which could have a negative effect on Arrive’s business results and financial condition and liquidity.

Arrive’s performance may be affected by global economic market and industry conditions (including the current inflationary economic environment, rising interest rates and disruptions related to the banking industry) as well as geopolitical issues and other conditions with global reach. In recent years, concerns about the global economic outlook have adversely affected market and business conditions in general. Macroeconomic weakness and uncertainty make it more difficult for Arrive to manage its operations and accurately forecast revenue, gross margin and operating expenses. Further, recent bank failures and other adverse developments that affect financial institutions, transactional counterparties, or other third parties, or concerns or rumors about these events, have led to market-wide liquidity problems. While Arrive has no borrowings with or deposit exposure to these recently failed banks and has not experienced an adverse impact to Arrive’s liquidity or to its business operations, financial conditions, geopolitical issues, such as the Russian invasion of Ukraine, armed conflict between Israel and groups based in surrounding regions, relations between the U.S. and China, tariff and trade policy changes, and increasing potential of conflict involving countries in Asia that are critical to Arrive’s supply-chain operations, such as Taiwan and China, have resulted in increasing global tensions and create uncertainty for global commerce. In addition, rising inflation in the United States has affected businesses across many industries, including Arrive’s business industry, by increasing the costs of labor, employee healthcare, components and freight and shipping, which may further constrain Arrive’s customers’ or prospective customers’ budgets. To the extent there is a sustained general economic downturn, and Arrive’s platform and services are perceived by customers or potential customers as costly, or too difficult to deploy or migrate to, Arrive’s revenue may be disproportionately affected by delays or reductions in spending. Sustained or worsening of global economic conditions and geopolitical issues may increase Arrive’s cost of doing business, materially disrupt its supply chain operations, cause its customers to reduce or delay spending and intensify pricing pressures. Arrive cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry. If the economic conditions of the general economy or markets in which Arrive operates worsen from present levels, demand for Arrive’s products, and Arrive’s business, financial condition and results of operations, could be adversely affected.

Risks Related to Arrive’s Business and Operations – Regulations and Compliance

Operating in highly regulated businesses requires significant resources.

Arrive intends to operate in highly regulated businesses. As a result, Arrive expects a significant amount of its management’s time and external resources to be used to comply with the laws, regulations and guidelines that impact Arrive’s business, and changes thereto, and such compliance may place a significant burden on Arrive’s management and other resources. Additionally, Arrive may be subject to a variety of local laws, regulations and guidelines in each of the jurisdictions in which Arrive operates, which may differ among these various jurisdictions. Complying with multiple regulatory regimes will require additional resources and may impair our ability to expand into certain jurisdictions.

The growth of Arrive’s business continues to be subject to new and changing federal, state, and local laws and regulations.

Changes in applicable federal, state, and local regulations, including zoning restrictions, environmental requirements, Federal Aviation Administration (the “FAA”) and the Federal Communications Commission (the “FCC”) compliance, security requirements, or permitting requirements and fees, could restrict the products and services Arrive may offer or impose additional compliance costs on Arrive. Violations of applicable laws, or allegations of such violations, could disrupt Arrive’s business and result in a Material Adverse Effect on Arrive’s operations. Arrive cannot predict the nature of any future laws, regulations, interpretations or applications, including local, state or federal, and it is possible that regulations may be enacted in the future that will be materially adverse to Arrive’s business or which would have materially significant costs of compliance which could negatively impact Arrive’s business.

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Intended support of automated delivery strategies and technologies by other companies using Arrive’s ALM mailboxes is dependent upon Arrive’s ability to successfully mitigate unique technological, operational, and regulatory risks.

Automated and autonomous delivery and pickup are new and evolving capabilities and markets, which makes it difficult to predict its acceptance, growth, the magnitude and timing of necessary investments, and other trends. This aspect of Arrive’s business strategy and Arrive’s partners’ and customers’ strategies who utilize Arrive’s ALM services may be subject to a variety of risks inherent with the development of new technologies, including the ability to continue to develop automated and autonomous delivery and pickup software and hardware; access to sufficient capital; Arrive’s ability to develop and maintain necessary partnerships; risks related to the manufacture of automated and autonomous devices; and significant competition from other companies, some of which may have more resources and capital to devote to automated and autonomous delivery and pickup technologies than Arrive does. In addition, Arrive may face risks related to the commercial deployment of our ALM technology and services and associated automated and autonomous delivery and pickup devices on our targeted timeline or at all, including consumer acceptance; achievement of adequate safety and other performance standards; and compliance with uncertain, evolving, and potentially conflicting federal and state regulations. To the extent accidents, cyber-security breaches, or other adverse events associated with Arrive’s autonomous delivery devices occur, Arrive could be subject to liability, government scrutiny, further regulation, and reputational damage. Any of the foregoing could adversely impact Arrive’s results of operations, financial condition, and growth prospects.

Arrive will be subject to rapidly changing and increasingly stringent laws, regulations, industry standards, and other obligations relating to privacy, data protection, and data security. The restrictions and costs imposed by these requirements, or Arrive’s actual or perceived failure to comply with them, could harm Arrive’s business.

Arrive will be collecting, using, and disclosing personal information of customers, personnel, business contacts, and others in the course of operating its business. These activities are regulated by a variety of domestic and foreign laws and regulations relating to privacy, data protection, and data security, which are complex, rapidly evolving, and increasingly stringent.

State legislatures have begun to adopt comprehensive privacy laws. For example, the California Consumer Privacy Act of 2018, which took effect on January 1, 2020, gives California residents expanded rights related to their personal information, including the right to access and delete their personal information, and receive detailed information about how their personal information is used and shared. Similar laws have been passed or been proposed in other states and at the federal level, reflecting a trend toward more stringent privacy legislation in the United States. The enactment of such laws could have potentially conflicting requirements that would make compliance challenging.

In addition, as a company Arrive may interoperate with companies that have a presence in the European Union (EU) or offers goods or services to individuals in the EU, Arrive therefore takes the precaution to comply with to the General Data Protection Regulation (GDPR), which regulates the collection, use, and disclosure of personal data of EU individuals. Arrive must ensure that it complies with the GDPR’s requirements, including obtaining valid consent from data subjects, implementing appropriate technical and organizational measures to protect personal data, and providing data subjects with certain rights, such as the right to access, rectify, and erase their personal data. Failure to comply with GDPR could result in significant fines and penalties, damage to Arrive’s reputation, and loss of customer trust.

Also, in Arrive’s early market focus on medical operations Arrive must also comply with the Health Insurance Portability and Accountability Act (HIPAA) if Arrive handles protected health information (PHI) in the course of its business operations. HIPAA imposes strict requirements for the use, disclosure, and safeguarding of PHI, including specific administrative, physical, and technical safeguards to protect the confidentiality, integrity, and availability of PHI. Failure to comply with HIPAA can result in severe penalties, including substantial fines and even criminal charges. Therefore, Arrive may need to take appropriate measures to ensure its HIPAA compliance and protect the privacy and security of PHI in its possession. Any non-compliance with HIPAA could result in harm to Arrive’s business, including regulatory action, loss of customer trust, negative publicity, and financial damage.

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Finally, if Arrive provides services to its customers that involve the processing, storage, or transmission of their data, Arrive may be required to comply with certain industry standards and regulations, such as SOC 2 (“Service Organization Controls 2”). SOC 2 is a widely recognized auditing standard developed by the American Institute of Certified Public Accountants (“AICPA”) that evaluates the effectiveness of a service provider’s controls over the security, availability, processing integrity, confidentiality, and privacy of customers’ data. To maintain SOC 2 compliance, Arrive must undergo regular audits and assessments by independent auditors to demonstrate that Arrive’s controls are designed and operating effectively to achieve the desired outcomes. Any deficiencies identified during the audit could result in remediation requirements, reputational damage, and potential impacts on Arrive’s customers. Any non-compliance with SOC 2 could result in harm to Arrive’s business, including regulatory action, loss of customer trust, negative publicity, and financial damage.

Despite Arrive’s best efforts, Arrive may not be successful in complying with the rapidly evolving privacy, data protection, and data security requirements discussed above. Any actual or perceived non-compliance with such requirements could result in litigation and proceedings against Arrive by governmental entities, passengers, or others, fines, civil or criminal penalties, limited ability or inability to operate Arrive’s business, offer services, or market its platform in certain jurisdictions, negative publicity and harm to Arrive’s brand and reputation. Such occurrences could have a Material Adverse Effect on Arrive’s business, financial condition or results of operations.

Risks Related to Arrive’s Business and Operations – Intellectual Property

Arrive may be forced to litigate to defend its Intellectual Property (“IP”) rights, or to defend against claims by third parties against Arrive relating to IP rights.

Arrive may be forced to litigate, to enforce or defend its IP rights, to protect Arrive’s trade secrets or to determine the validity and scope of other parties’ proprietary rights. Any such litigation could be very costly and could distract Arrive’s management from focusing on operating Arrive’s business. The existence and/or outcome of any such litigation could materially harm Arrive’s business.

Other companies may claim that Arrive infringes their IP, which could materially increase Arrive’s costs and harm Arrive’s ability to generate future revenue and profit.

Arrive does not believe that its technologies infringe on the proprietary rights of any third party but claims of infringement are becoming increasingly common and third parties may assert infringement claims against Arrive. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other IP rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require Arrive to obtain a license for the IP rights of third parties. If Arrive is required to obtain licenses to use any third-party technology, Arrive would have to pay royalties, which may significantly reduce any profit on Arrive’s products. In addition, any such litigation could be expensive and disruptive to Arrive’s ability to generate revenue or enter into new market opportunities. If any of Arrive’s products or services were found to infringe other parties’ proprietary rights and Arrive is unable to come to terms regarding a license with such parties, Arrive may be forced to modify its products to make them non-infringing or to cease production of such products altogether.

Arrive may be subject to risks related to information technology systems, including cyber-security risks; successful cyber-attacks or technological malfunctions can result in, among other things, financial losses, the inability to process transactions, the unauthorized release of confidential information and reputational risk, all of which would negatively impact Arrive’s business, financial condition or results of operations.

Arrive’s use of technology is critical to its continued operations. Arrive may be susceptible to operational, financial and information security risks resulting from cyber-attacks or technological malfunctions. Successful cyber-attacks or technological malfunctions affecting Arrive or its service providers can result in, among other things, financial losses, the inability to process transactions, the unauthorized release of confidential or proprietary information and reputational risk. As cyber-security threats continue to evolve, Arrive may be required to use additional resources to continue to modify or enhance protective measures or to investigate security vulnerabilities, which could have a Material Adverse Effect on Arrive’s business, financial condition or results of operations.

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Maintaining the integrity of Arrive’s computer systems and protecting confidential information and personal identifying information may become increasingly costly, as cyber-security incidents could disrupt business operations, result in the loss of critical and confidential information, and adversely impact Arrive’s reputation and results of operations.

Global cyber-security threats and incidents can range from uncoordinated individual attempts that gain unauthorized access to information technology systems, both internally and externally, to sophisticated and targeted measures, known as advanced persistent threats, directed at Arrive and its affiliated agents. In the ordinary course of Arrive’s business, Arrive intends to collect and store sensitive data, including its proprietary business information and IP, and personally identifiable information of Arrive’s customers. Additionally, Arrive may rely on third-party providers, including cloud storage solution providers. The secure processing, maintenance and transmission of this information are critical to Arrive’s operations and with respect to information collected and stored by Arrive’s third-party service providers, Arrive may be reliant upon their security procedures. Arrive’s systems and the confidential information on them may also be compromised by employee misconduct or employee error. Arrive and third-party service providers may experience these types of internal and external threats and incidents, which can result in the misappropriation and unavailability of critical data and confidential or proprietary information (Arrive’s own and that of third parties, including personally identifiable information) and the disruption of business operations. Depending on their nature and scope, these incidents could potentially also result in the destruction or corruption of such data and information. The potential consequences of a material cyber-security incident include reputational damage, litigation with third parties, diminution in the value of the services Arrive provides to our customers, and increased cyber-security protection and remediation costs, which in turn could adversely affect Arrive’s competitiveness and results of operations. Developments in the laws and regulations governing the handling and transmission of personal identifying information in the United States may require Arrive to devote more resources to protecting such information, which could in turn adversely affect Arrive’s results of operations and financial condition.

Losses or unauthorized access to or releases of confidential information, including personal information, could subject Arrive to significant reputational, financial, legal and operational consequences.

Arrive intends to use and store confidential information, including personal information, with respect to Arrive’s customers and employees. Arrive intends to devote significant resources to network and data security, including through the use of encryption and other security measures intended to protect its systems and data, but these measures cannot provide absolute security, and losses or unauthorized access to or releases of confidential information occur and could materially adversely affect Arrive’s business, reputation, results of operations and financial condition. Arrive’s business also intends to share confidential information with suppliers and other third parties. Arrive may rely on global suppliers that are also exposed to ransomware and other malicious attacks that can disrupt business operations. Although Arrive intends to take steps to secure confidential information that is provided to or accessible by third parties working on Arrive’s behalf, such measures may not always be effective and losses or unauthorized access to or releases of confidential information occur. Such incidents and other malicious attacks could materially adversely affect Arrive’s business, reputation, results of operations and financial condition.

Any material disruption in our information systems could adversely affect Arrive’s business.

Arrive may rely on information technology networks and systems to operate and manage its business. Arrive’s information technology networks and systems will process, transmit and store personal and financial information, proprietary information of Arrive’s business, and also allow Arrive to coordinate its business across its operation bases, and allow Arrive to communicate with its employees and externally with customers, suppliers, partners, and other third parties. While Arrive believes it takes reasonable steps to secure these information technology networks and systems, and the data processed, transmitted, and stored thereon, such networks, systems, and data may be susceptible to cyberattacks, viruses, malware, or other unauthorized access or damage (including by environmental, malicious, or negligent acts), which could result in unauthorized access to, or the release and public exposure of, Arrive’s proprietary information. Any of the foregoing could cause substantial harm to Arrive’s business, require Arrive to make notifications to governmental authorities, or the media, and could result in litigation, investigations or inquiries by government authorities, or subject Arrive to penalties, fines, and other losses relating to the investigation and remediation of such an attack or other unauthorized access or damage to Arrive’s information technology systems and networks.

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Risks Related to Third Parties

Arrive’s future performance depends in part on support from third-party software developers.

Arrive believes decisions by customers to purchase its hardware products depend in part on the availability of third-party software applications and services. There can be no assurance third-party developers will continue to develop and maintain software applications and services for Arrive’s products. If third-party software applications and services cease to be developed and maintained for Arrive’s products, customers may choose not to buy Arrive’s products. Arrive intends to rely on the continued availability and development of compelling and innovative software applications for its products. Arrive’s products and operating systems may be subject to rapid technological change, and when developers are unable to or choose not to keep up with this pace of change, their applications can fail to take advantage of these changes to deliver improved customer experiences, can operate incorrectly and can result in dissatisfied customers.

Arrive may be subject to liability arising from any fraudulent or illegal activity by its employees, contractors and consultants.

Arrive may be exposed to the risk that its employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless, or negligent conduct or disclosure of unauthorized activities to Arrive that violate (i) government regulations, (ii) manufacturing standards, (iii) federal and state laws and regulations, or (iv) laws that require the true, complete and accurate reporting of financial information or data. It is not always possible for Arrive to identify and deter misconduct by its employees and other third parties, and the precautions taken by Arrive to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting Arrive from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any actions are brought against Arrive, including by former employees, independent contractors or consultants, and Arrive is not successful in defending itself or asserting its rights, those actions could have a significant impact on Arrive’s business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and the curtailment of Arrive’s operations, any of which would have an adverse effect on its business, financial condition and results from operations.

Arrive’s dependence on suppliers and service partners for the parts and components in its ALM mailboxes and for automation operational needs of its customers may result in shortages of key components necessary for Arrive’s products and services.

Arrive intends to rely on purchased parts and services which Arrive sources from several suppliers and service partners, some of whom are currently single source suppliers for these components and services. Arrive’s supply and service base may be located globally, and many of the components used in Arrive’s ALM mailbox es must be custom made for Arrive. This supply chain exposes Arrive to multiple potential sources of delivery failure or component shortages for Arrive’s products and services. Arrive has not historically maintained long-term agreements with its suppliers, though Arrive is taking steps to put in place certain long-term agreements. While Arrive believes that it may be able to establish alternate supply relationships and can obtain replacement components and services, Arrive may be unable to do so in the short term or at all at prices that are favorable to Arrive. Arrive may experience source disruptions in its supply and service chains which may cause delays in its production process for both prototype and commercial production of the ALM mailbox product and services. Arrive is also in some cases subject to sole source suppliers for certain pieces of manufacturing equipment for which Arrive relies on, or may be reliant on to achieve our projected high-volume production numbers. Changes in business conditions, wars, governmental changes, political intervention, and other factors beyond Arrive’s control or which Arrive does not presently anticipate, could also affect Arrive’s suppliers’ ability to deliver components and services to Arrive on a timely basis. Furthermore, if Arrive experiences significantly increased demand, or need to replace its existing suppliers, there can be no assurance that additional supplies of component parts will be available when required on terms that are acceptable to Arrive, or at all, or that any supplier would allocate sufficient supplies to Arrive in order to meet Arrive’s requirements or fill our orders in a timely manner. The disruption in the supply of components from suppliers could lead to delays in ALM mailbox production, which could materially adversely affect Arrive’s business prospects and operating results.

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If Arrive or Arrive’s third-party service providers experience a security breach, or if unauthorized parties otherwise obtain access to Arrive’s customers’ data, Arrive’s reputation may be harmed, demand for services may be reduced, and Arrive may incur significant liabilities.

Arrive’s services may involve the storage, processing and transmission of data, including certain confidential and sensitive information. Any security breach, including those resulting from a cyber-security attack, phishing attack, or any unauthorized access, unauthorized usage, virus or similar breach or disruption could result in the loss or destruction of or unauthorized access to, or use, alteration, disclosure, or acquisition of, data, damage to Arrive ‘s reputation, litigation, regulatory investigations, or other liabilities. These attacks may come from individual hackers, criminal groups, and state-sponsored organizations. If Arrive’s security measures are breached as a result of third-party action, employee error, a defect or bug in Arrive’s products or those of its third-party service providers, malfeasance or otherwise and, as a result, someone obtains unauthorized access to Arrive’s data, including Arrive’s confidential, sensitive, or other information about individuals, or any of these types of information is lost, destroyed, or used, altered, disclosed, or acquired without authorization, Arrive’s reputation may be damaged, Arrive’s business may suffer, and Arrive could incur significant liability. Even the perception of inadequate security may damage Arrive’s reputation and negatively impact its ability to win new customers and retain and receive timely payments from existing customers. Further, Arrive could be required to expend significant capital and other resources to address any data security incident or breach, which may not be covered or fully covered by Arrive’s insurance and which may involve payments for investigations, forensic analyses, legal advice, public relations advice, system repair or replacement, or other services. Arrive may engage third-party vendors and service providers to store and otherwise process Arrive’s data, including confidential, sensitive, and other information about individuals. Arrive’s vendors and service providers may also be the targets of cyberattacks, malicious software, phishing schemes, and fraud. Arrive’s ability to monitor its vendors and service providers’ data security is limited, and, in any event, third parties may be able to circumvent those security measures, resulting in the unauthorized access to, misuse, acquisition, disclosure, loss, alteration, or destruction of our data, including confidential, sensitive, and other information about individuals. Techniques used to sabotage or obtain unauthorized access to systems or networks are constantly evolving and, in some instances, are not identified until after they have been launched against a target. Arrive and its service providers may be unable to anticipate these techniques, react in a timely manner, or implement adequate preventative and mitigating measures. If Arrive is unable to efficiently and effectively maintain and upgrade its system safeguards, Arrive may incur unexpected costs and its systems may become more vulnerable to unauthorized access or disruption.

For certain of the components and services included in Arrive’s products there may be a limited number of suppliers Arrive can rely upon and if Arrive is unable to obtain these components and services when needed, Arrive could experience delays in the manufacturing of its products and delivering its services, and its financial results could be adversely affected.

Arrive intends to acquire most of the components for the manufacture of its products from suppliers and subcontractors. Suppliers of some of the components may require Arrive to place orders with significant lead-times to assure supply in accordance with its manufacturing requirements. Arrive’s present lack of working capital may cause Arrive to delay the placement of such orders and may result in delays in supply. Delays in supply, or unavailability of services, may significantly hurt Arrive’s ability to fulfill our contractual obligations and may significantly hurt Arrive’s business and result of operations. In addition, Arrive may not be able to continue to obtain such components or services from these suppliers on satisfactory commercial terms. Disruptions of our manufacturing and information systems operations could ensue if Arrive was required to obtain components or services from alternative sources, which would have an adverse effect on Arrive’s business, results of operations and financial condition.

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Arrive may pursue strategic transactions in the future, which could be difficult to implement, disrupt Arrive’s business or change Arrive’s business profile significantly.

Arrive intends to consider potential strategic transactions, which could involve acquisitions of businesses or assets, joint ventures or investments in businesses, products or technologies that expand, complement or otherwise relate to Arrive’s current or future business. Arrive entered into an asset purchase agreement for the acquisition of a patent portfolio, Airbox Technologies (“AirBox”) on December 5, 2023, as described elsewhere in this prospectus and which exhibit forms a part of Arrive’s material contracts. The Airbox’s acquisition improves Arrive’s capabilities and expansion as a technology company. Arrive may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. Should Arrive’s relationships fail to materialize into significant agreements, or should Arrive fail to work efficiently with these companies, Arrive may lose sales and marketing opportunities and Arrive’s business, results of operations and financial condition could be adversely affected. These activities, if successful, create risks such as, among others: (i) the need to integrate and manage the businesses and products acquired with Arrive’s own business and products; (ii) additional demands on Arrive’s resources, systems, procedures and controls; (iii) disruption of Arrive’s ongoing business; and (iv) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of product lines or businesses. Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of Arrive’s existing shareholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources. Any such activities may not be successful in generating revenue, income or other returns, and any resources Arrive committed to such activities will not be available to Arrive for other purposes. Moreover, if Arrive is unable to access the capital markets on acceptable terms or at all, Arrive may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure. Arrive’s inability to take advantage of growth opportunities or address risks associated with acquisitions or investments in businesses may negatively affect Arrive’s operating results. Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or changes to earnings associated with any acquisition or investment activity, may materially reduce Arrive’s earnings. Future acquisitions or joint ventures may not result in their anticipated benefits, and Arrive may not be able to properly integrate acquired products, services, technologies or businesses with Arrive’s existing products and operations or successfully combine personnel and cultures. Failure to do so could deprive Arrive of the intended benefits of those acquisitions.

Arrive’s software platform may be at risk of unexpected technical failure due to the unavailability of third-party information and infrastructure services such as communications, data processing, computing power, SaaS, and other information and infrastructure services or technical issues with Arrive’s third party dependent data and software platform.

Arrive’s platform may experience technical difficulties that prevent customers from collecting and processing data in near real-time or a timely manner. The most common technical problem Arrive’s customers may experience is the unavailability of third-party communications, data processing, computing power, SaaS, and other information and infrastructure services which is necessary to process and collect data through Arrive’s products and services in the cloud. While this may not affect the performance of Arrive’s platform or the collection of the data, it could potentially prevent customers and ALM market participants from being able to access their data, services, and analysis in near real-time or a timely manner.

Arrive is subject to privacy laws in each jurisdiction in which it operates and Arrive may face risks related to breaches of the applicable privacy laws.

Arrive collects and stores personal information about its users, clients and partners and is responsible for protecting that information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction or deliberate unauthorized intrusions. Theft of data for competitive purposes, particularly user and partner lists, is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such theft or privacy breach could have a Material Adverse Effect on its business, financial condition or results of operations.

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Arrive is exposed to cyber-security incidents resulting from deliberate attacks or unintentional events.

Cyber-security incidents can result from deliberate attacks or unintentional events, and may arise from internal sources (e.g., employees, contractors, service providers, suppliers, and operational risks) or external sources (e.g., nation states, terrorists, hacktivists, competitors and acts of nature). Cyber incidents include, but are not limited to, unauthorized access to information systems and data (e.g., through hacking or malicious software) for purposes of misappropriating or corrupting data or causing operational disruption. Cyber incidents also may be caused in a manner that does not require unauthorized access, such as causing denial-of-service attacks on websites (e.g., efforts to make network services unavailable to intended users).

A cyber incident that affects Arrive’s business or its service providers might cause disruptions and adversely affect their respective business operations and might also result in violations of applicable law (e.g., personal information protection laws), each of which might result in potentially significant financial losses and liabilities, regulatory fines and penalties, reputational harm and reimbursement and other compensation costs. In addition, substantial costs might be incurred to investigate, remediate, and prevent cyber incidents.

Failure to attract, retain and motivate key employees may adversely affect Arrive’s ability to compete and the loss of the services of key personnel could have a Material Adverse Effect on its business.

Arrive depends on the services of a few key executive officers. The loss of any of these key people could have a Material Adverse Effect on its business, financial condition and results of operations. Arrive’s success is also highly dependent on its continuing ability to identify, hire, train, motivate and retain highly qualified technical, marketing and management personnel. Competition for such personnel can be intense, and we cannot provide assurance that it will be able to attract or retain highly qualified technical, marketing and management personnel in the future. Stock options and other share-based compensation plans may comprise a significant component of key employee compensation, and if the price of the Common Shares declines, it may be difficult to retain such individuals. Similarly, changes in the share price may hinder its ability to recruit key employees, as they may elect to seek employment with other companies that they believe have better long-term prospects. Arrive’s inability to attract and retain the necessary technical, marketing and management personnel may adversely affect its future growth and profitability. Arrive’s retention and recruiting may require significant increases in compensation expenses, which would adversely affect its results of operation.

Arrive’s executive officers and other members of senior management have substantial experience and expertise in the business and have made significant contributions to its growth and success. The unexpected loss of services of one or more of these individuals could also adversely affect the business, financial condition and results of operations. Arrive is not protected by key man or similar life insurance covering members of senior management.

Litigation costs and the outcome of litigation could have a Material Adverse Effect on its business.

From time to time, Arrive may be subject to litigation claims through the ordinary course of its business operations regarding, but not limited to, employment matters, security of client and employee personal information, contractual relations with clients and marketing and infringement of trademarks. Litigation to defend against claims by third parties, or to enforce any rights that Arrive may have against third parties, may be necessary, which could result in substantial costs and diversion of Arrive’s resources, causing a Material Adverse Effect on Arrive’s business, financial condition, and results of operations.

Arrive is not aware of any current material legal proceedings outstanding, threatened or pending as of the date hereof by or against Arrive. However, given the nature of its business, Arrive is, and may from time to time in the future be, party to various, and at times numerous, legal investigations, proceedings and claims that arise in the ordinary course of business. Because the outcome of litigation is inherently uncertain, if one or more of such legal matters were to be resolved against us for amounts in excess of its expectations, Arrive’s business, financial condition and results of operations could be materially adversely affected.

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THE PARTIES TO THE MERGER

Bruush Oral Care Inc.

128 West Hastings Street
Unit 210 Vancouver

British Columbia V6B 1G8 Canada

(844) 427-8774

Bruush is an oral care company that is disrupting the space by reducing the barriers between consumers and access to premium oral care products because it is our belief that high-quality oral care products should be more accessible. Bruush is an e-commerce business with a product portfolio that currently consists of a sonic-powered electric toothbrush kit and brush head refills. Through Bruush’s website, consumers can purchase a Brüush starter kit, which includes: (i) the Brüush electric toothbrush; (ii) three brush heads; (iii) a magnetic charging stand and USB power adapter; and (iv) a travel case. Bruush also sells the brush heads separately which come in a three-pack and can be purchased on a subscription basis, where the customer will automatically receive a Brüush Refill every six month. Bruush’s principal executive offices are located at 128 West Hastings Street, Unit 210 Vancouver, British Columbia V6B 1G8 Canada, and its telephone number (844) 427-8774.

Bruush is a British Columbia corporation, and the Bruush Common Shares and warrants are quoted on Nasdaq Stock Market LLC under the ticker symbols “BRSH” and “BRSHW”, respectively.

For more information about Bruush, visit Bruush’s website at www.bruush.com. The information contained on or accessible through Bruush’s website does not constitute a part of this prospectus or any other report or document on file with or furnished to the SEC. See “Where You Can Find Additional Information.”

Arrive Technology Inc.

7601 East 88th Place, Building No.3

Indianapolis, Indiana 46256

(463) 270-0092

Arrive is a technology company with a focus on developing and taking to market an autonomous last mile mailbox and platform system for smart, secure, and seamless exchange of packages, goods, and supplies between people, robots, and drones. The Company’s first product, the Dronedek, received the first utility patent for smart, secure, climate-controlled drone and robotic package delivery, storage, and pickup. Arrive has since developed increasingly better versions of the product and filed additional patents. Currently, the Company has three foundational patents with more than 150 claims granted, and additional applications pending in 26 countries. Arrive’s principal executive offices are located at 7601 East 88th Place, Building No.3 Indianapolis, Indiana 46256, and its telephone number is (463) 270-0092.

Arrive is a Delaware corporation. Upon Closing of the Merger, Bruush is expected to be renamed “Arrive Technology Inc.” and trade on Nasdaq under the ticker symbol of “ARRV.”

For more information about Arrive, visit Arrive’s website at https://www.arrive.tech/. The information contained on or accessible through Arrive’s website does not constitute a part of this prospectus, nor is such content incorporated by reference herein.

Bruush Merger Sub Inc.

108 W. 13th Street, Suite 100

Wilmington, DE 19801

Merger Sub was formed by Bruush solely in contemplation of the Merger, has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the Merger Agreement. By operation of the Merger, Merger Sub will be merged with and into Arrive, with Arrive continuing as the Surviving Corporation and as a wholly-owned subsidiary of Bruush.

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THE MERGER

The following is a description of material aspects of the Merger. While Bruush believes that the following description covers the material terms of the Merger, the description may not contain all of the information that is important to you. You are encouraged to read carefully this entire prospectus, including the text of the Merger Agreement attached as an exhibit hereto, for a more complete understanding of the Merger. In addition, important business and financial information about each of Bruush and Arrive is contained in this prospectus. See “Where You Can Find Additional Information.”

General

Bruush, Arrive and Merger Sub have entered into the Merger Agreement, which provides for the merger of Merger Sub with and into Arrive. As a result of the Merger, the separate existence of Merger Sub will cease and Arrive will continue its existence under the laws of Delaware as the Surviving Corporation and as a wholly-owned subsidiary of Bruush. At or prior to the Effective Time, Bruush will be renamed as “Arrive Technology Inc.”

Merger Consideration

At the Effective Time, each share of Arrive Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive [  ] shares of Bruush Common Stock.

The Exchange Ratio is fixed, which means that it will not change between now and the date of the Merger, regardless of whether the market price of Bruush or value of Arrive Common Stock changes. Therefore, the value of the Merger Consideration will depend on the market price of Bruush Common Stock at the time the Merger is completed. The market price of Bruush Common Stock has fluctuated prior to and after the date of the announcement of the Merger Agreement and will continue to fluctuate from the date of this prospectus through the date the Merger is consummated and thereafter.

Ownership of Bruush post-Merger

Based on the number of shares of Bruush and Arrive Common Stock outstanding as of the close of business on December 14, 2023, the date of the Merger Agreement, upon completion of the Merger, former Bruush stockholders are expected to own approximately 5.5% of the outstanding shares of Bruush Common Stock and Arrive shareholders immediately prior to the Merger are expected to own approximately 94.5% of the outstanding shares of Bruush Common Stock. The relative ownership interests of Arrive shareholders and former Bruush stockholders in Bruush post-Merger immediately following the Merger will depend on the number of shares of Arrive and Bruush Common Stock, on a fully diluted basis issued and outstanding immediately prior to the Merger, and the relative ownership will be impacted by the number of shares of Bruush’s Common Stock issued as part of Bruush maintaining the Net Cash Minimum.

Board of Directors of the Bruush post-Merger

post-Merger, Bruush’s Board will be comprised of four (4) individuals designated by Arrive in accordance with applicable rules and regulations of Nasdaq as of the Effective Time, and one (1) individual from the board of directors of Bruush prior to the Closing retained (or as may be otherwise designated by the pre-Closing board of directors of Bruush) to serve as directors. Such directors shall hold office until the earliest to occur of the appointment or election and qualification of their respective successor or his or her death, resignation, disqualification or proper removal.

Daniel O’Toole will lead the Bruush post-Merger as Chief Executive Officer. The directors of Bruush post-Merger will include: (i) [  ], (ii) [  ], (iii) [  ], (iv) [  ], and (v) a person to be mutually agreed upon by Bruush and Arrive prior to the Closing.

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U.S. Federal Securities Law Consequences

The enforcement by securityholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that Bruush is incorporated or organized outside the United States, that some of its directors and officers and experts are not residents of the United States and that a portion of its assets and the assets of said persons may be located outside the United States. As a result, securityholders in the United States may be unable to effect service of process within the United States upon Bruush, its officers and directors or the experts named herein, or to realize against them upon judgments of courts of the United States predicated upon civil liabilities under the federal securities laws of the United States or any applicable securities laws of any state of the United States. In addition, securityholders in the United States should not assume that the courts of Canada: (i) would enforce judgments of United States courts obtained in actions against such persons predicated upon civil liabilities under the federal securities laws of the United States or any applicable securities laws of any state of the United States; or (ii) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the federal securities laws of the United States or any applicable securities laws of any state of the United States.

Canadian Securities Law Consequences

Bruush is not a reporting issuer in any jurisdiction in Canada. However, as Bruush is organized and domiciled in British Columbia, Canada, it is subject to certain Canadian Securities Laws that apply to Canadian non-reporting issuers.

The issuance of the Shares of the Surviving Corporation pursuant to the Merger will constitute a distribution of securities that is exempt from the prospectus requirement of applicable Canadian Securities Laws. Bruush Shares issued pursuant to the Merger will not be legended and may be resold through registered dealers in each province and territory of Canada, provided: (i) that Bruush is a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade; (ii) the trade is not a “control distribution” as defined in National Instrument 45-102 – Resale of Securities under Canadian Securities Laws; (iii) no unusual effort is made to prepare the market or create a demand for those securities; (iv) no extraordinary commission or consideration is paid in respect of that trade; and (v) if the selling securityholder is an “insider” or “officer” of Bruush (as such terms are defined by applicable Canadian Securities Laws), the insider or officer has no reasonable grounds to believe that Bruush is in default of applicable Canadian Securities Laws.

To the extent that a Bruush shareholder resides in a non-Canadian jurisdiction, the Bruush shares received by such shareholder may be subject to certain additional trading restrictions under applicable securities laws. Arrive stockholders should consult their own legal advisors regarding resale restrictions and Canadian rules applicable to the Bruush Shares.

Regulatory Approvals

Under the Merger Agreement, Bruush, Merger Sub and Arrive have each agreed to cooperate with each other and to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, as promptly as reasonably practicable (and in any event no later than the Termination Date), the Merger and the other transactions contemplated by this Agreement, including, but not limited to, obtaining all necessary permits, approvals, waivers from applicable governmental authorities, obtaining all necessary consents or waivers from third parties, and the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.

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However, Bruush shall not be required to offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or governmental order to: (i) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of Arrive, the Surviving Corporation, Bruush, Merger Sub, or any of their respective subsidiaries; (ii) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of Arrive, the Surviving Corporation, Bruush, Merger Sub, or any of their respective subsidiaries in any manner; or (iii) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of Arrive, the Surviving Corporation, Bruush, Merger Sub, or any of their respective subsidiaries; provided, that if requested by Bruush, Arrive has agreed to become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or governmental order so long as such requirement, condition, limitation, understanding, agreement, or governmental order is only binding on Arrive in the event the Merger is consummated.

Accounting Treatment

Bruush currently prepares its financial statements in accordance with IFRS as issued by the International Accounting Standards Board, which differs from GAAP in certain material respects, and thus they may not be comparable to financial statements of U.S. companies, including Arrive. Bruush will be adopting U.S. GAAP following the Closing of the Merger. The Merger will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Bruush is treated as the “acquired” company for financial reporting purposes. Arrive has been determined to be the accounting acquirer because existing Arrive Shareholders, as a group, will retain the largest portion of the voting rights in Bruush post-Merger when contemplating the various redemption scenarios, the executive officers of Arrive are the initial executive officers of Bruush post-Merger, and the operations of Arrive will be the continued operations of the Surviving Corporation.

Litigation Relating to the Merger

There is no known pending or threatened litigation to date.

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THE MERGER AGREEMENT

The Merger Agreement is attached as an exhibit hereto. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this description, which is summary by nature. This description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully in its entirety, as well as this prospectus. This section is intended to provide you with information regarding the terms of the Merger Agreement. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this prospectus and in the public filings Bruush makes with the SEC. See “Where You Can Find Additional Information.”

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Bruush and Arrive are responsible for considering whether additional disclosure of material information is required to make the statements in this prospectus not misleading. Factual disclosures about Bruush contained in this prospectus and in the public filings Bruush makes with the SEC may supplement, update or modify the factual disclosures about Bruush contained in the Merger Agreement and described in this summary. The representations, warranties and covenants made in the Merger Agreement by Bruush, Merger Sub and Arrive are qualified and subject to important limitations agreed to by the parties to the Merger Agreement in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement, and were negotiated with the principal purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality that may be different from that generally relevant to stockholders or applicable to reports and documents filed with the SEC, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the Merger Agreement or otherwise publicly disclosed. The representations and warranties in the Merger Agreement will not survive the completion of the Merger. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this prospectus, may have changed since the date of the Merger Agreement. If specific material facts exist that contradict the representations, warranties and covenants contained in the Merger Agreement, Bruush and Arrive have disclosed those material facts in this prospectus. If subsequent information concerning the subject matter of the representations, warranties and covenants contained in the Merger Agreement has not been reflected in this prospectus, each of Bruush and Arrive will make publicly available any material information necessary to provide stockholders a materially complete understanding of the provisions of the Merger Agreement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this prospectus and in the public filings Bruush makes with the SEC.

Additional information about Bruush can be found elsewhere in this prospectus and in the public filings Bruush makes with the SEC. See “Where You Can Find Additional Information.”

Structure of the Merger

At the Effective Time, Merger Sub will be merged with and into Arrive in accordance with the DGCL and on the terms and subject to the conditions set forth in the Merger Agreement, whereupon the separate existence of Merger Sub will cease and Arrive will be the Surviving Corporation and a wholly-owned subsidiary of Bruush.

Completion and Effectiveness of the Merger

The Closing of the Merger will take place as soon as possible (and, in any event, within three business days) after the satisfaction or waiver (to the extent permitted) of the last of the conditions to Closing (described under “Conditions to Each Party’s Obligation to Consummate the Transactions”; “Conditions to Obligations of PubCo Entities”; and “Conditions to Obligation of the Company”) to be satisfied or waived (other than such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions at the Closing).

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At the Closing, the parties to the Merger Agreement will cause a certificate of merger relating to the Merger to be executed and filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The merger will become effective at the time when the certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time as may be agreed to in writing by Bruush and Arrive and specified in the certificate of merger.

Merger Consideration

At the Effective Time, automatically, by virtue of the Merger and without any further action on the part of Bruush, Bruush stockholders, Arrive or Merger Sub:

● each share of Arrive Common Stock that is issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, without interest, [  ] validly issued, fully paid and non-assessable shares of Bruush Common Stock; and

● each share of common stock, par value $0.001 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of Arrive as the Surviving Corporation.

Treatment of Fractional Shares

No fractional shares of Bruush post-Merger will be issued in connection with the merger, and no certificates or scrip for any such fractional shares shall be issued, and such fractional share interests shall not entitle the owner to vote or to any rights as a holder of Shares of Bruush post-Merger. Each Arrive stockholder who would otherwise have been entitled to receive in the Merger a fractional share of Bruush post-Merger pursuant to the Merger Agreement will, in lieu of such fractional share, receive the nearest whole number of Shares, rounded down if such fractional share is less than the fraction of one half (0.5) of one PubCo Share, or rounded up if such fractional share is greater than or equal to the fraction of one-half (0.5) of one PubCo Share.

Exchange of Shares

Exchange Agent

Prior to the Effective Time, Bruush and Arrive will appoint Odyssey Trust Company to serve as exchange and payment agent with respect to the merger.

At or substantially concurrent with the Effective Time, Bruush and Arrive will deposit with the exchange agent, the aggregate Merger Consideration, issuable pursuant to the Merger Agreement.

Exchange Procedures

As promptly as practicable but in no event later than two business days following the Effective Time, Bruush will cause the exchange agent to mail to each stockholder of Arrive (i) a letter of transmittal and (ii) instructions for surrendering Arrive stock certificates or Arrive book-entry shares.

Upon surrender of Arrive stock certificates or of Arrive book-entry shares and a duly executed letter of transmittal to the exchange agent in compliance with the instructions for surrender, the exchange agent will issue in exchange therefore, the Merger Consideration pursuant to the Merger Agreement.

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In the event any Merger Consideration is to be paid to a person other than the person in whose name the surrendered Arrive Stock Certificate is registered, the exchange agent may deliver the Merger Consideration so long as:

● such Arrive stock certificates are presented to the exchange agent accompanied by all documents required to evidence and effect such transfer, and

● the person requesting such payment establishes to evidence that any applicable transfer taxes have been paid or are not applicable, in each case, in form and substance reasonably satisfactory to Bruush and the exchange agent.

Lost, Stolen or Destroyed Certificates

In the event that any Arrive stock certificate has been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the person claiming such Arrive stock certificate to be lost, stolen or destroyed and the posting by such person of a bond in a reasonable amount as Bruush may direct, as indemnity against any claim that may be made against it with respect to such Arrive stock certificate, the exchange agent will issue in exchange for such lost, stolen or destroyed Arrive stock certificate, the Merger Consideration, to such person in respect of the shares of the Arrive Common Stock represented by such Arrive stock certificate.

No Further Transfers

At the Effective Time, the stock transfer books of Arrive will be closed and there shall be no further registration of transfers of the shares of Arrive Common Stock that were outstanding immediately before the Effective Time.

Rights of Arrive Stockholders Following the Effective Time and Transfers Following the Effective Time

At the Effective Time, all shares of Arrive Common Stock outstanding immediately prior to the Effective Time will automatically be cancelled and will cease to exist, and all holders of Arrive stock certificates and of Arrive book-entry shares will cease to have any rights as Arrive stockholders, except the right to receive the Merger Consideration pursuant to the Merger Agreement.

Any Merger Consideration remaining unclaimed by holders of shares of Arrive Common Stock one year after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental entity) shall be delivered, to the extent permitted by applicable Law, to PubCo upon demand, and PubCo shall remain liable for, payment of the applicable Merger Consideration pursuant to the Merger Agreement, subject to any applicable abandoned property, escheat or similar law.

Withholding Rights

Bruush, the exchange agent, Merger Sub and Arrive as the Surviving Corporation will each be entitled to deduct and withhold any amounts required to be deducted or withheld pursuant to applicable tax laws from the amounts that would otherwise be payable under the terms of the Merger Agreement. Any such amounts that are deducted or withheld and, if required, paid over to the appropriate governmental authorities will be treated as having been paid to the person in respect of which such deduction or withholding was made.

Treatment of Bruush Equity Awards and Warrants

Bruush Options

At the Effective Time, any outstanding Bruush Options under the Omnibus Securities and Incentive Plan, will remain outstanding.

Bruush Options, if any, will generally remain subject to the same vesting and other terms and conditions that applied to such awards immediately prior to the Effective Time.

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Bruush Restricted Shares

At the Effective Time, each outstanding Bruush Restricted Share with vesting criteria based solely on continuing service that is held by a Bruush employee immediately prior to the Effective Time, will be automatically converted into Bruush restricted shares denominated in shares of Common Stock of the Surviving Corporation based on the Exchange Ratio.

Aside from the foregoing adjustments, Bruush Restricted Shares will generally remain subject to the same vesting and other terms and conditions that applied to such awards immediately prior to the Effective Time.

Bruush RSUs

At the Effective Time, each outstanding award of Bruush Restricted Units with vesting criteria based solely on continuing service that is held by a Bruush employee immediately prior to the Effective Time, will be cancelled voluntarily resulting in no RSUs outstanding at the Effective Time.

Governance of the Surviving Corporation

The Surviving Corporation Board will be comprised of four (4) individuals designated by Arrive in accordance with the applicable rules and regulations of Nasdaq as of the Effective Time, and one (1) individual from the board of directors of Bruush prior to the Closing retained (or as may be otherwise designated by the pre-Closing board of directors of Bruush) to serve as directors. Such directors to hold office until the earliest to occur of the appointment or election and qualification of their respective successor or his or her death, resignation, disqualification or proper removal.

Daniel O’Toole will lead the Surviving Corporation as Chief Executive Officer. The directors of the Surviving Corporation will include: (i) [●], (ii) [●], (iii) [●], (iv) [●], (v) [●],and (vi), and (vii) a person to be mutually agreed upon by Arrive and Bruush prior to the Closing.

Organizational Documents and Directors and Officers of the Surviving Corporation

Subject to the requirements described under “—Indemnification; Directors’ and Officers’ Insurance,” at the Effective Time:

● the certificate of incorporation of Arrive, as in effect immediately prior to the Effective Time, will be amended and restated in its entirety in a form agreed to by Bruush and Arrive at the time of entering into the Merger Agreement; and

● the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to Arrive Technology Inc.

The directors and officers of Merger Sub immediately prior to the Effective Time will become the directors and officers of Arrive as the Surviving Corporation.

Representations and Warranties

The Merger Agreement contains customary and, in many cases, reciprocal, representations and warranties by Bruush, Merger Sub and Arrive that are subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure letters and qualified by certain information filed by the parties with the SEC, excluding any disclosures set forth in any risk factor section, “forward-looking statements” and “quantitative and qualitative disclosures about market risk” sections or any other disclosures contained or referenced therein of information, factors, or risks that are predictive, cautionary, or forward-looking in nature.

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The reciprocal representations and warranties relate to, among other things:

● organization, good standing and qualification to do business and subsidiaries’ organization, good standing and qualification to do business;

● capitalization;

● corporate authority and approval relating to the execution, delivery and performance of the Merger Agreement;

● the absence of any violation of organizational documents, any conflict with or violation of applicable laws, any violation of or default under contracts, or any lien on the properties, rights or assets of a party or its subsidiaries as a result of the execution and delivery of the Merger Agreement and completion of the merger;

● the absence of any need for action by governmental authorities in order to complete the merger, except as may be required by the Securities Act, the Exchange Act, the BCBCA, the DGCL, “blue sky” laws or Nasdaq rules and regulations;

● the inapplicability of state anti-takeover statutes;

● the proper filing of reports, schedules, forms, documents and financial statements required by the SEC and compliance with certain provisions of the Sarbanes-Oxley Act by Bruush;

● the maintenance of internal controls and procedures;

● the absence of undisclosed liabilities;

● the absence of off-balance sheet arrangements;

● the absence of certain material changes or events in the respective businesses of each of Bruush and Arrive;

● tax matters;

● intellectual property, including with respect to the enforceability of intellectual property, third-party intellectual property infringement claims, absence of infringement of third-party’s intellectual property, security breaches and compliance with privacy and security laws and regulations;

● compliance with applicable laws and the holding of necessary permits;

● litigations, investigations and orders;

● broker’s and finder’s fees;

● related party transactions;

● employee benefit plans and employment and labor practices;

● real and personal property owned and leased;

● compliance with environmental laws and absence of legal proceedings alleging violation of environmental laws;

● absence of any breaches of material contracts; and

● insurance policies.

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The Merger Agreement also contains additional representations and warranties by Bruush relating to, among other things, the absence of transactions with affiliates pursuant to Item 404 of Regulation S-K since Bruush’s last Form 20-F and any “At The Market” transactions since July 29, 2022.

The Merger Agreement also contains additional representations and warranties by Arrive relating to, among other things, Arrive’s required stockholder approval.

The representations and warranties will not survive the merger. Many of the representations and warranties contained in the Merger Agreement are qualified by a “materiality” standard or by a “material adverse effect” standard.

Material Adverse Effect

A Material Adverse Effect, with respect to Bruush or Arrive, as applicable, means any event, circumstance, development, occurrence, fact, condition, effect, or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of the party and its subsidiaries, as applicable, excluding:

● changes generally affecting the economy, financial or securities markets, or political conditions;

● any changes in applicable law or IFRS or other applicable accounting standards, including interpretations thereof;

● any outbreak or escalation of war or any act of terrorism, or military actions, or the escalation thereof;

● natural disasters, weather conditions, epidemics, pandemics, or disease outbreaks (including the COVID-19 virus), or other force majeure events in the United States or any other country or region in the world;

● general conditions in the industry in which the party and its subsidiaries operate;

● actions taken as required or specifically permitted by the Merger Agreement or actions or omissions taken with the consent of the other party; or

● the identity of the other party and, other than with respect to a specific representation or warranty contained in the Merger Agreement addressing the consequences resulting from the execution and delivery of the Merger Agreement or the consummation of the Merger, the public announcement, pendency or consummation of the Merger or the other transactions contemplated by the Merger Agreement (including, to the extent resulting from the foregoing, any effect on any of a party’s or any of its subsidiaries’ relationships with their respective customers, suppliers or employees); provided that with respect to the first five bullets above, any change or event shall only be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the party and its subsidiaries, taken as a whole, compared to other participants in the industries in which the party and its subsidiaries conduct their businesses (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred).

Conduct of Business Prior to the Merger’s Completion

Bruush and Arrive have agreed that, except as may be required by applicable laws, as expressly permitted or required by the Merger Agreement, as set forth in their respective disclosure schedules, or unless the other party approves in writing (such approval not to be unreasonably withheld, conditioned or delayed), Bruush and Arrive, as applicable, will use its reasonable best efforts, and to conduct its business in the ordinary course consistent with past practice in all material respects and will use its reasonable best efforts to preserve the goodwill of its customers, suppliers, agents, employees and other parties with whom it has material business relationships.

Bruush has also agreed that, except as may be required by applicable laws, as expressly permitted or required by the Merger Agreement, as set forth in Bruush’s disclosure letter, or unless Arrive approves in writing (such approval not to be unreasonably withheld, conditioned or delayed), Bruush will not, and will not permit its subsidiaries to:

● amend its or its subsidiaries’ organizational documents;

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● (i) adjust, split, combine, or reclassify Bruush’s capital stock; (ii) redeem, purchase or acquire any PubCo Shares or any securities convertible or exchangeable into exercisable PubCo Shares; (iii) issue, deliver or sell to any PubCo employee any PubCo Shares or any securities convertible or exchangeable into or exercisable for any PubCo Shares; or (iv) enter into any contract with respect to the sale, voting, registration or repurchase of Bruush’s capital stock;

● declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) on any shares of its capital stock or equity interest;

● except as required by applicable law or by any Bruush employee plan or contract in effect as of the date of the Merger Agreement (i) increase the compensation or benefits payable or that could become payable by Bruush to any former Bruush employee or any directors or officers; (ii) grant any severance or termination pay to any Bruush employee or any directors or officers; (iii) renew or enter into or amend any new employment or severance agreement with any Bruush employee or any directors or officers; (iv) establish, adopt, enter into, materially amend or terminate any Bruush employee benefit plan, agreement, policy or program that would be a PubCo benefit plan; (v) enter into, terminate, amend or negotiate any collective bargaining agreement or other agreement or contract with any labor organization, works council, trade union, labor association or other employee representative; (vi) implement any employee layoffs that could trigger any liability or notice requirements under the Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”); or (vii) take any action to accelerate the vesting, payment, or funding of any compensation benefits to any current or former Bruush employee or any directors or officers;

● acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or person or division thereof or make any loans, advances, or capital contributions to or investments in any person in excess of $250,000 in the aggregate;

● (i) enter into any material contract of Bruush or lease with respect to material real estate of Bruush; (ii) enter into any contract that would limit or otherwise restrict PubCo or any of its subsidiaries or any of their successors from engaging or competing in any line of business or in any geographic area in any material respect; (iii) terminate, cancel or request any material change in or waive any material rights with respect to any material contract of Bruush or real property lease of Bruush; or (iv) terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

● incur, assume or guarantee any indebtedness for borrowed money, other than (i) pursuant to any indebtedness instrument outstanding as of the date of the Merger Agreement and (ii) pursuant to promissory notes issued in connection with any acquisition by the PubCo Entities, which is made pursuant to the Merger Agreement, provided that the indebtedness under any such promissory note taken individually, and all such promissory notes in the aggregate, does not exceed $250,000;

● make any loans, advances or capital contributions or investments in any other person, other than (i) by PubCo or a wholly-owned subsidiary of PubCo, or in PubCo or any of its wholly-owned subsidiaries in the ordinary course of business or (ii) to make any material change in its existing borrowing or lending arrangements for or on behalf of such persons; or

● make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in IFRS or applicable law.

Arrive has also agreed that, except as may be required by applicable laws, as expressly permitted or required by the Merger Agreement, as set forth in Arrive’s disclosure letter, or unless Bruush approves in writing (such approval not to be unreasonably withheld, conditioned or delayed), Arrive will not, and will not permit its subsidiaries to:

● amend its organizational documents;

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● (i) adjust, split, combine, or reclassify any securities of its capital stock, (ii) redeem, purchase or acquire any shares of Arrive’s capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock, (iii) issue/sell any securities convertible or exchangeable into or exercisable for any shares of its capital stock and grants of awards in Arrive’s sole discretion, or (iv) enter into any contract with respect to the voting or registration of its capital stock;

● make, declare or pay any dividend or distribution on any shares of its capital stock or enter into any agreement restricting or limiting the ability of the Surviving Company or any of its Subsidiaries to make any payment of dividends or to make any distributions to its stockholders;

● assume or guarantee any indebtedness for borrowed money in excess of $1,000,000;

● file any material amended tax return, settle any material tax claim or assessment, surrender in writing any right to claim a material refund of taxes, consent to any extensions or waiver of the limitation period applicable to any material tax claim or assessment, or enter into any “closing agreement” within the meaning of Section 7121 of the Code or any voluntary disclosure agreement with any governmental authority, where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations;

● make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in U.S. GAAP or applicable law;

● sell, lease, or otherwise dispose of any assets, including any intellectual property rights;

● commence, initiate, waive, release, assign, settle, or compromise any legal action, or enter into any settlement agreement or understanding or agreement with any governmental authority, relating to Arrive, other than any such waiver, release, assignment, settlement or compromise with a person that is not a governmental authority that is limited only to the payment of money or other form of value that is not in excess of $1,000,000 individually or $3,000,000 in the aggregate;

● enter into or amend any arrangement or contract with any affiliate, director, officer or stockholder of Arrive that would reasonably be expected to materially delay or prevent the consummation of the Transactions;

● take any action that would reasonably be expected to result in any conditions set forth in the Merger Agreement not being satisfied or satisfaction of those conditions being materially delayed; or

● agree in writing or commit to do any of the foregoing.

No Solicitation of Acquisition Proposals

Except as otherwise permitted by the Merger Agreement, Bruush has agreed that Bruush nor any of its subsidiaries, will, and that they will cause their and their respective subsidiaries’ representatives not to, directly or indirectly:

● solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal;

● conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Bruush or Arrive or any of their respective subsidiaries to afford access to the business, properties, assets, books, or records of Bruush or Arrive or any of their respective Subsidiaries;

● knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal;

● except where the Bruush Board or Arrive Board, as applicable, makes a good faith determination, after consultation with its financial advisors and outside legal counsel, that the failure to do so would cause it to be in breach of its fiduciary duties, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Bruush or Arrive, as applicable, or any of their respective subsidiaries;

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● approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL;

● enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract relating to any Takeover Proposal.

Notwithstanding the restrictions described above, prior to the Closing the Bruush Board or the Arrive Board, as applicable, directly or indirectly through any representative, may:

● participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Bruush Board or Arrive Board, as applicable, believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal;

● thereafter furnish to such third-party non-public information relating to such party or any of its respective Subsidiaries pursuant to an executed confidentiality agreement in form permitted under the Merger Agreement (a copy of which confidentiality agreement shall be promptly (in all events within 24 hours) provided for informational purposes to the other party); or

● take any action that any court of competent jurisdiction orders such party to take (which order remains unstayed);

but in each case referred to in the foregoing bullets above, only if the Bruush Board or Arrive Board, as applicable, determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to cause it to be in breach of its fiduciary duties under applicable law.

Bruush and Arrive have also agreed that prior to or substantially concurrently with providing any non-public information to any such third party, Bruush or Arrive, as applicable, will make such non-public information available to each other.

A “Takeover Proposal” means with respect to Bruush, as the case may be, an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any person or group relating to any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement), involving any:

● direct or indirect acquisition of assets of such party hereto or its subsidiaries (including any voting equity interests of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of such party and its subsidiaries’ consolidated assets or to which 20% or more of such party’s and its subsidiaries’ net revenues or net income on a consolidated basis are attributable;

● direct or indirect acquisition of 20% or more of the voting equity interests of such party hereto or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of such party and its subsidiaries, taken as a whole;

● tender offer or exchange offer that if consummated would result in any person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of such party hereto; merger, consolidation, other business combination, or similar transaction involving such party hereto or any of its subsidiaries, pursuant to which such person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the consolidated net revenues, net income, or assets of such party and its subsidiaries, taken as a whole; liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of such party hereto or one or more of its subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income, or assets of such party and its subsidiaries, taken as a whole; or

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● any combination of the foregoing.

A “Superior Proposal” means a bona fide written Takeover Proposal with respect to Bruush or its subsidiaries (except that, for purposes of the definition of “Superior Proposal”, each reference in the definition of “Takeover Proposal” to “20% or more” shall be “more than 50%”) that such party’s board determines in good faith (after consultation with outside legal counsel and such party’s financial advisor) is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, more favorable from a financial point of view to the holders of such party’s common stock than the transactions contemplated by the Merger Agreement, in each case, after taking into account:

● all financial considerations;

● the identity of the third party making such Takeover Proposal;

● the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal;

● the other terms and conditions of such Takeover Proposal and the implications thereof on such party, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by such party (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and

● any revisions to the terms of the Merger Agreement and the Merger proposed by the other party during the required period of at last five business days prior to a party entering into an Alternative Acquisition Agreement or making change in recommendation.

Existing Discussions or Negotiations; Notice Regarding Acquisition Proposals

Bruush and Arrive have agreed that they will, and that they will cause their respective subsidiaries and their and their respective representatives to cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted at time of the execution of the Merger Agreement with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of Bruush or Arrive, as applicable, and any of their respective subsidiaries that was furnished by or on behalf of such party or its respective subsidiaries to return or destroy (and confirm destruction of) all such information.

Bruush and Arrive have also agreed that if either of them receives a Takeover Proposal or any inquiry or request for information with respect to a Takeover Proposal or that is reasonably likely to lead to a Takeover Proposal, such party shall notify the other party promptly (but in no event later than 24 hours) after it becomes aware of the receipt by such party (or any of its representatives) of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to such party or any of its subsidiaries or for access to the business, properties, assets, books, or records of such party or any of its subsidiaries by any third party. Any such notice shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request, including any proposed financing. Such party shall also keep the other party fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof. Such party shall provide the other party with at least 48 hours prior notice of any meeting of its board of directors, or any committee thereof (or such lesser notice as is provided to the members of such party’s board of directors or committee thereof) at which such party’s board of directors, or any committee thereof, is reasonably expected to consider any Takeover Proposal. Such party shall promptly provide the other party with a list of any non-public information concerning such party’s or any of its Subsidiaries’ business, present or future performance, financial condition, or results of operations, provided to any third party, and, to the extent such information has not been previously provided to the other party, copies of such information.

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No Change in Recommendation

The Bruush Board (or any committee thereof) shall not make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Bruush Board (or a committee thereof) to the shareholders of Bruush pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Bruush Board (or a committee thereof) may refrain from taking a position with respect to a Takeover Proposal until the close of business on the tenth (10th) Business Day after the commencement of a tender or exchange offer in connection with such Takeover Proposal without such action being considered a violation of the Merger Agreement or a Bruush Adverse Recommendation Change). The Bruush Board shall not, adopt, approve, endorse or recommend or publicly announce an intention to adopt, approve, endorse or recommend, any Takeover Proposal or any proposal that is reasonably expected to lead to a Takeover Proposal. Following the date of receipt of any Takeover Proposal or any material modification thereto is first made public, sent or given to the shareholders of the Surviving Corporation, if the Bruush Board shall not have failed to issue a press release that expressly reaffirms its recommendation within five (5) Business Days following Bruush’s receipt of the Arrive’s written request to do so (any action described herein, a “Bruush Adverse Recommendation Change”). Bruush shall not enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an “Alternative Acquisition Agreement”) providing for the consummation of a transaction contemplated by any Takeover Proposal (other than a confidentiality agreement referred to in the Merger Agreement).

Notwithstanding anything to the contrary contained in Merger Agreement, at any time prior to the termination of the Merger Agreement, the Bruush Board may make a Bruush Adverse Recommendation Change in response to any material event if the Bruush Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be a breach of the Bruush Board’s fiduciary duties under applicable Law, only if all of the following conditions are satisfied: (i) Bruush shall have first provided Arrive a material event notice at least five (5) Business Days in advance advising the Company that Bruush intends to make a Bruush Adverse Recommendation Change (it being understood and hereby agreed that the delivery and receipt of any such material event notice shall not, in and of itself, be deemed to be a Bruush Adverse Recommendation Change) and specifying, in reasonable detail, the material event; (ii) during the applicable material event period (or any mutually agreed extension or continuation thereof), Bruush and its Representatives shall negotiate in good faith with Arrive and its officers, directors and Representatives regarding any changes to the terms of the Merger Agreement and any other proposals made by Arrive so that a failure to effect a Bruush Adverse Recommendation Change in response to such material event would no longer be inconsistent with the Bruush Board’s fiduciary duties under applicable Law; (iii) Arrive does not make, within the applicable material event period (or any extension or continuation thereof) after the receipt of such notice, a proposal that would, in the good faith judgment of the Bruush Board (after consultation with outside legal counsel), cause the failure to effect a Bruush Adverse Recommendation Change in response to such material event to no longer be inconsistent with the Bruush Board’s fiduciary duties under applicable Law (it being understood and agreed that any material change in any event, occurrence or facts relating to such Intervening Event shall require a new material event notice with a new material event period ending on the day that is three (3) Business Days after such material change); (iv) and following the material event notice period, the Bruush Board shall have determined in good faith (after consultation with its outside legal counsel) that the failure to effect a Bruush Adverse Recommendation Change in response to such material event would continue to be a breach of the Bruush Board’s fiduciary duties under applicable law.

Permitted Change of Recommendation or Entry into an Alternative Acquisition Agreement—Superior Proposal

The Merger Agreement provides that, at any time prior to the its termination if, in response to a bona fide unsolicited written Takeover Proposal made by a Third Party after the date of this Agreement which does not arise from a breach of the Merger Agreement and has not been withdrawn, the Bruush Board determines in good faith; after consultation with outside legal counsel and a financial advisor of national reputation, that such Takeover Proposal constitutes a Superior Proposal and after consultation with outside legal counsel, that the failure to make a Bruush Adverse Recommendation Change would be a breach of the Bruush Board’s fiduciary duties under applicable Law, then the Bruush Board may make a Bruush Adverse Recommendation Change, only if, in either such case, all of the following conditions are satisfied: (i) Bruush shall have first provided to Arrive a Superior Proposal Notice at least five (5) Business Days in advance advising Arrive that the Bruush Board is prepared to effect a Bruush Adverse Recommendation Change in response to a Superior Proposal (and specifying, in reasonable detail, the material terms and conditions of any such Superior Proposal, including the identity of the Third Party making any such Superior Proposal) (it being understood and hereby agreed that the delivery and receipt of any such Superior Proposal Notice shall not, in and of itself, be deemed to be a Bruush Adverse Recommendation Change) and providing Arrive with a complete copy of any written request, proposal or offer, including any proposed Alternative Acquisition Agreement (and all schedules, appendices, exhibits and other attachments relating thereto) and any other documents containing the material terms of such Superior Proposal; (ii) during the applicable Superior Proposal Notice Period (or any extension or continuation thereof), prior to its effecting a Bruush Adverse Recommendation Change, Bruush and its Representatives shall negotiate in good faith with Arrive and its officers, directors and Representatives regarding changes to the terms of this Agreement and any other proposals made by Arrive intended by Arrive to cause such Takeover Proposal to no longer constitute a Superior Proposal; (iii) Arrive does not make, within the applicable Superior Proposal Notice Period (or any mutually agreed extension or continuation thereof) after the receipt of such notice, a proposal that would, in the good faith judgment of the Bruush Board (after consultation with outside legal counsel and a financial advisor of national reputation), cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal (it being understood and agreed that any amendment or modification of such Superior Proposal shall require a new Superior Proposal Notice with a new Superior Proposal Notice Period of five (5) Business Days); (iv) and following the Superior Proposal Notice Period, the Bruush Board shall have determined in good faith, in light of such Superior Proposal and taking into account any revised terms proposed by the Company, (1) after consultation with outside legal counsel and a financial advisor of national reputation, that such Takeover Proposal continues to constitute a Superior Proposal and (2) after consultation with outside legal counsel, that the failure to make Bruush Adverse Recommendation Change would continue to be a breach of the Bruush Board’s fiduciary duties under applicable Law.

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Regulatory Approvals

Under the Merger Agreement, Bruush, Merger Sub and Arrive have each agreed to cooperate with each other and to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, as promptly as reasonably practicable (and in any event no later than the Termination Date), the Merger and the other transactions contemplated by the Merger Agreement, including:

● obtaining all necessary permits, approvals, waivers from applicable governmental authorities and the making of all necessary registrations, filings, and notifications (including filings with applicable governmental authorities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any such governmental authority;

● obtaining all necessary consents or waivers from third parties; and

● the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.

However, Bruush shall not be required to offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or governmental order to: (i) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of Arrive, the Surviving Corporation, Bruush, Merger Sub, or any of their respective subsidiaries; (ii) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of Arrive, the Surviving Corporation, Bruush, Merger Sub, or any of their respective subsidiaries in any manner; or (iii) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of Arrive, the Surviving Corporation, Bruush, Merger Sub, or any of their respective subsidiaries; provided, that if requested by Bruush, Arrive has agreed to become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or governmental order so long as such requirement, condition, limitation, understanding, agreement, or governmental order is only binding on Arrive in the event the Merger is consummated.

Access to Information

Subject to certain limitations, prior to the Effective Time, each of Bruush and Arrive will afford the other party and its representatives reasonable access, at reasonable times and in a manner not to unreasonably interfere with the business and operations of said party, to Bruush’s or Arrive’s, as applicable, and its subsidiaries’, officers, employees, accountants, agents, properties, offices, and other facilities and to all of their respective books, records, contracts, and other asset, and, during such period, will furnish promptly to the other party such information concerning the business and properties of Arrive and Bruush, as applicable, as the other party may reasonably request.

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Public Announcements

Bruush and Arrive agreed that neither party shall issue a public release, statement or other disclosure about the Merger or the other transactions contemplated thereby without the prior consultation with each other, except as required by applicable law or Nasdaq rules, in which case that Party shall use its reasonable best efforts to consult with the other party before issuing any such release or making any such public statement; however, such consent or consultation shall not be required in connection with any press release or other public statement or comment to be made with respect to any Takeover Proposal. Notwithstanding the foregoing, either party may, without the prior consent of the other parties,

● communicate with its respective customers, vendors, suppliers, financial analysists, investors and media representatives in a manner consistent with its past practice in compliance with applicable law to the extent such communications consist of information included in a press release or other document previously approved for external distribution by the other party; and

● make public announcements concerning the operation of the business of such party.

Certain Tax Matters

Based upon the facts available to Bruush as of the date hereof, the Merger is expected to (a) result in Bruush being treated as a United States domestic corporation for United States federal income Tax purposes under Section 7874 of the Code, and (b) constitute a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. Bruush and Arrive have agreed (and they shall cause their respective subsidiaries, as applicable) to use their reasonable best efforts to cause the Merger to qualify, and not take or fail to take any action which action (or failure to act) would reasonably be expected to prevent or impede the Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended.

Directors’ and Officers’ Indemnification and Insurance

For at least six years following the Effective Time, Bruush and Arrive as the Surviving Corporation must maintain charter documents of the Surviving Corporation with provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Bruush indemnified parties as the indemnification, advancement of expenses, and exculpation provisions set forth in Bruush charter documents as of the date of the Merger Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable law.

Furthermore, each of Bruush and Arrive shall obtain at its own expense prior to the Effective Time “tail” insurance policies with a claims period of at least three (3) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the indemnified parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by the Merger Agreement).

Each of the indemnified parties entitled to indemnification under the Merger Agreement or are otherwise are beneficiaries under the “tail” policy discussed above are intended to be third party beneficiaries of the Merger Agreement’s indemnification provisions, with full rights of enforcement as if a party thereto.

Certain Additional Covenants

The Merger Agreement also contains additional covenants, including, among others, covenants relating to the filing of this prospectus, regulatory filings and approvals (which are described under entitled “The Merger—Regulatory Approvals”), the listing of shares of Bruush Common Stock on (which are described under “Transaction Summary—Listing of Bruush Common Stock), notification of certain events and regulatory matters, and coordination with respect to litigation relating to the Merger.

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Conditions to the Completion of the Merger

The obligations of each of Bruush and Arrive to complete the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law), on or prior to the closing, of each of the following conditions:

● the Merger Agreement will have been adopted by the Bruush Board;

● the Merger Agreement will have been adopted by holders of a majority of the outstanding shares of Arrive Common Stock

● the shares of Bruush Common Stock issuable as Merger Consideration pursuant to the Merger Agreement shall have been approved for listing on Nasdaq, subject to official notice of issuance;

● the registration statement to be filed with the SEC by Bruush in connection with the stock issuance as Merger Consideration shall have become effective under the Securities Act and shall not be the subject of any stop order or any legal action by or before the SEC seeking a stop order;

● all required filings shall have been made and all required approvals obtained (or waiting periods expired or terminated) under any applicable antitrust law;

● no governmental entity having jurisdiction over any party to the Merger Agreement shall have enacted, issued, promulgated, enforced, or entered any order, whether temporary, preliminary, or permanent, that makes illegal, enjoins, or otherwise prohibits consummation of the Merger, the issuance of Merger Consideration, or the other transactions contemplated by the Merger Agreement; and

● all due diligence review reasonably required by the parties has been completed to the reasonable satisfaction.

The obligation of each of Bruush and Merger Sub to complete the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) by Bruush or Merger Sub on or prior to the closing of each of the following conditions:

● the accuracy of the representations and warranties of Arrive in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Effective Time of the merger or the date in respect of which such representation or warranty was specifically made;

● Arrive having performed in all material respects all obligations and complied in all material respects with the agreements and covenants, in the Merger Agreement required to be performed by or complied with by Arrive on or prior to the Closing of the Merger;

● the absence of any Arrive Material Adverse Effect having occurred that is continuing;

● Bruush having received the requisite consent from applicable third parties with respect to the Separation Agreement;

● Arrive having completed a PCAOB audit of its financial statements for the years ending on December 31, 2021 and 2022, and a review of the nine-month period ending on September 30, 2023; and

● Bruush having received a certificate, signed by an executive officer of Arrive.

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The obligation of Arrive to complete the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable law) by Arrive on or prior to the closing of each of the following conditions:

● the accuracy of the representations and warranties of Bruush and Merger Sub in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Effective Time of the merger or the date in respect of which such representation or warranty was specifically made;

● Bruush and Merger Sub having performed in all material respects all obligations and complied in all material respects with the agreements and covenants, in the Merger Agreement required to be performed by or complied with by Bruush and Merger Sub at or prior to the Closing of the Merger;

● the absence of any Bruush Material Adverse Effect having occurred that is continuing;

● Bruush shall have the Net Cash Minimum;

● Bruush having provided to Arrive payoff letters or similar documentation evidencing the settlement or satisfaction of all Bruush Liabilities;

● Bruush and Merger Sub having performed in all material respects all obligations and complied in all material respects with the agreements and covenants, in the Merger Agreement required to be performed by or complied with by Bruush on or prior to the Closing of the Merger;

● Arrive having received a certificate, signed by an executive officer of Bruush;

● written resignation and general releases of certain Bruush officers and directors shall have been executed dated or effective as of the Closing;

● Arrive having received from Bruush the Separation Agreement and confirmation of the termination of contracts, agreements and other obligations set forth therein and release from other parties such obligations, which termination and release shall be effective on or prior to the Closing Date; and

● Arrive is not subject to dissenters’ rights claims representing more than $100,000 from the Arrive stockholders.

Termination of the Merger Agreement

Bruush and Arrive’s Right to Terminate the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of the required vote of the Arrive stockholders approving the Merger Agreement in the following ways:

● by the mutual written consent of Bruush and Arrive;

● by either Bruush or Arrive if the Merger has not been consummated on or before the Termination Date, except that (i) a party may not terminate this Merger Agreement pursuant to this provision if such party’s material breach material breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been a contributing cause of, or was a contributing factor that resulted in, the failure of the Merger to be consummated on or before the Termination Date;

● by either Bruush or Arrive if prior to the Effective Time any governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger, or the other transactions contemplated by the Merger Agreement, and such law or order shall have become final and non-appealable;

● by either Bruush or Arrive if either party pays the termination fee in the amount for $250,000;

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● by Arrive if, the Bruush Board authorizes Bruush, to the extent permitted by and subject to full compliance with the applicable terms and conditions of the Merger Agreement, to enter into an acquisition agreement in respect of a Superior Proposal;

● by Arrive if: (i) the Bruush Board makes a change in its recommendation regarding the Merger Agreement or the Bruush Board shall have approved an Alternative Acquisition Agreement; or (ii) Bruush shall have breached its no solicitation obligations or the requirement to hold the meeting of its stockholders;

● by Arrive if Bruush shall have breached any representation, warranty, covenant, or agreement such that the conditions to the Closing of the Merger would not be satisfied and such breach is incapable of being cured by the Termination Date; or, if curable by the Termination Date, shall not have been cured prior to the earlier of (i) 30 days after written notice thereof is given by Arrive to Bruush or (ii) three (3) business days prior to the Termination Date; however, Arrive may not exercise this termination right if Arrive is then in material breach of any representation, warranty, covenant, or obligation hereunder which breach would give rise to the failure of a condition to the Merger Agreement;

● by Arrive if all of the conditions to Bruush’s obligation to consummate the Merger have been satisfied and Bruush has failed to fulfil its obligation and agreement to consummate the Merger within three business days; or

● by Arrive if the Separation Agreement, if any, is not executed at the Effective Time.

● by Bruush if the Bruush Board authorizes Bruush, to the extent permitted by and subject to full compliance with the applicable terms and conditions of the Merger Agreement, to enter into an acquisition agreement in respect of a Superior Proposal;

● by Bruush if Arrive shall have breached any representation, warranty, covenant, or agreement such that the conditions to the Closing of the Merger would not be satisfied and such breach is incapable of being cured by the Termination Date; or, if curable by the Termination Date, shall not have been cured prior to the earlier of (i) 30 days after written notice thereof is given by Bruush to Arrive or (ii) three (3) business days prior to the Termination Date; however, Bruush may not exercise this termination right if Bruush is then in material breach of any representation, warranty, covenant, or obligation hereunder which breach would give rise to the failure of a condition to the Merger Agreement; or

● by Bruush if all of the conditions to Arrive’s obligation to consummate the Merger have been satisfied and Arrive has failed to fulfil its obligation and agreement to consummate the Merger within three business days.

Post-Termination Liability

If the Merger Agreement is terminated, it will become void and of no further force and effect, with no liability on the part of any party (or any stockholder, director, officer, employee, agent, or representative of such party) to any other party hereto, except with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants, or other agreements set forth in the Merger Agreement.

Amendment and Waiver

The Merger Agreement may be amended or supplemented at any time prior to the Effective Time by an instrument in writing signed on behalf of each of the parties to the Merger Agreement.

At any time prior to the Effective Time, Bruush or Merger Sub, on the one hand, or Arrive, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other parties; (b) waive any inaccuracies in the representations and warranties of the other parties; or (c) unless prohibited by applicable law, waive compliance with any of the covenants, agreements, or conditions contained in the Merger Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of such rights.

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Assignment

The Merger Agreement is not assignable by any party to the Merger Agreement, without the express prior written consent of the other parties thereto, and any attempted or purported assignment or delegation without the prior written consent of the other parties shall be null and void.

Third-Party Beneficiaries

Bruush, Merger Sub and Arrive have agreed that the Merger Agreement is for the sole benefit of the parties thereto. Nothing in the Merger Agreement, express or implied, is intended to or shall confer upon any person other than Bruush, Merger Sub and Arrive and their permitted assigns and respective successors any legal or equitable right, benefit, or remedy of any nature whatsoever, except with respect to the provisions of the Merger Agreement relating to payment of the Merger Consideration, the treatment of Bruush and Arrive Options, the indemnification of Bruush directors and officers, including directors’ and officers’ insurance, certain litigation, fees and expenses following termination and non-recourse. Furthermore, each of Bruush and Arrive may enforce any applicable indemnity or payment or reimbursement obligation provided for under the Merger Agreement on behalf of their respective affiliates.

Jurisdiction; Specific Performance

Each of Bruush, Merger Sub and Arrive has consented to the exclusive personal jurisdiction of the Delaware Court of Chancery (or if the Delaware Court of Chancery does not have jurisdiction, any federal court within the State of Delaware) in any legal actions or proceedings relating to the Merger Agreement or any of the transactions contemplated thereby and a waiver of any claim of improper venue or any claim that those courts are an inconvenient forum.

Each of Bruush, Merger Sub and Arrive has also agreed that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with its terms. Accordingly, prior to the termination of the Merger Agreement, in addition to any other remedy that each may be entitled to, Bruush, Merger Sub and Arrive have agreed that each will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement or to enforce specifically the performance of its terms and provisions. Each of Bruush, Merger Sub and Arrive has also waived any requirement for the posting of any bond or similar instrument in connection with such injunctions.

VOTING AND SUPPORT AGREEMENTS

Arrive Voting and Support Agreements

Concurrently with the execution of the Merger Agreement, certain shareholders of three percent (3%) or more of the Company Common Stock entered into certain voting agreements with Bruush (together, the “Arrive Support Agreements”), whereby such Arrive stockholders agreed to, among other things, (i) vote, and in any action by written resolution of the stockholders of Bruush, provide written consent with respect to, all of their Bruush Shares in favor of the Merger Agreement and the Transactions; (ii) waive any rights to seek appraisal, rights of dissent, or any similar rights in connection with the Merger Agreement and the Transactions; and (iii) vote, or cause to be voted, against or withhold written consent, or cause written consent to be withheld, with respect to, as applicable, any other matter, action or proposal that would reasonably be expected to result in a material breach of any of the covenants, agreements or obligations under the Merger Agreement, or the breach of any of the conditions to the Closing.

The Arrive Support Agreements will terminate in their entirety, and be of no further force or effect, upon the earlier to occur of (i) the Effective Time and (ii) the valid termination of the Merger Agreement in accordance with its terms.

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The foregoing description of the Arrive Support Agreements is qualified in its entirety by reference to the full text of the form of Target Company Support Agreement, a copy of which is filed as an exhibit to this registration statement.

Bruush Voting Agreements

Bruush intends to continue to rely on and comply with home country practices pursuant to British Columbia law with respect to stockholder voting requirements. Pursuant to the home country rule exemption set forth under Nasdaq Listing Rule 5615(a)(3), a foreign private issuer may follow its home country practice in lieu of the requirements of the Nasdaq Marketplace Rule 5600 Series. In reliance on and in compliance with home country practices pursuant to British Columbia law, Bruush is not required to obtain shareholder approval of (i) the Merger Agreement, (ii) the updated notice of articles (including the reverse stock split contemplated therein), (iii) the issuance of the PubCo Shares, and (iv) any of the other Transactions. As a result, no officers, directors nor shareholders of Bruush have entered into a voting and support agreements similar to those of the Arrive Support Agreements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 14, 2023, Bruush Oral Care Inc. (“Bruush”), a corporation existing under the laws of the Province of British Columbia, Canada, entered into an Agreement and Plan of Merger, or the Merger Agreement, with Arrive Technology Inc. (“Arrive”), a Delaware corporation, and Bruush Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Bruush. Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into Arrive, with Arrive surviving the Merger as a wholly owned subsidiary of Bruush (the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. If the Merger is completed, the business of Arrive will continue as the business of the combined company.

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger and related transactions (the “effective time”): (i) each then-outstanding share of Arrive common stock and (ii) each then-outstanding option and warrant to purchase Arrive common stock will be converted into and become an option to purchase Bruush common stock based on the exchange ratio calculated in accordance with the Merger Agreement (“Exchange Ratio”).

The equity holders of Bruush immediately prior to the Effective Time are expected to own approximately 5.5% of the aggregate number of outstanding shares of Bruush common stock immediately after the Effective Time, and the stockholders of Arrive immediately prior to the Effective Time are expected to own approximately 94.5% of the aggregate number of outstanding shares of Bruush common stock immediately after the Effective Time on a fully-diluted basis, subject to certain assumptions, including, but not limited to (a) a valuation for Bruush equal to its net assets as of the business day immediately prior to the closing date of the Merger, (b) a valuation for Arrive equal to $359.7 million and (c) Bruush completing a financing in the amount of $10 million (the Pre-Closing Financing) in order to meet the Net Cash Minimum requirement (see Note 1).

The following unaudited pro forma condensed combined financial information gives effect to the Merger, which is expected to be accounted for as a reverse capitalization under U.S. generally accepted accounting principles (“GAAP”), and gives effect to the Bruush Pre-Closing Financing. The transaction is expected to be accounted for as a reverse recapitalization of Bruush by Arrive because on the effective date of the Merger, the pre-combination assets of Bruush are expected to be primarily cash and other non-operating assets.

Under GAAP, Arrive is considered the accounting acquirer for financial reporting purposes. This determination is based on the expectations that, immediately following the Merger: (i) Arrive’s equity holders will own a substantial majority of the voting rights in the combined company; (ii) Arrive will designate a majority (four of five) of the initial members of the board of directors of the combined company and (iii) Arrive’s executive management team will become the management of the combined company.

As a result of Arrive being treated as the accounting acquirer, Arrive’s assets and liabilities were recorded at their pre-combination carrying amounts. Bruush’ assets and liabilities will be measured and recognized at their fair values as of the effective date of the Merger, and combined with the assets, liabilities, and results of operations of Arrive after the consummation of the Merger. As a result, upon consummation of the Merger, the historical financial statements of Arrive will become the historical consolidated financial statements of the combined company.

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The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Bruush as of April 30, 2023 and Arrive as of September 30, 2023 and depicts the accounting of the Merger under GAAP. The unaudited pro forma condensed combined statements of operations for Bruush and Arrive, respectively, for the six months period ended April 30, 2023 and nine months ended September 30, 2023 and for the year ended October 31, 2022 and December 31, 2022, combines the historical results of Bruush and Arrive for those periods and depicts the pro forma balance sheet transaction accounting adjustments assuming that those adjustments were made as of January 1, 2022 (“pro forma statements of operations transaction accounting adjustments”). Collectively, the pro forma balance sheet transaction accounting adjustments and the pro forma statements of operations transaction accounting adjustments are “transaction accounting adjustments.”

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only, does not necessarily reflect what the actual consolidated results of operations would have been had the Merger occurred on the dates indicated and may not be useful in predicting the future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The accounting for the merger requires the final calculation of Bruush’s net cash. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the closing of the Merger, may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position. Differences between the preliminary estimates and final amounts will likely occur as a result of the amount of cash used for Bruush’s operations, changes in the fair value of Bruush’s common stock, or other changes in Bruush’s assets and liabilities. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical financial statements of Bruush and Arrive, and their respective management’s discussion and analysis of financial condition and results of operations included elsewhere in, or incorporated by reference to, this proxy statement/prospectus.

GAAP requires the evaluation of certain assumptions, estimates, or determination of financial statement classifications. The accounting policies of Bruush may materially vary from those of Arrive. During preparation of the unaudited pro forma condensed combined financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro form condensed combined financial information assumes no material differences in accounting policies. Following the Merger, management will conduct a final review of Bruush’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Bruush’s results of operations or reclassification of assets or liabilities to conform to Arrive’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Bruush’s financial statements included in this registration statement are prepared in accordance with International Financial Reporting Standards (“IFRS”). Management has performed a preliminary analysis and concluded that there are no differences between IFRS and GAAP which would impact materially Bruush’s financial statements.

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Unaudited Pro Forma Condensed Combined Balance Sheet

As at

(in US Dollars)

	Bruush Oral Care Inc.	Arrive Technology Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined Total
	April 30, 2023	September 30, 2023
Assets
Current assets:
Cash	$194,321	$522,055	$10,000,000	(a)	$10,716,376
Accounts and other receivables	152,604	—	(152,604)	(i)	—
Inventory	142,950	—	(142,950)	(i)	—
Prepaid expenses and deposits	395,976	7,275	(395,976)	(i)	7,275
Other current assets	—	5,692	—		5,692
Total current assets	885,851	535,022	9,308,470		10,729,343
Equipment, net	4,914	39,892	(4,914)	(i)	39,892
Construction in progress	—	822,952	—		822,952
Intangible assets, net	—	198,072	—		198,072
Security deposit	—	1,500	—		1,500
Total assets	$890,765	$1,597,438	$9,303,556		$11,791,759

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$2,308,607	$106,059	$(1,308,607)	(b)	$1,106,059
Due to related party	311,774	—	(311,774)	(i)	—
Convertible debt	2,336,222	—	(2,336,222)	(i)	—
Loan payable	—	7,813	—		7,813
Deferred revenue	2,009	—	(2,009)	(i)	—
Warrant derivative	1,107,775	—	(1,107,775)	(i)	—
Total current liabilities	6,066,387	113,872	(5,066,387)		1,113,872
Loan payable	—	20,362			20,362
Total liabilities	6,066,387	134,234	(5,066,387)		1,134,234

Stockholders’ equity (deficit):
Common stock	—	5,952	1,632	(d)	7,584
Additional paid-in capital	26,795,204	7,932,937	(23,972,458)	(a)(b)(d)(e)(f)	10,755,683
Subscription receivable	—	(17,446)	—		(17,446)
Accumulated deficit	(31,970,826)	(6,458,239)	38,340,769	(c)(e)(g)(h)	(88,296)
Total stockholders’ equity (deficit)	(5,175,622)	1,463,204	14,369,943		10,657,525
Total liabilities and stockholders’ equity	$890,765	$1,597,438	$9,303,556		$11,791,759

1Bruush statements were prepared in accordance with IFRS, however, there were no significant differences with US GAAP except to present all share capital amounts as additional paid in capital to conform with US GAAP presentation as Bruush shares have no par value.

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Unaudited Pro Forma Condensed Combined Statement of Operations

For the Period Ended

(in US Dollars)

	Bruush Oral Care Inc.	Arrive Technology Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined Total
	Six months ended April 30, 2023	Nine months ended September 30, 2023
Revenue	$1,401,624	$—	$(1,401,624)	(i)	$—
Cost of Goods sold	(436,086)	—	436,086	(i)	—
Gross Profit	965,538	—	(965,538)		—

Expenses
Advertising and marketing	4,483,815	185,857	(4,483,815)	(i)	185,857
Amortization and depreciation expense	2,110	8,916	(2,110)	(i)	8,916
Commission	62,447	—	(62,447)	(i)	—
Consulting	559,177	—	(559,177)	(i)	—
Licensing fee costs	—	90,000	—		90,000
Interest and bank charges	224,344	1,896	(224,344)	(i)	1,896
Inventory management	18,143	—	(18,143)	(i)	—
Insurance	—	51,636	—		51,636
Utilities	—	2,730	—		2,730
Repairs and maintenance	—	39	—		39
Merchant fees	47,923	—	(47,923)	(i)	—
Office and administrative expenses	260,122	67,706	(260,122)	(i)	67,706
Professional fees	260,802	704,609	(260,802)	(i)	704,609
Research and development	1,680	112,155	(1,680)	(i)	112,155
Rent	—	25,850	—		25,850
Salaries and wages	757,208	654,822	(757,208)	(i)	654,830
Share-based compensation	406,154	326,095	(406,154)	(i)	326,087
Shipping and delivery	450,147	10,280	(450,147)	(i)	10,280
Taxes	—	48,112	—		48,112
Transportation	—	9,427	—		9,427
Travel and entertainment	68,884	79,437	(68,884)	(i)	79,437
	(7,602,956)	(2,379,567)	7,602,956		(2,379,567)
Other Items
Financing costs	(417,794)	—	417,794	(i)	—
Foreign exchange	(31,745)	—	31,745	(i)	—
Gain on revaluation of warrant derivative	1,473,271	—	(1,473,271)	(i)	—
Other income	159,324	—	(159,324)	(i)	—
Write down of prepaid inventory	(130,150)	—	130,150	(i)	—
Miscellaneous expense	—	(17,152)	—		(17,152)
	1,052,906	(17,152)	(1,052,906)		(17,152)
Net and comprehensive loss	$(5,584,512)	$(2,396,719)	$5,584,512		$(2,396,719)

Loss per share - Basic and diluted	$(12.79)	$(0.02)			$(0.04)

Weighted average number of common shares outstanding - basic and diluted	436,525	118,765,698			55,645,366

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Audited Pro Forma Combined Statement of Operations

For The Year Ended

(in US Dollars)

	Bruush Oral Care Inc.	Arrive Technology Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined Total
	October 31, 2022	December 31, 2022
Revenue	$2,632,442	$—	$(2,632,442)	(i)	$—
Cost of Goods sold	(822,383)	—	822,383	(i)	—
Gross Profit	1,810,059	—	(1,810,059)		—

Expenses
Advertising and marketing	7,162,046	197,545	(7,162,046)	(i)	197,545
Amortization and depreciation expense	15,348	9,764	(15,348)	(i)	9,764
Transportation expenses	—	2,434	—		2,434
Commission	91,050	—	(91,050)	(i)	—
Consulting	1,197,831	—	(1,197,831)	(i)	—
Donations	—	5,290	—		5,290
Licensing fee costs	—	120,000	—		120,000
Interest and bank charges	1,155,288	4,247	(1,155,288)	(i)	4,247
Inventory management	47,405	—	(47,405)	(i)	—
Insurance	—	53,914	—		53,914
Utilities	—	3,558	—		3,558
Merchant fees	99,293	—	(99,293)	(i)	—
Office and administrative expenses	328,956	73,413	(328,956)	(i)	73,413
Professional fees	521,064	349,639	(521,064)	(i)	349,639
Research and development	96,431	177,873	(96,431)	(i)	177,873
Rent	—	19,732	—		19,732
Salaries and wages	1,222,171	747,377	(1,222,171)	(i)	766,663
Share-based compensation	279,622	446,354	(279,622)	(i)	446,354
Shipping and delivery	832,395	8,934	(832,395)	(i)	8,934
Taxes	—	40,756	—		40,756
Travel and entertainment	259,372	105,372	(259,372)	(i)	105,372
	(13,308,272)	(2,385,488)	13,308,272		(2,385,488)
Other Items
Financing costs	(2,688,034)	—	2,688,034	(i)	—
Foreign exchange	(153,076)	—	153,076	(i)	—
Gain on revaluation of warrant derivative	5,740,202	—	(5,740,202)	(i)	—
Other loss	(166,150)	—	166,150	(i)	—
Miscellaneous expense	—	(3,126)	—		(3,126)
Gain on sale of Bruush net assets	—	—	6,369,943	(h)	6,369,943
	2,732,942	(3,126)	3,637,001		6,366,817
Net and comprehensive loss	$(8,765,271)	$(2,388,614)	$15,135,214		$3,981,329

Loss per share - Basic and diluted	$(45.64)	$(0.02)			$0.07

Weighted average number of common shares outstanding - basic and diluted	192,039	118,021,476			55,057,067

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1. Description of the Transaction

Arrive, Bruush, and Merger Sub have entered into the Merger Agreement, pursuant to which Merger Sub, a wholly owned subsidiary of Bruush, will merge with and into Arrive, with Arrive surviving as a wholly owned subsidiary of Bruush.

Under the Merger Agreement:

●	Bruush must maintain a net cash minimum of $10 million (the “Net Cash Minimum”).
●	Each issued and outstanding security of Arrive will be exchanged for 0.46 securities of Bruush and Arrive will become a subsidiary of Bruush.
●	The board of directors of the combined company will consist of five members, four of whom shall be designated by shareholders of Arrive.
●	All the assets and liabilities of Bruush (with the exception of the “Net Cash Minimum”) will be sold immediately following the Merger.

Upon the effective time, all shares of Arrive’s common stock outstanding immediately prior to the effective time will be converted into the right to receive approximately 56,020,392 shares of Bruush common stock in the aggregate, based on an assumed exchange ratio of 0.46 Bruush share per Arrive share, subject to adjustment as further described below. This exchange ratio is an estimate only and the final exchange ratio will be determined pursuant to a formula described in more detail in the Merger Agreement. Bruush will assume outstanding and unexercised stock options and warrants to purchase shares of Arrive common stock, and in connection with the Merger they will be converted into stock options and warrants to purchase shares of Bruush common stock based on the agreed upon exchange ratio.

As a result of the Merger, current holders of Arrive’s equity are expected to own, or hold rights to acquire, in the aggregate approximately 94.5% of the fully-diluted common stock of Bruush and Bruush current stockholders and option holders are expected to own, or hold rights to acquire, in the aggregate approximately 5.5% of the fully-diluted common stock of Bruush following the effective time.

Arrive estimates that the aggregate value of the consideration to be paid in the Merger will be approximately $18.5 million. The fair value of consideration transferred is based on the number of common shares Bruush stockholders will own upon consummation of the Merger, multiplied by the $6.5, which is Bruush’s share price as at April 30, 2023. Arrive is also expected to incur a merger and acquisition fee (the “M&A Fee”) upon consummation of the Merger, as follows: 3% on the first $250 million of aggregate value of the of the securities issued, plus any other consideration, for the Merger; 2% of the Aggregate Value greater than $250 million but less than $500 million and 1% of the Aggregate Value greater than $500 million. The M&A Fee will be settled in shares. The expected number of shares to be issued for the M&A Fee based on the current assumptions is approximately 1.5 million shares. The number and value of the shares of Bruush common stock to be issued pursuant to the Merger will not be determined until the completion of the Merger and therefore, the final aggregate value of the consideration paid in the Merger, may be more or less than $18.5 million. The fair value of consideration transferred is not indicative of the combined entities enterprise value upon consummation of the Merger. As the merger is expected to be accounted for as a reverse recapitalization, any difference between the consideration to be transferred in the merger and the fair value of the net assets acquired will be recorded as an adjustment to additional paid-in capital.

Consummation of the Merger is subject to certain closing conditions, including, among other things, (1) approval by Bruush Board of Directors, (2) approval by the requisite Arrive stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, (3) Bruush maintaining the Net Cash Minimum, (4) Bruush providing Arrive with payoff letters or similar documentation evidencing the settlement or satisfaction of all Bruush liabilities, (5) Nasdaq’s approval of the listing of the shares of Bruush common stock to be issued in connection with the Merger and (6) the effectiveness of the Registration Statement on Form F-4.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared pursuant to the rules and regulations of Article 11 of SEC Regulation S-X. The unaudited pro forma condensed combined statements of operations give effect to the Merger as if it had been consummated on November 1, 2022.

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The unaudited pro forma condensed combined balance sheet, gives effect to the Merger and combines the balance sheets of Bruush and Arrive as of the respective balance sheet dates of April 30, 2023 and September 30, 2023. Based on a preliminary review of Bruush’s and Arrive’s summary of significant accounting policies and preliminary discussions between management teams of Arrive and Bruush, the nature and amount of any adjustments to the historical financial statements of Bruush to conform its accounting policies to those of Arrive are not expected to be material. Upon completion of the Merger, further review of Bruush’s accounting policies may result in additional revisions to Bruush’s accounting policies and classifications to conform to those of Arrive.

For accounting purposes, Arrive is considered to be the acquiring company and the Merger is expected to be accounted for as a reverse recapitalization of Bruush by Arrive because on the Merger date, the pre-combination assets of Bruush are expected to be primarily cash and other non-operating assets.

For purposes of these pro forma financial statements, this estimated purchase price consideration consists of the following:

Amount
Estimated number of common shares of the combined company to be owned by Bruush stockholders (i)	2,511,361
Multiplied by the estimated fair value per share of Bruush common stock (ii)	$6.5
Total	$16,323,847
Estimated fair value of Bruush warrants and equity awards (iii)	$2,129,377
Total estimated purchase price	$18,453,224

(i) Reflects the number of shares of common stock of the combined company that Bruush equity holders would own as of the closing of the Merger pursuant to the Merger Agreement. This amount is calculated, for purposes of this unaudited pro forma condensed combined financial information, based on estimated shares of Bruush common stock expected to be outstanding as of the effective time.

(ii) Reflects the price per share of Bruush common stock, which is the price Bruush’s share price at April 30, 2023. The actual purchase price will fluctuate until the closing of the Merger. The final purchase price arising from the number of shares of Bruush common stock and the fair market value of Bruush common stock outstanding, as well as the fair value of the Bruush equity awards, immediately prior to the closing of the Merger could result in a total purchase price different from that assumed in this unaudited pro forma condensed combined financial information, and that difference may be material. Therefore, the estimated purchase price expected to be transferred reflected in this unaudited pro forma condensed combined financial information does not purport to represent what the actual purchase price will be when the Merger is completed.

(iii) Reflects the estimated acquisition-date fair value of the Bruush warrants and equity awards which are expected to continue into the combined entity (which amount is determined based on the expected price of the Pre-Closing Financing and the number of Bruush warrants and equity awards expected to be outstanding as of the effective time).

The actual purchase consideration for the net assets of Bruush will vary based on the Exchange Ratio, and Bruush’s share price at the closing of the Merger as described above and that difference could be material. However, any difference between the consideration transferred and the fair value of the net assets of Bruush following the determination of the actual purchase consideration will be reflected as an adjustment to additional paid-in capital. The estimated purchase consideration reflected in these unaudited pro forma condensed combined financial information does not purport to represent what the actual purchase consideration will be when the Merger is completed. The actual purchase price will fluctuate until the closing date of the Merger, and the final valuation of the purchase consideration could differ significantly from the current estimate. The actual purchase price will fluctuate until the closing of the Merger.

Under reverse recapitalization accounting, the assets and liabilities of Bruush will be recorded, as of the completion of the Merger, at their fair value. Any difference between the consideration transferred and the fair value of the net assets of Bruush following determination of the actual purchase consideration for Bruush will be reflected as an adjustment to additional paid-in capital. Consequently, under reverse recapitalization accounting, the subsequent financial statements of Arrive will reflect the operations of the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by Bruush stockholders and a recapitalization of the equity of Arrive. The accompanying unaudited proforma condensed combined financial information is derived from the historical financial statements of Bruush and Arrive and include adjustments to give pro forma effect to reflect the accounting for the transaction in accordance with GAAP. The historical financial statements of Arrive shall become the historical financial statements of the combined company.

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Arrive and Bruush may incur significant costs associated with integrating the operations of Arrive and Bruush after the Merger is completed. The unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies expected to result from the Merger.

The unaudited pro forma condensed combined financial information may differ from the final purchase accounting for a number of reasons, including the fact that the estimates of the fair values of Bruush net cash is preliminary and subject to change up to the closing of the Merger. The differences that may occur between the preliminary estimates and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

3. Shares of Bruush Common Stock Issued to Arrive Stockholders upon Closing of the Merger

At the effective time of the Merger, Bruush expects to issue 56,020,392 shares of common stock (including the shares of the common stock issuable upon exercise of outstanding options and warrants) to the stockholders of Arrive in the Merger, determined as follows:

Amount
Shares of Arrive common stock outstanding as of September 30, 2023	119,055,631
Shares of Arrive common stock issuable upon exercise of outstanding warrants and options to purchase common stock	1,469,587
Total Arrive common equivalent shares	120,525,218
Exchange Ratio	0.46
Estimated shares of Bruush common stock expected to be issued to Arrive stockholders upon closing of the Merger	56,020,392

4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

Adjustments included in the column under the heading “Transaction Accounting Adjustments” are primarily based on information contained within the Merger Agreement. Further analysis will be performed after the completion of the Merger to confirm these estimates or make adjustments in the final purchase price allocation, as necessary.

Given Arrive’s history of net losses and valuation allowance, management assumed a statutory tax rate of 0%. Therefore, the pro forma adjustments to the condensed combined statements of operations resulted in no additional income tax adjustment to the unaudited pro forma condensed combined financial information.

The transaction accounting adjustments included in the unaudited pro forma condensed combined financial information are as follows:

Purchase Adjustments

(a)	To reflect Bruush completing a financing for gross proceeds of $10 million.

(b)	To reflect preliminary estimated transaction costs of $1 million expected to be incurred by Arrive, consisting mainly of professional fees. There is no accounting impact for the issuance of shares for the settlement of the M&A Fee.

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(c)	To reflect preliminary estimated transaction costs of $1 million expected to be incurred by Bruush, consisting mainly of professional fees.

(d)	To reflect the exchange of 119,055,631 outstanding shares of Arrive’s common stock into 56,020,392 shares of Bruush’s common stock based on the assumed exchange ratio for purposes of these unaudited pro forma condensed combined financial information. The exchange of Arrive common stock for Bruush common stock results in an increase of $1,632 common stock par value and an increase of $18,451,591 to additional paid-in capital.

(e)	To reflect the elimination of Bruush’s historical equity:

	Additional paid-in capital	Deficit
Balance at April 30, 2023	26,795,204	(31,970,826)
Contemplated financing (note a)	10,000,000	-
Estimated transaction costs (note c)	(1,000,000)	-
Total adjustment to historical equity	35,795,204	(31,970,826)

(f)	The pro forma adjustments recorded to additional paid-in capital as noted above, include:

Record consideration issued for Bruush net assets	18,451,592
Record reduction to equity for recapitalization	(14,628,846)
Estimated transaction costs (note b)	(1,000,000)
Elimination of Bruush additional paid-in capital at April 30, 2023	(26,795,204)
Total adjustment to additional paid-in capital	(23,972,458)

(g)	The pro forma adjustments recorded to accumulated deficit as noted above, include:

Elimination of Bruush deficit at April 30, 2023	31,970,826
Record gain on sale of Bruush net assets (h)	6,369,943
Total adjustment to deficit	38,340,769

(h)	To reflect the sale of Bruush net assets (with the exception of the “Net Cash Minimum”) immediately after the Merger.

(i)	To reflect only the continuing business of Arrive subsequent to the sale of all Bruush assets immediately after the Merger.

INFORMATION ABOUT BRUUSH

Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to Bruush and its Subsidiaries before the Merger.

CORPORATE STRUCTURE OF BRUUSH

Name, Address and Incorporation

Bruush was incorporated under the Business Corporations Act of British Columbia on October 10, 2017. Its principal executive office address is 128 West Hastings Street, Unit 210, Vancouver, British Columbia V6B 1G8 Canada.

Intercorporate Relationships and Material Subsidiaries

Bruush is the parent of its one wholly-owned subsidiary, Bruush Merger Sub Inc., a Delaware corporation, which comprises the consolidated Bruush as of the date hereof.

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DESCRIPTION OF BRUUSH’S BUSINESS

Bruush is an oral care company that is disrupting the space by reducing the barriers between consumers and access to premium oral care products because of its belief that high-quality oral care products should be more accessible. Bruush is an e-commerce business with a product portfolio that currently consists of a sonic-powered electric toothbrush kit and brush head refills. Through Bruush’s website, consumers can purchase a Brüush starter kit (the “Brüush Kit”), which includes: (i) the Brüush electric toothbrush (“Brüush Toothbrush”); (ii) three brush heads; (iii) a magnetic charging stand and USB power adapter; and (iv) a travel case. Bruush also sells the brush heads separately which come in a three-pack (“Brüush Refill”) and can be purchased on a subscription basis, where the customer will automatically receive a Brüush Refill every six months (the “Subscription”).

Products

With such a glaring opportunity in the market, we have developed an electric toothbrush that makes upgrading to an electric brush appealing. The key tenets of our value proposition include:

(i) Quality: Through our direct-to-consumer business model, we eliminate the “middleman” (i.e., the retailer such as a grocery/drug store) and believe that we offer consumers a high-quality electric toothbrush at a more affordable price than a comparable electric toothbrush from the competition. The Brüush Toothbrush is equipped with sonic technology that delivers over 31,000 brush strokes per minute and features that include: (i) six cleaning modes; (ii) a smart timer that pauses every 30 seconds to prompt the user to move the toothbrush to a different quadrant of their mouth and then shuts off after two minutes; (iii) a rechargeable battery that lasts an incredible four weeks on a single charge; and (iv) a custom-designed brush head that is equipped with extra soft DuPont™ Tynex® bristles.

(ii) Design: In addition to being highly functional, we believe that the Brüush Toothbrush is one of the sleekest looking brushes on the market. Our goal was to develop a toothbrush that our consumers would be proud to showcase on their countertop. We paid significant attention to detail, not only to the aesthetics of the device itself, but also the packaging to facilitate a premium unboxing experience. The Brüush Toothbrush comes in three core colors - black, white and pink - as well as a variety of trend-driven seasonal colors that are introduced on a limited quantity basis.

(iii) Convenience: A 2018 independent survey conducted by Electric Teeth indicated that over 40% of people do not change their toothbrush or the brush head at least once every three months as recommended by the American Dental Association, which could cause the bristles to become frayed or excess bacteria to develop on the brush head. To help consumers maintain good oral health by changing their brush head regularly, as well as eliminate the frustrating experience of purchasing replacement heads at the grocery/drug store, we give our customers the option to subscribe to a brush head refill program. The Subscription automatically sends a three-pack of brush heads every six months at a price that we believe is lower than comparable brush heads from competing brands. As an incentive to subscribe, we offer the consumer a discount on the Brüush Kit if they enroll in the Subscription at the time of purchase, but they have the flexibility to cancel their Subscription at any time. Once the initial purchase of the Brüush Kit is made, the cost of the Subscription is in-line with what a consumer would pay to regularly replace their manual brush.

Growth Strategies

Marketing

Our brand strategy is focused on becoming the go-to oral care brand for the 18 to 45-year-old age group. The Company has helped differentiate itself from the competition by building a unique and human brand identity that resonates with the millennial and Generation Z cohorts. We have helped accomplish this by creating supercharged content that features bright colors and bold expressions and fits with our objective of shaking up the traditionally dull oral care category. We utilize this content across our website, paid media programs and social media channels. In addition to our campaign assets, we generate omni-channel content through customer excitement that has driven a steady stream of user-generated content and brand mentions.

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The millennial and Generation Z demographic groups have a propensity to naturally and purposefully engage in social media to endorse the brands and products that they use and love. As such, we are very active on social media, where we aim to connect deeper with our target customer by building a community to drive brand engagement. We have primarily focused our social media efforts on Instagram, where we currently have over 28,000 followers. As part of our social media strategy, we have collaborated with over 200 on-brand influencers, mostly in an unpaid capacity. To facilitate these collaborations, we work both directly (outreach from the Company to the influencer) and with best-in-class influencer seeding tools to gift the Brüush Kit to influencers in exchange for a product review or authentic content (both static and video) that showcases our product in a genuine manner. We embed this content across our owned and operated social channels and in our customer outreach initiatives, repurposing it to our audience so they get direct product feedback from their peers. We also receive many inbound requests from micro-influencers, who want to collaborate with us to promote the Brüush Toothbrush. We continue to engage with our top performing influencers to turn them into a team of loyal brand ambassadors that we can leverage as we introduce new products to market.

Media exposure has also proven to be successful in terms of building the brand by way of creative pitching and tactical product seeding, often to existing relationships with commerce editors. Since 2021, the Company has received over 200 brand-elevating press placements, the majority of which were earned (unpaid), including coverage in Allure Magazine, New York Times, Vogue, Refinery29, The Wall Street Journal, Essence and Rolling Stone Magazine. Having these notable publications backlink our website not only improved search engine optimization, but also generated a rise in key performance indicators on our site for up to 48 hours after new placements. When we engage in paid placements, it is mainly focused in the affiliate channel, where we typically provide a small commission on sales that are generated by a publication covering our product. Even in this capacity, an editor typically chooses among several different electric toothbrushes, whereby the Brüush Toothbrush would need to be deemed the strongest before they would cover or advocate for our brand.

Partnership with Kevin Hart

On November 23, 2020, the Company announced that award-winning comedian and actor, Kevin Hart, had joined as a partner and celebrity endorser. With Kevin Hart’s authentic love for the product, wide demographic appeal and natural alignment with our brand, the partnership is aimed at shaking up the all-too-often humorless, ignorable oral care category by utilizing Mr. Hart’s talents in campaigns, content and social media.

Pursuant to the endorsement agreement between the Company and K. Hart Enterprises, Inc., the Company agreed to compensate K. Hart Enterprises through a combination of (i) cash payable in two installments of $750,000 for a total amount of $1,500,000; (ii) royalty payments of three percent based on gross revenues received by the Company during the term of the agreement from the sales of any Brüush products or subscriptions; and (iii) stock options to purchase 309,498 Class B common shares of the Company. Kevin Hart’s deliverables consist of a range of promotional activities including a production day to create comedic videos, appearances, media interviews and social ambassadorship of the Company to his 179 million Instagram followers. The initial two-year term of the endorsement agreement commenced on November 23, 2020 and ended on November 23, 2022. The parties agreed to extend the term of the endorsement agreement for an additional year until November 23, 2023. This summary does not purport to be complete and is qualified in its entirety by the full text of the endorsement agreement.

Competition

The electric toothbrush industry has traditionally been dominated by two major brands: (i) Philips Sonicare (owned by Dutch conglomerate Koninklijke Philips N.V.); and (ii) Oral-B (owned by American multinational consumer goods corporation Proctor & Gamble). In our view, these companies make high-quality products, but they can be expensive with their high-end models retailing for over $200. In North America, it is our belief that both Philips Sonicare and Oral-B primarily sell their products to the baby boomer generation through their brick-and-mortar retail networks, where the buying experience can be poor and there is a limited ability to lower prices. From a marketing standpoint, it seems that both companies rely on traditional initiatives, such as television ads and print media, with messaging that is targeted to an older demographic and may not resonate as well with the younger millennial and Generation Z groups.

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In recent years, a number of competing brands have emerged, such as Burst, Goby, Moon and Quip. These companies usually offer electric toothbrushes at a lower price point than Philips Sonicare and Oral-B, but we feel that the product quality is inferior. Our value proposition is centered around offering an electric toothbrush that we believe is comparable to the high-end models of Philips Sonicare and Oral-B in terms of quality, but at the lower price point, which is more in-line with the emerging competition. Additionally, we are focused on: (i) distributing our products online versus through a brick-and-mortar retail network; (ii) offering our consumers the option to conveniently have their replacement brush heads shipped automatically to their door through our Subscription; and (iii) marketing to a younger demographic that is between 18 and 45 years of age through relevant channels such as social media.

Intellectual Property

Patents

Bruush has a registered United States design patent for the ornamental and industrial design for the manufacture of The Brüush Toothbrush, which expires on November 19, 2034. We also have a similar industrial design registration for The Brüush Toothbrush in Canada that expires on December 13, 2028. As of now, we do not intend to file any new patents.

Trademarks

The Company retains trademarks in the United States, Canada, Australia, United Kingdom and the European Union for our name and symbol “BRÜUSH”. As of now, we do not intend to file any new trademarks.

Trademark / Patent	Country	Matter Type	Application Number	Reg Number / Patent No.	Owner	Status
BRÜUSH	Australia	Trademark	1980452	1980452	Bruush Oral Care Inc.	Registered from January 2, 2019
BRÜUSH	Australia	Trademark	1980453	1980453	Bruush Oral Care Inc.	Registered from January 2, 2019
BRÜUSH	Canada	Trademark	1908400	1908400	Bruush Oral Care Inc.	Registered from July 15, 2022
BRÜUSH	Canada	Trademark	1908402	1908402	Bruush Oral Care Inc.	Registered from July 15, 2022
Respect Yourmoüth	Canada	Trademark	1986760		Bruush Oral Care Inc.	Application filed September 25, 2019
BRÜUSH	European Union	Trademark	017944251	017944251	Bruush Oral Care Inc.	Registration date March 5, 2019
BRÜUSH	United Kingdom	Trademark	UK00003364265	UK00003364265	Bruush Oral Care Inc.	Registered on March 22, 2019
BRÜUSH	United States of America	Trademark	88/232525	6230281	Bruush Oral Care Inc.	Registered December 22, 2020
BRÜUSH	United States of America	Trademark	88/232529	6230282	Bruush Oral Care Inc.	Registered December 22, 2020

Human Capital Resources

As of January 25, 2024, Bruush had three employees under contract including two officers, the Chief Executive Officer and the Chief Financial Officer, all of which are located in Vancouver, British Columbia.

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Property

Bruush’s principal office is located at 128 West Hastings Street, Unit 210, Vancouver, BC V6B 1G8.

Legal Proceedings

We are, from time to time, subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. We are not currently a party to any such claims, lawsuits or proceedings, the outcome of which, if determined adversely to us, we believe would, individually or in the aggregate, be material to our business or result in a materially adverse effect on our future operating results, financial condition or cash flows.

In June 2023, litigation was brought against the Company by the Toronto Dominion Bank (“TD Bank”) in which TD Bank made a claim for an amount of $1,721,345 (the “Principal Amount”) relating to a bank overdraft. TD Bank and the Company reached a settlement agreement in which the Company agreed to repay the Principal Amount plus interest and additional costs.

Regulatory Matters

In the United States, powered toothbrushes, such as the Brüush Toothbrush, are regulated as a Class I device by the FDA, Federal Trade Commission (“FTC”) and other regulatory authorities (regulation number: 872.6865 and product code: JEQ). The FDA has exempted almost all Class I devices (with the exception of reserved devices) from the premarket notification requirement. The Brüush Toothbrush falls under the exemption and therefore the Company is not required to submit a premarket notification application or obtain FDA clearance before marketing the product in the U.S., however, the Company is required to register its establishment with the FDA. The Company’s annual renewal for the medical device establishment has been successfully completed for 2024 (registration number: 3014925406 and owner operator number: 10058820).

Of the consumables that we will be launching later this year, only the toothpaste is subject to registration with the FDA. Mouthwash, dental floss and the whitening pen are all categorized as cosmetic products, which do not require FDA authorization. Our toothpaste will be classified as an over-the-counter (“OTC”) drug product, which is subject to the FDA OTC drug regulatory requirements due to the inclusion of sodium fluoride as an active ingredient. Third-party manufacturing facilities for OTC drug products must comply with the FDA’s drug Good Manufacturing Practices (“GMPs”) that require them to maintain, among other things, good manufacturing processes, including stringent vendor qualifications, ingredient identification, manufacturing controls and record keeping. The third-party manufacturer of our toothpaste located in Canada is registered with the FDA and in full compliance with the FDA’s GMPs, as they already produce a range of OTC toothpastes that are currently selling in the United States.

As an OTC drug product, our toothpaste will be permitted to be produced and marketed without prior approval from FDA, but it must comply with the monograph for OTC anticaries drug products, which regulate its formulation, packaging and indications by establishing acceptable active ingredients, labelling requirements and product claims that are generally recognized as safe and effective. If our toothpaste is not in compliance with the applicable FDA monograph for OTC anticaries drug products, we may be required to stop making claims or stop selling the product until we are able to obtain the requisite FDA approvals. Based on separate assessments conducted by our team, manufacturing partner in Canada and third-party regulatory advisors, we are confident that our toothpaste will comply with FDA OTC drug regulatory requirements.

In Canada, electronic toothbrushes are a Class II device and require ISO 13485:2016 with Medical Device Single Audit Program (“MDSAP”) certification through a recognized registrar, in addition to a Medical Device License application. To facilitate the possibility of Canadian-based warehousing and fulfilment, we obtained ISO 13485:2016 certification in October 2023 and expect to receive our Medical Device License in the second quarter of 2024. For Canada, our toothpaste will require a Natural Product Number (“NPN”) and bilingual packaging. Getting an NPN requires pre-market approval from Health Canada, which can take at least 180 days from the submission date. We do not anticipate any issues receiving Health Canada approval, since the formula and the OTC ingredients are in the prescribed levels in the monograph and all packaging will follow Canadian labelling requirements. Additionally, the third-party manufacturer of our toothpaste is located in Canada, registered with Health Canada, and already produces a range of OTC toothpastes that are currently selling in the Canadian market.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BRUUSH

The following discussion of Bruush’s financial condition and results of operations should be read in conjunction with Bruush’s financial statements and notes to those statements included in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus. Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us,” “Bruush” and similar terms are to Bruush and subsidiaries prior to the consummation of the Business Combination.

Our Business

We are an oral care company that is disrupting the space by reducing the barriers between consumers and access to premium oral care products because it is our belief that high-quality oral care products should be more accessible. We are an e-commerce business with a product portfolio that currently consists of a sonic-powered electric toothbrush kit and brush head refills. Through our website, consumers can purchase a Brüush starter kit (the “Brüush Kit”), which includes: (i) the Brüush electric toothbrush (the “Brüush Toothbrush”); (ii) three brush heads; (iii) a magnetic charging stand and USB power adapter; and (iv) a travel case. We also sell the brush heads separately which come in a three-pack (the “Brüush Refill”) and can be purchased on a subscription basis, where the customer will automatically receive a Brüush Refill every six months.

Financial Operations Overview

Revenue

Revenues are comprised of sales of Brüush Kits and of Brüush Refills net of changes in the provision for payment discounts and product return allowances.

Cost of Goods Sold

Cost of goods sold consists of: (i) the costs of finished goods sold; and (ii) the freight expense of transporting the finished goods from the manufacturer to our third-party distribution facility in Salt Lake City, Utah.

Operating expenses

Operating expenses consist primarily of advertising and marketing expenses, salaries and wages, consulting services, professional fees, interest charges, and shipping and delivery expense. We offer free regular shipping on all of our website orders. All of these expenses have increased year-over-year and are expected to keep rising as we continue to scale our brand building and customer acquisition efforts, as well as expand our operations to facilitate higher revenues.

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Results of Operations

Results of Operations – Six months ended April 30, 2023 compared to six months ended April 30, 2022

The following table sets forth a summary of our results of operations for the six months ended April 30, 2023 and April 30, 2022:

	Six months ended April 30,
	2023	2022
	(unaudited)	(unaudited)	Change	% Change

Revenues	$1,401,624	$1,111,808	$289,816	26%
Cost of goods sold	(436,086)	(376,088)	(59,998)	(16)%
Gross profit	$965,538	$735,720	$229,818	31%
Gross margin	69%	66%

Revenues

Our revenues increased 26% for the six months ended April 30, 2023 to $1,401,624 from $1,111,808 for the six months ended April 30, 2022, due primarily to the results of our expanded marketing and customer acquisition efforts.

Cost of Goods Sold

Our cost of goods sold increased 16% to $436,086 for the six months ended April 30, 2023 from $376,088 for the six months ended April 30, 2022. The increase was mainly due to the increase in goods sold during the six months ended April 30, 2023 compared to six months ended April 30, 2022, as explained above.

Gross Profit

We recorded gross profit of $965,538 and $735,720 for the six months ended April 30, 2023 and the six months ended April 30, 2022. Our gross margin increased to 69% for the six months ended April 30, 2023 from 66% for the six months ended April 30, 2022. The increase in gross profit is primarily due to the fact that a larger portion of revenue came from Brüush Kits, which have a higher gross margin compared to Brüush Refills. The split between Brüush Kit and Brüush Refill sales was 78% and 22%, respectively during the six months ended April 30, 2023, compared to 60% and 40%, respectively during the six months ended April 30, 2022.

Operating Expenses

The following table sets forth our operating expenses for the six months ended April 30, 2023, and April 30, 2022:

	2023	2022		%
	(unaudited)	(unaudited)	Change	Change
Advertising and marketing	$(4,483,815)	$(2,567,496)	$(1,916,319)	(75)%
Depreciation expense	(2,110)	(5,640)	3,530	63%
Commission	(62,447)	(29,841)	(32,606)	(109)%
Consulting	(559,177)	(482,991)	(76,186)	(16)%
Interest and bank charges	(224,344)	(358,445)	134,101	37%
Inventory management	(18,143)	(12,896)	(5,247)	(41)%
Merchant fees	(47,923)	(56,460)	8,537	15%
Office and administrative expenses	(260,122)	(123,782)	(136,340)	(110)%
Professional fees	(260,802)	(73,519)	(187,283)	(255)%
Research and development	(1,680)	-	(1,680)	-
Salaries and benefits	(757,208)	(436,575)	(320,633)	(73)%
Share-based compensation	(406,154)	(7,861)	(398,293)	(5067)%
Shipping and delivery	(450,147)	(350,096)	(100,051)	(29)%
Travel and entertainment	(68,884)	(127,359)	58,475	46%
	$(7,602,956)	$(4,632,961)	$(2,969,995)	(64)%

Operating expenses for the six months ended April 30, 2023 were $7,602,956, compared to $4,632,961, for the six months ended April 30, 2022. The primary reasons for the increase are: (i) increased advertising and marketing efforts, particularly during the holiday season; (ii) increased shipping and delivery to facilitate a higher level of sales; (iii) a higher salaries and benefits expense due to expansion of the team during this period, including the addition of senior team members in operations and sales roles; (iii) a higher office and administrative expense as we expanded our office in Toronto to support a growing team; (iv) higher professional fees due to an increase in legal fees related to maintaining the Company’s listing on the Nasdaq Stock Market; and (v) and increased share-based compensation.

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Operating loss before other items

	Six months ended April 30,
	2023	2022		%
	(unaudited)	(unaudited)	Change	Change

Gross profit	$965,538	$735,720	$229,818	31%
Operating expenses	(7,602,956)	(4,632,961)	(2,969,995)	(64)%
Operating loss before other items	$(6,637,418)	$(3,897,241)	$(2,740,177)	(70)%

Our operating loss before other items was $6,637,418 for the six months ended April 30, 2023 as compared to an operating loss before other items of $3,897,241 for the six months ended April 30, 2022. The increase of $2,740,177 in operating loss is due to an increase in overall operating expenses as described above.

Other (income) costs

The following table sets forth our other income (loss) for the six months ended April 30, 2023, and April 30, 2022:

	Six months ended April 30,
	2023	2022		%
	(unaudited)	(unaudited)	Change	Change

Foreign exchange	$(31,745)	$19,737	$(51,482)	(261)%
Gain on revaluation of warrant derivative	1,473,271	181,078	1,292,193	714%
Financing costs	(417,794)	(3,150,000)	2,732,206	87%
Other income (refer to Note 11 of the financial statements)	159,324	-	159,324	100%
Write down of prepaid inventory (refer to Note 5 of the financial statements)	(130,150)	-	(130,150)	(100)%
	$1,052,906	$(2,949,185)	$4,002,091	136%

Income from other items was $1,052,906 for the six months ended April 30, 2023 as compared to a loss from other items of $2,949,185 for the six months ended April 30, 2022. This is largely due to the $1,473,271 gain on the revaluation of the warrant derivative for six months ended April 30, 2023 in comparison to a gain of $181,078 during the six months ended April 30, 2022. The main drivers of the gain on the revaluation of the warrant derivative from the time of issuance are the decrease in the estimated stock price for the underlying shares. This gain is offset by financing costs of $417,794 related to the transaction costs incurred on issuance of warrants during the December 2022 private placement. See “Subsequent Events — December 2022 Private Placement and Inducement Letter” below.

The following table shows the evolution of the Company’s derivate warrant liability:

Balance, October 31, 2022	$1,242,580
Issued during the period	1,974,626
Change in fair value of derivative	(1,473,271)
Derecognition of warrant derivative	(636,160)
Balance, April 30, 2023	$1,107,775

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Results of Operations – Fiscal year ended October 31, 2022 compared to fiscal year ended October 31, 2021

The table below sets forth a summary of our results of operations for the years indicated:

	12 months ended	9 months ended	12 months ended
	October 31,	October 31,	January 31,
	2022	2021	2021

Revenues	$2,632,442	$1,965,441	$901,162
Cost of goods sold	822,383	978,243	291,195
Gross profit	$1,810,059	$987,198	$609,967
Gross margin	69%	50%	68%

Fiscal year (twelve months) ended October 31, 2022 compared to fiscal year (nine months) ended October 31, 2021

Revenues

Our revenues were $2,632,442 for the fiscal year (twelve months) ended October 31, 2022 compared to $1,965,441 for the fiscal year (nine months) ended October 31, 2021.

Cost of Goods Sold

Our cost of goods sold were $822,383 for the fiscal year (twelve months) ended October 31, 2022 compared to $978,243 for the fiscal year (nine months) ended October 31, 2021. The decrease was mainly due to the sale of fewer Brüush Kits at high discounts, as the Company provided subsidized product in some very low-margin influencer collaborations and partnerships to build brand awareness during the fiscal year (nine months) ended October 31, 2021, which it did not do during the fiscal year (twelve months) ended October 31, 2022.

Gross profit

We recorded gross profit of $1,810,059 and $987,198 for the fiscal year (twelve months) ended October 31, 2022 and fiscal year (nine months) ended October 31, 2021, respectively. Our gross margin increased to 69% for the fiscal year (twelve months) ended October 31, 2022 from 50% for the fiscal year (twelve months) ended October 31, 2021. The Company participated in multiple flash sales, and influencer collaborations and partnerships that drove down the overall gross margin on Brüush Kit revenues during the fiscal year (nine months) ended October 31, 2021, which it scaled back significantly during the fiscal year (twelve months) ended October 31, 2022, as the Company focused on maintaining sales at a higher margin.

Fiscal year (nine months) ended October 31, 2021 compared to fiscal year (twelve months) ended January 31, 2021

Revenues

Our revenues increased for the fiscal year (nine months) ended October 31, 2021 to $1,965,441 from $901,162 for the fiscal year (twelve months) ended January 31, 2021. The primary reason for the increase in revenues was an increase in sales of Brüush Kits from $817,778 to $1,367,778, which is attributed to expanded marketing and customer acquisition efforts, as well as an increase in sales of Brüush Refills from $83,384 to $597,663 as our Subscription base continued to grow.

Cost of goods sold

Our cost of goods sold increased to $978,243 for the fiscal year (nine months) ended October 31, 2021 from $291,195 for the fiscal year (twelve months) ended January 31, 2021. This increase was mainly due to a higher number of Brüush Kit sales.

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Gross profit

We recorded gross profit of $987,198 and $609,967 for the fiscal year (nine months) ended October 31, 2021 and fiscal year (twelve months) ended January 31, 2021, respectively. Our gross margin declined to 50% for the fiscal year (nine months) ended October 31, 2021 from 68% for the fiscal year (twelve months) ended January 31, 2021, reflecting our cost of goods sold increasing more than our revenues as described above. This was partly due to our participation in multiple flash sales and influencer collaborations that featured product discounts on Brüush Kits during the fiscal year (nine months) ended October 31, 2021 and caused a lower selling price per unit. The decline in gross profit is also due to the change in product mix, as a larger portion of revenue came from Brüush Refill units sold, which have a lower gross margin compared to Brüush Kits. The split between Brüush Kit and Brüush Refill sales was 70% and 30%, respectively during the fiscal year (nine months) ended October 31, 2021 compared to 91% and 9%, respectively during the fiscal year (twelve months) ended January 31, 2021.

Operating expenses

The following table sets forth our operating expenses for the years indicated:

	12 months ended	9 months ended	12 months ended
	October 31,	October 31,	January 31,
	2022	2021	2021

Advertising and marketing	$7,162,046	$2,806,260	$2,670,447
Depreciation expense	15,348	5,498	-
Commission	91,050	26,339	11,207
Consulting	1,197,831	868,442	556,864
Interest and bank charges	1,155,288	60,183	18,130
Inventory management	47,405	-	-
Merchant fees	99,293	68,073	39,180
Office and administrative expenses	328,956	93,900	75,194
Professional fees	521,064	241,854	222,870
Research and development	96,431	-	-
Salaries and benefits	1,222,171	282,003	93,460
Share-based compensation	279,622	92,276	4,949,441
Shipping and delivery	832,395	511,566	304,591
Travel and entertainment	259,372	100,068	29,225
	$13,308,272	$5,156,462	$8,970,609

Fiscal year (twelve months) ended October 31, 2022 compared to fiscal year (nine months) ended October 31, 2021

Operating expenses for the fiscal year (twelve months) ended October 31, 2022 were $13,308,272, compared to $5,156,462 for the fiscal year (nine months) ended October 31, 2021. The increase was primarily due to higher advertising costs as the Company expanded its marketing and customer acquisition efforts, higher salary expenses as the Company moved some external resources in-house and the number of team members grew and higher interest charges due to the senior secured promissory notes issued during the fiscal year (twelve months) ended October 31, 2022.

Fiscal year (nine months) ended October 31, 2021 compared to fiscal year (twelve months) ended January 31, 2021

Outside of share-based compensation, our expenses have remained generally consistent for the fiscal year (nine months) ended October 31, 2021, as compared to the fiscal year (twelve months) ended January 31, 2021.

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Operating loss before other items

	12 months ended	9 months ended	12 months ended
	October 31,	October 31,	January 31,
	2022	2021	2021

Gross Profit	$1,810,059	$987,198	$609,967
Operating Expenses	(13,308,272)	(5,156,462)	(8,970,609)
Operating Loss before other items	$(11,498,213)	$(4,169,264)	$(8,360,642)

Fiscal year (twelve months) ended October 31, 2022 compared to fiscal year (nine months) ended October 31, 2021

Our operating loss before other items was $11,498,213 for the fiscal year (twelve months) ended October 31, 2022 as compared to an operating loss before other items of $4,169,264 for the fiscal year (nine months) ended October 31, 2021. The increase of $7,328,949 in operating loss is due to an increase in overall operating expenses as the Company increased advertising and marketing efforts and scaled operations to support its future growth strategies.

Fiscal year (nine months) ended October 31, 2021 compared to fiscal year (twelve months) ended January 31, 2021

Our operating loss before other items was $4,169,264 for the fiscal year (nine months) ended October 31, 2021 as compared to an operating loss before other items of $8,360,642 for the fiscal year (twelve months) ended January 31, 2021. The increase in operating loss before other items is mostly due to share-based compensation of $4,949,441 recognized during the fiscal year (twelve months) ended January 31, 2021 versus $92,276 in share-based compensation recognized for the fiscal year (nine months) ended October 31, 2021.

Other items

The following table sets forth our other income (loss) for the for the years indicated:

	12 months ended	9 months ended	12 months ended
	October 31,	October 31,	January 31,
	2022	2021	2021

Government grant	$-	$8,763	$14,139
Foreign exchange	(153,076)	42,148	(7,719)
Gain (loss) on revaluation of warrant derivative	5,740,202	(92,918)	(536,209)
Financing costs	(2,688,034)	-	-
Bad debt	(166,150)
Other income (loss)	$2,732,942	$(42,007)	$(529,789)

Fiscal year (twelve months) ended October 31, 2022 compared to fiscal year (nine months) ended October 31, 2021

Our income from other items was $2,732,942 for the fiscal year (twelve months) ended October 31, 2022 as compared to other loss of $42,007 for the fiscal year (nine months) ended October 31, 2021. This is largely due to the $5,740,202 gain on the revaluation of the warrant derivative in comparison to a loss of $92,918 during the fiscal year (nine months) ended October 31, 2021. The main drivers of the gain on the revaluation of the warrant derivative from the time of issuance are the decrease in the estimated stock price for the underlying shares, decrease in the estimated volatility and the derecognition of a portion of the derivative as some of the exercise prices of the warrants were changed to be designated in US dollars. This gain is offset by financing costs of $2,688,034 related to the senior secured promissory notes.

Fiscal year (nine months) ended October 31, 2021 compared to fiscal year (twelve months) ended January 31, 2021

Our loss from other items was $42,007 for the fiscal year (nine months) ended October 31, 2021 as compared to $529,789 for the fiscal year (twelve months) ended January 31, 2021. The improvement in other loss is due to the change in valuation of warrant derivatives, with the main driver of the increase in the fair value of the warrants from the time of issuance being the increase in the estimated stock price for the underlying shares. At the time of the issuance of the July/August 2020 warrants, the private placement of units was priced at CAD$0.60 per unit and the fair value allocated to the shares in the unit was CAD$0.48. At the time of issuance of the August/September 2020 warrants, the private placement of units was priced at CAD$1.80 per unit and the fair value allocated to the shares in the unit was CAD$1.46.

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Selected Quarterly Information

The following table presents selected financial information for each of the previous eight quarters:

	April 30,	January 31,	October 31,	July 31,
	2023	2023	2022	2022

Revenues	$325,532	$1,076,092	$789,678	$730,956
Net loss	(475,091)	(5,109,421)	(625,947)	(1,292,898)
Net loss per share	(0.95)	(32.58)	(2.00)	(9.00)

	April 30,	January 31,	October 31,	July 31,
	2022	2022	2021	2021

Revenues	$301,978	$809,830	$528,359	$516,367
Net loss	(2,732,972)	(4,113,453)	(1,568,006)	(1,929,305)
Net loss per share	(17.39)	(26.25)	(10.00)	(12.25)

Liquidity and Capital Resources

Cash Flows - Comparison of Six-month periods ended April 30, 2023 and 2022

The following table sets forth a summary of our cash flows from (used in) operating activities, investing activities and financing activities for the six months ended April 30, 2023 and April 30, 2022:

	Six months ended April 30,
	2023	2022		%
	(unaudited)	(unaudited)	Change	Change

Net cash flows used in operating activities	$(4,746,426)	$(3,360,441)	$(1,385,985)	(41)%
Net cash flows used in investing activities	(1,405)	(2,042)	637	31%
Net cash flows from financing activities	4,869,231	3,760,725	1,108,506	29%
	$121,400	$398,242	$(276,842)	(70)%

Net Cash Used in Operating Activities

Cash flows used in operations, which is generally the net income or loss adjusted for non-cash items, such as amortization and depreciation, fair valuation changes of the warrant derivative and changes in non-cash working capital items, was an outflow of $4,746,426 for the six months ended April 30, 2023, as compared to an outflow of $3,360,441 for the six months ended April 30, 2022. The main factor that contributed to the increase in cash outflow from operations was the higher operating loss of $6,637,418 for the six months ended April 30, 2023 compared to the operating loss for the six months ended April 30, 2022 of $3,897,241.

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Net Cash Used in Investing Activities

Cash used in investing activities was $1,405 for the six months ended April 30, 2023 as compared to $2,042 for the six months ended April 30, 2022. Investing activities in both the current period and the comparative period consisted of purchases of equipment.

Net Cash Provided by Financing Activities

Cash provided by financing activities was $4,869,231 for the six months ended April 30, 2023 as compared to $3,760,725 for the six months ended April 30, 2022. The increase in cash provided from financing activities is due to: (i) a private placement that closed on December 9, 2022 for aggregate gross proceeds of approximately $3.0 million, before deducting fees to the placement agent and other offering expenses payable by the Company; and (ii) the issuance of an unsecured promissory note on March 20, 2023 in a principal amount of US$2,749,412 to Target Capital 14 LLC. The unsecured promissory note was issued at an original issue discount of 15% with a maturity date of July 18, 2023. See “Subsequent Events — Issuance of Convertible Note” below.

As of April 30, 2023, the Company had a working capital deficit of $5,180,536, compared to a working capital deficit of $1,408,415 as of October 31, 2022.

Funding requirements

As of and for the six-month period ended April 30, 2023, the Company has recurring losses, a working capital deficit of $5,180,536 (October 31, 2022 – working capital deficit of $1,408,415), an accumulated deficit totaling $31,970,826 (October 31, 2022 – accumulated deficit of $26,386,314) and negative cash flows used in operating activities of $4,746,426 (October 31, 2022 – negative cash flows used in operating activities of $12,590,778). The ability of the Company to carry out its business objectives is dependent on its ability to raise additional capital to support current operations and planned development.

Off-balance asset arrangements

During the periods presented, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Cash Flows - Comparison of Fiscal Year Ended October 31, 2022 and October 31, 2021

The following table sets forth a summary of our cash flows from (used in) operating activities, investing activities and financing activities for the years indicated:

	12 months ended	9 months ended	12 months ended
	October 31,	October 31,	January 31,
	2022	2021	2021

Net cash flows from operating activities	$(12,590,778)	$(671,169)	$(4,052,350)
Net cash flows from investing activities	(2,042)	(21,201)	(3,196)
Net cash flows from financing activities	12,651,211	14,253	4,567,542
Increase (decrease) in cash	$58,391	$(678,117)	$511,996

Net cash from (used in) operating activities

Cash flows from (used in) operations, which is generally the net income or loss adjusted for non-cash items, such as amortization and depreciation and changes in non-cash working capital items, was an outflow of $12,590,778 for the fiscal year (twelve months) ended October 31, 2022, as compared to an outflow of $671,169 for the fiscal year (nine months) ended October 31, 2021. The main factor that contributed to the increase in cash outflow from operations was the higher net loss of the Company for the fiscal year (twelve months) ended October 31, 2022.

81

Net cash from (used in) investing activities

Cash used in investing activities was $2,042 for the fiscal year (twelve months) ended October 31, 2022 as compared to $21,201 for the fiscal year (nine months) ended October 31, 2021. During the fiscal year (nine months) ended October 31, 2021, the outflow of cash was for the purchase of equipment and intangible assets, namely customer lists.

Net cash from (used in) financing activities

Cash provided by financing activities was $12,651,211 for the fiscal year (twelve months) ended October 31, 2022 as compared to $14,253 for the fiscal year (nine months) ended October 31, 2021. The increase in cash provided from financing activities is due to the Company completing its initial public offering during the fiscal year (twelve months) ended October 31, 2022.

Funding requirements

As of and for the fiscal year (twelve months) ended October 31, 2022, the Company has recurring losses, a working capital deficit of $1,408,415, an accumulated deficit totaling $26,386,314 and negative cash flows used in operating activities of $12,590,778. The ability of the Company to carry out its business objectives is dependent on its ability to raise additional capital to support current operations and planned development.

Warrant derivative liability

The following table shows the evolution of the Company’s derivative warrant liability from January 30, 2020 to October 31, 2022:

Balance, January 31, 2020	$-
Issued during the period	953,850
Change in fair value of derivative	536,209
Balance, January 31, 2021	$1,490,059
Change in fair value of derivative	92,918
Balance, October 31, 2021	$1,582,977
Issued during the period	5,535,852
Change in fair value of derivative	(5,740,202)
Derecognition of warrant derivative	(136,047)
Balance, October 31, 2022	$1,242,580

The change in the fair value of these derivative instruments of $5,740,202 is shown as a loss for the fiscal year (twelve months) ended October 31, 2022.

Off-balance asset arrangements

During the periods presented, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations

All of our contractual maturities for liabilities as of October 31, 2022 are due within one year, consisting of accounts payable and accrued expenses and loans payable.

The following shows the breakdown of the Company’s financial liabilities by contractual maturity as at October 31, 2022:

	Within one year	Between one and five years	More than five years
Accounts payable and accrued expenses	$1,345,288	$-	$-

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Financial Instruments and Risk Management

The following table shows the valuation techniques used in measuring Level 3 fair values for the derivative liability as well as the significant unobservable inputs used.

Type	Valuation technique	Key inputs	Inter-relationship between significant inputs and fair value measurement
Warrant derivative liability	The fair value of the warrant derivative liability at initial recognition and at period-end has been calculated using the Black Scholes option pricing model.	Key observable inputs ● Share price ● Risk free interest rate ● Dividend yield Key unobservable inputs ● Expected volatility

The estimated fair value would increase (decrease) if:

● The share price was higher (lower)

● The risk-free interest rate was higher (lower)

● The dividend yield was lower (higher)

● The expected volatility was higher (lower)

For the fair values of the derivative liability, reasonably possible changes to the expected volatility, the most significant unobservable input would have the following effects:

Unobservable Inputs	Change	Impact on comprehensive loss
		Six months ended April 30, 2023	Six months ended April 30, 2022
Volatility	20%	$435,415	$261,511

The Company is exposed in varying degrees to a variety of financial instrument-related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures.

Risk Management

In the normal course of our business, we are exposed to a number of financial risks that can affect our operating performance and financial condition. These risks, and the actions taken to manage them, are as noted below.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to any material interest rate risk.

Credit risk

Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. For financial assets, this is typically the gross carrying amount, net of any amounts offset and any impairment losses.

The Company’s principal financial assets are cash and trade accounts receivable. The Company’s credit risk is primarily concentrated in its cash which is held with institutions with a high credit worthiness. Credit risk is not concentrated with any particular customer. The Company’s accounts receivable consists primarily of GST receivable. Trade receivables are generally insignificant.

As of April 30, 2023, the Company’s maximum credit risk exposure is $152,604.

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Foreign exchange risk

Foreign currency risk arises from fluctuations in foreign currencies versus the United States dollar that could adversely affect reported balances and transactions denominated in those currencies. As of April 30, 2023, a portion of the Company’s financial assets are held in Canadian dollars. The Company’s objective in managing its foreign currency risk is to minimize its net exposure to foreign currency cash flows by transacting, to the greatest extent possible, with third parties in United States dollars. The Company does not currently use foreign exchange contracts to hedge its exposure of its foreign currency cash flows as management has determined that this risk is not significant at this point in time. The Company is not exposed to any material foreign currency risk.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis.

Historically, the Company’s primary source of funding has been the issuance of equity securities for cash, primarily through the issuance of common shares. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

As of April 30, 2023, the Company had cash of $194,321 and current liabilities of $6,066,387, compared to $72,921 and $2,593,913, respectively, as of October 31, 2022. Appropriate going concern disclosures have been made in Notes to the financial statements. To address the negative working capital balance and any short-term cash shortfalls as of April 30, 2023, the Company issued convertible debentures for gross proceeds of $3,341,176 in June 2023.

Capital Management

In the management of capital, the Company includes components of shareholders’ equity. The Company aims to manage its capital resources to ensure financial strength and to maximize its financial flexibility by maintaining strong liquidity and by utilizing alternative sources of capital including equity, debt and bank loans or lines of credit to fund continued growth. The Company sets the amount of capital in proportion to risk and based on the availability of funding sources. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. Issuance of equity has been the primary source of capital to date. Additional debt and/or equity financing may be pursued in future as deemed appropriate to balance debt and equity. To maintain or adjust the capital structure, the Company may issue new shares, take on additional debt or sell assets to reduce debt.

Contractual Obligations

All of our contractual maturities for liabilities as of April 30, 2023 and October 31, 2022 are within one year, consisting of accounts payable and accrued expenses and loans payable.

Related Party Transactions

Key management personnel are those persons having authority and responsibility for planning, directing, and controlling the activities of the Company, directly or indirectly. Key management personnel include the Company’s executive officers and Board of Director members.

All related party transactions are in the normal course of operations. All amounts either due from or due to related parties other than specifically disclosed are non-interest bearing, unsecured and have no fixed terms of repayments.

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Related party transactions with directors, subsequent and former directors and companies and entities over which they have significant influence:

	Six months ended
	April 30, 2023	April 30, 2022
Consulting fees	$11,163	$-
Director fees	93,000	47,905
Professional fees	-	50,000
Salaries	321,234	110,354
Share-based compensation	405,419	-
	$830,816	$208,259

Accounts payable and accrued liabilities – As of April 30, 2023, $11,163 (October 31, 2022 - $33,918) due to related parties was included in accounts payable and accrued liabilities.

Critical Accounting Estimates and Judgments

The preparation of the Company’s Financial Statements in conformity with IFRS requires management to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised, if the revision affects only that period, or in the period of the revision and future periods, if revision affects current and future periods.

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, which have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are prepared in accordance with the same accounting policies, critical estimates and methods described in the Company’s Financial Statements. The Company based its assumptions and estimates on parameters available when the Financial Statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising that are beyond the control of the Company. Such changes are reflected in the assumptions when they occur.

Recent Accounting Pronouncements

None that specifically apply to the Company as evaluated by management.

Subsequent Events

Bruush has evaluated subsequent events from April 30, 2023 through September 14, 2023, the date at which the unaudited interim condensed financial statements were available to be issued and determined there were no additional items to be disclosed except as set forth below.

Litigation

During the subsequent period, litigation was brought against the Company by the Toronto Dominion Bank (“TD Bank”) in which TD Bank made a claim for an amount of $1,721,345 (the “Principal Amount”) relating to a bank overdraft. TD Bank and the Company reached a settlement agreement in which the Company agreed to repay the Principal Amount plus interest and additional costs. The Settlement was guaranteed by a letter of credit issued to TD Bank by the Royal Bank of Canada in a notional amount of $2,000,000.

Issuance of Convertible Note

On June 26, 2023, the Company issued an unsecured convertible note in an aggregate principal amount of $3,341,176 (the “June 2023 Note”) to Target Capital 14 LLC (“Target Capital”) with a maturity date of June 26, 2024. The conversion price in effect is equal to $6.25 for the first seven months, and thereafter, 90% of the lowest closing price of the Company’s shares for the previous three trading days prior to the conversion date; provided, however, that such price shall in no event be less than $3.75. Consequently, a maximum of 890,980 shares of Common Stock are issuable by the Company upon conversion of the June 2023 Note. The June 2023 Note contains customary and standard representations and warranties, and covenants.

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In connection with the issuance of the June 2023 Note, the Company entered into a securities purchase agreement with Target Capital and issued to Target Capital a common share purchase warrant to purchase 400,941 common shares (the “Purchase Warrant”), with an exercise price of $0.001 or on a cashless basis. The Purchase Warrants are classified as financial liabilities since the terms allows for a cashless net share settlement at the option of the holder.

The June 2023 Note cancelled an unsecured promissory note in the principal amount of $2,749,412 (the “Note”) that was issued to Target Capital on March 20, 2023 (the “March 2023 Note”). The March 2023 Note was issued at an original issue discount of 15% with a maturity date of July 18, 2023. As a result, the Company has no obligations pursuant to the March 2023 Note.

December 2022 Private Placement and Inducement Letter

On December 9, 2022, the Company closed a $3 million private placement transaction, pursuant to which the Company issued to certain investors (the “Holders”) common share purchase warrants (the “Existing Warrants”), each warrant exercisable for one share of Common Stock. On August 22, 2023, the Company issued an offer letter to the Holders (the “Inducement Letter”), providing the Holders the opportunity to exercise for cash all or some of the Existing Warrants at an exercise price of $3.33 per share of Common Stock in consideration for the issuance to each exercising Holder of a new Common Stock purchase warrant (the “New Warrant”) exercisable at an exercise price of $3.33 per share for a number of shares of Common Stock equal to 250% of the number of shares of Common Stock issued in connection with the Inducement Letter. In connection with the Inducement Letter, the Holders elected to exercise Existing Warrants for 633,026 shares of Common Stock. As a result of such exercise, New Warrants exercisable for an aggregate 1,582,565 shares of Common Stock were issued.

Share Capital

From August 1 to August 25, 2023, a total of 883,131 shares were issued from warrants being exercised for proceeds of $2,855,979. On August 10 and 14, 2023, the company issued 50,000 and 150,000 common shares, respectively, as compensation for consulting services.

Outstanding Share Data

The Company is authorized to issue an unlimited number of common shares without par value.

As of April 30, 2023, the Company had a total of 511,361 common shares outstanding and 19,689 restricted share units (“RSUs”) outstanding, and none of the RSUs had vested.

As of April 30, 2023, the following options were outstanding and vested, entitling the holders thereof the right to purchase one common share for each option held as follows:

Outstanding	Exercise Price	Expiry Date	Vested
3,207	CAD$172.50	November 9, 2025	3,207
40,800	$6.25	April 3, 2028	-
44,007			3,207

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The following table discloses the number of warrants outstanding as at April 30, 2023:

Number of warrants	Exercise Price	Expiry date
10,736	CAD$86.75	August 3, 2024
18,474	CAD$260.50	August 3, 2024
163,565	$52	August 4, 2027
10,514	$130	August 4, 2027
11,931	$0.025	August 4, 2027
266,420	$52	November 3, 2027
118,667	$15	June 9, 2028
78,000	$15	June 9, 2028
11,333	$0.025	No expiry
689,640

As of September 13, 2023, the Company had a total of 1,594,492 shares outstanding and 19,689 restricted share units (“RSUs”) outstanding, and 6,563 RSUs had vested.

The Company also had the following warrants outstanding as of such date:

Number of warrants	Exercise Price	Expiry date
10,736	CAD$86.85	August 3, 2024
18,474	CAD$260.55	August 3, 2024
149,142	$52	August 4, 2027
10,514	$130	August 4, 2027
266,420	$52	November 3, 2027
11,931	$0.025	August 4, 2027
1,582,566	$3.33	June 9, 2028
2,049,783

Emerging Growth Company Accounting Election

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and have elected to take advantage of the benefits of this extended transition period. This may make it difficult to compare our financial results with the financial results of other public companies that are either not emerging growth companies or emerging growth companies that have chosen not to take advantage of the extended transition period.

INFORMATION ABOUT ARRIVE

Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to Arrive before the Merger.

CORPORATE STRUCTURE OF ARRIVE

Name, Address and Incorporation

Arrive Technology Inc. (“Arrive” or the “Company”) was first incorporated on April 30, 2020, in the State of Delaware under the name of Dronedek Corporation. On July 27, 2023, the Company changed its name to Arrive Technology Inc. Arrive’s principal office is located at 7601 East 88th Place, Building #3, Indianapolis, Indiana 46256.

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DESCRIPTION OF ARRIVE’S BUSINESS

Arrive is a technology company with a focus on developing and taking to market an ALM mailbox for a Mailbox-as-a-Service network, digital platform, and artificial intelligence for smart, secure, and seamless exchange of packages, goods, and supplies between people, robots, and drones. Arrive’s first product, the Dronedek, received the first utility patent for smart, secure, climate-controlled drone and robotic package delivery, storage, and pickup. Arrive has since developed increasingly better versions of the product and filed additional patents. Currently, Arrive has three foundational patents with more than 150 claims granted, and additional applications pending in 26 countries.

Arrive expects to have the primary revenue streams described below:

Mailbox-as-a-service recurring revenue subscriptions for businesses and consumers. A single low-cost monthly fee paid by the customer or their delivery services (Arrive can support all the evolving business models in the automated delivery marketplace this way) covers hardware, software, support, maintenance, un/installation, and financing of a long-lived asset in the field.

Data monetization via insights generated by machine learning and artificial intelligence (“ML” and “AI”). Since As Arrive scales, it will generate significant and sufficient amounts of unique .transactional, performance, logistical, and locational data not available from any other source, at sufficient mailbox network density and scale Arrive can monetize this large unique data set by delivering uniquely valuable machine learning-derived growth, performance, logistical, and promotional insights and opportunities to Arrive’s customers, partners, and its own operations. Arrive’s unique data equals a source of invaluable insights from ML/AI models that only we can generate.

Operational platform fees. Arrive’s automated delivery marketplace (“ADM”) platform schedules arrival and departure times at Arrive’s mailboxes (and other locker boxes), optimizes utilization of mailbox space, delivers important real-time location and transaction data and smart notifications, like weather, restrictions, mailbox status, package statuses, and observable automation obstructions upon which Arrive’s customers rely. This allows Arrive’s partners to operate in environments with other providers, and to make real-time value-based trade-offs like placing a premium on the ability to deliver food during a major sports event or at dinner time, versus the ability of a carrier to schedule and guarantee delivery at multiple mailboxes on a specific route at a specific time for operational efficiency and margin. At scale, Arrive’s mailbox financing exchange platform (“MFE”) aims to enable financiers, business partners, and automation operators to dynamically sponsor, share, and divide the expense of providing Mailbox-as-a-Service for end-customers, between themselves.

Arrive intends to establish product-market-fit when Arrive is able to meet the needs of a large group of customers with a product that delivers solutions for them. Arrive’s product will need to be easy to use and understand, priced competitively, and have strong methods for marketing and selling to effectively reach the target market. After Arrive achieves product-market fit, Arrive will be able to pursue the next steps of scaling the business, data collection, and service in order to generate sustainable revenue growth for the business.

As Arrive operations scale, they will produce large amounts of unique data that will become the foundation for monetization using ML and AI. Definitions and examples of four basic ML applications for Arrive’s ALM mailboxes are as follows: classification, prediction, interpretation, and generation. As Arrive’s distribution and density of units installed grows, Arrive’s platform will be able to supply the data necessary to employ all for types of AI/ML for increased value, delivery and revenue throughout our ecosystem of partners, services, and customers.

The definitions and examples for these four types of machine learning and artificial intelligence and some basic applications for Arrive’s ALM mailboxes are as follows: (i) classification is the task of assigning a label to an input. For example, a classification algorithm could be used to classify images of packages into different categories, such as small, medium, and large. This could be used to optimize the placement of packages in the ALM mailbox to maximize space efficiency; (ii) prediction is the task of estimating a value for an output variable given a set of input variables. For example, a prediction algorithm could be used to predict when a package is likely to be delivered, so that the ALM mailbox can be unlocked in advance. This could help to reduce package theft and improve the delivery experience for customers; (iii) interpretation is the task of explaining how a machine learning model makes its predictions. For example, an interpretation algorithm could be used to explain why a classification algorithm classified an image as a small package. This could be used to improve the accuracy of the classification algorithm by identifying any biases in the training data; and (iv) generation is the task of creating new data that is similar to the training data. For example, a generation algorithm could be used to generate new images of packages that are similar to the images in the training data. This could be used to train a classification algorithm on a wider variety of package images, which could improve the accuracy of the algorithm.

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Further areas with examples where we may employ ML/AI as part of our mailbox-as-a-service (“MaaS”):

Delivery. Classification algorithms can be used to classify packages into different sizes, so that they can be placed in the ALM mailbox in a way that maximizes space efficiency. Prediction algorithms can be used to predict when packages are likely to be delivered, so that the ALM mailbox can reserve inventory space or delivery times for automation in advance. Improved exchanges between people, drones, and robots can reduce package theft and improve the delivery experience for customers.

Pickup. Classification algorithms can be used to classify packages into different categories of reverse logistics like resell, refurb, or recycle. This information can be used to determine the best networks, economics, and means of pickup for each return. Prediction algorithms can be used to predict when returns are likely to be picked up, so that the ALM mailbox can better optimize space management within a unit and can help prevent returns and packages from being left in ALM mailboxes too long for optimal outcomes.

Users. Classification algorithms can be used to classify users into different categories, such as frequent users or occasional users, or to derive a schedule of when they generally use ALM mailboxes. This information can be used to personalize the experience for users and for the delivery and pickup networks and autonomous logistics they are served by. Providing more information about users’ packages and when users are likely to use the ALM mailbox optimize provider and user experiences and reduce wait and cycle times.

Environment. Classification algorithms can leverage camera and sensors in ALM mailboxes to classify environmental conditions, such as temperature, wind, precipitation, or humidity, which in turn can be supplied to users and operators and networks to optimize their delivery and pickup performance, schedules, and experience. This information can also be used to alert users to potential problems, such as packaging and packages that may be put at risk by changing temperature or overly long exposure to extreme temperatures.

Autonomous logistics. Algorithms can be used to generate new or alternative routes for autonomous delivery vehicles based on a combination of environmental factors, user behavior, and mailbox space availability. This can help to improve the efficiency of delivery operations, customer experience, and reduce the environmental impact of delivery vehicles.

These are just a few examples of how AI and ML may be used in Arrive ALM mailboxes. As Arrive increases its installed-units footprint and as ML algorithms become more sophisticated, Arrive can expect to see even more innovative applications of ML in Arrive ALM mailboxes in the future that will accelerate growth and revenue potential.

Growth Strategies

ALM mailboxes for the automated and frictionless exchange of packages and goods between people, robots, and drones are a promising new emerging market and category of technology, validated by customer interest and new competition. To obtain sustainable advantageous growth Arrive is employing proven strategies, platform thinking, and playbooks for bringing new technologies to market.

Planned Progression

Arrive believes an initial focus on medical operation, first on medical campuses and later growing to their extended networks for doctors, clinics, pharmacies and more, will provide a successful and profitable growth path towards more ubiquitous availability of automated delivery and pickup. By focusing initially on the delivery and pickup of lab samples, medicine and supplies on medical campuses and then reaching out to their local networks of medical business partners, Arrive can build the requisite foundation and ROI for then further spreading ALM mailboxes into communities and other use cases for automated delivery like food, goods, and services.

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Arrive will partner with leaders in automated delivery of delivery of food, goods, and services. Some large automation companies and retailers are investing in automated operations and business models that they expect will eventually support the growth of a collective ecosystem of partners serving end-customers and residents – which to-date has been unable to justify the massive investments necessary. By starting with automation in more critical and profitable medical operations and then expanding to larger but lower-margin autonomous automation markets with partners over time we seek to maximize our ROI and while maintaining speed to market.

Begin with a Beachhead

The order of growth for Arrive’s go-to-market and ROI starts with a beachhead in medical operations and large assisted living communities.

It’s a proven playbook/strategy now, first described in Geoffrey Moore’s, “Crossing the Chasm”, to approach the early market within niche markets that can be well-served before moving to the next adjacent market. Arrive has begun its go-to-market by serving the needs of two associated and synergistic markets in medical operations and large assisted living communities. By solidifying Arrive’s position in these markets first it allows us to obtain a profitable foundation and more learning to navigate a path forward to other markets and networks of value.

Medical Operations

Arrive defines medical operations as hospitals, medical campuses, and laboratories with associated networks of doctors and clinics. By starting with hospitals, medical campuses, and laboratories Arrive can prove the value and ROI of better patient outcomes and operational efficiencies by employing Arrive’s ALM mailboxes across a portfolio of valuable use cases:

(a)	Weekend, off-hour, and holiday lab sample deliveries and pickups when staffing is much lower. This begins with immediate improvements in the time-sensitive receiving, notification, and routing of courier lab sample deliveries, which will be improved with automated drone delivery and robotic pickup.
(b)	For hospitals and labs that are already navigating the use of robots and drones, Arrive can make exchanges of supplies, medicine and samples between buildings more smart, secure, and seamless – eliminating the friction of handoffs and optimizing the utilization/ROI of personnel, robots, and drones as a smart cross-dock and exchange point.
(c)	Lab samples may require rare or costly tests, and surgeries may require specific or rare medical kits that are difficult to maintain an inventory for at every location. Arrive’s ALM mailboxes can serve as an external, dynamic, JIT supply closet to maximize the ROI on rare inventory while supporting better availability and outcomes.
(d)	Leading medical operations are at the cutting edge of formulating custom just-in-time (“JIT”) treatment protocols that can require couriering specialty custom medicines between multiple facilities. Arrive’s ALM mailboxes can provide a foundational network for optimizing courier and utilization use for more reliable inventory and drug movement/re-positioning.
(e)	Similarly, prescription, biologics, and sample delivery networks that extend beyond the medical campus to networks of doctors and clinics can benefit from improved cycle times, notifications, climate control, security, and chain-of-custody capabilities of our ALM mailboxes.

Large Assisted Living Communities

Second, Arrive is simultaneously pursuing large, assisted living communities (“LALCs”), where there is already a history of consolidating mail, package, prescription, and food delivery for a large dependent community. For LALCs Arrive can help introduce and improve the smart, secure, and seamless automated exchange of packages, goods, supplies, food, and medicine between people, robots, and drones. By placing banks of Arrive’s ALM mailboxes beside existing walls/banks of US Postal Mailbox Arrive can expedite courier deliveries and residence convenience as a foundation, followed by automated drone and robotic deliveries and ultimately robotic pickup and delivery to residence front doors. Logistics services, whether leveraging automation or not, prefer delivering to a few locations that have banks of ALM mailboxes which are convenient for residents and will ultimately support automated transfers to their front doors if desired.

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Emerging Retail Growth

Third, Arrive will extend growth through the progress of retail giants like Walmart and drone delivery pioneers like Wing, Zipline, and DroneUp, who are laying the groundwork for residential and retail delivery networks in Dallas and beyond. As Arrive builds its MaaS network and digital platform, we aim to empower these direct-to-consumer initiatives by providing secure autonomous pickup and delivery points, further enhancing their efficiency and effectiveness. We view this expansion as a natural extension of our existing medical operations and ecosystem, leveraging our strong presence in these communities.

Platform Design

Arrive is also employing platform thinking and strategies in its product and market relationships. What does Arrive mean by a platform? At the highest level, a platform is a group of technologies, data, processes, standards, licensing, and business operations/rules that are developed as a collective system and foundation upon which an ecosystem of stakeholders, comprised of businesses, consumers, and investors, can interoperate a share in the profits and benefits of collectively serving a market better than they can do alone or by narrow vertical integrations. It provides a market-driven foundation for multiple, interdependent, stakeholders to collectively supply and consume value more efficiently – like an ecosystem - for a given market opportunity. An example is Apple’s iPhone, app store, chips, operating system, and developer resources together form a platform for multiple independent developers, consumers, suppliers, accessory makers, and others to serve Apple’s iPhone customer/community base. Similarly, Arrive’s Mailbox-as-a-Service creates a common foundation for many independent businesses, carriers, automation operators, technology providers to partner in deploy solutions, services, and business models for an evolving set of end-customer needs in last-mile logistics and automated business operations marketplace.

1.	Arrive’s automated delivery marketplace (“ADM”) software provides platform services to multiple partners and automation operators for scheduling arrival and departure times at Arrive’s mailboxes (and other locker boxes), optimizing space/inventory utilization of each mailbox, and delivers important real-time location and transaction data and smart notifications, like weather, restrictions, mailbox status, package statuses, and observable automation obstructions upon which Arrive’s customers rely. Allowing Arrive’s partners to inter-operate in environments with other providers, and to make real-time value-based trade-offs like placing a premium on the ability to deliver food during a major sports event or at dinner time, versus the ability of a carrier to schedule and guarantee delivery at multiple mailboxes on a specific route at a specific time for operational efficiency and margin.

2.	Arrive’s mailbox financing exchange (“MFE”) platform partner financiers, businesses, and automation operators to dynamically share and sponsor the cost of Mailbox-as-a-Service between themselves and for end-customers. For example, if a consumer is a loyal Walmart customer, uses DoorDash regularly, and orders prescription deliveries from CVS, these three partners can easily recognize and split the monthly tab together for this important customer’s ALM mailbox to further their loyalty, sales, and usage.

Mechanics of Arrive’s Go-to-market

Since Arrive is bringing a complex mix of hardware, software, and machine learning to market within Arrive’s smart MaaS Platform, for larger medical and assisted living operations and enterprises, Arrive’s initial go-to-market is similar to a SaaS enterprise sale. Arrive will be reliant on a direct consultative sales model in the early market in which marketing provides leads. Arrive will lean heavily on meeting medical leaders where they congregate and on providing valuable research and content on how to use an ALM mailbox for the smart, simple, and seamless exchange of supplies, medicine, lab samples, and more between people, robots, and drones within medical operations, campuses, and networks of doctors, clinics, pharmacies, and suppliers.

Arrive will also be working closely with drone and robotic technology providers and operators to coordinate bringing turnkey “whole solutions” to Arrive’s medical operations and assisted living target markets.

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Arrive’s initial emerging market will consist of sales to the most innovative and strategic medical operations. Arrive will be collecting data to analyze the success, ROI, and results from early sales customer cohorts to determine the right features, product roadmap, and growth path to expand beyond Arrive’s early innovative bellwether customers, as Arrive aims to grow into a more mainstream market of early adopters.

Competitive Strengths

There are many locker box and mailbox companies in the marketplace. Arrive strategically differentiates in:

a)	Leading the market in IP and pioneering development of the first ALM mailboxes for automated delivery and pickup with advanced capabilities to reduce the friction of exchanges between people, robots, and drones.
b)	Being approved as a certified US Mailbox (application formally submitted September 15, 2023), which will allow for uniquely advantageous service, deployment, and a secure treatment for Arrive’s customers.
c)	Providing an integrated platform of hardware, software, services, and financing, all delivered as an easy-to-use and procure ALM mailbox.
d)	That Arrive is designed as a modular and extensible product system to allow for flexibility and re/configuration, quick maintenance, and better support – all to lower the cost of ownership, innovation, and learning by Arrive’s customers and partners as they rapidly evolve their business models, experiments, requirements, and technologies to better serve their markets and customers. It’s an emerging market that rewards evolution, learning, and innovation until broad market adoption occurs across many offerings and businesses that can share and distribute the cost and benefits of a pervasive ALM mailbox platform infrastructure.

Industry Overview and Opportunity

US Market Overview

Arrive’s end goal and target market is to work with automation technology providers and operators who need to serve businesses needing to deliver automated last-mile logistics, consumers services, and advanced business operations to their business and consumer end-customers.

To understand the scale of Arrive’s opportunity and market, one needs to understand that ultimately Arrive’s smart MaaS platform will serve as a common, shared infrastructure for a large portion of the 160+ million US addresses for businesses and consumers, which grows by over 4,000 addresses daily – and that is before Arrive addresses its global aspirations and growth potential.

What proportion of these 160+ million addresses can Arrive reasonably hope to reach – and what will it be worth to Arrive’s business? The first 1% of US addresses (1.6 million) is estimated to be worth $3.5 billion in recurring revenue across our three planned revenue streams of: MaaS recurring revenue subscriptions, data monetization via ML/AI generated growth insights, and operational platform fees as described earlier. This is a big market opportunity that can support a new platform player and MaaS model like Arrive.

The following data points support Arrive’s large market potential:

1.	According to a report by Grand View Research, the U.S. healthcare robotics market size was valued at $2.6 billion in 2020 and is expected to grow at a compound annual growth rate (“CAGR”) of 27.2% from 2021 to 2028. Hospital delivery is one of the potential applications of healthcare robotics, and it is likely to be a significant segment of the overall market.

2.	According to a report by Research And Markets, the delivery drone market in the United States was valued at $40.7 million in 2020 and is expected to grow at a CAGR of 58.9% from 2021 to 2028.

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3.	According to McKinsey[1], drone deliveries, by some of our potential automation partners, has reached impressive levels:

●	Zipline: > 500,000 drone deliveries and >37M miles
●	Wing: > 300,000 drone deliveries in Australia, Finland, and USA | https://lnkd.in/gJT9Wzxw
●	Walmart with DroneUp: 6,000 drone deliveries (also with Zipline and Flytrex) in 2022, 36 sites, with goal of 1,000,000 deliveries annually | https://lnkd.in/g6Qznn9x
●	Manna Drone Delivery: > 100,000 drone deliveries in Ireland, expanding to Europe and USA | https://www.manna.aero/
●	Flytrex: expanding service radius to 100,000 eligible customers.
●	Matternet: Type certificate and production certification in hand to make the attractive economics of drone delivery real.

Regulatory Background

The adoption of drones and autonomous robots for delivery has been gaining momentum in recent years due to the potential for increased efficiency, speed, and cost savings. However, the pace of adoption has been hindered by a variety of legal and regulatory barriers, including the Federal Aviation Administration’s (“FAA”) Beyond Visual Line of Sight (“BVLOS”) requirements. These regulations require operators to demonstrate that their drones can fly beyond the visual line of sight of the pilot or observer and still maintain safe operation. Meeting these requirements has been a significant challenge for many companies seeking to use drones for delivery and has slowed down the pace of adoption. Despite these challenges, many companies are investing heavily in developing and testing delivery drones and robots that can meet the FAA’s BVLOS requirements. As such, Arrive can expect continued progress in the adoption of drones and autonomous robots for delivery, albeit with careful consideration of legal and ethical implications, including compliance with BVLOS requirements.

Market Growth or US Market Overview

●	64% of people in the US have had a package stolen[2]
●	$9.1B+ spent each year on lost goods and services[3]
●	You could save $1B every 11 days for autonomous vs traditional deliveries[4]
●	3,000 delivery trucks would be removed from the road for every 1% of packages delivered autonomously[5]
●	50% savings on packages under 5 lbs., 91% of all packages delivered[6]

Large Target Market

●	The FAA has issued guidance for regulations carrying BVLOS
●	Pilot programs have begun in 2022, including Amazon, Google/Wing, Walmart and others

Early Market Activity

-	Demonstrated a multi-Smart-Mailbox deployment and delivery use in partnership with USPS in Lawrence, Indiana under the “2022 Pilot Program.” Working on feasibility of deploying up to 4,000 Arrive ALM mailboxes in Lawrence, Indiana.
-	In discussions with several leading hospital networks known for innovation in the development and deployment of Arrive ALM mailboxes in support of a multi-phased project to build automated operations containing multiple ALM Mile mailboxes in support of lab sample and drug deliveries by mixed courier, robot, and drone networks.

1 https://www.mckinsey.com/industries/aerospace-and-defense/our-insights/future-air-mobility-blog/drones-take-to-the-sky-potentially-disrupting-last-mile-delivery

2 https://www.safewise.com/blog/metro-areas-porch-theft/

3 https://www.cnbc.com/2020/01/10/package-theft-how-amazon-google-others-are-fighting-porch-pirates.html

4 https://www.businessinsider.com/delivery-fee-for-amazon-prime-air-2015-4

5 https://www.arrive.tech/insight-hub/environmental-impact-report

6 https://news.erau.edu/-/media/files/news/forecast-commercial-uas-package-delivery-market.pdf

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-	In discussion with some of the nation’s largest assisted living communities to place banks of Arrive ALM mailboxes to supplement USPS mail delivery points for hundreds of thousands of residents to support smarter, secure, and seamless prescription and package deliveries by mixed courier, robot, and drone networks.
-	Multiple “Precision Delivery” technology development partnerships are in progress with leading drone providers and operators to be expanded jointly into their customer bases.

Intellectual Property

Arrive’s intellectual property consists of patents, trademarks and trade secrets. Arrive’s trade secrets consist of research and development and know-how, all of which we seek to protect, in part, by confidentiality agreements. To protect Arrive’s intellectual property, Arrive relies on a combination of laws and regulations, as well as contractual restrictions. Federal trademark law protects Arrive’s registered trademarks. Arrive also relies on the protection of laws regarding unregistered copyrights for certain content Arrive creates and trade secret laws to protect Arrive’s proprietary technology.

Trademarks

Arrive has [12] registered trademarks, all of which are being used in commerce:

No.	Mark	Filed	Serial No	Granted	Reg. No
1	DRONEDEK (words)	July 18, 2019	88522545	June 29, 2021	6399323
2 1b	DRONEDEK WE’RE THINKING OUTSIDE OF THE (MAIL) BOX!	December 23, 2020	90407560	Allowed March15, 2022 need show use
3 1b	WE’RE KICKING THE MAILBOX TO THE CURB, DRONEDEK	December 23, 2020	90407603	Allowed March15, 2022 need show use
4 1b	DRONEDEK, WE’RE KICKING THE MAILBOX TO THE CURB	December 23, 2020	90407636	Allowed March15, 2022 need show use
5	DRONEDEK	December 29, 2020	90426343	April 5, 2022	6689433
6 1b	TAG BY DRONEDEK	May 6, 2022	97399534	Allowed June 20, 2023 need show use

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7 1b	MAAS - MAILBOX AS A SERVICE	May 6, 2022	97399527	Allowed June 20, 2023 need show use
8 1b	THE LAST INCH OF THE LAST MILE	May 6, 2022	97399520	Allowed June 20, 2023 need show use
9 1b	ARRIVE	June 20, 2022	97466319	Allowed June 20, 2023 need show use
10 1b	ARRIVAL POINT	June 20, 2022	97466345	Allowed June 20, 2023 need show use
11 1b	ARRIVE PAY	June 20, 2022	97466377	Allowed June 20, 2023 need show use
12 1b	ARRIVE POINTS	June 20, 2022	97466382	Allowed June 20, 2023 need show use

Arrive has no unregistered trademarks.

Patents

Arrive has three registered United States patents, three other applications in process and 44 non-U.S. patent applications in process.

Patents and Patents Pending: DRONEDEK was initially granted the first US Patent in 2017 with a 2014 priority. A second was granted in 2019 with priority back to the original. A third was issued August 29, 2023 in connection with the expanding floor and homeowners recess into ground. The fourth US patent is scheduled for exam within the next three months. A fifth non-provisional was transformed into a non-provisional and Patent Cooperation Treaty (“PCT”) in mid-June of 2023. The next generation 2.1 with new features and performance was submitted as a continuation of the expanding patent in July of 2023. Gen 3 will soon be in the provisional stage. The expanding floor and hot/cold assist are in national phases in 25 other countries at various levels of exam. Arrive has continued to bolster its protected features and functions with additional patents which are currently pending (see table below).

Optional features protected by the patents and applications include: a sensor-equipped, fully autonomous landing pad receptacle; a receptacle for receiving or sending food, medicine, groceries, or parcels; a secure receptacle on a porch, roof, window, house, building, existing edifice or mailbox post; interior temperature control (hot and cold holding section); a curved bottom to mitigate damage to the parcel from abrupt drops; infrared, ultraviolet or ozone virus and bacteria prevention including anthrax and COVID; detection of explosive materials; in-ground vaults for home owners association also known as “HOA” restrictions; mobility on trucks, boats and trailers; weather monitoring station, traffic, human and pet movement with facial recognition cameras; powered by a solar panel and/or 110-volt electrical; assist mechanism for robot/aerial unmanned vehicle systems (“AUVS”); and a charging station or battery exchange to the drones and unmanned aerial vehicles (“UAVs”).

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International Patents Pending: Patents pending are based on the PCT and World Intellectual Property Organization (“WIPO”). International filings are focused on those global markets that provide the best commercial opportunity (the top 20 nations representing over 80% of the global economy). National patents for various countries have been assessed and are being examined in various stages depending on the country’s rules.

Trademarks: DRONEDEK holds two US trademarks registered, an additional ten are allowed and ready to show use; other marks such as US and foreign applications are under consideration for protecting the brands with the transition to ARRIVE.

Licenses: DRONEDEK has an exclusive license to all the patents described herein from the inventor and CEO of Arrive, Daniel S. O’Toole. The details of the terms of use for these licenses are further described herein under the section Related Party Transactions.

COUNTRY	SERIAL NO.	FILING DATE	PATENT NO.	TITLE	STATUS	ANTICIPATED EXPIRATION DATE
U.S.	14/565,418		9,840,340	Drone Docking Station and Delivery System	Granted in U.S. 12/12/2017
U.S.	15/328,027		10,457,421	Drone Docking Station and Delivery System	Granted in U.S. 10/29/2019
U.S.	17233624	4/19/2021	11,738,883	Expanding Floor/Accordion drone docking station	Granted in U.S. 08/29/2023
	PCT/US21/027879	4/19/2021	WO 2021216397	Expanding Floor/Accordion drone docking station	Pending Internationally
U.S.	17233635	4/19/2021	US 2022-0055770	Hot and Cold Section drone docking station Temperature Controlled Device	Pending in U.S.
	PCT/US21/27895	4/19/2021	WO2021216407A1	Hot and Cold Section drone docking station Temperature Controlled Device	Pending Internationally

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Recent Developments and Current Licenses Held

On March 21, 2022, Arrive issued a press release announcing its partnership with Alpine 4 Holdings Subsidiary Vayu Aerospace Corporation to create a new ecosystem in drone package delivery.

Partnership collaboration between Arrive Technology Inc., formerly Dronedek Corporation, and Hush Aerospace

On May 2, 2022, Arrive issued a press release announcing its collaboration for a potential partnership with Hush Aerospace. Arrive will resume negotiation in connection with the terms of an agreement upon the successful completion of this offering. This partnership will focus on reducing drone noise levels during delivery.

Partnership Agreement between Arrive Technology Inc., formerly Dronedek Corporation, and Speedy Eats

On June 2, 2022, Arrive issued a press release announcing its collaboration for a potential partnership with Speedy Eats to ensure reliable and speedy food delivery. The Company will resume negotiation in connection with the terms of an agreement upon the successful completion of this offering.

Partnership Agreement between Arrive Technology Inc., formerly Dronedek Corporation, and Joule Case

On July 19, 2022, Arrive issued a press release announcing its partnership with Joule Case to ensure eco-friendly, rugged and reliable power for Arrive’s ALM mailboxes.

Partnership Agreement between Arrive Technology Inc., formerly Dronedek Corporation, and Scylla

On August 15, 2022, Arrive issued a press release announcing its strategic partnership with Scylla, a facial recognition company. This strategic partnership was entered into with the intention of bolstering drone security and customer service.

Partnership Agreement between Arrive Technology Inc., formerly Dronedek Corporation, and SERA4

On August 29, 2022, Arrive issued a press release announcing its partnership with SERA4 to provide customers with keyless access to Arrive ALM mailboxes. Through this partnership, Dronedek will have a secure way to grant temporary access to delivery and pickup services by issuing digital keys.

Partnership Agreement between Arrive Technology Inc., formerly Dronedek Corporation, and A2Z Drone Delivery

On October 17, 2022, Arrive issued a press release announcing its technical integration partnership with A2Z Drone Delivery. Pursuant to this partnership, A2Z’s Drone Delivery will be integrated with Dronedek’s ALM mailbox, resulting in safer and quieter deliveries.

Agreement between Arrive Technology Inc., formerly Dronedek Corporation, and Helium Network

On December 1, 2022, Arrive issued a press release announcing that it will utilize Helium Network to transmit sensor data for Arrive’s ALM mailbox system. Helium Network technology will provide Arrive ALM mailboxes with low-band wireless transmissions that can power low-band electronics. Additionally, Arrive ALM mailboxes may also include Helium Hotspots that can connect Arrive’s devices to wireless networks.

Human Capital Resources

As of January 29, 2024, Arrive had 13 employees.

Property

Our corporate headquarters is located at 7601 East 88th Place, Building No.3 Indianapolis, Indiana 46256.

Third Party Advisors

Advisory Agreement. On February 15, 2022, Arrive executed an advisory services agreement with Chardan in connection with a merger, acquisition or business combination. Pursuant to the terms of the Advisory Agreement, upon Closing, Arrive agreed to compensate Chardan with an amount of shares of Bruush post-Merger, equal to that certain percentage from the aggregate value of the transaction as described in the Advisory Agreement. As of the date hereof, it is expected that Chardan will be issued [●] Bruush shares post-Merger. Such number of Bruush shares post-Merger is based upon, and does not change the maximum number of Bruush shares received by Arrive shareholders pursuant to the Exchange Ratio agreed under the Merger Agreement.

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Legal Proceedings

We are, from time to time, subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors. Other than as set forth below, we are not presently a party to any litigation the outcome of which, if determined adversely to us, would in our estimation, have a Material Adverse Effect on our business, operating results, cash flows or financial condition. The following is a summary of the Company’s ongoing legal proceedings: JJM Design, LLC v. Daniel S. O’Toole, Dronedek LLC. This is a civil action, pre-formation of the Company, filed in Marion County State of Indiana. The principal parties involved are JJM Design, LLC, as plaintiff and Dronedek Corporation, as defendant, naming Daniel S. O’Toole, the Company’s CEO as main principal. The factual basis alleged to underlie the proceeding is an unfinished and unpaid supply contract. Plaintiff is a prototype supplier who failed to provide the design services and the supply of products. Our defense is based on a breach of contract by the plaintiff. The total amount of damages sought in this action is in an amount under $30,000. A trial is set for early February 2024. Discovery has been started; Parties are striving for mediation in January.

Byfield Management, Inc. and Ohrn II, Richard B v. Dronedek Corporation. This is an employment action, filed in the Marion Superior Court No. 2 of the State of Indiana. Orhn, working as Byfield Management, Inc., was the original chief executive officer of the Company under an oral agreement. The amount in dispute includes two years of salary and stock options. The Company terminated this executive contract for cause and the matter is currently being handled by external counsel Taft Stettinius & Hollister LLP.

An initial Cease and Desist letter on Arrive’s trademark from Arrive Logistics was received July 19, 2023. An open, positive discussion is ongoing between counsel.

Government Regulation

Arrive is subject to local, state, federal and international laws, statutes, rules, policies, and regulations (collectively “Regulations”) that relate directly or indirectly to Arrive’s operations. These include privacy and data protection regulations. Arrive’s business operations involve the collection, transfer, use, disclosure, security, and disposal of personal or sensitive information. As a result, Arrive’s business is subject to complex and evolving U.S. and international laws and regulations regarding privacy and data protection. Other Regulations that Arrive is subject to, include the following: licensing, permitting, and zoning requirements for the operations of Arrive’s offices and other facilities; health, safety, and sanitation requirements; the service of food; working conditions, labor, minimum wage and hour, citizenship, immigration, visas, harassment and discrimination, and other labor and employments laws and regulations; marketing activities; and environmental protection regulations. Arrive is also subject to common business and tax rules and regulations pertaining to the operation of its business.

While Arrive does not operate AMRs, it’s customers and partners do while utilizing Arrive MaaS. The United States does not have specific regulations governing autonomous mobile robots (“AMRs”). However, AMRs are subject to a number of general safety regulations, including the following:

● The Federal Motor Carrier Safety Administration (“FMCSA”) regulates AMRs that are used to transport goods on public roads.

● The Occupational Safety and Health Administration (“OSHA”) regulates AMRs that are used in the workplace.

● The Consumer Product Safety Commission (“CPSC”) regulates AMRs that are sold to consumers.

In addition to these general safety regulations, AMRs may also be subject to specific regulations in certain states or localities. For example, the state of California has a number of regulations governing the use of AMRs in public spaces.

The lack of specific regulations governing AMRs can create some challenges for businesses that want to deploy these robots. However, there are a number of organizations that have developed voluntary safety standards for AMRs. These standards can help businesses to ensure that their AMRs are safe to operate.

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Some of the voluntary safety standards for AMRs include:

● ANSI/ITSDF B56.5-2012: Safety Standard for Driverless, Automatic Guided Industrial Vehicles and Automated Functions of Manned Industrial Vehicles

● ANSI/RIA R15.06-2012: American National Standard for Industrial Robots and Robot Systems - Safety Requirements

● ISO 13482:2014: Robots and robotic devices - Safety requirements for personal care robots

As the use of AMRs continues to grow, it is likely that the US government will develop more specific regulations governing these robots. In the meantime, businesses that want to deploy AMRs should carefully consider the relevant safety regulations and voluntary standards.

Drone Regulation in the United States

While Arrive does not operate AMRs, it’s customers and partners do while utilizing Arrive MaaS. A part of our business may be subject to air drone operations carried out by third parties, drone operations in the United States is subject to regulations of the Federal Aviation Administration (“FAA”). The FAA has set rules for routine commercial use of small, unmanned aircraft systems (“UAS”) weighing less than 55 pounds that are conducting non-hobbyist operations. UAS operators-for-hire must pass a written test and be vetted by the Transportation Security Administration. The rules include restrictions regarding the right of way in certain areas for drone operations by also requiring the broadcast of remote ID information.

We are also subject to the USPS mailbox regulations and specifications which include parameters for residential and commercial installations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ARRIVE

The following discussion of Arrive’s financial condition and results of operations should be read in conjunction with Arrive’s financial statements and notes to those statements included in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus. Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us,” “Company” and similar terms are to Arrive prior to the consummation of the Merger.

Overview and History

Arrive is pioneering the emerging market for the automated exchange of packages and goods between people, robots, and drones with our ALM mailbox.

The future of automated last-mile delivery, consumer services, and business operations all need smart, secure, and seamless exchanges of packages, goods, supplies, food, and medicine between people, robots, and drones. Our ALM mailbox is expected to provide a frictionless exchange point between people, robots, and drones that makes new automated services for businesses and consumers possible.

We expect to have three primary revenue streams:

●	Mailbox-as-a-service recurring revenue subscriptions for businesses and consumers. A single low-cost monthly fee paid by the customer or their delivery services (we can support all the evolving business models in the automated delivery marketplace this way) covers hardware, software, support, maintenance, un/installation, and financing of a long-lived asset in the field.

●	Data monetization via insights generated by machine learning and artificial intelligence (“ML” and “AI”). Since we generate unique transactional, performance, logistical, and locational data not available from any other source, we can monetize it by delivering uniquely valuable machine learning-derived growth, performance, logistical, and promotional insights and opportunities to our customers, partners, and our own operations. Our unique data equals a source of invaluable insights from ML/AI models that only we can generate.

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●	Operational platform fees. Our automated delivery marketplace (“ADM”) platform schedules arrival and departure times at our mailboxes (and other locker boxes), optimizes utilization of mailbox space, delivers important real-time location and transaction data and smart notifications, like weather, restrictions, mailbox status, package statuses, and observable automation obstructions upon which our customers rely. This allows our partners to operate in environments with other providers, and to make real-time value-based trade-offs like placing a premium on the ability to deliver food during a major sports event or at dinner time, versus the ability of a carrier to schedule and guarantee delivery at multiple mailboxes on a specific route at a specific time for operational efficiency and margin. Our mailbox financing exchange (MFE) platform also enables financiers, business partners, and automation operators to dynamically share and sponsor the cost of Mailbox-as-a-Service between themselves and for end-customers.

Since our inception, we have incurred operating losses. Our net loss was $2,388,614 and $1,526,753 million for the years ended December 31, 2022, and 2021, respectively. We expect to incur significant expenses and operating losses for the foreseeable future as we continue to pursue market penetration. There are a number of milestones and conditions that we must satisfy before we are able to generate sufficient revenue to fund our operations, including:

●	Delivery of third iteration of product for targeted applications;
●	Deployment of units in relevant use cases; and
●	Finalizing design for fourth generation product to include reverse logistics and pick up capabilities.

We intend to establish product-market-fit when we are able to meet the needs of a large group of customers with a product that delivers solutions for them. Our product will need to be easy to use and understand, priced competitively, and have strong methods for marketing and selling to effectively reach the target market. When we achieve product-market fit, we will be able to pursue the next steps of scaling the business and profitably in order to generate sustainable levels of revenue and grow the business further.

Factors Affecting our Business and Results of Operations

This section includes a summary of our historical results of operations, followed by detailed comparisons of our results for the year ended December 31, 2022 and the year ended December 31, 2021. We have derived this data from our annual financial statements included elsewhere in this prospectus.

The Company has completed an audit of its 2022 and 2021 financial performance in accordance with the standards of the PCAOB. The Company has not started commercial operations but has incurred expenses in connection with corporate and administrative matters, upkeep of acquired properties for future growing, processing and distribution of medical plants, and improvements to those properties. These expenses include stock-based compensation for services rendered, legal and audit fees, and property-related expenses such as depreciation, insurance and taxes. As a result, the Company reported a net loss in all reporting periods. An analysis of the Company’s operating performance for the periods from incorporation through December 31, 2022, together with the Company’s income statement summarizing income and expense items are presented below.

Results of Operations

Comparison of Year Ended December 31, 2022, and Year Ended December 31, 2021

	Years Ended December 31,
	2022	2021

General and Administrative Expenses
Advertising Expenses	$195,323	$310,917
Bank Charges and Fees	2,676	3,015
Depreciation	9,764	-
Donations	5,290	-
Employee Benefits	18,203	-
Insurance Expense	53,914	14,192
Interest Expense	1,571	-
Legal and Professional Fees	349,639	249,608
Licensing Fee	120,000	120,000
Marketing and Trade Show Expenses	2,222	159,637
Meals and Entertainment	19,680	570
Miscellaneous Expense	3,126	-
Transportation Expenses	2,434	69
Office Supplies and Software	73,413	111,174
Recruiting Expense	1,083	-
Rent Expense	19,732	3,000
Repairs and Maintenance	-	11,056
Research and Development	177,873	-
Salaries and Wages – Office	1,193,731	462,005
Shipping and Freight	8,934	12,656
Taxes and Licenses	31,561	27,713
Travel Expenses	85,692	50,024
Utilities	3,558	312

Loss From Operations	2,379,419	1,535,948

Edge Credit Benefit	9,195	(9,195)

Net loss	$2,388,614	$1,526,753

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Liquidity and Capital Resources

December 31, 2022, Compared to December 31, 2021

As of December 31, 2022, the Company had cash of $1,557,096 compared to $2,677,012 as of December 31, 2021. Since its inception, the Company has incurred net losses and funded its operations primarily through the issuance of equities. As at December 31, 2022, the Company had a total stockholders’ equity of $2,533,493 compared to $3,159,502 as of December 31, 2021.

The Company has incurred recurring losses from operations, and as at December 31, 2022, had an accumulated deficit of $4,061,520 (2021 -$1,672,906) and a working capital of $1,423,567 (2021 $2,636,479). The Company’s continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. The Company has developed plans to raise funds and continues to pursue sources of funding that management believes, if successful, would be sufficient to support the Company’s operation. During the year ended December 31, 2022, the Company raised $1,150,490 through Common Stock issuances. The Company has also raised $4,264,078 in 2021 and $1,166,086 through September 30, 2023. The Company’s operating plan is predicated on a variety of assumptions including, but not limited to, the level of product demand, cost estimates, its ability to continue to raise additional financing and the state of the general economic environment in which the Company operates. There can be no assurance that these assumptions will prove accurate in all material respects, or that the Company will be able to successfully execute its operating plan. In the event that the Company is not able to raise capital from investors in a timely manner, the Company will explore available options, including but not limited to, an equity backed loan against the property. In the absence of additional appropriate financing, the Company may have to modify its plan or slow down the pace of development and commercialization.

The Company does not have any short or long-term contractual purchases with suppliers for future purchases, capital expenditure commitments that cannot be cancelled with minimal fees, non-cancelable operating leases, or any commitment or contingency that would hinder management’s ability to scale down operations and management expenses until funding is raised.

The following table summarizes our cash flows from operating, investing, and financing activities for the years ended December 31, 2022 and 2021:

	Years Ended December 31,
	2022	2021

Net cash used in operating activities	$1,837,710	$1,483,440
Net cash used by investing activities	426,136	370,502
Net cash provided by financing activities	1,143,930	4,254,078

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Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the year ended December 31, 2022.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily available apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While there are a number of significant accounting policies affecting our consolidated financial statements, management believes the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments.

Quantitative and Qualitative Disclosures About Market Risk

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not intend to hedge any existing or future borrowings and, consequently, we do not expect to be affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not affected by foreign currency fluctuations or exchange rate changes. Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that we have not yet adopted that management believes are applicable or would have a material impact on our financial statements.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

INFORMATION ABOUT ARRIVE’S BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers	Age	Position/Title
Daniel O’Toole	60	Chief Executive Officer, Chairman
Todd Pepmeier, CPA	50	Chief Financial Officer
Mark Hamm	58	Chief Operations Officer, Director
Lora O’Toole	24	Vice President Business Development
Neerav Shah	52	Chief Strategy Officer, Director
John Ritchison	74	Director
Greg Beriault	65	Director
Kevin McAdams	66	Director
John Callan	77	Director
Bill Stafford	43	Director

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Daniel O’Toole – Chief Executive Officer, Founder, Chairman

Dan is an American entrepreneur and inventor. He is the Chairman and CEO of Arrive Technology Inc. (formerly Dronedek Corporation), owner of Striker Property Group, LLC, which owns and operates an eight-figure portfolio of industrial buildings and commercial land in the Indianapolis Market and Striker Realty Group, LLC, a boutique commercial real estate brokerage firm which operates nationally. He holds a BS from the Miller School of Business at Ball State University. He is a member of Sigma Phi Epsilon Social Fraternity and serves on the Alumni Board for the Indiana Gamma Chapter. Dan is a serial entrepreneur, holds a commercial real estate brokers license, and has been issued three United States Utility Patents. Self-employed for the majority of his career, Dan has owned businesses generating millions of dollars in revenue with three of them being acquired. After graduating college, he started working in corporate America for an environmental distribution company, shortly becoming the top salesman in the company. Dan soon left to start his own distribution company. The company engaged in the sales of environmental cleanup and safety products whereby his company became one of Eli Lilly’s largest vendors. Dan sold the company to an investor group and went on to start a successful nationwide facility maintenance company specializing in the maintenance and upkeep of multi-location Fortune 500 Companies. While operating his business, Dan had the idea for Dronedek. He immediately filed for his first patent in 2014. The Dronedek patents were issued as he continued operating his business. Believing in the emerging market opportunity that Dronedek represents, he sold his previous business to concentrate his efforts on Dronedek. Dan has strong operational, sales and financial experience with his 35 years of business experience.

Todd Pepmeier, CPA – Chief Financial Officer

Financial executive in automotive, aerospace, healthcare, and early-stage technology companies. Former divisional CFO for Rolls-Royce, Plc in defense business unit, leading financial and contracting teams. Co-founded technology startup specializing in RPA for Ascension Health and commercial clients. Successful exit through strategic acquisition in 2021.

Mark Hamm – Chief Operations Officer, Director

Mark is the Chief Operating Officer of Arrive Technology Inc. He previously started and led FedEx Innovation as VP of Innovation and helped launch the SenseAware business from a growing pipeline of future innovation. He’s also served in other Fortune 500 executive leadership as Vice President of Customer Experience at ServiceMaster and Vice President of Information Technology at AutoZone. In addition, he has over two decades of experience in leading and launching technology startups, as CEO and CTO, within B2B SaaS and Autonomous Drone/Robotics markets. Mark has a track record of experience and proven expertise in strategy, marketing, business operations, software development, IoT, B2B SaaS, big data, machine learning, design thinking, and robotic process automation, within the technology, logistics, services, and retail industries.

Lora O’Toole - Vice President Business Development

Lora O’Toole started in the autonomous systems industry in 2019 and has experience working at startups and sales. Lora was honored as part of Conexus’ 2021 Rising 30 in the logistics and advanced manufacturing industries in Indiana for her work at the Company. She is heavily involved in the technology and Unmanned Aerial Systems (UAS) communities as the treasurer of AUVSI’s Indiana chapter and a member of several other organizations in the space. Lora is currently making the rounds as a speaker and presenter on automation in the logistics industry at several events and upcoming conferences. She received her bachelor’s degree in international studies and Japanese from Indiana University Bloomington. She currently resides in Lawrence, IN, the soon to be home of the Company’s first Pilot Program which she is overseeing.

Neerav Shah –Chief Strategy Officer, Director

Neerav Shah is an experienced entrepreneur. His first business focused on electromechanical assemblies for the Department of Defense, where he still holds close relationships. He had 50 employees and two locations. He also led an additional business that used data analytics for infrastructure inspection of single rotor Unmanned Aerial Systems (UAS). He has an MBA from Purdue and his undergraduate degree from the London School of Economics.

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John Ritchison, JD – Director, Corporate Counsel

John is a Director and Corporate Counsel at Arrive Technology Inc. John is a Registered Patent Attorney and Indiana Professional Engineer. He exited Delphi and General Motors after 30 years with considerable global experience as a manufacturing and product engineer. His vast experience in manufacturing operations includes being a senior level leader in charge of several different engineering groups as well as Plant Manager in US and General Director of Operations (in Europe for 4 years) where he had full P&L and Balance Sheet responsibility and authority. John has operated small businesses, is State and Federal Bar member as well as Seventh Circuit and the U.S. Supreme Court, is fluent in English and Portuguese, graduated Indiana University School of Law (JD), Rose Hulman master’s in mechanical engineering, and a Bachelor of Science in Math.

Greg Beriault – Director

Greg Beriault enjoyed a distinguished 25-year federal law enforcement career with United States Postal Inspection Service (USPIS). During his career as a postal inspector Greg led nationally coordinated, high-profile law enforcement investigations and audits. Upon retirement from USPIS as Assistant Inspector-In-Charge of the Detroit Division, he served in the positions of Senior Fraud Investigator and Internal Audit Manager at CNO Financial Group. Greg also served as an NFL Security Representative. He has a Degree in Accounting from Indiana University. During his career he held Certified Public Accountant and Certified Fraud Examiner licenses.

Kevin McAdams, Director

Former VP of Delivery, Retail and Fleet Operations for USPS, oversaw delivery operations for largest last mile network nationally. Implemented policy, programs and innovative logistic solutions for package processing and delivery. Oversaw retail network of 30K facilities which also served as first mile entry points for USPS network. Led fleet operations including fleet maintenance operations and vehicle procurement. Provided Officer-level experience and insight in operational excellence, shipping solutions, planning and strategy for USPS. Currently, Founder and CEO of Vertical Mile Consulting providing insight and solutions for Leadership, Strategy and Operational Excellence in first, middle and last mile logistics.

John Callan, Director

As a leading visionary, strategy consultant, advisor and board member in the global postal-parcel-logistics-delivery space, John heads consultancy Ursa Major Associates, LLC. Based on early entrepreneurial instincts and successes, always keeping his eye on the horizon, John has applied his intuitive inclination toward the creation and execution of innovative growth strategies for more than forty years. As a start-up founder, CEO, senior marketing executive and consultant for public and private, large and small, domestic and global companies alike, John has led innovative strategic business development initiatives in the postal- parcel-delivery-logistics field. He founded and grew pioneer global courier service, Calico Air Courier, merged it into DHL Express and served DHL as its first VP Marketing. He served TNT Skypak as President, Purolator Courier as SVP Marketing and Sales and DHL Global Mail as VP Strategy and Business Development. He led start-ups in the fields of international re-mail and desktop shipping and served PwC’s postal practice as “thought leader” on strategy projects for USPS. John co-founded logistics consultancy Ursa Major Associates in 2001 and advises postal regulators, leading corporations and start-ups in strategy development. Since 2010 he has served on the U.S. Dept. of State International Postal and Delivery Services Advisory Council (IPODs). He launched the acclaimed, independent, Postal Vision 2020 Initiative and Conference in 2010, designed to reinvent the postal ecosystem and is passed it on to Market force - Leaders in Logistics in 2020. Serving his penchant for advising start- ups, since 2019, John serves as a Mentor for Plug And Play’s Supply Chain Vertical. For the past 20 years, John leads this boutique Postal - Parcel - Delivery - Logistics strategy consulting firm devising and developing transformative strategies for clients challenged by: disruptive technology/e-substitution of core products; emerging business paradigms, new breeds of competition springing from converging or colliding market spaces; stagnating or contracting industries. Solutions may be found by conceiving and transitioning to new business models, inventing and applying new products, identifying new market niches or ‘sweet spots’, entering into culturally unfamiliar operating alliances, executing mergers and/ or acquisitions. Clients served are industry leaders; U.S. Postal Service, USPS Office of Inspector General, Royal Mail, Pitney Bowes, Neopost, FedEx, DHL Global Mail, Kodak, YRCW, Aramex, TNS Research Int’l and many independent niche players and start-ups.

Bill Stafford, Director

Board Member15-year background as a military, commercial and private aviator. Holding qualifications on multiple manned rotary and fixed-wing aircraft and unmanned platforms. Holds Masters and Undergraduate degrees from Embry Riddle Aeronautical University in Unmanned Systems and Professional Aeronautics, respectively. Currently works at Verizon supporting large organizations’ implementation of robotic systems.

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Corporate Governance

Our business and affairs are managed under the direction of our Board of Directors (“Board”). The number of directors is currently determined by our Board, subject to the terms of our certificate of incorporation and bylaws, which provide that the number of directors be determined exclusively by a resolution adopted by directors constituting a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. Our Board currently consists of eight directors.

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Term of Office

Our directors are appointed to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Corporate Governance Profile

The structure of our corporate governance include the following:

●	Our directors are subject to re-election annually;
●	A majority of our directors satisfies the Nasdaq listing standards for independence;
●	Generally, all matters to be voted on by stockholders is approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class;
●	We intend to comply with the requirements of the Nasdaq marketplace rules, including having committees comprised solely of independent directors; and
●	We currently do not have a stockholder rights plan.

Our directors stay informed about our business by attending meetings of our Board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Role of the Board in Risk Oversight

The Board actively manages the Company’s risk oversight process and receives periodic reports from management on areas of material risk to the Company, including operational, financial, legal, and regulatory risks. The Board committees will assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee will assist the Board with its oversight of the Company’s major financial risk exposures. The Compensation Committee will assist the Board with its oversight of risks arising from the Company’s compensation policies and programs. The Corporate Governance and Nominating Committee will assist the Board with its oversight of risks associated with board organization, board independence, and corporate governance. While each committee will be responsible for evaluating certain risks and overseeing the management of those risks, the entire Board will be regularly informed about the risks.

Director Independence

The Nasdaq marketplace rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations committees be independent, or, if a listed company has no nominations committee, that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the board’s independent directors. The Nasdaq marketplace rules further require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. These rules require that our Audit Committee be composed of at least three (3) members, one of whom must be independent on the date of listing on Nasdaq, a majority of whom must be independent within 90 days of the effective date of the registration statement containing this prospectus, and all of whom must be independent within one year of the effective date of the registration statement containing this prospectus.

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Prior to the completion of this offering, our Board undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities.

Our Board has affirmatively determined that each of Kevin McAdams, John Callan and Bill Stafford qualify as an independent director, as defined under the applicable corporate governance standards of Nasdaq.

Board Leadership

Daniel O’Toole is the Chairman of the Board. Daniel O’Toole is our Chief Executive Officer and Director.

The Board does not have a lead independent director. To help ensure the independence of the Company’s Board, the independent directors of the Board generally meet without members of management at various times during the year.

Board Committees and Meetings

The Board intends to establish three committees, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, to assist with the performance of the Company’s responsibilities. The initial composition of these committees will be initially set by the Board in its discretion. Going forward, the Board will designate the members of these committees and the committee chairs based on the recommendation of the Corporate Governance and Nominating Committee. The Board has adopted written charters for each of these committees, which will be available on the investor relations section of our website at [●]. Copies will also be available in print to any stockholder upon written request. The chair of each committee will develop the agenda for that committee and determine the frequency and length of committee meetings.

Following the listing of the Company on Nasdaq, the Board will hold bimonthly meetings. Directors will be expected to attend Board meetings, the Annual Meeting of Stockholders and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting.

Audit Committee

The Board formally established an Audit Committee in [MONTH/YEAR]. The Audit Committee is composed of [three (3)] independent directors, [NAME], [NAME], and [NAME]. [●] serves as chair of the Audit Committee. The committee’s primary duties are to:

●	review and discuss with management and our independent auditor our annual and quarterly financial statements and related disclosures, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent auditor’s audit or review, as the case may be;
●	review our financial reporting processes and internal control over financial reporting systems and the performance, generally, of our internal audit function;
●	oversee the audit and other services of our independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee;
●	provide an open means of communication among our independent registered public accounting firm, management, our internal auditing function and our Board;
●	review any disagreements between our management and the independent registered public accounting firm regarding our financial reporting;
●	prepare the Audit Committee report for inclusion in our proxy statement for our annual stockholder meetings;
●	establish procedures for complaints received regarding our accounting, internal accounting control and auditing matters; and
●	approve all audit and permissible non-audit services conducted by our independent registered public accounting firm.

The Board has determined that each member of the Audit Committee is independent of management and free of any relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment and are independent, as that term is defined under the enhanced independence standards for audit committee members in the Exchange Act and the rules promulgated thereunder.

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The Board has determined that [●] is an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Sarbanes-Oxley Act of 2012. The Board has further determined that each member of the Audit Committee is financially literate and that at least one member of the committee has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment.

Compensation Committee

The Board formally established a Compensation Committee in [MONTH/YEAR]. The Compensation Committee is composed of [three (3)] independent directors (as defined under the general independence standards of the Nasdaq listing standards and our Corporate Governance Guidelines): [NAME], [NAME], and [NAME], each a “non-employee director” (within the meaning of Rule 16b-3 of the Exchange Act). [●] serves as chair of the Audit Committee. The committee’s primary duties are to:

●	approve corporate goals and objectives relevant to executive officer compensation and evaluate executive officer performance in light of those goals and objectives;
●	determine and approve executive officer compensation, including base salary and incentive awards;
●	make recommendations to the Board regarding compensation plans; and
●	administer any stock plan, equity incentive plan, inducement plan or other compensation plan adopted for the benefit of our employees and/or directors.

The Compensation Committee will determine and approve all elements of executive officer compensation. It will also provide recommendations to the Board with respect to non-employee director compensation. The Compensation Committee may not delegate its authority to any other person, other than to a subcommittee.

Corporate Governance and Nominating Committee

Our Board formally established a Corporate Governance and Nominating Committee in [MONTH/YEAR]. The Corporate Governance and Nominating Committee is composed of [three (3)] independent directors (as defined under the general independence standards of the Nasdaq listing standards and our Corporate Governance Guidelines): [NAME], [NAME] and [NAME], each a “non-employee director” (within the meaning of Rule 16b-3 of the Exchange Act). [●] serves as chair of the committee. The committee’s primary duties are to:

●	recruit new directors, consider director nominees recommended by stockholders and others and recommend nominees for election as directors;
●	review the size and composition of our Board and committees;
●	oversee the evaluation of the Board;
●	recommend actions to increase the Board’s effectiveness; and
●	develop, recommend and oversee our corporate governance principles, including our Code of Business Conduct and Ethics and our Corporate Governance Guidelines.

Code of Business Conduct and Ethics

We adopted a written code of business ethics and conduct (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. The objective of the Code of Conduct is to provide guidelines for maintaining our and our subsidiaries integrity, reputation, honesty, objectivity and impartiality. The Code of Conduct addresses conflicts of interest, protection of our assets, confidentiality, fair dealing with stockholders, competitors and employees, insider trading, compliance with laws and reporting any illegal or unethical behavior. As part of the Code of Conduct, any person subject to the Code of Conduct is required to avoid or fully disclose interests or relationships that are harmful or detrimental to our best interests or that may give rise to real, potential or the appearance of conflicts of interest. Our Board has ultimate responsibility for the stewardship of the Code of Conduct, and it will monitor compliance through our Corporate Governance and Nominating Committee. Directors, officers and employees are required to annually certify that they have not violated the Code of Conduct. Our Code of Business Conduct and Ethics reflects the foregoing principles. The full text of our Code of Business Conduct and Ethics will be published on our website prior to the effectiveness of this registration statement.

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We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Conduct applicable to our Chief Executive Officer and Chief Financial Officer by posting such information on our website.

Legal Proceedings

To our knowledge, other than as described in the section titled Business - Legal Proceedings in this prospectus, (i) no director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years; (ii) no director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years; (iii) no director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years; and (iv) no director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

EXECUTIVE AND DIRECTOR COMPENSATION FOR ARRIVE

We are an “emerging growth company” under applicable SEC rules and are providing disclosure regarding our executive compensation arrangements pursuant to the rules applicable to emerging growth companies, which means that we are not required to provide a compensation discussion and analysis and certain other disclosures regarding our executive compensation. The following discussion relates to the compensation of our named executive officers for 2022.

Following the adoption of the Compensation Committee charter in [MONTH/YEAR], the Compensation Committee will determine and approve all elements of executive officer compensation. The Compensation Committee’s primary objectives in determining executive officer compensation are to (i) develop an overall compensation package that is at market levels and thus fosters executive officer retention and (ii) align the interests of our executive officers with our stockholders by linking a significant portion of the compensation package to performance.

Summary Compensation Table

The following table sets forth the compensation paid by the Company to its chief executive officer and other compensated executive officers. The disclosure is provided for the years ended December 31, 2022 and December 31, 2021.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	All Other Compensation	Total
Dan O’Toole CEO	2021	$170,833				$170,833
Jackie Byers, CFO(1)	2021	$-				$0
Neerav Shah Chief Strategy Officer	2021	$36,000		$45,100		$81,100
Lora O’Toole VP Business Development	2021	$29,880		$585		$30,465

Dan O’Toole CEO	2022	$283,333				$283,333
Jackie Byers, CFO(1)	2022	$-
Mark Hamm COO	2022	$140,000				$140,000
Lora O’Toole VP Business Development	2022	$72,500		$585		$73,085
Neerav Shah Chief Strategy Officer	2022	$48,000		$24,600		$72,600

Dan O’Toole CEO	2023	$187,500				$187,500
Todd Pepmeier, CFO(2)	2023	$-				$0
Mark Hamm COO	2023	$150,000				$150,000
Lora O’Toole VP Business Development	2023	$53,125				$53,125
Neerav Shah Chief Strategy Officer	2023	$30,000				$30,000

(1) Jackie Byers, our former interim Chief Financial Officer served in such position from [●] until her voluntary (not as a result of any disagreement with the operations of the company) resignation on [●].

(2) Todd Pepmeier, our Chief Financial Officer has not received direct compensation from the Company. Mr. Pepmeier serves the Company under a service agreement executed by the Company and Korn Ferry which has an expiration date of November 10, 2023. Upon expiration of this service agreement, the Company will execute an employment agreement with Mr. Pepmeier to serve as the Company’s CFO on a full time and permanent basis.

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ARRIVE – CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions since 2020, including currently proposed transactions to which Arrive has been a party in which the amount involved exceeded or will exceed $120,000, and in which any of Arrive’s directors (including nominees), executive officers or beneficial holders of more than 5% of Arrive’s capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Exclusive Patent License Agreement

Arrive executed an exclusive patent license agreement on May 26, 2020 with its CEO, the licensor and sole owner of all right, title and interest in certain technology consisting of inventions, know-how, patents and patents applications, technology to be patented and trademarks relating to secured drone delivery ALM mailboxes and receiving containers for residential and commercial applications, collectively the products, under this agreement, the Company as licensee, has the exclusive right to sell, manufacture, and otherwise commercialize the technology and the products worldwide in exchange for a pre-revenue monthly fee equal to $10,000.00. Additionally, once revenue from sales, rentals, and leases begin and exceeds $10,000.00 a month, then the licensee must pay licensor a fee per unit or product sold, rented or leased equal to $25.00. The agreement also includes a provision where the Arrive must commence development and marketing of the products within 36 months of the execution of the agreement, for the agreement to remain in force, otherwise, the agreement has a term of seven years, a period which may be extended upon mutual consent and in the best interest for both parties. This license agreement also contains other customary representations and covenants of agreements of similar type and scope. The foregoing description of the license agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as an exhibit to this registration statement.

INCOME TAX CONSEQUENCES OF THE MERGER

The discussion under the caption “—Material U.S. Federal Income Tax Considerations” below addresses the material U.S. federal income tax considerations associated with the Merger and the subsequent ownership and disposition of Bruush’s Common Stock by U.S. holders and non-U.S. holders (each as defined below), and select considerations to Arrive shareholders. The discussion under the caption “—Material Canadian Tax Considerations” addresses various Canadian tax considerations for holders of Arrive Common Stock with respect to the Merger and the subsequent ownership and disposition of Bruush’s Common Stock.

THE FOLLOWING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO HOLDERS OF ARRIVE COMMON STOCK OR BRUUSH SECURITIES. SUCH HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING THE DEEMED DOMESTICATION), INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, OR NON-U.S. TAX LAWS AND TAX TREATIES (AND ANY POTENTIAL FUTURE CHANGES THERETO).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations applicable to U.S Holders and Non-U.S. Holders (as defined below) with respect to their acquisition, ownership and disposition of shares of Bruush Common Stock owned immediately prior to the Merger and Bruush Common Stock acquired by Arrive shareholders in the Merger. This summary does not provide a complete analysis of all potential U.S. federal income tax considerations relating thereto. The information provided below is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions currently in effect. These authorities may change at any time, possibly retroactively, or the Internal Revenue Service (the “IRS”) might interpret the existing authorities differently. In either case, the tax considerations of owning or disposing of Bruush and Arrive stock could differ from those described below. We have not and do not intend to seek any rulings from the IRS regarding the Merger. As a result, we cannot assure you that the tax consequences described in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent provided below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;
●	partnerships or entities or arrangements treated as partnerships or other pass-through entities for U.S. federal tax purposes (or investors in such entities);
●	corporations that accumulate earnings to avoid U.S. federal income tax;
●	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;
●	tax-exempt organizations or tax-qualified retirement plans;
●	controlled foreign corporations or passive foreign investment companies;
●	dealers in securities or currencies;
●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●	persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);
●	certain former citizens or former long-term residents of the United States;
●	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;
●	persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or
●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

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In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes is a beneficial owner of our Common Stock, the tax treatment of a partner in the partnership or an owner of the entity will depend upon the status of the partner or other owner and the activities of the partnership or other entity. Accordingly, this summary does not address tax considerations applicable to partnerships that hold our Common Stock, and partners in such partnerships should consult their tax advisors.

For purposes of this discussion, a “U.S. Holder” is a Arrive or Bruush shareholder that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury Regulations to be treated as a United States person.

If an Arrive or Bruush shareholder is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The U.S. federal income tax considerations generally applicable to Non-U.S. Holders are described below under the heading “— U.S. Federal Income Taxation of Non-U.S. Holders of Arrive and Bruush Stock.”

U.S. Federal Income Tax Characterization of the Merger

Tax Residency of Bruush for U.S. Federal Income Tax Purposes

Although Bruush is incorporated under the laws of British Columbia, Canada, Bruush expects it will be treated as a U.S. corporation (and therefore a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code if the Merger is completed. For U.S. federal income tax purposes, a corporation is generally considered a U.S. or “domestic” corporation (or U.S. tax resident) if it is organized in the United States, and a corporation is generally considered a “foreign” or non-U.S. corporation (or non-U.S. tax resident) if it is not organized in the United States. Because Bruush is an entity incorporated under the laws of British Columbia, Canada, it would generally be classified as a non-U.S. corporation (or non-U.S. tax resident) absent the Merger. Section 7874 of the Code provides an exception under which a corporation organized outside the United States may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

Under Section 7874 of the Code, a corporation created or organized outside the United States will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes if the following conditions are met: (i) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation, including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation (the consummation of the Merger will satisfy this requirement), (ii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% of the shares of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation, and (iii) the non-U.S. corporation’s “expanded affiliated group” does not have substantial business activities in the country in which the non-U.S. corporation is created or organized relative to such expanded affiliated group’s worldwide activities (a transaction that satisfies all the requirements (i) through (iii) is referred to herein as an “80% Inversion”).

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As noted above, an 80% Inversion will not occur if, after the acquisition, the “expanded affiliated group” which includes the non-U.S. acquiring corporation has “substantial business activities” in the foreign country in which, or under the law of which, the non-U.S. corporation is created or organized when compared to the total business activities of such expanded affiliated group (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets and gross income of the non-U.S. acquiring corporation’s “expanded affiliated group” must be based, located and derived, respectively, in the country in which the non-U.S. acquiring corporation is a tax resident after the acquisition. Bruush believes that it will not satisfy the Substantial Business Activities Test because the subsidiaries of the companies that will comprise the “expanded affiliated group” of Bruush will not have the requisite substantial business activities in British Columbia, Canada.

Based upon the terms of the Merger Bruush believes that the Merger will result in an 80% Inversion. Accordingly, Bruush is expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code if the Merger is completed.

The remainder of this discussion assumes that Bruush will be treated as a U.S. corporation for U.S. federal income tax purposes. If the Arrive stockholders are treated as owning less than 80% of the combined organization following the Merger, the tax consequences described herein would materially and fundamentally differ. In such circumstances, Bruush would remain a foreign corporation for U.S. tax purposes and would (based on certain assumptions) likely be classified as a “surrogate foreign corporation” under Section 7874 of the Code. Such classification would result in certain gain and income to Bruush becoming subject to U.S. federal income tax for a period of ten (10) years after the Merger. Further, in such circumstances, Arrive U.S. Holders may recognize gain on the Merger.

Resulting U.S. Federal Income Tax Characterization of the Merger

As a result of the deemed domestication of Bruush, the Merger is expected to be treated as a merger of two domestic corporations – Arrive and Bruush. Accordingly, Bruush and Arrive expect that the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. To qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the Merger must satisfy certain statutory and non-statutory requirements, including the requirement that Bruush acquires, pursuant to the Merger, “control” of Arrive in exchange for voting stock of Bruush. Although the parties anticipate that these requirements will be satisfied, the risk exists that one or more such requirements may not be satisfied with the result that the Merger may not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

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U.S. Federal Income Taxation of U.S. Holders of Arrive Common Stock

Tax Treatment if the Merger Qualifies as a Reorganization

Assuming the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. Holder that exchanges shares of Arrive Common Stock for Bruush Securities in the transaction should recognize no gain or loss in the transaction. A U.S. Holder who would otherwise be entitled to receives a fractional Bruush share in the transaction but whose shares are rounded up to the nearest whole share may recognize gain for U.S. federal income tax purposes equal to the value of the additional fractional share. The treatment of the exchange of a fractional share for a whole share pursuant to the transaction is not clear. Bruush and Arrive intend to treat the issuance to a holder of a whole share in exchange for a fractional share as a non-recognition event, but there can be no assurance that the IRS or a court would not successfully assert otherwise.

The aggregate tax basis of the Bruush Securities a Arrive U.S. Holder receives in the transaction will generally be the same as such U.S. Holder’s aggregate tax basis in its shares of Arrive Common Stock surrendered in exchange therefor. The holding period of the Bruush Securities received by a Arrive U.S. Holder in the transaction will include such U.S. Holder’s holding period in the shares of Arrive Common Stock surrendered in the transaction.

In the case of a Arrive U.S. Holder who holds shares of Arrive Common Stock with differing tax bases and/or holding periods, which generally occurs when blocks of shares have been purchased at different times or at different prices, the preceding rules must be applied separately to each identifiable block of shares of Arrive Common Stock, and such U.S. Holder may not offset a loss realized on one block of the shares against gain recognized on another block of the shares.

Tax Treatment if the Merger Does Not Qualify as a Reorganization

If the Merger is not ultimately taxed as a reorganization, U.S. holders of Arrive common stock who exchange all of their shares of Arrive common stock for Bruush common stock generally will recognize any gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the fair market value of the Bruush stock received in the exchange and their tax basis in their Arrive shares at the time of the Merger. If a U.S. holder holds different blocks of Arrive common stock (i.e., stock acquired on different dates or at different prices), such U.S. holder should consult its tax advisor with respect to the determination of the tax bases and/or holding periods of the shares of Bruush common stock received in the merger.

U.S. Federal Income Taxation of U.S. Holders of Bruush Stock

The following discussion sets forth the anticipated consequences of the proposed transactions to U.S. Holders of Bruush stock at the time of the Merger.

The Deemed Domestication

As a result of the 80% Inversion, pursuant to the U.S. Treasury Regulations under Section 7874 of the Code, Bruush will be deemed to convert from a non-U.S. corporation to a U.S. corporation in an F Reorganization that occurs at the end of the day immediately preceding the Merger (the “Deemed Domestication”). Therefore, subject to certain rules discussed under “—U.S. Federal Income Taxation of U.S. Holders of Bruush Securities — Effects of Section 367(b)” and “— U.S. Federal Income Taxation of U.S. Holders of Bruush Securities — Passive Foreign Investment Company Rules,” the following should be deemed to occur for U.S. federal income tax purposes:

●	Bruush should be deemed to (i) transfer all of its assets and liabilities to a newly-formed U.S. corporation in exchange for all of the outstanding common stock of the newly-formed U.S. corporation, and then (ii) distribute such common stock to the shareholders of Bruush in a deemed liquidation of Bruush, and the taxable year of Bruush should end on the day immediately preceding the Merger;

●	a U.S. Holder that is deemed to exchange its Bruush Securities in the Deemed Domestication should not recognize any gain or loss on such exchange;

●	the tax basis of a security deemed to have been received by a U.S. Holder in the Deemed Domestication should be equal to the U.S. Holder’s adjusted tax basis in the Bruush Security deemed to be surrendered in exchange therefor; and

●	the holding period for a security deemed to have been received by a U.S. Holder should include such U.S. Holder’s holding period for the Bruush Security deemed to be surrendered in exchange therefor.

The Deemed Domestication is mandated by Section 7874 of the Code and the U.S. Treasury Regulations thereunder in connection with an 80% Inversion but will only happen for U.S. federal income tax purposes. Bruush will not actually issue new securities in connection with the Deemed Domestication. Therefore, for all purposes (other than U.S. federal income tax purposes), the Bruush shareholders will continue to hold the same Bruush Securities held before the Deemed Domestication, subject to the U.S. federal income tax consequences discussed above and references to Bruush Securities in the remainder of this discussion will include the securities in Bruush (as a U.S. corporation) deemed issued in the Deemed Domestication.

Effects of Section 367(b)

Section 367(b) of the Code applies to certain non-recognition transactions involving non-U.S. corporations, including the Deemed Domestication. When it applies, Section 367(b) imposes U.S. federal income tax on certain U.S. persons in connection with transactions that otherwise would generally be tax-free. Section 367(b) may apply with respect to U.S. Holders of Bruush Securities on the date of the Deemed Domestication.

U.S. Holders that Own More than 10 Percent (by Vote or Value) of Bruush

A U.S. Holder who on the date of the Deemed Domestication beneficially owns (actually or constructively, including by taking into account a U.S. Holder’s ownership of public warrants) 10% or more of the total combined voting power of all Bruush Securities entitled to vote or 10% or more of the total value of all classes of Bruush stock (a “10% Shareholder”) must include in income as a dividend the “all earnings and profits amount” attributable to the Bruush Securities it directly owns, within the meaning of U.S. Treasury Regulations under Section 367 of the Code. Complex attribution rules apply in determining whether a U.S. Holder is a 10% Shareholder. U.S. Holders should consult their tax advisors regarding such attribution rules.

A 10% Shareholder’s “all earnings and profits amount” with respect to its Bruush Securities is the net positive earnings and profits of Bruush (as determined under U.S. Treasury Regulations under Section 367 of the Code) attributable to such Bruush Securities (as determined under U.S. Treasury Regulations under Section 367 of the Code) but without regard to any gain that would be realized on a sale or exchange of such Bruush Securities. U.S. Treasury Regulations under Section 367 of the Code provide that the “all earnings and profits amount” attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the U.S. Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.

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Bruush does not expect to have any cumulative net earnings and profits, if any, on the date of the Deemed Domestication. If Bruush’s cumulative net earnings and profits through the date of the Deemed Domestication are less than or equal to zero, then a 10% Shareholder should not be required to include in gross income an “all earnings and profits amount” with respect to its Bruush Securities. It is possible, however, that the amount of Bruush’s cumulative net earnings and profits may be greater than expected through the date of the Deemed Domestication in which case a U.S. Holder that is a 10% Shareholder would be required to include its “all earnings and profits amount” in income as a deemed dividend as a result of the Deemed Domestication.

U.S. Holders that Own Less than 10 Percent (by Vote and Value) of Bruush

A U.S. Holder who, on the date of the Deemed Domestication beneficially owns (actually or constructively, including by taking into account a U.S. Holder’s ownership of public warrants) Bruush Securities with a fair market value of $50,000 or more but is not a 10% Shareholder, will recognize gain (but not loss) with respect to the Deemed Domestication, or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such U.S. Holder, as described below.

Unless a U.S. Holder makes the “all earnings and profits” election described below, such U.S. Holder generally must recognize gain (but not loss) in the Deemed Domestication in an amount equal to the excess of the fair market value of such securities deemed to be received in the Deemed Domestication over the U.S. Holder’s adjusted tax basis in Bruush Securities deemed to be surrendered in exchange therefor. Subject to the PFIC rules discussed below, such gain would be capital gain, and would generally be long-term capital gain if the U.S. Holder held the Bruush Securities for longer than one year.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the “all earnings and profits amount” attributable to its Bruush Securities under Section 367(b) of the Code. There are, however, strict conditions for making this election. The election must comply with applicable U.S. Treasury Regulations and generally must include, among other things:

●	a statement that the Deemed Domestication is a Section 367(b) exchange (within the meaning of the applicable U.S. Treasury Regulations);

●	a complete description of the Deemed Domestication;

●	a description of any stock, securities or other consideration that is deemed to be transferred or received in the Deemed Domestication;

●	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

●	a statement that that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from Bruush establishing and substantiating the U.S. Holder’s “all earnings and profits amount” with respect to the U.S. Holder’s Bruush Securities and (B) a representation that the U.S. Holder has notified Bruush that the U.S. Holder is making the election; and

●	certain other information required to be furnished with the U.S. Holder’s U.S. federal income tax return or otherwise furnished pursuant to the Code or the U.S. Treasury Regulations.

The election must be attached by the electing U.S. Holder to such U.S. Holder’s timely filed U.S. federal income tax return for the year in which it realizes income from the Deemed Domestication and the U.S. Holder must send notice that it is making the election to Bruush no later than the date such tax return is filed.

U.S. Holders that Own Bruush Securities with a Fair Market Value of Less than $50,000

A U.S. Holder that is not a 10% Shareholder and who, on the date of the Deemed Domestication beneficially owns (actually or constructively) Bruush Securities with a fair market value of less than $50,000 generally should not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Deemed Domestication or to include any part of the “all earnings and profits amount” in income.

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Passive Foreign Investment Company Rules

In addition to the discussion above under “— U.S. Federal Income Taxation of U.S. Holders of Bruush Securities — Effects of Section 367(b),” the Deemed Domestication may also be a taxable event for U.S. Holders under the PFIC provisions of the Code to the extent Bruush is treated as a PFIC.

In general, a non-U.S. corporation will be treated as a PFIC with respect to a U.S. Holder in any taxable year in which, after applying certain look-through rules, either: (i) at least 75% of its gross income for such taxable year consists of passive income (e.g., dividends, interest, rents (other than rents derived from the active conduct of a trade or business), and gains from the disposition of passive assets) or (ii) the average percentage (ordinarily averaged quarterly over the year) by value of its assets during such taxable year that produce or are held for the production of passive income is at least 50% (the “asset test”).

PFIC Status of Bruush

It is not anticipated that Bruush will be a PFIC, but this conclusion is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Because PFIC status depends on the composition of Bruush’s income and the composition and value of Bruush’s assets (which may be determined in part by reference to the market value of Bruush Ordinary Shares, which may be volatile) from time to time, there can be no assurance that Bruush will not be considered a PFIC for any taxable year. If this conclusion is correct, there will be consequences to the U.S. Holders of Bruush stock under the PFIC Rules.

Effects of PFIC Rules on the Deemed Domestication if Bruush is Determined to be a PFIC

If Bruush is determined to be a PFIC, additional consequences may apply to the U.S. Holders of Bruush stock at the time of the Deemed Domestication. Section 1291(f) of the Code requires that, to the extent provided in the U.S. Treasury Regulations, a U.S. Holder that disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final U.S. Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed U.S. Treasury Regulations under Section 1291(f) of the Code have been promulgated, with a retroactive effective date once they become final. Assuming finalized in their proposed form, those proposed U.S. Treasury Regulations may require taxable gain recognition by a U.S. Holder with respect to its deemed exchange of Bruush Securities in the Deemed Domestication if:

●	Bruush were classified as a PFIC at any time during such U.S. Holder’s holding period for such Bruush stock; and

●	the U.S. Holder had not timely made (a) a QEF Election (as defined below) for the first taxable year in which the U.S. Holder owned such Bruush Securities or in which Bruush was a PFIC, whichever is later (or a QEF Election along with a purging election), or (b) an MTM Election (as defined below) with respect to such Bruush Securities for the first taxable year in which the U.S. Holder owned such Bruush Securities or in which Bruush was a PFIC, whichever is later.

The U.S. tax on any such recognized gain would be imposed based on a complex set of computational rules. Under these rules:

●	the U.S. Holder’s gain would be allocated ratably over the U.S. Holder’s aggregate holding period for such U.S. Holder’s Bruush Securities;

●	the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder realized the gain, or to the portion of the U.S. Holder’s holding period prior to the first day of Bruush’s taxable year in which Bruush was a PFIC, would be taxed as ordinary income;

●	the amount of gain allocated to each of the other taxable years (or portions thereof) of the U.S. Holder would be subject to tax at the highest rate of tax in effect for the U.S. Holder for that year; and

●	an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year (or portion thereof).

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QEF Election and MTM Election

The impact of the PFIC rules on a U.S. Holder of Bruush Securities will depend on whether the U.S. Holder has made a timely and effective election to treat Bruush as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of Bruush Securities during which Bruush qualified as a PFIC (a “QEF Election”) or if, in a later taxable year, the U.S. Holder made a QEF Election along with a purging election. A purging election creates a deemed sale of the U.S. Holder’s Bruush Securities at their then fair market value and requires the U.S. Holder to recognize gain pursuant to the purging election subject to the special PFIC tax and interest charge rules described above. As a result of any such purging election, the U.S. Holder would increase the adjusted tax basis in its Bruush Securities by the amount of the gain recognized and, solely for purposes of the PFIC rules, would have a new holding period in its Bruush Securities. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

A U.S. Holder’s ability to make a timely and effective QEF Election (or a QEF Election along with a purging election) with respect to Bruush is contingent upon, among other things, the provision by Bruush of a “PFIC Annual Information Statement” to such U.S. Holder. Bruush intends to make available an information statement that will contain the necessary information required for a U.S. holder to make a QEF Election with respect to Bruush Ordinary Shares, and Bruush will permit such U.S. Holders access to certain information in the event of an audit by the U.S. tax authorities. Bruush may elect to provide such information on its website.

An Electing Shareholder generally would not be subject to the adverse PFIC rules discussed above with respect to its Bruush Securities. As a result, even if Bruush is a PFIC, such an Electing Shareholder generally should not recognize gain or loss as a result of the Deemed Domestication except to the extent described above under “— U.S. Federal Income Taxation of U.S. Holders of Bruush Securities — Effects of Section 367,” but rather would include annually in gross income its pro rata share of the ordinary earnings and net capital gain of Bruush, whether or not such amounts are actually distributed, for each taxable year in which Bruush is a PFIC.

The impact of the PFIC rules on a U.S. Holder may also depend on whether the U.S. Holder has made a mark-to-market election under Section 1296 of the Code. U.S. Holders who hold (actually or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its fair market value if such stock is “marketable stock” (generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq) (an “MTM Election”). No assurance can be given that the Bruush Securities are (or have been) considered to be marketable stock for purposes of the MTM Election or whether the other requirements of this election are satisfied. If such an election is available and has been made, such U.S. Holders generally will not be subject to the special taxation rules of Section 1291 of the Code discussed herein with respect their Bruush Securities in connection with the Deemed Domestication. Instead, in general, the U.S. Holder will include as ordinary income for each year in which Bruush is a PFIC the excess, if any, of the fair market value of its Bruush Securities at the end of its taxable year over its adjusted tax basis in its Bruush Securities. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its Bruush Securities over the fair market value of its Bruush Securities at the end of its taxable year (but only to the extent of the net amount of income previously included as a result of the MTM Election). The U.S. Holder’s basis in its Bruush Securities will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Bruush Securities will be treated as ordinary income. However, if the MTM Election was not made by a U.S. Holder with respect to the first taxable year of its holding period for the PFIC stock, and Bruush is a PFIC, then the Section 1291 rules discussed above will apply to certain dispositions of, distributions on and other amounts taxable with respect to Bruush Securities, including in connection with the Deemed Domestication.

The proposed U.S. Treasury Regulations provide coordinating rules with Section 367(b) of the Code whereby, if the gain recognition rule of the proposed U.S. Treasury Regulations under Section 1291(f) of the Code applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) of the Code requires the shareholder to recognize gain or include an amount in income as discussed above under “— U.S. Federal Income Taxation of U.S. Holders of Bruush Securities — Effects of Section 367(b),” the gain realized on the transfer is taxable under the PFIC rules discussed above, and the excess, if any, of the amount to be included in income under Section 367(b) of the Code over the gain realized under Section 1291 of the Code is taxable as provided under Section 367(b) of the Code.

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It is difficult to predict whether such proposed regulations will be finalized and, as a result, the impact of such proposed regulations is unclear. Therefore, U.S. Holders of Bruush Securities that have not made a timely and effective QEF Election (or a QEF Election along with a purging election) or an MTM Election may, pursuant to the proposed U.S. Treasury Regulations, be subject to taxation under the PFIC rules on the Deemed Domestication with respect to their Bruush Securities under the PFIC rules in the manner set forth above. A U.S. Holder that made a timely and effective QEF Election (or a QEF Election along with a purging election) or an MTM Election with respect to its Bruush Securities is referred to herein as an “Electing Shareholder” and a U.S. Holder that is not an Electing Shareholder is referred to herein as a “Non-Electing Shareholder.”

Tax Consequences of Ownership of Bruush Stock Post-Merger

Distributions

We do not anticipate paying any cash dividends on Bruush common stock in the foreseeable future. However, if we do make distributions in cash or other property on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent our distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital that will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale or other disposition of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied with certain exemptions. Any dividends that we pay to a U.S. holder that is a corporation will qualify for the dividends received deduction if the requisite holding period is satisfied, subject to certain limitations. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s adjusted tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. A U.S. holder’s adjusted tax basis in its common stock will generally equal the U.S. holder’s acquisition cost or purchase price, less any prior distributions treated as a return of capital. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($200,000, or $250,000 if married filing jointly).

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U.S. Federal Income Taxation of Non-U.S. Holders of Arrive and Bruush Stock

Tax Consequences of the Merger

Bruush does not expect the Deemed Domestication to result in any material U.S. federal income tax consequences to Non-U.S. Holders of Bruush Securities.

In general, the U.S. federal income tax consequences to a Arrive Non-U.S. Holder that exchanges its shares of Arrive Common Stock for Bruush Securities in the transaction will be the same as those described above for a U.S. Holder, except that a Non-U.S. Holder generally will not be subject to U.S. federal withholding or income tax on any gain recognized in connection with the transaction unless:

(i)	the gain (if any) is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and, where a tax treaty applies, is attributable to the Non-U.S. Holder’s U.S. permanent establishment or fixed base in the United States), in which case such gain would be taxed on a net income basis in the same manner as if such Non-U.S. Holder were a U.S. person (and, if such Non-U.S. Holder is a corporation for U.S. federal income tax purposes, potentially an additional “branch profits tax” at a 30% rate or such lower rate as specified by an applicable income tax treaty);

(ii)	such Non-U.S. Holder is an individual present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met, in which case such Non-U.S. Holder would generally be subject to U.S. federal income tax at a rate of 30% on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources, including gain from the disposition pursuant to the transaction, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty; or

(iii)	Arrive is or has been a U.S. real property holding corporation (a “USRPHC”), as defined in Section 897 of the Code, at any time within the five-year period preceding the transaction and certain other conditions are satisfied. Arrive believes that, as of the effective time of the Merger, Arrive will not have been a USRPHC at any time within the five-year period ending on the date thereof.

Tax Consequences of Ownership of Bruush Stock Post-Merger

Distributions

Subject to the discussion below regarding effectively connected income, any distribution paid to a non-U.S. holder, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute a dividend for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be provided prior to the payment of dividends and must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty should consult with its individual tax advisor to determine if you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

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Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Common Stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our common stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our common stock (provided that an exception does not apply), and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or (in each case) such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may apply.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8.Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

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Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Material Canadian Tax Considerations

At the effective time of the Merger, holders of Arrive Common Stock will receive shares of Bruush Common Stock as part of the Merger Consideration. The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Canadian Tax Act”) of the ownership and disposition of shares of Bruush Common Stock generally applicable to a holder who, for the purposes of the Canadian Tax Act and at all relevant times (a) is a beneficial owner of the shares of Bruush Common Stock and acquired such shares pursuant to the Merger; (b) is not resident, and is not deemed to be resident, in Canada; (c) holds the shares of Bruush Common Stock as capital property; (d) does not use or hold, and is not deemed to use or hold, the shares of Bruush Common Stock in connection with carrying on a business in Canada (a “Non-Resident Holder”); and (e) has not received or acquired its shares of Bruush Common Stock in connection with any employee stock option or executive compensation plan.

This summary is not applicable to a Non-Resident Holder that is either an “authorized foreign bank” (as defined in the Canadian Tax Act) or an insurer that carries on an insurance business in Canada and elsewhere. Any such Non-Resident Holder should consult its own tax advisor.

This summary is based upon the current provisions of the Canadian Tax Act and an understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) made publicly available prior to the date hereof. The summary takes into account all specific proposals to amend the Canadian Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in the form proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any other changes in law, whether by judicial, governmental or legislative decision or action or changes in the administrative policies or assessing practices of the CRA, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may differ materially from those described in this summary. This summary is also based on the assumption that the shares of Bruush Common Stock will, at all relevant times, be listed on Nasdaq.

This summary is of a general nature only and is not, and is not intended to be, nor should it be construed to be, legal or tax advice or representations to any particular Non-Resident Holder, and is not exhaustive of all Canadian federal income tax considerations. Accordingly, all Non-Resident Holders are urged to consult their own legal and tax advisors with respect to the tax consequences to them of acquiring, holding and disposing of shares of Bruush Common Stock having regard to their particular circumstances, including the application and effect of the income and other tax laws of any country, province or other jurisdiction that may be applicable to a Non-Resident Holder.

Dividends

Dividends paid or credited (or deemed to be paid or credited) to a Non-Resident Holder by Bruush will be subject to Canadian withholding tax at the rate of 25%, subject to a possible reduction of such rate under the terms of an applicable income tax treaty or convention if any. In general, in the case of a Non-Resident Holder who is a resident of the United States for purposes of the Canada-U.S. Tax Convention, who is the beneficial owner of the dividend, and who qualifies for the full benefits of the Canada-United States Income Tax Convention (1980), the rate of such withholding tax will generally be reduced to 15%. Non-Resident Holders are urged to consult their own advisors to determine their entitlement to relief under an applicable income tax treaty or convention.

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Disposition of Shares of Bruush Common Stock

A Non-Resident Holder who disposes of or is deemed to dispose of shares of Bruush Common Stock (other than in a disposition to Bruush that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market) generally will not be subject to tax under the Canadian Tax Act in respect of a capital gain realized on the disposition or deemed disposition of such shares of Bruush Common Stock unless the shares of Bruush Common Stock constitute (or are deemed to constitute) “taxable Canadian property” of such Non-Resident Holder for purposes of the Canadian Tax Act, and the gain is not exempt from tax pursuant to the terms of an applicable income tax treaty or convention if any. Provided the shares of Bruush Common Stock are listed on a “designated stock exchange” as defined in the Canadian Tax Act (which currently includes Nasdaq) at the time of disposition, the shares of Bruush Common Stock generally will not constitute taxable Canadian property of a Non-Resident Holder unless, at any time during the 60-month period immediately preceding the disposition or deemed disposition: (i) at least 25% of the issued shares of any class or series of the capital stock of Bruush were owned by or belonged to any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length for purposes of the Canadian Tax Act, and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Canadian Tax Act), “timber resource property” (as defined in the Canadian Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists. Notwithstanding the foregoing, shares of Bruush Common Stock may be deemed to be taxable Canadian property in certain circumstances specified in the Canadian Tax Act.

If the shares of Bruush Common Stock are considered taxable Canadian property to the Non-Resident Holder, then upon a disposition or a deemed disposition of such Common Shares (other than a disposition to Bruush that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market), the Non-Resident Holder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the shares of Bruush Common Stock, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the shares of Bruush Common Stock to the Non-Resident Holder.

One half of any such capital gain (a “taxable capital gain”) realized by a Non-Resident Holder in a taxation year will be required to be included in computing the Non-Resident Holder’s income for that year, and one half of any such capital loss (an “allowable capital loss”) realized by a Non-Resident Holder in a taxation year must generally be deducted against taxable capital gains realized by the Non-Resident Holder in that year from dispositions of taxable Canadian property. Allowable capital losses from dispositions of taxable Canadian property not deductible in the taxation year in which they are realized may ordinarily be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against taxable capital gains realized in such years from dispositions of taxable Canadian property, subject to the detailed rules contained in the Canadian Tax Act in this regard.

If the shares of Bruush Common Stock are or are deemed to be taxable Canadian property of a Non-Resident Holder, any capital gain realized on the disposition or deemed disposition of such shares of Bruush Common Stock may not be subject to tax under the Canadian Tax Act pursuant to the terms of an applicable income tax treaty or convention if any.

Non-Resident Holders whose shares of Bruush Common Stock may constitute taxable Canadian property should consult their own tax advisors.

COMPARISON OF RIGHTS OF ARRIVE SHAREHOLDERS AND BRUUSH STOCKHOLDERS

General

Bruush is a corporation organized under the Business Corporation Act (British Columbia) (the “BCBCA”) and, accordingly, the rights of Bruush shareholders are governed principally by the BCBCA and Bruush’s Notice of Articles and Articles (“Bruush Articles”). Arrive is incorporated in the State of Delaware, and the rights of Arrive stockholders are governed by the DGCL, Arrive Articles and Arrive Bylaws. At the Effective Time, each share of Arrive common stock that is issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the merger consideration. As a result, Arrive stockholders will become shareholders of Bruush and their rights will be governed principally by the BCBCA and Bruush Articles.

Material Differences Between the Rights of Stockholders of Bruush and Arrive

The following is a summary of material differences between the rights of Arrive stockholders and Bruush shareholders. While Arrive and Bruush believe that the following summary covers all of the material differences, it may not contain all of the information that is important to you. The following summary does not include a complete description of all differences between the rights of Arrive stockholders and Bruush shareholders, nor does it include a complete discussion of the respective rights of Arrive stockholders and Bruush shareholders.

The following summary is qualified in its entirety by reference to each of Arrive articles of incorporation and bylaws and Bruush Articles and the various other documents referred to in this summary. You are urged to carefully read this entire prospectus, the relevant provisions of the BCBCA and the DGCL, the articles of incorporation and bylaws of Arrive and Bruush, and each other document referred to in this prospectus for a more complete understanding of the differences between the rights of a Arrive stockholder and the rights of a Bruush shareholder. Arrive has filed with the SEC its articles of incorporation and bylaws referenced in this summary of stockholder rights, and Bruush has filed with the SEC its notice of articles referenced in this summary of shareholder rights. For more information, see the section entitled “Where You Can Find Additional Information,” on page 140. References to a “holder” in the following summary are to the registered holder of the applicable shares.

Provision	Arrive	Bruush
Authorized Share Capital	The total number of shares of stock that Arrive has the authority to issue is One Hundred Million (100,000,000) shares of common stock, par value $0.0001 per share.	Bruush is authorized to issue an unlimited number of common shares without par value. Holders of Bruush common shares are entitled to all of the applicable rights and obligations provided under the BCBCA and Bruush Articles.

Preferred Shares	As of the date of this prospectus, there are currently no shares of preferred stock outstanding.	Bruush is not authorized to issue preferred shares, however, Bruush may by directors’ resolution or by ordinary shareholders’ resolution, in each case as determined by the Bruush Board, create one or more classes or series of shares.

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Variation of Rights Attaching to a Class or Series of Shares	Under the DGCL, the rights attaching to Arrive common stock may be varied only through an approved amendment of Arrive’s certificate of incorporation. The process for amending Arrive certificate of incorporation is summarized below.

There are no special rights and restrictions attaching to the Bruush common shares. Bruush may only create special rights and restrictions and attach those special rights and restrictions to the common shares by way of special resolution of Bruush’s shareholders.

A right or special right attached to the common shares must not be prejudiced or interfered with under the BCBCA or under the Bruush Articles unless the shareholders consent by a special separate resolution.

For purposes of the BCBCA and the Bruush Articles, a “special resolution” is a resolution passed by a majority of not less than two-thirds (2/3) of the votes cast on that resolution and a “special separate resolution” is a resolution passed by a majority of not less than two-thirds (2/3) of the votes cast on that resolution at a class meeting of the common shares.

Consolidation and Division; Subdivision	Under the DGCL, the issued shares of Arrive common stock may be reclassified, including by being combined into a smaller number of shares or split into a greater number of shares through an amendment to Arrive’s certificate of incorporation.	Under the BCBCA and Bruush Articles, Bruush may by directors’ resolution or by ordinary resolution, in each case determined by the Bruush Board, subdivide or consolidate all or any of its unissued, or fully paid issued, shares.

Reduction of Share Capital	Under the DGCL, Arrive, by resolution of the Arrive board, may reduce its capital by (i) reducing or eliminating the capital associated with shares of capital stock that have been retired, (ii) applying to an otherwise authorized purchase, redemption, conversion or exchange of outstanding shares of its capital stock some or all of the capital represented by the shares being purchased, redeemed, converted or exchanged, or any capital that has not been allocated to any particular class of its capital stock (in the case of a conversion or exchange, to the extent that such capital in the aggregate exceeds the total aggregate par value of the stated capital of any previously unissued shares issuable upon such conversion or exchange) or (iii) transferring to surplus some or all of the capital not represented by any particular class of its capital stock or some or all of the capital represented by certain shares of its stock. No reduction of capital may be made unless the assets of Arrive remaining after the reduction are sufficient to pay any debts for which payment has not otherwise been provided.	Under the BCBCA, Bruush may, by special resolution of Bruush shareholders, reduce its capital for a class or series of shares for any reason, provided there are no reasonable grounds for believing that the realizable value of Bruush’s assets would, after the reduction, be less than the aggregate of its liabilities.

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Distributions and Dividends; Repurchases and Redemptions

Distributions/Dividends

Under the DGCL, Arrive stockholders are entitled to receive dividends if, as and when declared by the Arrive board. The Arrive board may declare and pay a dividend to Arrive stockholders (i) out of surplus or, (ii) if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the immediately preceding fiscal year except when the capital is diminished to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets. A dividend may be paid in cash, in shares of stock or in other property.

Repurchases/Redemptions

Under the DGCL, Arrive may redeem or repurchase shares of its own common stock, except that generally it may not redeem or repurchase those shares if the capital of Arrive is impaired at the time or would become impaired as a result of the redemption or repurchase of such shares. If Arrive were to designate and issue shares of a series of preferred stock that is redeemable in accordance with its terms, such terms would govern the redemption of such shares. Repurchased and redeemed shares may be retired or held as treasury shares. Shares that have been repurchased but have not been retired may be resold by Arrive for such consideration as the Arrive board may determine in its discretion.

Purchases by Subsidiaries of Arrive

Under the DGCL, Arrive common stock may be acquired by subsidiaries of Arrive without stockholder approval. Shares of such common stock owned by a majority-owned or otherwise controlled subsidiary are neither entitled to vote nor counted as outstanding for quorum purposes.

Distributions/Dividends

Under the BCBCA and the Bruush Articles, Bruush shareholders are entitled to receive dividends if, as and when declared by the directors of Bruush, subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

Under the BCBCA, the Bruush Board must not declare and pay dividends to the shareholders if there are reasonable grounds for believing that: (i) Bruush is insolvent; or (ii) the payment of the dividend would render Bruush insolvent. For these purposes, “insolvent” in relation to Bruush, means unable to pay its debts as they become due in the ordinary course of business.

Repurchases/Redemptions

Under the BCBCA and Bruush Articles, Bruush may, if it is authorized by directors’ resolution, purchase, redeem or otherwise acquire any of its shares at the price and upon the terms determined by the directors. Bruush may not make a payment or provide any other consideration to purchase, redeem or otherwise acquire its shares if there are reasonable grounds for believing that: (i) Bruush is insolvent; or (ii) making the payment or providing the consideration would render Bruush insolvent.

Under the BCBCA, a subsidiary may purchase or otherwise acquire shares of a corporation of which it is a subsidiary but may not purchase such shares if there are reasonable grounds for believing that: (i) the subsidiary is insolvent; or (ii) the purchase would render the subsidiary insolvent.

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Lien on Shares, Calls on Shares and Forfeiture of Shares	Under the DGCL, Arrive may issue the whole or any part of its shares of common stock or preferred stock as partly paid and subject to call for the remainder of the consideration to be paid therefor. When the whole of the consideration payable for shares of Arrive has not been paid in full, and the assets of Arrive are insufficient to satisfy the claims of creditors, each holder of shares not paid in full will be bound to pay the unpaid balance due for such shares.	Under the BCBCA, shares must not be issued until they are fully paid. Bruush shares will not be issued until the consideration for the shares is fully paid in money, property or past services performed for the company, and the value of the consideration received by the Bruush equals or exceeds the issue price set for the shares.

Voting Rights	Each share of Arrive common stock entitles the holder to one vote in the election of each director and on all other matters voted on generally by Arrive stockholders.

The holders of Bruush common shares are entitled to receive notice of and to attend all annual and special meetings of the shareholders of Bruush and to one vote in respect of each common share held at all such meetings, except at separate meetings of or on separate votes by the holders of another class or series of shares of Bruush.

Number of Directors

Delaware law provides that a corporation’s board of directors must consist of one or more members and that the number of directors will be fixed by, or in the manner provided in, the corporation’s bylaws, or the certificate of incorporation.

Arrive’s certificate of incorporation and bylaws provide that the number of directors constituting its board of directors is determined from time to time by resolution adopted by a majority of the “whole board” of directors, meaning the total number of directors that Arrive would have if there were no vacancies or unfilled newly created directorships. [8] directors currently serve on the Arrive board.

Under the Bruush Articles, the number of directors is set at the number of directors elected by ordinary resolution of the Bruush shareholders, subject to places of retiring directors that are not filled, provided that the Bruush board consists of at least three (3) in accordance with public company requirements under the BCBCA.

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Qualification of Directors

Under the DGCL, directors need not be stockholders and the certificate of incorporation or bylaws may prescribe other qualifications for directors. Arrive’s certificate of incorporation and bylaws do not provide for any other qualifications for directors.

No person nominated for election as a director at a meeting of stockholders shall be eligible to serve as director unless nominated in accordance with the procedures set forth in Arrive’s bylaws.

Nomination Procedures

Nominations of persons for election to the Arrive board may be made at an annual meeting of stockholders:

(a) pursuant to Arrive’s notice of meeting delivered pursuant to the bylaws (or any supplement thereto);

(b) by or at the direction of the board or any committee thereof; or

(c) by any Arrive stockholder who (i) was a stockholder of record at the time of giving of notice provided for in Arrive’s bylaws and at the time of the meeting (including any postponement or adjournment thereof), (ii) is entitled to vote at the meeting, and (iii) complies with the notice and other procedures set forth in Arrive’s bylaws as to such nomination.

In addition, nominations for persons for election to the Arrive board may be made at a special meeting of stockholders at which Arrive’s notice of meeting:

(a) by or at the direction of the Board of Directors;

(b) by or at the direction of the Chief Executive Officer; or

(c) by any Arrive stockholder who (i) holds 25% or more of the issued and outstanding capital stock of Arrive, (ii) was a stockholder of record at the time of giving of notice provided for in Arrive’s bylaws and at the time of the meeting (including any postponement or adjournment thereof) (iii) is entitled to vote at the meeting and (iv) complies with the notice and other procedures set forth in Arrive’s bylaws as to such nomination.

Under the BCBCA, a director must (i) be 18 years of age or older; (ii) be capable of managing the individual’s own affairs; (iii) not be an undischarged bankrupt; and (iv) subject to certain limited exceptions, convicted in or out of British Columbia of an offence in connection with the promotion, formation or management of a corporation or unincorporated business, or of an offence involving fraud.

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Citizenship and Residency of Directors	Not applicable.	Not applicable.

Election of Directors; Classification of the Board of Directors

Directors are elected at the annual meeting of stockholders or at a special meeting called for such purpose and hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors of Arrive are elected by a plurality of the votes cast at an annual or special meeting called for the election of directors; provided that, in uncontested elections (meaning elections in which the number of individuals nominated does not exceed the number of directors to be elected in such election as of the date which is five days prior to the date that Arrive first mails notice of the meeting), a majority of the votes cast is required to elect each director.

Arrive’s certificate of incorporation and Arrive’s bylaws provide that directors will serve until their successors are duly elected and qualified. Any vacancy in the Board of Directors, however occurring, may be filled by a vote of holders of a majority of the shares of stock entitled to vote in the election of directors pursuant to the certificate of incorporation, and the directors so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

No person will be elected, appointed or designated a director if the person is disqualified from being a director under the BCBCA.

A director holds office until the earlier of: (i) the end of an expressly stated term; (ii) the close of the next annual meeting of shareholders; (iii) or when the director ceases to be qualified as a director under the BCBCA or Bruush Articles.

Under the BCBCA and Bruush Articles, the Bruush Board has the ability to appoint additional directors between annual general meetings or consent shareholders resolutions passed in lieu thereof, without shareholder approval, provided that such additional number does not exceed one-third of the number of directors elected at the most recent shareholder meeting.

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Cumulative Voting	Under the DGCL, cumulative voting is only permitted if the certificate of incorporation specifically provides for it. Arrive’s certificate of incorporation does not provide for cumulative voting.	Not applicable.

Vacancies	Under Arrive’s bylaws, any vacancy may be filled by a vote of holders of a majority of the shares of stock entitled to vote in the election of directors pursuant to the certificate of incorporation.	The BCBCA and the Bruush Articles allow any casual vacancy on the board of directors to be filled by the directors.

Votes to Govern	Under Arrive’s bylaws, a majority of Arrive’s whole board at a meeting duly assembled constitutes a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present will be the act of the Arrive board unless otherwise provided by the Arrive Certificate of Incorporation or required by law or the Arrive Bylaws. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another place, date or time without further notice or waiver thereof.	Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

Duties of Directors

Under Delaware law, the directors of Arrive owe a duty of care and a duty of loyalty. The duty of care requires that directors act on an informed basis after appropriate deliberation and that they inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing the business of the corporation. The duty of loyalty requires directors to act in good faith and in what they reasonably believe to be the best interests of Arrive and its stockholders and not in their own interests. A party challenging the propriety of a decision of a board of directors typically bears the burden of rebutting the applicability of the “business judgment rule” presumption, which presumes that directors acted in accordance with the duties of care and loyalty. Notwithstanding the foregoing, Delaware courts may subject directors’ conduct to enhanced scrutiny of, among other matters, defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a “sale of control” of the corporation, as the term “sale of control” is used in Delaware caselaw.

Under Delaware law, a member of the board of directors, or a member of any committee designated by the board of directors, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

The directors must, subject to the BCBCA and the Bruush Articles, manage or supervise the management of the business and affairs of Bruush and have the authority to exercise all such powers of Bruush as are not, by the BCBCA or by the Bruush Articles, required to be exercised by the Bruush shareholders.

A director, when exercising the powers and performing the functions of a director of the company, must (i) act honestly and in good faith with a view to the best interest of the company; (ii) exercise the degree of care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; (iii) act in accordance with the BCBCA and the regulations; and (iv) subject to paragraphs (i) to (iii), act in accordance with the Bruush Articles.

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Conflicts of Interest of Directors and Officers	Under Delaware law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest will not be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose if (i) the material facts about such interested director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors (even if the disinterested directors are less than a quorum), (ii) the material facts about such interested director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes the contract or transaction.	The BCBCA provides that, subject to certain limited exceptions, a director or senior officer of a company holds a disclosable interest in a contract or transaction if (i) the contract or transaction is material to the company; (ii) the company has entered, or proposes to enter, into the contract or transaction; (iii) either the following applies to the director or senior officer: (1) the director or senior officer has a material interest in the contract or transaction; (2) the director or senior officer is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction; and (iv) the interest is known by the director or senior officer or reasonably ought to have been known. A director or senior officer of a company is liable to account to the company for any profit that accrues to the director or senior officer under or as a result of a contract or transaction in which the director or senior officer holds a disclosable interest unless, among other things, the disclosable interest was disclosed and the contract or transaction was approved: (1) by the directors and the director who holds a disclosable interest was not entitled to vote on such resolution; or (2) by special resolution of the Bruush shareholders.

Shareholders’ Disclosure of Interests in Shares

Neither the DGCL nor Arrive’s certificate of incorporation or bylaws impose an obligation with respect to disclosure by stockholders of their interests in Arrive common stock.

Under the U.S. Exchange Act, all beneficial owners of holders of 5% or greater of the outstanding shares of Arrive’s capital stock must report their holdings to the SEC on “Schedule 13G” if the holdings are passive and held not with an intent to acquire control and on “Schedule 13D” if the holdings are non-passive and held with an intent to acquire control.

As Bruush is not a “private company” as defined under Part 4.1 of the BCBCA, I tis not required to maintain a transparency register which contains information regarding significant shareholders (>25%).

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Record Dates

Under Arrive’s bylaws and the DGCL, the directors may fix a record date to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, which record date must not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date must be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Under Arrive’s bylaws and the DGCL, the directors may fix a record date to determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, which record date must not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date must not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a date, such date will also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting will be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case will also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

Under Bruush Articles, the directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in case of a general meeting requisitioned by shareholders under the BCBCA, by more than four months. The record date must not precede the date on which the meeting is held by fewer than 21 days, for so long as Bruush is a public company. Under the BCBCA, the directors may also set the record date for the purpose of determining shareholders entitled to receive payment of a dividend or to participate in a liquidation distribution.

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Annual Meetings of Shareholders

Under the DGCL, an annual meeting of stockholders is required for the election of directors and for such other proper business as may be conducted thereat. If there is a failure to hold the annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of any stockholder or director.

The Arrive bylaws provide that the annual meeting of stockholders will be held at the time and place determined by the Arrive Board, and that meetings of the stockholders may be within or without the State of Delaware.

Under BCBCA, a company must, subject to limited exceptions, hold an annual meeting at least once in each calendar year and not more than 15 months after the annual reference date for the preceding calendar year. At each annual meeting, the company must place before the meeting the annual financial statements in relation to the most recently completed financial year.

Meeting Notice Provisions

Under the DGCL and the Arrive bylaws, notice of annual and special meetings of Arrive stockholders must be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

The Arrive bylaws provide that notice of an annual and special meeting of stockholders must be in writing or given by electronic transmission and, in the case of special meetings, state the purpose for which the special meeting is called.

Under the Bruush Articles, notice of any meeting of shareholders must be provided 21 days prior to the meeting if and for so long as Bruush is a public company and, otherwise, 10 days before the meeting.

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Notice of Shareholder Nominations and Proposals	Not applicable.

Under the BCBCA, a qualified shareholder (being a person who is a registered owner or beneficial owner of one or more shares of the company that carry the right to vote at general meetings and has been a registered owner or beneficial owner for an uninterrupted period of at least two years before the date of the signing of the proposal) is permitted to submit proposals to the company. A proposal is a written notice setting out a matter that the submitter wishes to have considered at the next annual general meeting of the company, which is subject to certain requirements and rights and obligations set out under Part 5, Division 7 of the BCBCA.

Under the BCBCA, assuming that a proposal is valid, a company that receives such valid proposal must (i) send to all persons that are entitled to notice of the next annual general meeting in relation to which the proposal is made the text of the proposal, the names and mailing addresses of the submitter and the supporters, and the text of any statement accompanying the proposal; and (ii) allow the submitter to present the proposal, personally or by proxy, at the annual general meeting in relation to which the proposal was made if the submitter is a qualified shareholder at the time of that meeting.

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Proxy Access

Delaware law authorizes the bylaws of any corporation to require that, if the corporation solicits proxies with respect to an election of directors, it include in its proxy solicitation materials (including any form of proxy it distributes), in addition to individuals nominated by the board of directors, one or more individuals nominated by a stockholder.

Arrive’s bylaws do not provide for such proxy access.

Not applicable.

Calling Special Meetings of Shareholders

Under Delaware law, a special meeting of stockholders may be called only by a corporation’s board of directors or other persons authorized in the corporation’s certificate of incorporation or bylaws.

Arrive’s bylaws provide that special meetings of stockholders for any purpose or purposes may be called only by the Arrive board of directors, the Chief Executive Officer or President, or by any stockholder holding 25% or more of the issued and outstanding capital stock of Arrive. Only such business shall be conducted at a special meeting as shall have been brought before the meeting pursuant to Arrive’s notice of meeting.

Pursuant to Bruush Articles, the directors may, at any time fit, call a meeting of shareholders.

The BCBCA provides that one or more shareholders of a corporation holding at least5% of the issued shares of the company may requisition a general meeting for the purpose of transacting any business that may be transaction at a general meeting, which meeting must be held within 4 months. Subject to certain exceptions, if the directors fail to provide notice of a meeting within 21 days of receiving the requisition, the requisitioning shareholders, or any one or more of them holding, in the aggregate, more than 2.5% of the issued shares of the company that carry the right to vote at general meetings may send notice of a general meeting to be held to transact the business stated in the requisition.

Shareholder Action by Written Consent

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing is signed by the holders of the minimum number of votes necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted.

Arrive’s bylaws provide that actions may be taken by stockholders by written consent in lieu of a meeting.

Under the BCBCA, a consent resolution by shareholders is deemed to be valid and effective as if it had been passed at a meeting of shareholders as long as it satisfies all of the requirements of the BCBCA and articles of the company. Bruush Articles provide that if all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution.

Quorum of Shareholders	Arrive’s bylaws provide that the holders of a majority of the voting power of all of the outstanding shares of the stock entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at all meetings of the stockholders, except to the extent that the presence of a larger number may be required by law or Arrive’s certificate of incorporation.	Under the Bruush Articles, the quorum for the transaction of business at a meeting of shareholders is one person present or represented by proxy. No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

Adjournment of Shareholder Meetings

Arrive’s bylaws provide that any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. [At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.]

When a meeting is adjourned to another time and/or place, unless Arrive’s bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place (if any) thereof, and the means of remote communications (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such adjournment meeting, are announced at the meeting at which the adjournment is taken. If the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or a new record date for stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place

131

Amendments to Articles or Certificate of Incorporation	Generally, a proposal to amend, alter, change or repeal any provision of Arrive’s certificate of incorporation, requires approval by the Arrive board and the holders of a majority of the voting power of all of the shares of Arrive’s capital stock entitled to vote thereon and, if applicable, the holders of a majority of the voting power of each class entitled to vote thereon as a separate class, provided that no such stockholder vote is required to amend the certificate of incorporation to change the name of the corporation.

Changes to the articles of a company under the BCBCA will be affected by the type of resolution specified by the BCBCA, and if the BCBCA does not specify the type of resolution, changes will be affected by the type of resolution specified by the articles. If neither the BCBCA nor the articles specify the type of resolution, then the applicable change will need to be affected by a special resolution. Generally, amendments to the articles that prejudice or interfere with a right or special right attached to issued shares will require a special separate resolution of the shareholders to be approved by not less than two- thirds of the votes cast by the shareholders voting at a class meeting. Alteration of the special rights and restrictions attached to issued shares requires, subject to the requirements set forth in the Bruush Articles, consent by a special resolution. A proposed amalgamation or continuation of a corporation out of British Columbia requires shareholder approval of such transaction by way of a special resolution.

Under the Bruush Articles, Bruush may by directors’ resolution or by ordinary resolution, in each case as determined by the directors, authorize an alteration of its Notice of Articles in order to change its name and may, by directors’ resolution or ordinary resolution, in each case as determined by the directors, adopt or change any translation of that name.

Amendments to By-laws

Delaware law provides that the stockholders entitled to vote have the power to adopt, amend or repeal bylaws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

Arrive’s certificate of incorporation confers upon the board of directors the power to adopt, amend or repeal the Arrive bylaws.

Not applicable.

Rights of Inspection	Under Delaware Law a stockholder, in person or by attorney or other agent, has the right, upon written demand, during regular business hours to inspect for any purpose reasonably related to such person’s interest as a stockholder, Arrive’s stock ledger, a list of its stockholders, and its other books and records, and to make copies therefrom. If Arrive or an officer or agent thereof, refuses to permit the inspection sought by the stockholder or attorney or other agent acting for the stockholder or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to the Court of Chancery for an order to compel the inspection.	As Bruush is a public company under the BCBCA, any person may, without charge, inspect all of the records that Bruush is required to keep under section 42 of the BCBCA, other than the records referred to in section 42(1)(l) to (o) and (r)(iii). The central securities register of Bruush is included in records that may be inspected by any person.

132

Shareholder Suits

Under Delaware law, a stockholder may bring a derivative action on behalf of, and for the benefit of, a corporation. Generally, a person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction that is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff unless such demand would be futile. In certain circumstances, class action lawsuits are available to stockholders.

The DGCL does not provide for a remedy similar to the oppression remedy under the CBCA; however, stockholders may be entitled to remedies for violation of a director’s fiduciary duties under Delaware common law.

Under the BCBCA, a shareholder, defined as including a beneficial shareholder of a share of the company and any other person whom the court considers to be an appropriate person to make an application under the BCBCA, may apply to the court for an order on the ground that (i) the affairs of the company are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner oppressive to one or more of the shareholders, including the applicant, or (ii) some act of the company has been done or is threatened, or that some resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders, including the applicant. The applicant must bring the application in a timely manner and the court may make an order in respect of the complaint if it is satisfied that the application was brought by the shareholder in a timely manner. The court may make such order as it sees fit, including, without limitation, an order to prohibit any act proposed by the corporation. If there are reasonable grounds for believing that the company is, or after a payment to a successful applicant in an oppression claim would be, insolvent, the company must make as much of the payment as possible and pay the balance when the company is able to do so.

A shareholder or a director of a company may, with leave of the court, prosecute a legal proceeding in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself, or to obtain damages for any breach of such an obligation. Such complainant may also, with leave of the court, defend a legal proceeding brought against a company.

133

Enforcement of Civil Liabilities Against Foreign Persons	A judgment for the payment of money rendered by a U.S. federal court or any state court based on civil liability generally would be enforceable elsewhere in the U.S.	Not applicable.

Limitation of Personal Liability of Directors and Officers	Arrive’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL, a director of Arrive will not be personally liable to Arrive or its stockholders for monetary damages for breach of fiduciary duty as a director. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.	Under the BCBCA, directors of a company who vote for or consent to a resolution authorizing the company to perform certain acts in contravention of the provisions of the BCBCA, are jointly and severally liable to restore to the company any amount paid or distributed as a result and not otherwise recovered by the company. A director is not liable for any such amount if the director has relied, in good faith, on (i) financial statements represented by an officer of the company or in the written report of the auditor of the company to fairly reflect the financial position of the company; (ii) the written report of a lawyer, accountant, engineer, appraiser or other person whose profession adds credibility to a statement made by that person; (iii) a statement of fact represented to the director by an officer of the company to be correct; or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate, or the information or representation was fraudulently made or inaccurate.

134

Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party or threatened to be made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity (other than an action by or in the right of Arrive), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of actions by or in the right of Arrive, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by Arrive’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

In addition, Arrive may purchase and maintain insurance against liability asserted against or incurred by any of the persons referred to above whether or not it would have the power to indemnify them against such liability under Delaware law.

A corporation must indemnify directors and officers (as defined in the statute) to the extent they are successful on the merits or otherwise in defense of the action or matter at issue.

In addition, Delaware law allows for the advance payment of expenses prior to final disposition of an action, so long as, in the case of a current director or officer, the person undertakes to repay any amount advanced if it is later determined that the person is not entitled to indemnification.

The Arrive bylaws provide that, to the full extent permitted by Delaware law, Arrive will indemnify each person who was or is or is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of Arrive, or while serving in such capacity, is or was serving at the request of Arrive as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any such action, suit or proceeding, except with respect to certain proceedings initiated by such persons without authorization by the Arrive board. Such right also includes the right to advance payment of expenses prior to the final disposition of an action to the fullest extent permitted by Delaware law.

Bruush Articles provide that the Bruush must indemnify its directors, former directors and alternate directors and their respective heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and Bruush must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of Bruush (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company: (a) is or may be joined as party; or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

Under the BCBCA, a director or officer, a former director or officer who acts or has acted at the company’s request as a director or officer of another company is entitled, subject to any prohibitions in the company’s articles, to be indemnified by the company in respect of all costs, charges and expenses actually and reasonably incurred by the person in connection with any legal proceeding or investigative action if (i) the person acted honestly and in good faith with a view to the best interests of the company; and (ii) in the case of an eligible proceeding other than a civil proceeding, the person had reasonable grounds for believing that the person’s conduct in respect of which the proceeding was brought was lawful.

135

Appraisal/Dissent Rights

Delaware law provides that a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Court of Chancery in an action timely brought by the corporation or a dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:

● Shares of stock of the surviving corporation;

● Shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

● Cash in lieu of fractional shares of the stock described in the two precedent clauses; or

● Any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

The Arrive certificate of incorporation does not provide for appraisal rights in any additional circumstance.

The BCBCA provides that shareholders, including beneficial holders, who dissent from certain actions being taken by a company, may exercise a right of dissent and require the company to purchase the shares held by such shareholder at the fair value of such shares. The dissent right is applicable where the company proposes to: (i) alter the articles to alter restrictions on the powers of the corporation or on the business it is permitted to carry on; (ii) adopt an amalgamation agreement; (iii) approve an amalgamation under Division 4 of Part 9 of the BCBCA; (iv) approve an arrangement, the terms of which arrangement permit dissent; (v) authorize or ratify the sale, lease or other disposition of all or substantially all of the corporation’s undertaking; or (vi) authorize the continuation of the corporation into a jurisdiction other than British Columbia.

In certain circumstances, shareholders may also be entitled to dissent in respect of a resolution if dissent is authorized by such resolution, or if permitted by court order.

136

Approval of Extraordinary Transactions; Anti-Takeover Provisions

A sale, lease or exchange of all or substantially all of a corporation’s assets, a merger or consolidation of a corporation with another corporation or a dissolution of a corporation generally requires the approval of the corporation’s board of directors and, with limited exceptions, the affirmative vote of at least a majority of the shares of Arrive common stock outstanding as of the record date and entitled to vote.

Arrive is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with any interested stockholder for a three-year period following the time that such stockholder becomes an interested stockholder, unless (i) the board of directors approves the business combination or the transaction by which such stockholder becomes an interested stockholder, in either case, before the stockholder becomes an interested stockholder, (ii) the interested stockholder acquires 85% of the corporation’s outstanding voting stock in the transaction by which such stockholder becomes an interested stockholder, or (iii) the business combination is subsequently approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds (2/3) of the corporation’s outstanding voting stock not owned by the interested stockholder.

Under the BCBCA and Bruush Articles, the following powers, in addition to others, are available to Bruush to make itself potentially less vulnerable to hostile takeover attempts: any other shareholder proposals must be signed by qualified shareholders who, together with the submitter, are, at the time of signing, registered owners or beneficial owners of shares that, in the aggregate, constitute at least 1% of the issued shares of the company that carry the right to vote at general meetings, or have a fair market value in excess of the prescribed amount (at present, C$2,000) and must have been received by the company at least three months before the anniversary of the previous year’s annual reference date (see “- Notice of Shareholder Nominations and Proposals” above).

Compulsory Acquisitions	Not applicable.	The BCBCA provides a compulsory acquisition scheme whereby a person who, under a scheme or contract, makes an acquisition offer, and includes two or more persons acting jointly or in concert, to acquire shares of a company, and if within four (4) months of making such offer, the offer is accepted regarding the shares, or regarding each class of shares involved, by shareholders who, in the aggregate, hold at least 90% of those shares or of the shares of that class of shares, other than shares already held at the date of the offer by, or by a nominee for, the acquiring person or its affiliate, then each offer not accepted by minority shareholders will be deemed to be accepted under the BCBCA.

Rights Upon Liquidation	In case of liquidation or dissolution of Arrive, subject to the rights of the holders of Arrive preferred stock, if any, the remaining assets and funds of Arrive available for distribution will be paid to the holders of common stock.	In case of dissolution, the remaining assets and funds of Bruush available for distribution following payment or making provision for all of the company’s liabilities, will be paid to the holders of common shares either in money or in kind.

137

NO APPRAISAL RIGHTS

Appraisal rights are statutory rights that, if applicable under law, enable stockholders of a corporation to dissent from certain mergers or consolidations, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with such transaction. Under the DGCL, stockholders generally do not have appraisal rights if the shares of stock they hold are either listed on a national securities exchange or held of record by more than 2,000 holders. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash in lieu of fractional shares or (d) any combination of the foregoing.

LEGAL MATTERS

Dumoulin Black LLP, Canadian counsel to Bruush, has opined upon the validity of the shares of Bruush Common Stock offered by this prospectus and matters of Canadian law.

EXPERTS

Bruush

Dale Matheson Carr-Hilton LaBonte LLP, independent registered public accounting firm, has audited the financial statements of Bruush Oral Care Inc. as of October 31, 2022 and 2021, and January 31, 2021 and for the twelve months ended October 31, 2022, 9-months ended October 31, 2021 and 12 months ended January 31, 2021, as set forth in their report included herein. The report of Dale Matheson Carr-Hilton LaBonte LLP contains an explanatory paragraph about the ability of Bruush Oral Care Inc. to continue as a going concern. The 2022 and 2021 financial statements of the Company are included in this prospectus and elsewhere in this registration statement in reliance of Dale Matheson Carr-Hilton LaBonte LLP’s report, given on their authority as experts in accounting and auditing.

Arrive

Assurance Dimensions, independent registered public accounting firm, has audited the financial statements of Arrive Technology Inc. as of December 31, 2022 and for the year ended December 31, 2022, as set forth in their report included herein. The report of Assurance Dimensions contains an explanatory paragraph about the ability of Arrive Technology Inc. to continue as a going concern. The 2022 financial statements of Arrive Technology Inc. are included in this prospectus and elsewhere in this registration statement in reliance of Assurance Dimensions report, given on their authority as experts in accounting and auditing.

Daszkal Bolton LLP, independent auditor, has audited the financial statements of DRONEDEK Corporation as of December 31, 2021 and for year ended December 31, 2021, as set forth in their report included herein. The report of Daszkal Bolton LLP contains an explanatory paragraph about the ability of DRONEDEK Corporation to continue as a going concern. The 2021 financial statements of DRONEDEK Corporation are included in this prospectus and elsewhere in this registration statement in reliance of Daszkal Bolton LLP’s report, given on their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

Bruush is organized under the laws of Canada. A substantial portion of Bruush’s assets is located outside the United States, and many of Bruush’s directors and officers and some of the experts named in this prospectus are residents of jurisdictions outside of the United States. As a result, it may be difficult for investors to effect service within the United States upon Bruush and those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of Bruush and such directors, officers or experts under U.S. federal securities laws. There is uncertainty as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of the civil liabilities predicated upon U.S. federal securities laws.

138

CERTAIN BENEFICIAL OWNERS OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management of Bruush

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our shares of our capital stock of:

●	each of our directors and executive officers; and

●	each person known to us to beneficially own more than 5% of our capital stock on an as-converted basis.

The calculations in the table below are based on 66,970,818 shares of common stock issued and outstanding as of January 11, 2024.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Number of Common Shares	Percentage of Total Voting Power
5% Holders
Yaletown Bros Ventures Ltd(2)	9,997,575	14.9%

Directors, Director Nominees and Named Executive Officers
Aneil Manhas(3)	26,541	*	%
Kia Besharat (4)	6,740	*	%
Dr. Robert Ward (5)	864	*	%
Mandeek Manhas(6)	0	*	%
			%
All Company directors and current executive officers as a group (4 individuals)	34,145	*	%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o Bruush Oral Care Inc., 128 West Hastings Street, Unit 210 Vancouver, British Columbia V6B 1G8, Canada.
(2)	Yaletown Bros Ventures Ltd. is jointly owned by Matthew Friesen and Bradley Friesen.
(3)	Aneil Manhas is the Chief Executive Officer and Chairman of the Company.
(4)	Kia Besharat is a non-executive director.
(5)	Shares are held in Ward Dental Corp., which is owned by Dr. Robert Ward, a non-executive director.
(6)	Mandeek Manhas is the Chief Financial Officer of the Company.

139

Security Ownership of Certain Beneficial Owners and Management of Arrive

The following table sets forth information known to Arrive regarding the beneficial ownership of Arrive Common Stock as of [  ] (unless otherwise indicated) by:

● each person, or group of affiliated persons, who is known to be the beneficial owner of more than 5% of Arrive Common Stock;

● each of Arrive’s directors, including director nominees;

● each of Arrive’s named executive officers; and

● all of Arrive’s current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and restricted stock units that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, Arrive believes that each person listed below has sole voting and investment power with respect to such shares.

The beneficial ownership of Arrive Common Stock is based on 119,236,282 shares of Arrive Common Stock issued and outstanding as of December 3, 2023.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percentage of Total Voting Power
5% Holders

Director and Named Executive Officers
Daniel O’Toole	102,000,000	85.09%
John Ritchison	5,500,000	4.59%
Greg Beriault	140,000	0.12%
Neerav Shah	560,000	0.47%
Mark Hamm	-	0.00%
Lora O’Toole	5,715	0.00%
Kevin McAdams	17,500	0.01%
John Callan	133,333	0.11%
Bill Stafford	17,500	0.01%

All Company directors and current executive officers as a group (9 individuals)		90.36%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o Arrive Technology Inc., 7601 East 88th Place, Building No.3 Indianapolis, Indiana 46256.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Bruush files reports and other information with the SEC as required by the Exchange Act. Bruush stockholders can read Bruush’s SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

You may also obtain copies of documents filed by Bruush with the SEC from Bruush’s website at www.bruush.com.

140

F-1

BRUUSH ORAL CARE INC.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED OCTOBER 31, 2022

(Expressed in U.S. dollars)

F-2

F-3

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Bruush Oral Care Inc.

Opinion on the Financial Statements

We have audited the accompanying statements of financial position of Bruush Oral Care Inc. (the “Company”) as of October 31, 2022, 2021 and January 31, 2021, the related statements of comprehensive loss, changes in shareholder’s equity and cash flows, for the 12-months ended October 31, 2022, 9-months ended October 31, 2021 and 12-months ended January 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2022, 2021 and January 31, 2021, and its financial performance and its cash flows for the 12-months ended October 31, 2022, 9-months ended October 31, 2021 and 12-months ended January 31, 2021, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Material Uncertainty Related to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a net and comprehensive loss of $8,765,271 during the 12-months ended October 31, 2022. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

We have served as the Company’s auditor since 2021

Vancouver, Canada

March 10, 2023

F-4

BRUUSH ORAL CARE INC.

STATEMENTS OF FINANCIAL POSITION

(Expressed in U.S. dollars)

As at

	Note	October 31, 2022	October 31, 2021	January 31, 2021

ASSETS
Current
Cash		$72,921	$14,530	$692,647
Term deposit	4	18,506	-	-
Accounts and other receivables	5	175,256	161,047	81,159
Inventory	6	241,341	774,117	1,176,247
Prepaid expenses and deposits	7	677,474	81,574	118,369
		1,185,498	1,031,268	2,068,422
Non-current
Intangible asset		-	11,466	-
Property and equipment		5,619	7,432	3,196
Total assets		$1,191,117	$1,050,166	$2,071,618

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	8,11	$1,345,288	$3,366,062	$308,719
Loan payable	9	-	27,144	17,580
Deferred revenue		6,045	17,181	92,121
Warrant derivative	13	1,242,580	1,582,977	1,490,059
Total liabilities		2,593,913	4,993,364	1,908,479

SHAREHOLDERS’ EQUITY
Share capital	12	23,845,704	13,276,909	13,264,251
Reserves	12	1,137,814	400,936	308,660
Accumulated deficit		(26,386,314)	(17,621,043)	(13,409,772)
Total shareholders’ equity		(1,402,796)	(3,943,198)	163,139
Total liabilities and shareholders’ deficiency		$1,191,117	$1,050,166	$2,071,618

Nature of operations and going concern (Note 1)

Subsequent events (Note 18)

Approved and authorized for issue by the Board of Directors on March 10, 2023.

The accompanying notes are an integral part of these financial statements.

F-5

BRUUSH ORAL CARE INC.

STATEMENTS OF COMPREHENSIVE LOSS

(Expressed in U.S. dollars)

		12-months ended	9-months ended	12-months ended
		October 31,	October 31,	January 31,
	Note	2022	2021	2021

Revenues		$2,632,442	$1,965,441	$901,162
Cost of goods sold	6	822,383	978,243	291,195
Gross Profit		1,810,059	987,198	609,967

Expenses
Advertising and marketing		7,162,046	2,806,260	2,670,447
Amortization and depreciation expense		15,348	5,498	-
Commission		91,050	26,339	11,207
Consulting	11	1,197,831	868,442	556,864
Interest and bank charges	10	1,155,288	60,183	18,130
Inventory management		47,405	-	-
Merchant fees		99,293	68,073	39,180
Office and administrative expenses		328,956	93,900	75,194
Professional fees	11	521,064	241,854	222,870
Research and development		96,431	-	-
Salaries and wages	11	1,222,171	282,003	93,460
Share-based compensation	11, 12	279,622	92,276	4,949,441
Shipping and delivery		832,395	511,566	304,591
Travel and entertainment		259,372	100,068	29,225
		(13,308,272)	(5,156,462)	(8,970,609)

Other items
Government grant	9	-	8,763	14,139
Foreign exchange		(153,076)	42,148	(7,719)
Gain (loss) on revaluation of warrant derivative	13	5,740,202	(92,918)	(536,209)
Financing costs	10	(2,688,034)	-	-
Other loss	14	(166,150)	-	-
		2,732,942	(42,007)	(529,789)

Net and comprehensive loss		$(8,765,271)	$(4,211,271)	(8,890,431)

Loss per share - Basic and diluted		$(1.83)	$(1.07)	$(8.43)

Weighted average number of common shares outstanding - basic and diluted		4,800,972	3,929,520	1,054,371

The accompanying notes are an integral part of these financial statements.

F-6

BRUUSH ORAL CARE INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(Expressed in U.S. dollars)

	Common Stock
	Number		Subscriptions		Accumulated
	of shares	Amount	received	Reserves	Deficit	Total

Balance, January 31, 2020	1,245,683	$4,302,411	$301,886	$-	$(4,519,341)	$84,956
Private placement of shares - $5.56	239,015	988,000	(301,886)	-	-	686,114
Shares issued for services	1,105,955	4,525,206	-	-	-	4,525,206
Private placement units - $2.32	535,491	746,365	-	-	-	746,365
Private placement units - $6.95	756,230	3,265,078	-	-	-	3,265,078
Share issuance cost - shares	46,485	(38,745)	-	38,745	-	-
Share issuance cost – broker warrants	-	(123,981)	-	123,981	-	-
Share issuance cost - cash	-	(400,083)	-	-	-	(400,083)
Stock options granted	-	-	-	145,934	-	145,934
Net and comprehensive loss	-	-	-	-	(8,890,431)	(8,890,431)
Balance, January 31, 2021	3,928,860	13,264,251	-	308,660	(13,409,772)	163,139
Shares issued for services	2,277	12,658	-	-	-	12,658
Share based compensation	-	-	-	92,276	-	92,276
Net and comprehensive loss	-	-	-	-	(4,211,271)	(4,211,271)
Balance, October 31, 2021	3,931,137	13,276,909	-	400,936	(17,621,043)	(3,943,198)
Share cancellation	(316,023)	-	-	-	-	-
IPO	3,728,549	10,463,042	-	-	-	10,463,042
IPO costs - cash	-	(1,840,861)	-	-	-	(1,840,861)
IPO costs – broker warrants	-	(318,581)	-	321,209	-	2,628
Shares issued for services	50,000	140,310	-	-	-	140,310
Financing costs	757,212	2,124,885	-	-	-	2,124,885
Derecognition of warrant derivative	-	-	-	136,047	-	136,047
Share-based compensation	-	-	-	279,622	-	279,622
Net and comprehensive loss	-	-	-	-	(8,765,271)	(8,765,271)
Balance, October 31, 2022	8,150,875	$23,845,704	$-	$1,137,814	$(26,386,314)	$(1,402,796)

The accompanying notes are an integral part of these financial statements.

F-7

BRUUSH ORAL CARE INC.

STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars)

	12-months ended	9-months ended	12-months ended
	October 31,	October 31,	January 31,
	2022	2021	2021
Cash flows from operating activities
Net loss	$(8,765,271)	$(4,211,271)	$(8,890,431)
Items not affecting cash:
Amortization and depreciation	15,348	5,498	-
Government grant	-	(8,763)	(14,139)
Share-based compensation	279,622	92,276	4,949,441
Consulting	140,310	12,658	-
Loss (gain) on revaluation of warrant derivative	(5,740,202)	92,918	536,209
Interest expense	995,901	2,699	1,782
Unrealized foreign exchange	(1,771)	1,376	1,431
Financing costs	2,613,034	-	-

Changes in non-cash working capital
Accounts and other receivables	(14,209)	(79,888)	(68,190)
Inventory	589,037	402,130	(577,656)
Term deposit	(18,506)	-	-
Prepaid expenses and deposits	(652,161)	36,795	(114,917)
Accounts payable and accrued liabilities	(2,020,774)	3,057,343	31,999
Deferred revenue	(11,136)	(74,940)	92,121

Net cash flows used in operating activities	(12,590,778)	(671,169)	(4,052,350)

Cash flows from investing activities
Purchase of property and equipment	(2,042)	(6,201)	(3,196)
Purchase of intangible asset	-	(15,000)	-

Net cash flows used in investing activities	(2,042)	(21,201)	(3,196)

Cash flows from financing activities
Proceeds from promissory notes net of costs	3,860,750	-
Repayment of promissory notes	(4,852,867)	-
Proceeds from equity financings	15,510,764	-	4,973,023
Share issuance costs	(1,840,861)	-
Broker warrants	2,628	-
Repayment of loans	(29,203)	-	(433,987)
Proceeds from loans	-	14,253	28,506

Net cash flows provided by financing activities	12,651,211	14,253	4,567,542

Change in cash	$58,391	$(678,117)	$511,996

Cash
Beginning of year	$14,530	$692,647	$180,651
End of year	$72,921	$14,530	$692,647

Supplemental cash flow disclosure
Interest	$311,617	$-	$-
Taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

F-8

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

1. NATURE OF OPERATIONS AND GOING CONCERN

Bruush Oral Care Inc. (the “Company”) was incorporated in British Columbia under the Business Corporations Act on October 10, 2017. The Company is in the business of selling electric toothbrushes. The Company is located at 128 West Hastings Street, Unit 210, Vancouver, British Columbia V6B 1G8. The Company’s common shares are listed for trading on NASDAQ under the symbol “BRSH”.

As of October 31, 2022, the Company had a working capital deficit of $1,408,415, an accumulated deficit totaling $26,386,314. The ability of the Company to carry out its business objectives is dependent on its ability to secure continued financial support from related parties, to obtain equity financing, or to ultimately attain profitable operations in the future. The Company will need to raise additional capital during the next twelve months and beyond to support current operations and planned development. Whether and when the Company can attain profitability and positive cash flows is uncertain. While the Company has been successful in securing financing in the past, there is no assurance that financing will be available in the future on terms acceptable to the Company.

These factors form a material uncertainty that may cast significant doubt upon the Company’s ability to continue as a going concern. These financial statements do not give effect to adjustments to the carrying value and classification of assets and liabilities and related expense that would be necessary should the Company be unable to continue as a going concern. If the going concern assumption is not appropriate, material adjustments to the statements could be required.

2. BASIS OF PRESENTATION

Statement of compliance

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Issues Committee (“IFRIC”). The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all periods presented, unless otherwise stated.

The Company has changed its fiscal year end from January 31 to October 31, which became effective for the period ended October 31, 2021. The Company determined that the change in year end would better reflect the annual business cycle given that the holiday season (November and December) is a peak period for sales. Given the fiscal year ended October 31, 2021 is for a 9-month period, the results may not be comparable to the 12-month period ended October 31, 2022.

These financial statements were approved by the Board of Directors on March 10, 2023.

Basis of presentation

These financial statements have been prepared on a historical cost basis and presented in U.S. dollars which is the functional currency of the Company. The financial statements of the Company have been prepared on an accrual basis, except for cash flow information. The financial statements have been prepared on a historical cost basis except for warrants and options, which are measured at fair value.

F-9

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS

Revenue recognition

The Company’s revenue is generated from the sale of finished product to customers. Those sales predominantly contain a single performance obligation and revenue is recognized at a single point in time when ownership, risks and rewards transfer, which is typically the date of receipt by the customer. When the Company has collected payment from a customer, but the product is in transit, the Company will defer the recognition of the product sale in revenues until such time the product is delivered to the customer. A provision for payment discounts and product return allowances is recorded as a reduction of sales in the same period the revenue is recognized. The revenue recorded is presented net of sales and other taxes the Company collect on behalf of governmental authorities.

Foreign currency translation

The functional currency of each entity is determined using the currency of the primary economic environment in which that entity operates. The Company’s financial statements are presented in U.S. dollars.

The functional currency for the Company is the U.S. dollar.

Foreign currency transactions are translated into the functional currency of the Company, using the exchange rates prevailing at the dates of the transactions (spot exchange rate). Foreign exchange gains and losses resulting from the settlement of such transactions and from the remeasurement of monetary items denominated in foreign currency at year end exchange rates are recognized in the statement of loss and comprehensive loss.

Non-monetary items are not retranslated at year end and are measured at historical cost (translated using the exchange rates at the transaction date), except for non-monetary items measured at fair value which are translated using the exchange rates at the date when fair value was determined.

Inventory

Inventory consists entirely of finished goods and is valued at the lower of cost or net realizable value. The cost of inventory is maintained using the average-cost method. The net realizable value of finished goods is the estimated selling price in the ordinary course of business, less applicable variable selling expenses. The cost of finished goods inventory is based on landed cost, which includes all costs incurred to bring inventory to the Company’s distribution centers including product costs, inbound freight and duty. If the Company determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, it records a charge to cost of goods sold.

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred; cost of major additions and betterments are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from property and equipment and any gain or loss is reflected as a gain or loss from operations. The estimated useful life of the computers and software is 3 years.

F-10

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Intangible assets

Purchased intangible assets are recognized as assets in accordance with IAS 38 – Intangible Assets, where it is probable that the use of the asset will generate future economic benefits and where the cost of the asset can be determined reliably. Intangible assets acquired are initially recognized at cost of purchase and are subsequently carried at cost less accumulated amortization, if applicable, and accumulated impairment losses. The useful lives of intangible assets are assessed as either finite or indefinite. All finite-lived intangible assets are stated at cost less accumulated impairment.

Impairment of assets

The Company performs impairment tests on its long-lived assets, including property and equipment and intangible assets, when new events or circumstances occur, or when new information becomes available relating to their recoverability. When the recoverable amount of each separately identifiable asset or cash generating unit (“CGU”) is less than its carrying value, the asset or CGU’s assets are written down to their recoverable amount with the impairment loss charged against profit or loss. A reversal of the impairment loss in a subsequent period will be charged against profit or loss if there is a significant reversal of the circumstances that caused the original impairment. The impairment will be reversed up to the amount of depreciated carrying value that would have otherwise occurred if the impairment loss had not occurred.

Leases

The Company assesses at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Company recognizes lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. Lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. Lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of penalties for terminating the lease, if the lease term reflects the Company exercising the option to terminate. Variable lease payments that do not depend on an index or a rate are recognized as expenses in the period in which the event or condition that triggers the payment occurs. In calculating the present value of lease payments, the Company uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments or a change in the assessment of an option to purchase the underlying asset.

The Company recognizes right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received.

As at October 31, 2022, October 31, 2021 and January 31, 2021, the Company did not have any leases in place.

F-11

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Research and development costs

Expenditure on research activities, undertaken with the prospect of gaining new technical knowledge and understanding, is recognized in profit or loss as incurred. During the year ended October 31, 2022, $96,431 (Nine months ended October 31, 2021 - $Nil, twelve months ended January 31, 2021- $Nil) of research and development costs were recorded in the Statement of Comprehensive Loss.

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditure is capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development and to use or sell the asset. The expenditure capitalized includes the cost of materials, direct labor, overhead costs that are directly attributable to preparing the asset for its intended use and borrowing costs on qualifying assets. Other development expenditures are recognized in profit or loss as incurred.

Research and development costs incurred subsequent to the acquisition of externally acquired intangible assets and on internally generated intangible assets are accounted for as research and development costs.

As at October 31, 2022, October 31, 2021 and January 31, 2021, the Company has not capitalized any research and development costs.

Financial instruments

(a)	Classification

The Company classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if the Company has opted to measure them at FVTPL.

(b)	Measurement

Financial assets and liabilities at amortized cost

Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.

Financial assets and liabilities at FVTPL

Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of loss and comprehensive loss in the period in which they arise.

F-12

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Debt investments at FVTOCI

These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.

Equity investments at FVTOCI

These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.

(c)	Impairment of financial assets at amortized cost

The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost. At each reporting date, the Company measures the loss allowance for the financial asset at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset has not increased significantly since initial recognition, the Company measures the loss allowance for the financial asset at an amount equal to the twelve month expected credit losses. The Company shall recognize in the statements of loss and comprehensive loss, as an impairment gain or loss, the amount of expected credit losses (or reversal) that is required to adjust the loss allowance at the reporting date to the amount that is required to be recognized.

(d)	Derecognition

Financial assets

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled or expire. The Company also derecognizes a financial liability when the terms of the liability are modified such that the terms and/or cash flows of the modified instrument are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

Gains and losses on derecognition are generally recognized in profit or loss.

Income taxes

Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

F-13

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax:

Deferred tax is recognized on temporary differences at the reporting date arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that future taxable income will be available to allow all or part of the temporary differences to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted and are expected to apply by the end of the reporting period. Deferred tax assets and deferred income tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

Loss per share

Basic loss per share is calculated by dividing the loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. For all periods presented, the loss attributable to common shareholders equals the reported loss attributable to owners of the Company.

Share capital

Common shares are classified as equity. Incremental costs directly attributable to the issuance of common shares are recognized as a deduction from shareholders’ equity, net of tax. In the event that the financing is not completed, these costs are expensed to profit or loss.

The Company may engage in equity financing transactions to obtain the funds necessary to continue operations. These equity financing transactions may involve issuance of common shares or units. A unit comprises a certain number of common shares and a certain number of share purchase warrants. Depending on the terms and conditions of each financing agreement, the warrants are exercisable into additional common shares prior to expiry at a price stipulated by the agreement. Warrants that are part of units are assigned a residual value if the unit is issued at a price exceeding the market price of underlying share at the time of issuance otherwise the warrants are assigned no value and included in share capital with the common shares that are concurrently issued. Warrants that are issued as payment for an agency fee or other transactions costs are accounted for as share-based payment transaction costs.

Warrants that are exercisable in currencies other than the Company’s functional currency of U.S. dollars are considered to be derivative financial instruments. The Company presents such warrants as derivative liabilities on the balance sheet and measures them at fair value at the end of each reporting period.

F-14

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Critical accounting estimates and significant management judgments

The preparation of financial statements in accordance with IFRS requires the Company to use judgment in applying its accounting policies and make estimates and assumptions about reported amounts at the date of the financial statements and in the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Fair value measurement of broker warrants and warrant derivative

The Company measures the cost of equity-settled transactions by reference to the fair value of the equity instruments at the date on which they are granted. When the fair value of financial assets and financial liabilities recorded in the Statements of Financial Position cannot be measured based on quoted prices in active markets, their fair value is measured using valuation techniques. Estimating fair value for broker warrants and the warrant derivative requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires the determination of the most appropriate inputs to the valuation model including the expected remaining life of the broker warrants and the warrant derivative, fair value of the underlying stock, volatility, risk-free interest rate and dividend yield and making assumptions about them. Where possible the Company will utilize contractual and publicly available information to determine valuation model inputs. If no such information is available, the Company will use historical performance and if required, the Company will make estimations based on the best information available. Expected remaining life is determined using the information in the warrant terms, fair value of the underlying stock is determined based the most recently completed financing, volatility is estimated based on market data and industry assessment, risk-free interest rate is determined based on central bank rates for a similar period to the expected remaining life and dividend yield is estimated using the Company’s past performance and future expectations. The assumptions and models used for estimating fair value for broker warrants and the warrant derivative are disclosed in Note 12. These are either classified as equity instruments or derivative liabilities subject to whether the exercise price is fixed or variable.

Useful lives of property and equipment

Estimates of the useful lives of property and equipment are based on the period over which the assets are expected to be available for use. The estimated useful lives are reviewed annually and are updated if expectations differ from previous estimates due to physical wear and tear, technical or commercial obsolescence, not electing to exercise renewal options on Leases, and legal or other limits on the use of the relevant assets. In addition, the estimation of the useful lives of the relevant assets may be based on internal technical evaluation and experience with similar assets. It is possible, however, that future results of operations could be materially affected by changes in the estimates brought about by changes in the factors mentioned above. The amounts and timing of recorded expenses for any period would be affected by changes in these factors and circumstances. A reduction in the estimated useful lives of the property and equipment would increase the recorded expenses and decrease the non-current assets.

F-15

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Income taxes

The Company recognizes the tax benefit from an uncertain tax position only if it is probable that the tax position will be sustained based on its technical merits. The Company measures and record the tax benefits from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company’s estimated liabilities related to these matters are adjusted in the period in which the uncertain tax position is effectively settled, the statute of limitations for examination expires or when additional information becomes available. The amount and timing of future taxable income for unrecognized tax benefits requires the use of assumptions and significant judgement to estimate the exposures associated with our various filing positions. The Company has not recognized the value of any deferred tax assets in its statements of financial position. Although the Company believes that the judgements and estimates made are reasonable, actual results could differ and resulting adjustments could materially affect our effective income tax rate and income tax provision.

Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.

Other significant judgments

The preparation of these financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s financial statements include:

-	The assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;
-	The determination of the Company’s functional currency; and
-	Whether there are indicators of impairment of the Company’s long-lived assets.

4. TERM DEPOSIT

The Company holds a non-redeemable CAD$25,000 ($18,316) term deposit which accrues interest at 4.56% per annum and matures on August 9, 2023. During the year ended October 31, 2022, interest income of $190 (9 months ended October 31, 2021 - $Nil) has been accrued.

5. ACCOUNTS AND OTHER RECEIVABLES

	October 31, 2022	October 31, 2021	January 31, 2021
Trade receivables	$103,471	$36,734	$7,206
Sales taxes receivable	71,785	124,313	73,953
	$175,256	$161,047	$81,159

6. INVENTORY

Inventory consisted entirely of finished goods.

During the year ended October 31, 2022, $822,383 (9 months ended October 31, 2021 - $978,243  12 months ended January 31, 2021 - $291,195) of inventory was sold and recognized in cost of goods sold, and $56,989  (9 months ended October 31, 2021 - $35,683, 12 months ended January 31, 2021 - $64,161) of inventory was used for promotional purposes and recognized in other expense categories, such as selling and marketing and investor relations.

F-16

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

7. PREPAID EXPENSES AND DEPOSITS

	October 31, 2022	October 31, 2021	January 31, 2021
Prepaid expenses	$191,322	$18,246	$7,067
Deposits on inventory	475,458	56,261	111,302
Deposits	10,694	7,067	-
	$677,474	$81,574	$118,369

8. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	October 31, 2022	October 31, 2022	January 31, 2021
Accounts payable	$909,438	$2,299,177	$236,806
Accrued liabilities	435,850	1,066,885	71,913
	$1,345,288	$3,366,062	$308,719

9. LOANS PAYABLE

On May 5, 2020, the Company received a loan in the principal amount of CAD$40,000 ($28,506) under the Canada Emergency Business Account (“CEBA”) program. The loan is non-interest bearing and eligible for CAD$10,000 ($7,127) forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and is due on December 31, 2025. At issuance, the Company intended to repay the loan by December 31, 2022 and management assessed that the Company will have the financial ability to do so. As it was probable that the conditions for the forgiveness of the loan will be met, the Company has recognized the CAD$10,000 ($7,127) loan forgiveness as government grant income at loan issuance. As the loan was issued at below market rates, the initial fair value of the loan was determined to be $20,160, which was determined using an estimated effective interest rate of 15%. The difference between the face value of the loan and the fair value of the loans of $14,139 has been recognized as government grant income during the year ended January 31, 2021. On September 27, 2022, the Company repaid CAD$30,000 ($21,902) of the loan, and as repayment occurred prior to December 31, 2022, CAD$10,000 was forgiven.

On April 7, 2021, the Company received an additional CAD$20,000 ($14,253) under the CEBA program. The additional loan is non-interest bearing and eligible for CAD$10,000 ($7,704) forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and is due on December 31, 2025. At issuance, the Company intended to repay the loan by December 31, 2022, and management had assessed that the Company will have the financial ability to do so. As it was probable that the conditions for the forgiveness of the loan would be met, the Company recognized the CAD$10,000 ($7,704) loan forgiveness as government grant income at issuance. As the loan was issued at below market rates, the initial fair value of the loan was determined to be $7,703, which was determined using an estimated effective interest rate of 15%. The difference between the face value of the loan and the fair value of the loans of $8,763 has been recognized as government grant income during the nine months ended October 31, 2021. On September 27, 2022 the Company repaid CAD$10,000 ($7,301) of the loan, and as repayment occurred prior to December 31, 2022, CAD$10,000 was forgiven.

For the year ended October 31, 2022, the Company recognized interest expense of $4,838 related to the loans (9 months ended October 31, 2021 - $3,315, 12 months ended January 31, 2021 - $1,782).

As at October 31, 2022, the carrying value of the loans was $nil (October 31, 2021 - $27,144, January 31, 2021 - $17,580).

F-17

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

10. SENIOR SECURED PROMISSORY NOTES

December Financing

On December 3, 2021, the Company issued senior secured promissory notes (the “December Senior Secured Promissory Notes”) in the amount of $3,000,000. The December Senior Secured Promissory Notes have a maturity date of December 3, 2022 and bear interest at 8% per annum. The December Senior Secured Promissory Notes are secured by the Company’s assets.

Should the Company complete any public offering of securities or any other financing or capital-raising transaction of any kind (each a “Subsequent Offering”) for gross proceeds of over $5,000,000 prior to December 3, 2022, the Company shall repay the notes in their entirety.

In conjunction with the issuance of the December Senior Secured Promissory Notes, the Company incurred transaction costs consisting of finders’ fees and professional fees in the amount of $396,500, which was offset against the December Senior Secured Promissory Notes at recognition. The effective interest rate on the December Senior Secured Promissory Notes was determined to be 22% per annum.

As part of the agreement, the Company is also to issue units to the holders of the December Senior Secured Promissory Notes (“the Units”) with the same terms as units to be issued as part of the Company’s initial public offering (“IPO”). The number of Units is determined by dividing 50% of the principal amount of the Secured Promissory Notes by the unit price of the Company’s IPO. Each Unit will comprise of one of the common shares and one warrant (the “Warrants”). Each Warrant is exercisable into one common share at an exercise price equal to the share price of the Company’s IPO. The Warrants will expire five and a half years after the closing of the Company’s IPO.

On August 4, 2022, the Company completed its IPO and repaid principal amounts of $3,000,000 and $130,882 in interest for the December Senior Secured Promissory Notes. In addition to the repayment, the Company issued 360,577 Units to the holders of the December Senior Secured Promissory Notes. The fair value of the Units issued of $1,500,000 has been recognized as financing costs during the year ended October 31, 2022. $488,149 of the fair value was allocated to the warrants and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 66%, risk-free interest rate – 2.79% and an expected remaining life - 5 years.

April Financing

On April 28, 2022, the Company issued senior secured promissory notes (the “April Senior Secured Promissory Notes”) in the amount of $1,650,000. The April Senior Secured Promissory Notes have a maturity date of December 2, 2022 and bear interest at 8% per annum. The April Senior Secured Promissory Notes are secured by the Company’s assets. In the event of default, the interest rate increases to 15%.

The April Senior Promissory Notes were issued with a 10% discount such that funds of $1,500,000 were received by the Company. In conjunction with the issuance of the April Senior Secured Promissory Notes, the Company incurred transaction costs consisting of finders’ fees and professional fees in the amount of $242,750, which was offset against the April Senior Secured Promissory Notes at recognition. The effective interest rate on the April Senior Secured Promissory Notes was determined to be 55% per annum.

Should the Company complete any public offering of securities or any Subsequent Offering for gross proceeds of over $5,000,000 prior to December 2, 2022, the Company shall repay the notes in their entirety.

As part of the agreement, the Company is also to issue shares to the holders of the April Senior Secured Promissory Notes (“the Commitment Shares”) with the same terms as units to be issued as part of the Company’s IPO. The number of Commitment Shares is determined by dividing 100% of the principal amount of the April Secured Promissory Notes by the share price of the Company’s IPO.

On August 4, 2022, the Company completed its IPO and repaid principal amounts of $1,650,000, and $71,985 in interest for the April Senior Secured Promissory Notes. In addition to the repayment, the Company issued 396,635 Commitment Shares to the holders of the April Senior Secured Promissory Notes. The fair value of the Commitment Shares issued of $1,113,036 has been recognized as financing costs during the year ended October 31, 2022.

F-18

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

10. SENIOR SECURED PROMISSORY NOTES (continued)

On September 29, 2022, the Company paid one of the lenders an additional forebearance fee of $75,000 in conjunction with the December and April financings.

A continuity of the senior secured promissory notes below:

	December Senior Secured Promissory Notes	April Senior Secured Promissory Notes	Total
Balance, January 31, 2021 and October 31, 2021	$-	$-	$-
Additions	3,000,000	1,650,000	4,650,000
Discount	-	(150,000)	(150,000)
Transaction costs	(396,500)	(242,750)	(639,250)
Accretion	527,382	464,735	992,117
Repayment	(3,130,882)	(1,721,985)	(4,852,867)
Balance, October 31, 2022	$-	$-	$-

11. RELATED PARTY TRANSACTIONS

Key Management Compensation

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly. Key management personnel include the Company’s executive officers and Board of Director members.

All related party transactions are in the normal course of operations. All amounts either due from or due to related parties other than specifically disclosed are non-interest bearing, unsecured and have no fixed terms of repayments.

a)	Related party transactions with directors, subsequent and former directors and companies and entities over which they have significant influence over:

	12 months ended October 31, 2022	9 months ended October 31, 2021	12 months ended January 31, 2021
Director fees	$107,168	72,541	$54,585
Professional fees	327,370	-	55,625
Share-based compensation	$128,729	-	$1,997,611

b)	Key management compensation

	12 months ended October 31, 2022	9 months ended October 31, 2021	12 months ended January 31, 2021
Consulting fees	$-	$270,427	$206,507
Salaries	686,615	-	-
Share-based compensation	$143,032	$-	$2,527,596

c)	Accounts payable and accrued liabilities – As of October 31, 2022, $33,918 (October 31, 2021 - $155,979; January 31, 2021 - $2,740) due to related parties was included in accounts payable and accrued liabilities.

F-19

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

12. SHARE CAPITAL

a)	Share capital

Authorized share capital

Unlimited Common Shares without par value.

Shares outstanding

On July 29, 2022, the Company completed a share reorganization (the “Share Reorganization”) to redesignate all Class B shares to common shares and to convert the Class A shares to common shares. The Company also effected a share consolidation on the basis of 1 new share for each 3.86 shares outstanding (the “Consolidation”). Prior to the Share Reorganization and Consolidation, the Company had 6,824,127 Class A and 7,130,223 Class B common shares issued and outstanding. Immediately following the Share Reorganization and Consolidation, the Company had 3,615,116 common shares outstanding. Except where otherwise indicated, all historical share numbers and per share amounts have been adjusted on a retroactive basis to reflect following the Share Reorganization and Consolidation.

Year ended October 31, 2022:

On July 22, 2022, the Company cancelled 316,023 common shares issued to a former director.

On August 5, 2022, the Company closed its IPO of 3,728,549 units at $4.16 per unit, each unit consists of one share of common stock and one warrant, with an exercise price of $4.16 per share. The gross proceeds of the offering were $15,510,764. The fair value of the warrants was determined to be $5,047,704 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 66%, risk-free interest rate – 2.79% and an expected remaining life - 5 years. In connection with the IPO, the Company paid share issuance costs of $1,840,861 consisting of $1,085,753 in underwriting fees, $500,000 in legal fees and $255,108 in other related expenses. In addition, the Company issued 262,841 warrants to the underwriter exercisable at $5.20 until August 4, 2027. The fair value of the underwriter warrants was estimated to be $318,581 using the Black-Scholes Options Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 66%, risk-free interest rate – 2.92% and an expected remaining life - 5 years (Note 13).

On August 5, 2022, the Company issued 757,212 shares with a fair value of $2,124,886 as part of the repayment of its December Senior Secured Promissory Notes and April Senior Secured Promissory Notes.

On September 30, 2022, the Company issued 50,000 shares with a fair value of $140,310 to a consultant for marketing services.

Year ended October 31, 2021:

On August 13, 2021, the Company issued 2,277 common shares to a consultant for services rendered. The fair value of the shares was estimated to be $12,658 based on the price of the most recently completed financing.

Year ended January 31, 2021:

On February 12, 2020, the Company issued 108,233 shares for nominal consideration to its CEO for services rendered. The fair value of the shares is estimated to be $452,694 and is recorded as share-based compensation in the statements of comprehensive loss.

On February 12, 2020, the Company issued 36,078 shares at CAD$5.56 ($4.17) per share for gross proceeds of CAD$200,000 ($150,898).

F-20

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

12.	SHARE CAPITAL (continued)

On February 13, 2020, the Company issued 90,194 shares at CAD$5.56 ($4.17) per share for gross proceeds of CAD$525,000 ($377,239).

On June 24, 2020, the Company issued 508,696 shares for nominal consideration to its CEO for services rendered. The fair value of the shares is estimated to be $2,074,902 is recorded as share-based compensation in the statements of comprehensive loss.

On June 24, 2020, the Company issued 112,743 shares at CAD$2.20 ($1.66) per share for gross proceeds of CAD$250,000 ($183,945). As the shares were issued at a price lower than other financings held during the same period, the Company has determined that the fair value of the shares issued to be $459,863 based on the share price of the most recent financing of shares. The difference between the proceeds received and the fair value of the shares of $275,918 has been recognized as consulting fees in the statements of comprehensive loss.

On July 17, 2020, the Company issued 489,026 shares for nominal consideration to directors of the Company for services rendered. The fair value of the shares is estimated to be $1,997,611 and has been recorded as share-based compensation on the statements of comprehensive loss.

In July and August 2020, the Company completed a private placement of 535,491 units at CAD$2.32 ($1.66) per unit for gross proceeds of CAD$1,240,198 ($746,365). Each unit comprises of one share and on half-warrant exercisable at CAD$3.47 ($2.59) for twenty-four months from the time the Company completes a bone-fide public offering of common shares under a prospectus or registration statement filed with the securities regulatory authorities in Canada or the United States (the “Liquidity Event”). The fair value of the attached warrants was determined to be $178,955 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.28% and an expected remaining life - 2.95 years.

In August and September 2020, the Company completed a brokered private placement of 756,230 units at CAD$6.95 ($5.17) per unit for gross proceeds of CAD$5,311,684 ($3,217,886). Each unit comprises of one share and on half-warrant exercisable at CAD$10.42 ($7.80) for twenty-four months from Liquidity Event. The fair value allocated to the attached warrants upon issuance was estimated to be $821,346. In conjunction with the private placement, the Company paid finders fees of $400,083 and issued 179,434 finders’ units. Each finders’ unit comprises of one share and on half-warrant with the same terms as the unit warrants. The Company also issued 236,073 broker warrants with the same terms as the unit warrants. The fair value of the broker warrants upon issuance was determined to be $123,981 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.30% and an expected remaining life - 2.84 years.

a)	Options

The Company has established a stock option plan for its directors, officers, employees, and consultants under which the Company may grant options (each, an “Option”) from time to time to acquire Shares. The exercise price of each Option shall be determined by the Board of Directors. Options may be granted for a maximum term of five years from the date of grant. Options are non-transferable and expire immediately upon termination of employment for cause, or within 30 days of termination of employment for cause, or within 30 days of termination of employment or holding office as director or officer of the Company or in the case of death. Unless otherwise provided in the applicable grant agreement, Options fully vest upon the grant thereof.

During the year ended January 31, 2021, the Company granted 80,181 options exercisable at CAD$6.95 until November 9, 2025. 40,876 of the options vested on November 23, 2020, with the remaining options vesting on November 23, 2021. The fair value of the options was determined to be $145,933 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.25% and an expected remaining life - 5 years.

F-21

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

12.	SHARE CAPITAL (continued)

During the year ended October 31, 2022, the Company recognized share-based compensation expense of $7,861 for the vesting of options (9 months ended October 31, 2021 - $92,276; 12 months ended January 31, 2021 - $145,933).

As at October 31, 2022, October 31, 2021, and January 31, 2021, 80,181 options with an exercise price of CAD$6.90, expiring on November 9, 2025, were outstanding and exercisable.

b)	Warrants

During the year ended October 31, 2022, the Company granted 360,577 warrants of the Company related to its December Senior Secured Promissory Notes. These warrants have an exercise price of $4.16, expiring on August 4, 2027. These warrants have a cashless exercise provision and are accounted for as derivative liabilities, see Note 13.

During the year ended October 31, 2022, the Company issued 3,728,549 warrants of the Company as part of its IPO. These warrants have an exercise price of $4.16, expiring on August 4, 2027. These warrants have a cashless exercise provision and are accounted for as derivative liabilities, see Note 13.

During the year ended October 31, 2022, the Company issued 262,841 warrants of the Company to the underwriter of its IPO. These warrants have an exercise price of $5.20, expiring on August 4, 2027.

During the year ended January 31, 2021, in connection with a private placement, the Company issued 267,745 warrants with an exercise price of CAD$3.47 ($2.66) per warrant with an expiry date of twenty-four months from the Liquidity Event. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period see Note 13. 661 broker warrants with the same terms were also issued.

During the year ended January 31, 2021, in connection with a private placement, the Company issued 401,354 warrants with an exercise price of CAD$10.42 ($7.80) per warrant with an expiry date of twenty-four months from the Liquidity Event. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period, see Note 13. 60,498 broker warrants with the same terms were also issued.

Continuity of the warrants issued and outstanding as follows:

	Number of warrants	Weighted average exercise price
Outstanding, January 31, 2020	-	$-
Granted	730,258	7.87
Outstanding, January 31, 2021 and October 31, 2021	730,258	$7.87
Granted	4,351,967	4.22
Outstanding, October 31, 2022	5,082,225	$4.75

The following table discloses the number of warrants outstanding as at October 31, 2022:

Number of warrants	Price	Expiry date
181,869	CAD$3.47	June 30, 2023
86,537	$2.85	June 30, 2023
461,852	CAD$10.42	June 30, 2023
4,089,126	$4.16	August 4, 2027
262,841	$5.20	August 4, 2027
5,082,225

As at October 31, 2022, the weighted average life remaining of warrants outstanding is 4.17 years.

F-22

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

12.	SHARE CAPITAL (continued)

c)	Restricted Share Awards

On June 30, 2022, the Company issued 492,228 Restricted Share Awards (“RSU” or “RSU’s”) to directors of the Company. The RSU’s vest over a period of three years, in three equal tranches on the first, second, and third anniversaries of the grant date. At October 31, 2022, none of the RSU’s had vested. The Company recognizes the share-based payment expense over the vesting terms. The share-based compensation costs for the RSU’s are based on the share price at the date of grant at a price of $2.85 per RSU.

During the year ended October 31, 2022, the Company recognized share-based compensation expense of $271,761 for the vesting of RSUs (9 months ended October 31, 2021 - $nil, 12 months ended January 31, 2021 - $nil).

	Number of RSUs	Weighted average grant date fair value
Outstanding, January 31, 2021 and October 31, 2021	-	$-
Granted	492,228	2.85
Outstanding, October 31, 2022	492,228	$2.85
Vested, October 31, 2022	-	$-

13. DERIVATIVE WARRANT LIABILITY

In July and August 2020, in connection with a private placement, the Company issued 267,745 warrants with an exercise price of CAD$3.47 ($2.66) per warrant with an expiry date of twenty-four months from the time the Company completes a bone-fide public offering of common shares under a prospectus or registration statement filed with the securities regulatory authorities in Canada or the United States (the “Liquidity Event”). As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instrument measured at fair value at the end of each reporting period. On July 29, 2022, the Company amended the exercise price of 86,537 of the warrants to $2.66. As a result, the derivative liability associated with these warrants at the time of $136,047 was derecognized and recorded to equity. The fair value at the time of derecognition was based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock - $2.85, expected dividend yield – 0%, expected volatility – 100%, risk-free interest rate – 2.92% and an expected remaining life – 2.01 years. As at October 31, 2022, the fair value of the remaining 181,208 warrants which were not repriced (and therefore continue to be recognized as derivative financial instruments) was determined to be $30,469 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock – CAD$1.49, expected dividend yield – 0%, expected volatility – 72%, risk-free interest rate – 3.90% and an expected remaining life – 1.76 years (2022 - $818,871 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock – CAD$5.64, expected dividend yield – 0%, expected volatility – 100%, risk-free interest rate – 1.11% and an expected remaining life – 1.66 years).

In August and September 2020, in connection with a private placement, the Company issued 382,246 warrants with an exercise price of CAD$10.42 ($7.80) per warrant with an expiry date of twenty-four months from the Liquidity Event. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instrument measured at fair value at the end of each reporting period. As at October 31, 2022, the fair value of the warrants was determined to be $8,655 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – CAD$1.49, expected dividend yield – 0%, expected volatility – 72%, risk-free interest rate – 3.90% and an expected remaining life – 1.76 years. (2021 - $764,106 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock – CAD$5.64, expected dividend yield – 0%, expected volatility – 100%, risk-free interest rate – 1.11% and an expected remaining life – 1.66 years).

F-23

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

13.	DERIVATIVE WARRANT LIABILITY (continued)

In August 2022, in connection with the units issued as part of the Company’s IPO, the Company issued 3,728,549 warrants with an exercise price of $4.16 per warrant with an expiry date of five years from the date of issuance. The warrants contain a cashless exercise provision which enables the holder to receive common shares equal to the fair value of the warrants based on the number of warrants to be exercise multiplied by the fair value of the common shares less the exercise price with the difference divided by the fair value of the share. If a warrant holder exercises this option, there will be variability in the number of shares issued, therefore they are a derivative financial instrument measured at fair value at the end of each reporting period. As at October 31, 2022, the fair value of the warrants was determined to be $1,097,323 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $1.09, expected dividend yield – 0%, expected volatility – 67%, risk-free interest rate – 3.43% and an expected remaining life – 4.76 years.

In August 2022, in connection with the units issued as part of its December Senior Secured Promissory Notes, the Company issued 360,577 warrants with an exercise price of $4.16 per warrant with an expiry date of five years from the date of issuance. The warrants contain a cashless exercise provision which enables the holder to receive common shares equal to the fair value of the warrants based on the number of warrants to be exercise multiplied by the fair value of the common shares less the exercise price with the difference divided by the fair value of the share. If a warrant holder exercises this option, there will be variability in the number of shares issued, therefore they are a derivative financial instrument measured at fair value at the end of each reporting period. At issuance, the fair value of the warrants was determined to be $488,147 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $2.81, expected dividend yield – 0%, expected volatility – 66%, rick-free interest rate – 2.79% and an expected remaining life – 5 years. As at October 31, 2022, the fair value of the warrants was determined to be $106,119 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $1.09, expected dividend yield – 0%, expected volatility – 67%, rick-free interest rate – 3.43% and an expected remaining life – 4.76 years.

The following is a continuity of the Company’s derivative warrant liability:

Balance, January 31, 2020	$-
Issued during the period	953,850
Change in fair value of derivative	536,209
Balance, January 31, 2021	$1,490,059
Change in fair value of derivative	92,918
Balance, October 31, 2021	$1,582,977
Issued during the period	5,535,852
Change in fair value of derivative	(5,740,202)
Derecognition of warrant derivative	(136,047)
Balance, October 31, 2022	$1,242,580

F-24

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

14. OTHER LOSS

During the year ended October 31, 2022, the Company fell victim to a cyber-scam that resulted in the Company making an inappropriate payment of $166,150. The Company is in the process of filing an insurance claim, however, at this time it is unknown as to whether the amount can be recovered.

15. FINANCIAL INSTRUMENT RISK MANAGEMENT

Classification of financial instruments

Financial assets included in the statement of financial position are as follows:

	Level in fair value hierarchy	October 31, 2022	October 31, 2021	January 31, 2021
Amortized cost:
Cash		$72,921	$14,530	$692,647
Term deposit		18,506	-	-
Accounts receivable		175,256	161,047	81,159
		$266,683	$175,577	$773,806

Financial liabilities included in the statement of financial position are as follows:

	Level in fair value hierarchy	October 31, 2022	October 31, 2021	January 31, 2021
Amortized cost:
Accounts payable and accrued expenses		$1,345,288	$3,366,062	$308,719
Loans payable		-	27,144	17,580

FVTPL:
Warrant derivative liability	Level 3	1,242,580	1,582,977	1,490,059
		$2,587,868	$4,976,183	$1,816,358

Fair value

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
●	Level 3 – Inputs that are not based on observable market data.

The carrying value of the Company’s cash, term deposits, accounts receivable and accounts payable and accrued liabilities as at approximate their fair value due to their short terms to maturity.

The following table shows the valuation techniques used in measuring Level 3 fair values for the derivative liability as well as the significant unobservable inputs used.

Type	Valuation technique	Key inputs	Inter-relationship between significant inputs and fair value measurement
Warrant derivative liability	The fair value of the warrant derivative liability at initial recognition and at period-end has been calculated using the Black Scholes option pricing model.	Key observable inputs ● Share price ● Risk free interest rate ● Dividend yield Key unobservable inputs ● Expected volatility

The estimated fair value would increase (decrease) if:

● The share price was higher (lower)

● The risk-free interest rate was higher (lower)

● The dividend yield was lower (higher)

● The expected volatility was higher (lower)

F-25

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

15.	FINANCIAL INSTRUMENT RISK MANAGEMENT (continued)

For the fair values of the derivative liability, reasonably possible changes to the expected volatility, the most significant unobservable input would have the following effects:

Unobservable Inputs	Change	Impact on comprehensive loss
		12 months ended October 31, 2022	9 months ended October 31, 2021	12 months ended January 31, 2021
Volatility	20%	$537,641	$258,303	$144,370

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures.

Credit risk

The Company’s principal financial assets are cash and trade accounts receivable. The Company’s credit risk is primarily concentrated in its cash which is held with institutions with a high credit worthiness. Credit risk is not concentrated with any particular customer. The Company’s accounts receivable consists primarily of GST receivable.

The Company’s maximum credit risk exposure is $175,256.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis.

Historically, the Company’s primary source of funding has been the issuance of equity securities for cash, primarily through the issuance of preferred shares. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

The following is an analysis of the contractual maturities of the Company’s financial liabilities as at October 31, 2022:

	Within one year	Between one and five years	More than five years
Accounts payable and accrued expenses	$1,345,288	$-	$-

Foreign exchange risk

Foreign currency risk arises from fluctuations in foreign currencies versus the United States dollar that could adversely affect reported balances and transactions denominated in those currencies. As at October 31, 2022, a portion of the Company’s financial assets are held in Canadian dollars. The Company’s objective in managing its foreign currency risk is to minimize its net exposure to foreign currency cash flows by transacting, to the greatest extent possible, with third parties in United States dollars. The Company does not currently use foreign exchange contracts to hedge its exposure of its foreign currency cash flows as management has determined that this risk is not significant at this point in time. The Company is not exposed to any material foreign currency risk.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to any material interest rate risk.

Capital Management

In the management of capital, the Company includes components of shareholders’ equity. The Company aims to manage its capital resources to ensure financial strength and to maximize its financial flexibility by maintaining strong liquidity and by utilizing alternative sources of capital including equity, debt and bank loans or lines of credit to fund continued growth. The Company sets the amount of capital in proportion to risk and based on the availability of funding sources. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. Issuance of equity has been the primary source of capital to date. Additional debt and/or equity financing may be pursued in future as deemed appropriate to balance debt and equity. To maintain or adjust the capital structure, the Company may issue new shares, take on additional debt or sell assets to reduce debt.

F-26

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Twelve months ended October 31, 2022, nine months ended October 31, 2021 and twelve months ended January 31, 2021

16. SEGMENTED INFORMATION

The Company’s breakdown of sales by geographical region is as follows:

	12-months ended October 31, 2022	9-months ended October 31, 2021	12-months ended January 31, 2021
United States of America	$1,656,215	$1,238,259	$512,094
Canada	976,227	727,182	389,068
	$2,632,442	$1,965,441	$901,162

The Company’s breakdown of sales by product segment is as follows:

	12-months ended October 31, 2022	9-months ended October 31, 2021	12-months ended January 31, 2021
Devices	$1,663,939	$1,367,778	$817,778
Consumables	968,503	597,663	83,384
	$2,632,442	$1,965,441	$901,162

17. INCOME TAXES

	12-months ended October 31, 2022	9-months ended October 31, 2021	12-months ended January 31, 2021
Net loss	$(8,765,271)	$(4,211,271)	$(8,890,431)
Statutory income tax rate	26.50%	26.50%	26.50%
Income tax benefit computed at the statutory tax rate	(2,322,797)	(1,115,987)	(2,355,964)
Non-deductible items	(1,375,505)	62,336	1,457,569
Financing fees charged to equity	(487,828)	-	(106,022)
Change in tax assets not recognized	4,186,130	1,053,651	1,004,417
Income tax recovery	$-	$-	$-

The Company had the following unrecognized deferred tax assets and liabilities:

	October 31, 2022	October 31, 2021	January 31, 2021
Non-capital losses	$6,357,780	$2,541,736	$1,467,401
Equipment	1,549	520	-
Share issuance costs	432,671	63,613	84,818
	6,792,000	2,605,869	1,552,219
Unrecognized deferred tax assets	(6,792,000)	(2,605,869)	(1,552,219)
Net deferred tax assets	$-	$-	$-

As at October 31, 2022, the Company had approximately $24,000,000 in non-capital losses expiring as between 2038 and 2042.

18. SUBSEQUENT EVENTS

On December 9, 2022, the Company closed a private placement pursuant to a securities purchase agreement with institutional investors. The Company issued 2,966,667 units and 1,950,001 pre-funded units at a purchase price of $0.60 per unit for gross proceeds of $2,948,050. The pre-funded units were sold at the same price less the pre-funded warrant exercise price of $0.001. Each unit and pre-funded unit consist of one share of common stock and one non-tradable warrant exercisable for one share of common stock at a price of $0.60. The warrants have a term of 5.5 years from the issuance date.

In connection with the private placement, the Company paid share issuance costs of $623,750 consisting of $295,000 in underwriting fees, $132,500 in legal fees and $196,250 in other related expenses.

F-27

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK Corporation)

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORTS

F-28

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

F-29

INDEPENDENT AUDITORS’ REPORTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Arrive Technology Inc. (formerly Dronedek Corporation)

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Arrive Technology Inc. (formerly Dronedek Corporation) (the Company) as of December 31, 2022, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $4,061,520 and a net loss for the current year of $2,388,614. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Assessment on commencement of depreciation related to construction-in-progress (CIP)

The Company’s evaluation of when to commence depreciation of CIP involves determining when the assets are available for their intended use. The criteria the Company uses to determine whether CIP are available for their intended use involves subjective judgments and assumptions about the conditions necessary for the assets to be capable of operating in the intended manner. Changes in these assumptions could have a significant impact on when depreciation is recognized.

Our audit procedures to address this critical audit matter included, among others, examined and evaluated management’s accounting policy to determine when assets are available for their intended use, tested supports and inquired responsible personnel and determined whether assets are ready for their intended use as of and subsequent to December 31, 2022. As a result of our testing we did not take exception to management’s conclusion that projects under CIP are still on build in and testing stage, thus, not yet available for its intended use. Accordingly, no depreciation expense was recognized related to these projects for the year ended December 31, 2022.

We have served as the Company’s auditor since 2023.
Margate, Florida
September 15, 2023

ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES

also d/b/a McNAMARA and ASSOCIATES, PLLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

F-30

Board of Directors and Stockholders

DRONEDEK Corporation

Indianapolis, Indiana

Opinion

We have audited the accompanying financial statements of DRONEDEK Corporation (a Delaware corporation) (the Company), which comprise the balance sheet as of December 31, 2021, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred net losses in all years of operations and expects to incur future losses which raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

F-31

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

April 18, 2022

F-32

FINANCIAL STATEMENTS

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

BALANCE SHEETS

December 31, 2022 and 2021

	2022	2021

ASSETS

CURRENT ASSETS
Cash	$1,557,096	$2,677,012
Prepaid expenses	257	3,167
Other current assets	5,692	5,692

Total current assets	1,563,045	2,685,871

PROPERTY AND EQUIPMENT, NET	48,679	-

CONSTRUCTION-IN-PROGRESS	722,069	512,328

PATENTS	198,200	-

LONG-TERM ASSETS
Security deposit	1,500	1,500
Indiana Economic Development for Growing Economy (EDGE) tax credit receivable, net	-	9,195

Long-term assets	1,500	10,695

TOTAL ASSETS	$2,533,493	$3,208,894

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$106,446	$20,091
Accrued liabilities	7,924	29,301
Credit card payable	17,693	-
Current portion of note payable	7,415	-

Total current liabilities	139,478	49,392

NONCURRENT LIABILITIES
Note payable, net of current portion	26,273	-

Total liabilities	165,751	49,392

COMMITMENTS AND CONTINGENCIES (NOTE 8)	-	-

STOCKHOLDERS’ EQUITY
Common stock, $0.00005 par value, 200,000,000 shares authorized, 118,418,121 and 127,621,585 shares issued and outstanding at December 31, 2022 and 2021, respectively, less treasury stock, 10,000,000 shares at cost	5,921	6,381
Additional paid-in capital, net of offering costs	6,508,746	4,978,277
Note receivable from stockholder	-	(152,250)
Subscription receivable	(85,405)	-
Accumulated deficit	(4,061,520)	(1,672,906)

Total stockholders’ equity	2,367,742	3,159,502

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$2,533,493	$3,208,894

See accompanying notes to financial statements.

F-33

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2022 and 2021

	2022	2021

REVENUE	$-	$-

GENERAL AND ADMINISTRATIVE EXPENSES
Salaries and wages - office	1,193,731	462,005
Legal and professional fees	349,639	249,608
Marketing expenses	195,323	310,917
Research and development	136,817	-
Licensing fee	120,000	120,000
Travel expenses	85,692	50,024
Office supplies and software	73,413	111,174
Insurance expense	53,914	14,192
Outside services - research and development (R&D)	41,056	-
Taxes and licenses	31,561	27,713
Rent expense	19,732	3,000
Meals and entertainment	19,680	570
Employee benefits	18,203	-
Depreciation expense	9,764	-
Shipping and freight	8,934	12,656
Donations	5,290	-
Utilities	3,558	312
Bank charges and fees	2,676	3,015
Transportation expenses	2,434	69
Marketing and trade show expenses	2,222	159,637
Recruiting expense	1,083	-
Repairs and maintenance	-	11,056

Total general and administrative expenses	2,374,722	1,535,948

OTHER EXPENSES
Interest expense	1,571	-
Miscellaneous expense	3,126	-

Total other expenses	4,697	-

LOSS FROM OPERATIONS BEFORE TAXES	(2,379,419)	(1,535,948)

TAXES
EDGE tax credit expense (benefit)	(9,195)	9,195

Total tax benefit	(9,195)	9,195

NET LOSS	$(2,388,614)	$(1,526,753)

NET LOSS PER SHARE:
Basic and diluted	$(0.02)	$(0.01)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	118,021,476	125,505,285

See accompanying notes to financial statements.

F-34

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2022 and 2021

			Additional
			Paid-In Capital,		Note Receivable
			Net of	Subscription	from		Total
	Number of Shares	Common Stock ($)	Offering Costs ($)	Receivable ($)	Stockholder (S)	Accumulated Deficit ($)	Stockholders’ Equity

BALANCE, JANUARY 1, 2021	123,125,670	$6,157	$439,048	$-	$-	$(146,153)	$299,052

Issuance of common stock	3,895,306	194	4,416,134	-	(152,250)	-	4,264,078

Stock-based compensation	600,609	30	123,095	-	-	-	123,125

Net loss	-	-	-	-	-	(1,526,753)	(1,526,753)

BALANCE, DECEMBER 31, 2021	127,621,585	6,381	4,978,277	-	(152,250)	(1,672,906)	3,159,502

Issuance of common stock	631,424	32	1,223,863	(85,405)	12,000	-	1,150,490

Stock-based compensation	245,255	12	446,352	-	-	-	446,364

Cancellation of promissory note receivable	(80,143)	(4)	(140,246)	-	140,250	-	-

Net loss	-	-	-	-	-	(2,388,614)	(2,388,614)

Less: treasury stock, at cost	(10,000,000)	(500)	500	-	-	-	-

BALANCE, DECEMBER 31, 2022	118,418,121	$5,921	$6,508,746	$(85,405)	$-	$(4,061,520)	$2,367,742

See accompanying notes to financial statements.

F-35

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2022 and 2021

	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,388,614)	$(1,526,753)
Adjustments to reconcile net loss to net
cash from operating activities
Stock-based compensation	446,364	123,125
Depreciation	9,764	-
Changes in operating assets and liabilities
(Increase) decrease in
Prepaid expenses	2,910	(3,167)
Other current assets	-	(5,692)
Security deposit	-	(1,500)
EDGE tax credit receivable	9,195	(9,195)
Increase (decrease) in
Accounts payable	86,355	(19,559)
Accrued liabilities	(21,377)	(40,699)
Credit card payable	17,693	-

Total adjustments	550,904	43,313

Net cash used in operating activities	(1,837,710)	(1,483,440)

CASH FLOWS FROM INVESTING ACTIVITIES
Construction in progress	(209,741)	(370,502)
Patent filing costs	(198,200)	-
Purchases of property and equipment	(18,195)	-

Net cash used in investing activities	(426,136)	(370,502)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from the issuance of stock	1,150,490	4,254,078
Payments on note payable	(6,560)	-

Net cash provided by financing activities	1,143,930	4,254,078

NET INCREASE (DECREASE) IN CASH	(1,119,916)	2,400,136

CASH, BEGINNING OF YEAR	2,677,012	276,876

CASH, END OF YEAR	$1,557,096	$2,677,012

NONCASH TRANSACTIONS
Cash paid for:
Interest	$1,571	$-
Income taxes	$-	$-

Borrowings for purchase of vehicle	$40,248	$-

Subscription receivable	$85,405	$-

Cancellation and issuance of promissory note receivable	$140,250	$152,250

See accompanying notes to financial statements.

F-36

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS

December 31, 2022 and 2021

1.	NATURE OF OPERATIONS

Arrive Technology Inc. (formerly DRONEDEK Corporation) (the Company) was incorporated on April 30, 2020, in the State of Delaware. In 2023, DRONEDEK Corporation changed its name to Arrive Technology Inc. On May 19, 2023, and June 27, 2023, the Company filed documentation for this name change with the State of Indiana and the State of Delaware, respectively. The Company is a developmental technology company with a focus on designing and implementing a commercially viable smart mailbox for drone package receiving and storage.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (USGAAP).

Use of Estimates

The preparation of financial statements in conformity with USGAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates.

Cash

Cash is defined as currency on hand and on-demand deposits. Cash equivalents are unrestricted highly liquid cash investments purchased with a maturity of three (3) months or less. There were no cash equivalents at December 31, 2022 and 2021.

Concentration of Credit Risk

The Company maintains its cash balances at one financial institution. The account is insured by the Federal Deposit Insurance Corporation (FDIC) up to a specified limit. The Company’s balances at the financial institutions periodically exceed federally insured limits. At December 31, 2022 and 2021, the Company’s uninsured cash balances totaled approximately $1,307,000 and $2,427,000, respectively.

F-37

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk (Continued)

Management believes that the Company is not exposed to any significant risk concerning its cash balances. To date, the Company has not recognized any losses caused by uninsured balances.

Property and Equipment

The property and equipment is recorded at cost. The Company’s policy is to depreciate the cost of the property and equipment using the straight-line method over the estimated useful life of the asset. The costs of maintenance and repairs are charged to expense when incurred (none noted in the current or prior year as it relates to the vehicle). The useful life of the property and equipment for purposes of computing depreciation is:

Useful Life

Vehicle	5 years

Construction-In-Progress

Construction-in-progress assets are measured at cost and consist of drone units, drone and mailbox support infrastructure, “smart” mailbox units, and a vehicle. Construction-in-progress assets are not depreciated until completed, commissioned, and ready for use. The cost of an item consists of the purchase price, any costs directly attributable to bringing the asset to the location, and conditions necessary for its intended use. As of December 31, 2022 and 2021, total costs accumulated in the construction-in-progress assets are $722,069 and $512,328, respectively. As of December 31, 2022 and 2021, there were no contracts with future commitments.

Intangible Assets – Patents

The Company capitalizes external costs, such as filing fees, registration documentation, and attorney fees associated with the application and issuance of patents. The Company expenses costs associated with maintaining and defending patents subsequent to issuance in the period incurred. The Company amortizes capitalized patent costs for internally generated patents on a straight-line basis over 20 years or the period in which the goods associated with the patent will be revenue-generating, which represents the estimated useful lives of the patents. The estimated useful lives for internally generated patents are based on the assessment of the following factors: the integrated nature of the patent portfolios being licensed (including the ability of the patent to generate viable goods and revenues), the overall makeup of the patent portfolio over time, and the length of license agreements for such patents. The Company assesses the potential impairment of all capitalized patent costs when events or changes in circumstances indicate that the carrying amount of the Company’s patent portfolio may not be recoverable.

F-38

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

Intangibles and other long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of any long-lived asset may not be fully recoverable. In the event that facts and circumstances indicate that the carrying amount of any long-lived assets may be impaired, an evaluation of recoverability is performed. If an evaluation was required, the estimated future undiscounted cash flows associated with the asset (or group of assets) would be compared to the assets’ (or group of assets’) carrying amount to determine if a write-down to fair value is required on the basis of the assets’ associated undiscounted cash flows. As of December 31, 2022 and 2021, there were no impairment charges recorded.

Accounts Payable and Accrued Liabilities

Payables are obligations to pay for materials or services that have been acquired or have been rendered in the ordinary course of business from suppliers or vendors. Payables and accrued liabilities are classified as current if payment is due within one year.

Equity Financing

The Company engages in equity financing transactions to obtain the funds necessary to continue operations and develop a commercially viable drone delivery system. These equity financing transactions involve the issuance of common stock and at times, if the cash investment by each investor exceeds $250,000, include equity warrants.

Equity warrants are instruments that bestow upon the holder of the instrument the right to buy a particular stock at a predetermined price within a stipulated time frame. Under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 480, the Company classified the warrants as equity instruments and carries the warrants at the grant date fair market value.

Depending on the terms and conditions of each equity financing transaction, the warrants are exercisable into additional common shares at an agreed-upon price, as defined in the Stock and Warrant Purchase Agreement (“the agreement”) prior to the expiration of the warrants as stipulated by the terms of the transaction in the agreement. The fair value of the stock purchase warrants issued is determined by using the Black-Scholes-Merton (“Black-Scholes”) model.

The Black-Scholes model requires the use of highly subjective and complex assumptions, which determine the fair value of warrants, including the warrants’ expected terms and the price volatility of the underlying stocks. The Company calculates the fair value of warrants granted by using the Black-Scholes pricing model with the following assumptions:

F-39

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Equity Financing (Continued)

Expected Volatility: The Company estimated volatility for warrants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the warrant for a term that is approximately equal to the warrants’ expected terms.

Expected Term: The expected term of the Company’s warrants represents the period that the warrants are expected to be outstanding (typically, to expiration). The Company used the time remaining to the expiration of the warrants (contractual expiration) to compute the expected term, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

Risk-Free Interest Rate: The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero-coupon issues with a term that is equal to the warrants’ expected terms at the grant date.

Dividend Yield: The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

The warrants have not been registered under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or qualified under any state or foreign securities laws and may not be offered for sale, sold, pledged, hypothecated, or otherwise transferred or assigned unless (i) a registration statement covering such shares is effective under the act and is qualified under applicable state and foreign law or (ii) the transaction is exempt from the registration and prospectus delivery requirements under the act and the qualification requirements under applicable state and foreign law and, if the corporation requests, an opinion satisfactory to the corporation to such effect has been rendered by counsel. The Company registered with the Security and Exchange Commission (SEC) on July 16, 2021, however, is not yet traded on the public market.

Loss per share

Basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The Company had 652,857 warrants outstanding as of December 31, 2022, with exercise prices of $2.38 per share. The weighted average exercise price for these warrants is $2.38 per share. These warrants are excluded from the weighted average number of shares because they are considered anti-dilutive.

F-40

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss per share (Continued)

The Company had 510,000 warrants outstanding as of December 31, 2021, with exercise prices of $2.38 per share. The weighted average exercise price for these warrants is $2.38 per share. These warrants are excluded from the weighted average number of shares because they are considered anti-dilutive.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - Expenses of Offering. For the years ended December 31, 2022 and 2021, total offering costs were $24,640 and $274,123, respectively. Accumulated offering costs were $298,763 and $274,123 as of December 31, 2022 and 2021, respectively. These offering costs consisted of professional, regulatory, and other costs; all of which were charged to additional paid-in capital for all funding campaigns (crowdfunding, seed series, StartEngine, etc.) held by the Company.

General and Administrative Expenses

General and administrative expenses include general compensation (including stock compensation), compensation for executive management, employee benefits, finance administration, and human resources, facility costs (including rent and common area maintenance charges), professional service fees, and other general overhead costs to support the Company’s operations.

Research and Development

Research and development (R&D) costs, included in office supplies and software on the statements of operations, that do not meet the criteria for capitalization are expensed as incurred. Research and development expenses include fees paid to outside consultants for the Company’s proprietary technology. For the year ended December 31, 2022, the Company had R&D costs totaling $136,817. For the year ended December 31, 2021, there were no costs related to R&D.

Marketing Expenses

The Company uses various marketing methods to create brand awareness to promote and alert the public about future product and service offerings to generate future capital or revenue when a viable product is created. The Company’s policy is to charge marketing costs to expenses in the period they are incurred. Marketing expenses were $195,323 and $310,917 for the years ended December 31, 2022 and 2021, respectively.

F-41

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of the grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period, and uses the straight-line method to recognize stock-based compensation, as applicable. For stock-based compensation with performance conditions, the Company records compensation expenses when the performance condition is met. The Company uses the market approach, using the prior company transactions method, as the fair market value indication for one (1) share of the Company’s common stock, which was determined to be $0.21 as of January 1, 2021. The Company has determined $1.82 as the fair market value of shares that were issued as stock compensation during 2022, based on the price per stock issued to investors for cash during 2022.

The prior company transaction method utilizes actual transactions in the Company’s non-controlling, non-marketable private company equity interests. Therefore, the result is reflective of a non-controlling, non-marketable private company value and no discount for lack of control or marketability was considered necessary in the application of this methodology. As part of this methodology, there are a number of limiting assumptions, however, management believes it appropriately represents the fair market value indication for one (1) share of the Company’s common stock. Since the Company’s stock is not publicly traded, the expected volatility is based on the historical and implied volatility of similar companies whose stock or option prices are publicly available, after considering the industry, stage of the life cycle, size, market capitalization, and financial leverage of the other companies.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, operating loss, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of December 31, 2022 and 2021, the Company has recorded a full valuation allowance against its deferred tax assets (see Note 13). The Company evaluates uncertain income tax positions in order to determine if it is more likely than not that they would be sustained upon examination.

F-42

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

As the Company was incorporated in 2020, the Company’s Federal income tax returns for all years of operation are subject to examination by the Internal Revenue Service.

Fair Value Measurements

Fair value accounting is applied for all assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company follows established frameworks for measuring fair value and expands disclosures about fair value measurements (reference Note 4).

New Accounting Standards

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which supersedes existing guidance for accounting for leases under Topic 840, Leases. The FASB also subsequently issued the following additional ASUs, which amend and clarify Topic 842: ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; ASU 2018-11, Leases (Topic 842): Targeted Improvements; ASU No. 2018-20, Narrow-scope Improvements for Lessors; and ASU No. 2019-01, Leases (Topic 842): Codification Improvements. The Company elected to adopt certain of these ASUs, effective January 1, 2022, as disclosed in Note 8.

Upcoming Accounting Pronouncement

In November 2019, FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815): Effective Dates, which, among other items, allows public business entities that qualify as smaller reporting companies for SEC reporting purposes additional time to implement the guidance related to FASB ASC 623. Under ASU No. 2019-10, the effective date for such entities is deferred to fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Earlier application was allowed for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years.

F-43

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

3.	GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses. As of December 31, 2022, the Company has an accumulated deficit of $4,061,520 and a net loss for the current year of $2,388,614. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The Company is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.

The Company’s continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance that the necessary debt or equity financing will be available or will be available on terms acceptable to the Company.

4.	FAIR VALUE MEASUREMENTS

The Company reports all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access at the measurement date.

Level 2: Inputs to the valuation methodology other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as:

F-44

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

4.	FAIR VALUE MEASUREMENTS (Continued)

a.	Quoted prices for similar assets or liabilities in active markets,

b.	Quoted prices for identical or similar assets or liabilities in inactive markets,

c.	Inputs other than quoted prices that are observable for the asset or liability, and

d.	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The financial statements as of and for the years ended December 31, 2022 and 2021, does not include any nonrecurring fair value measurements relating to assets or liabilities.

The Company measures the warrants using Level 3 unobservable inputs within the Black-Scholes pricing model, as described in Note 2. The Company used various key assumptions, such as the fair value of the common stock, volatility, the risk-free interest rate, and expected term (remaining contractual term of the warrants).

5.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2022 and 2021:

	2022	2021

Vehicle	$58,443	$-

Total property and equipment	58,443	-

Less: accumulated depreciation	(9,764)	-

TOTAL PROPERTY AND EQUIPMENT, NET	$48,679	$-

F-45

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

5.	PROPERTY AND EQUIPMENT (Continued)

For the year ended December 31, 2022, total depreciation expense was $9,764. For the year ended December 31, 2021, there was no depreciation expense.

6.	PATENTS

Patents consist of the following as of December 31, 2022 and 2021:

	2022	2021

Patents	$198,200	$-

Total patents	198,200	-

Less: accumulated amortization	-	-

TOTAL PATENTS	$198,200	$-

As of December 31, 2022, there were no patents approved by the countries in which the patent applications were filed and accordingly, no amortization was recorded. In 2023, the two (2) of the Company’s forty-four (44) pending patents were approved and began being amortized over twenty years.

For the years ended December 31, 2022 and 2021, there was no amortization expense.

7.	NOTE PAYABLE

Note payable at December 31, 2022 is as follows:

Vehicle note payable entered into during 2022 for $40,248 with monthly installment payments of $799, including interest at 6.99% per annum. The loan is collateralized by the respective vehicle and is due in February 2027.	$33,688

Less current maturities	(7,415)

TOTAL NOTE PAYABLE, NET OF CURRENT PORTION	$26,273

F-46

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

7.	NOTE PAYABLE (Continued)

The balance of the above debt matures as follows:

Year Ending December 31,	Amount

2023	$7,415
2024	7,950
2025	8,524
2026	9,140
2027	659

TOTAL	$33,688

Interest expense related to this note payable for the years ended December 31, 2022 and 2021, was $1,571 and -$0-, respectively.

8.	COMMITMENTS AND CONTINGENCIES

Lease Obligation

Effective November 15, 2021, the Company began leasing office spaces under a month-to-month lease which can be canceled with a 30-day written notice and agreement to suitable terms by both parties. Under this lease, for months 1 through 12, base rent is $1,500 and for months 13 through 24, increases to $1,545.

The Company is required to pay insurance, listing the property owner as an additional insured, and normal maintenance costs for certain of this leased property.

As discussed in Note 2, FASB, under ASU No. 2016-02, Topic 842, Leases, allows companies to elect certain policies for short-term leases. To qualify as a short-term lease, a lease must have an initial term of 12 months or less and not include renewal options or a purchase option that the lessee is reasonably certain to exercise.

The lease arrangement is a month-to-month arrangement that can be canceled with a 30-day written notice and agreement of suitable terms and does not include a purchase option. Due to the insignificant nature of the lease transaction, the Company has not recorded the potential right-of-use asset and the related lease liability and has recorded lease expenses on a straight-line basis.

F-47

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

8.	COMMITMENTS AND CONTINGENCIES (Continued)

Litigation

From time to time, the Company may become involved in various legal proceedings in the ordinary course of its business and may be subject to third-party infringement claims. In the normal course of business, the Company may agree to indemnify third parties with whom it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters.

The Company has agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Company’s products, when used for their intended purposes, infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in each particular claim.

From time to time, the Company is subject to various claims that arise in the ordinary course of business. Management believes that any liability of the Company that may arise out of or with respect to these matters will not materially adversely affect the financial position, results of operations, or cash flows of the Company.

9.	RELATED-PARTY TRANSACTIONS

On May 26, 2020, the Company entered into a 3-year agreement with a stockholder of the Company for the use of a patent. Beginning June 1, 2020, the Company began paying the stockholder a monthly license fee of $10,000. Once revenue from sales, rentals, and leases begins, the Company is required to pay $25.00 per unit sold. If the Company does not sell 400 units per month (or $10,000), the original fixed $10,000 is paid. Accordingly, for the years ended December 31, 2022 and 2021, the Company recorded licensing fee costs in the amount of $120,000.

Although the contract expired in 2023, no new agreement has been executed as of the date of this report. The Company has constructively extended the contract by continuing to pay licensing fees in accordance with the agreement dated May 26, 2020.

The Company rents a warehouse from an officer and shareholder for $1,500 a month on a month-to-month basis.

F-48

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

10.	STOCKHOLDERS’ EQUITY

Common Stock

As of April 30, 2020 (date of incorporation), the Company had 100,000,000 shares of common stock, with a par value of $0.0001, authorized and available to issue for purposes of satisfying any future transactions. No other class of stock has been authorized or is available for issuance.

Effective September 15, 2021, the Company authorized a 2-for-1 stock split, with 200,000,000 shares authorized and available to issue for purposes of satisfying any future transactions. The par value is now $0.00005.

For the year ended December 31, 2021, the Company issued 4,495,915 shares of common stock as follows:

a.	250,000 and 260,000 shares in March and May 2021 to two accredited investors in exchange for $510,000 at a price of $2.00 per share. In accordance with the executed agreements, as described in Note 11.
b.	318,184 shares throughout 2021 (January, July, August, and September) with accredited investors in exchange for $442,752 at $2.00 per share.
c.	149,000 shares in October and November 2021 with accredited investors in exchange for $108,497 and monies due in the future (a receivable of $152,246) at $1.75 per share.
d.	In March 2021, 1,030,758 shares as part of crowdfunding, in exchange for net proceeds of $975,951 (net of $54,807 issuance costs), at a price of $2.00 per share.
e.	In July 2021, 989,556 shares as part of crowdfunding, in exchange for net proceeds of $1,123,428 (net of $87,278 issuance costs), at an average price of $2.49 per share.
f.	In October 2021, 897,808 shares as part of crowdfunding, in exchange for net proceeds of $1,141,899 (net of $92,586 issuance costs), at a price of $2.75 per share.
g.	600,609 in shares awarded throughout 2021 to employees or consultants via stock awards, which were valued at $0.41 based on the fair market value of the shares.

For the year ended December 31, 2022, the Company issued 876,679 shares of common stock, with 80,143 removed from outstanding stock, as follows:

a.	In January 2022, because of a cancellation and termination of an existing arrangement (including the promissory note receivable), 80,143 shares were removed from outstanding stock (not canceled) and made available for issuance (reference below for further details).
b.	53,332 restricted shares, subject to a time-based vesting schedule which began July 1, 2021, with shares vesting quarterly (13,333 per quarter), recognized as compensation expense, valued at $1.82 per share based on the price per stock issued to investors for cash during 2022.
c.	165,923 shares issued throughout 2022 with employees or consultants via stock awards, recognized as compensation expense, valued at $1.82 per share based on the price per stock issued to investors for cash during 2022.

F-49

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

10.	STOCKHOLDERS’ EQUITY (Continued)

Common Stock (Continued)

d.	26,000 restricted shares in February 2022, subject to a time-based vesting schedule, with 6,000 immediately awarded, with the residual balance of 20,000 vesting over the next 10 months (2,000 shares a month), fully vested as of December 31, 2022, recognized as compensation expense. The shares were valued at $1.82 based on the price per stock issued to investors for cash during 2022.
e.	328,147 shares throughout 2022 (January, June, July, August, September, October, and December) with accredited investors in exchange for $586,254 at $1.75 per share.
f.	142,857 shares in June 2022 with an accredited investor in exchange for cash of $250,000 at $1.75. Additionally, as this individual met the required investment threshold, stock warrants were granted (142,857 warrants), but not yet exercised, as disclosed in Note 11.
g.	15,625 shares in October 2022 with an accredited investor in exchange for cash of $35,000 at $2.24 per share.
h.	125,052 shares through a funding campaign with accredited investors in December 2022 in exchange for cash of $152,052 at 2.43/share.
i.	19,743 shares through a funding campaign with accredited investors in December 2022, with monies due in the future (received in January and February 2023; recorded as a receivable as of December 31, 2022) of $85,406 at $4.33/share.

Treasury Stock

The Company recognizes treasury stock based on the amount paid to repurchase its shares and is recorded as a reduction of stockholders’ equity on the balance sheets. As treasury stock is not considered outstanding for share count purposes, it is excluded from average common shares outstanding for basic and diluted earnings per share. For the year ended December 31, 2022, the Company had ten million shares in treasury with a cost of $500. As of December 31, 2021, the Company did not have any treasury stock.

Promissory Note

Effective November 19, 2021, the Company entered into a promissory note with a stockholder to issue 87,000 shares for $152,250 ($1.75 per share), which was receivable to the Company in thirty-seven (37) equal payment of $4,000 and one (1) final payment of $4,250, beginning January 2022 through March 2025. There is no interest assessed against the outstanding balance.

After three monthly payments of $4,000 were made (a total of $12,000) in exchange for 6,857 shares of stock, the Agreement was terminated with no cancellation or termination fees. Because the Agreement was canceled, the remaining shares were no longer deemed issued and outstanding. Because of the cancellation of this Agreement, within the statements of changes in stockholders’ equity, the shares purchased by this individual are included in the “issuance of common stock” line item as if the individual were a market investor.

F-50

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

10.	STOCKHOLDERS’ EQUITY (Continued)

Stock-Based Compensation - Employees and Non-Employees

Substantially all stock-based compensation, on the date of grant, is fully vested. In certain instances, there may be performance or service requirements in order to vest. As of December 31, 2022 and 2021, all stocks issued as stock-based compensation were fully vested, except the two individuals, as discussed below. As there are no other classes of stock, all awards are in exchange for common stock.

Effective July 1, 2021, one individual was awarded 133,333 restricted shares, with 13,333 vesting quarterly (time-based) until December 31, 2023. At the grant date, the fair market value of these awarded shares was $27,333. As of December 31, 2022 and 2021, the employee was vested in 79,998 and 26,666 shares, respectively. The Company has unvested stock compensation that will be paid in accordance with the time-based vesting schedule. As of December 31, 2022 and 2021, the Company’s unvested stock compensation to be expensed in future periods is $97,064 and $194,128, respectively.

Effective February 2022, one employee was issued 26,000 restricted shares, with 6,000 immediately vested, with 20,000 shares, to be awarded equally over the next 10 months, beginning March 2022. At the grant date, the fair market value of these awarded shares was $47,320. As of December 31, 2022, this individual was fully vested in the 20,000 shares awarded (that were subject to vesting) under the Agreement.

Stock-based compensation expense for employees and non-employees was $446,364 and $123,125 for the years ended December 31, 2022 and 2021, respectively. All transactions for employees and non-employees are described above.

11.	WARRANTS

The warrants will become exercisable on the fourth anniversary of the date of the individual agreement. The fair market value, on the date of grant, for each of the warrants issued below, was determined based on the methodologies described in Notes 2 and 4.

	Number of Warrants Outstanding	Weighted Average Exercise Price	Number of Warrants Exercisable

BALANCE, DECEMBER 31, 2020	-	$-	-
Issued	510,000	2.38	510,000
BALANCE, DECEMBER 31, 2021	510,000	2.38	510,000
Issued	142,857	2.38	142,857

BALANCE, DECEMBER 31, 2022	652,857	$2.38	652,857

F-51

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

11.	WARRANTS (Continued)

The following table reflects the warrants outstanding as at December 31, 2022:

Expiration Date	Type	Exercise Price	Weighted Average Life Remaining	Warrants Outstanding	Black-Scholes Value

March 11, 2025	Warrant	$2.38	2.19 years	250,000	$24,375
May 11, 2025	Warrant	2.38	2.36 years	260,000	27,040
June 8, 2026	Warrant	2.38	3.44 years	142,857	39,143

		$2.38	2.66 years	652,857	$90,558

The following table reflects the warrants outstanding as at December 31, 2021:

Expiration Date	Type	Exercise Price	Weighted Average Life Remaining	Warrants Outstanding	Black-Scholes Value

March 11, 2025	Warrant	$2.38	3.20 years	250,000	$32,000
May 11, 2025	Warrant	2.38	3.36 years	260,000	34,450

		$2.38	3.28 years	510,000	$66,450

The following table sets forth the assumptions used to estimate the fair values of the warrants for the years ended December 31:

	2022	2021

Expected term	2.2 – 3.4 years	3.2 – 3.4 years
Expected volatility	150.00%	150.00%
Risk-free interest rate	4.2% – 4.4%	4.2% – 4.4%
Expected dividend yield	0.0%	0.0%
Fair value on the date of grant	$0.26 – $0.27	$0.26 – $0.27

For the years ended December 31, 2022 and 2021, no warrants were exercised. As of December 31, 2022 and 2021, there is no expected unvested warrant compensation to be expensed in future periods.

F-52

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

12.	RESEARCH AND DEVELOPMENT CREDITS

Under the Internal Revenue Service (IRS) Form 6765, the Company is eligible to claim a credit related to research and development expenses. The research credit is generally allowed for expenses paid or incurred for qualified research. Qualified research means research for which expenses may be treated as section 174 expenses. This research must be undertaken for discovering information that is technological in nature, and its application must be intended for use in developing a new or improved business component of the taxpayer. The payroll tax credit election is an annual election made by a qualified small business specifying the amount of research credit, not to exceed $250,000, that may be used against the employer portion of social security liability. The credit is the smallest of the current year’s research credit, an elected amount not to exceed $250,000, or the general business credit carryforward for the tax year. For the year ended December 31, 2022 and 2021, the Company had available R&D credits totaling $77,193 and $53,410, respectively.

13.	INCOME TAXES

The net deferred tax amounts in the accompanying balance sheets include the following components:

	2022	2021

FEDERAL
Deferred tax assets	$832,417	$322,600
Deferred tax assets valuation allowance	(832,417)	(322,600)

NET DEFERRED FEDERAL TAX ASSETS, NET OF ALLOWANCE	$-	$-
STATE
Deferred tax assets	$188,168	$116,400
Deferred tax assets valuation allowance	(188,168)	(116,400)

NET DEFERRED STATE TAX ASSETS, NET OF ALLOWANCE	$-	$-

The income tax benefit consists of the following at December 31, 2022 and 2021:

	2022	2021

Federal	$509,817	$322,600
State	71,768	116,400
Valuation allowance	(581,585)	(439,000)

INCOME TAX BENEFIT	$-	$-

F-53

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

13.	INCOME TAXES (Continued)

The change in the valuation allowance of the following at December 31, 2022 and 2021:

	2022	2021

Beginning balance, January 1	$439,000	$-
Change in valuation allowance	581,585	439,000

VALUATION ALLOWANCE	$1,020,585	$439,000

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to the future realization of the deferred tax assets and has therefore established a full valuation allowance.

A reconciliation of the statutory tax rate to the Company’s effective tax rates as of December 31, 2022 and 2021 is as follows:

	2022	2021

Statutory federal income tax rate	21.0%	21.0%
State taxes	5.0%	5.0%
Change in valuation allowance	(26.0%)	(26.0%)

INCOME TAX BENEFIT	0.0%	0.0%

Economic Development for a Growing Economy (EDGE) Tax Credit

The EDGE Tax Credit (the Credit) provides an incentive to businesses to support job creation, capital investment and to improve the standard of living for Indiana residents. The refundable corporate income tax credit is calculated as a percentage (not to exceed 100%) of the expected increased tax withholdings generated from new job creation. The credit certification is phased in annually for up to ten years based on the employment ramp-up outlined by the business.

F-54

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

13.	INCOME TAXES (Continued)

Economic Development for a Growing Economy (EDGE) Tax Credit (Continued)

As identified in Note 1, the Company is not expected to have taxable income within the next operating year from the date these financial statements are issued, therefore, the Credit is classified as a long-term asset to be used against future Indiana taxable income. For the year ended December 31, 2022 and 2021, the Company was eligible for the Credit in the amount of $14,924 and $9,195, respectively. For the year ended December 31, 2022, the Company recorded a valuation allowance against the available Credit as State taxable income is not expected.

14.	SUBSEQUENT EVENTS

Subsequent events are events or transactions that occur after the balance sheet date but before the financial statements are issued or are available to be issued. These events and transactions either provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements (that is, recognized subsequent events), or provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date (that is, non-recognized subsequent events).

On April 27, 2023, the Company adopted an equity incentive plan, which was created to retain and provide incentives for key management and other non-employees. Under this equity incentive plan, the Company authorized six million shares to be issued. Accordingly, the plan provides for the granting of distribution equivalent rights, incentive stock options, non-qualified stock options, performance unit awards, restricted stock awards, restricted stock unit awards, stock appreciation rights, tandem stock appreciation rights, unrestricted stock awards, or any combination of the foregoing.

The Company changed its name to Arrive Technology Inc., as referenced in Note 1.

In 2023, the Company received approval for two (2) of its forty-four (44) patent applications filed, as disclosed in Note 6.

The Company has received $332,994 in funding from private investors in exchange for 127,500 common stock, an average price of $2.61. Additionally, the Company has awarded 118,654 common shares as stock-based compensation.

As part of crowdfunding rounds via StartEngine, from January 2023 to the date of this report, the Company raised approximately $923,000.

The Company has evaluated subsequent events through September 15, 2023, which was the date that these financial statements were available for issuance.

F-55

BRUUSH ORAL CARE INC.

CONDENSED INTERIM FINANCIAL STATEMENTS

AS AT AND FOR THE THREE AND SIX MONTHS ENDED APRIL 30, 2023

(Expressed in U.S. dollars)

F-56

F-57

BRUUSH ORAL CARE INC.

CONDENSED INTERIM STATEMENTS OF FINANCIAL POSITION

(Unaudited - Expressed in U.S. dollars)

As at	Note	April 30, 2023	October 31, 2022

ASSETS
Current
Cash		$194,321	$72,921
Term deposit		-	18,506
Accounts and other receivables	3	152,604	175,256
Inventory	4	142,950	241,341
Prepaid expenses and deposits	5	395,976	677,474
		885,851	1,185,498
Non-current
Equipment		4,914	5,619
Total assets		$890,765	$1,191,117

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	6,8	$2,308,607	$1,345,288
Due to related party	8	311,774	-
Loan payable	7	2,336,222	-
Deferred revenue		2,009	6,045
Warrant derivative	10	1,107,775	1,242,580
Total liabilities		6,066,387	2,593,913

SHAREHOLDERS’ EQUITY
Share capital	9	24,889,414	23,845,704
Obigation to issue securities	9	283	-
Reserves	9	1,905,507	1,137,814
Accumulated deficit		(31,970,826)	(26,386,314)
Total shareholders’ equity		(5,175,622)	(1,402,796)
Total liabilities and shareholders’ deficiency		$890,765	$1,191,117

Nature of operations and going concern (Note 1)

Contingencies (Note 14)

Subsequent events (Notes 7, 9 and 14)

Approved and authorized for issue by the Board of Directors on September 13, 2023.

The accompanying notes are an integral part of these condensed interim financial statements.

F-58

BRUUSH ORAL CARE INC.

CONDENSED INTERIM STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited - Expressed in U.S. dollars, except for the number of shares)

		Three months ended April 30,		Six months ended April 30,
	Note	2023	2022	2023	2022

Revenues		$325,532	$301,978	$1,401,624	$1,111,808
Cost of goods sold	4	79,336	97,825	436,086	376,088
Gross Profit		246,196	204,153	965,538	735,720

Expenses
Advertising and marketing		620,203	425,903	4,483,815	2,567,496
Amortization and depreciation expense		1,062	2,787	2,110	5,640
Commission		12,899	9,954	62,447	29,841
Consulting	8	273,202	142,384	559,177	482,991
Interest and bank charges		220,179	231,122	224,344	358,445
Inventory management		6,549	4,459	18,143	12,896
Merchant fees		9,221	27,393	47,923	56,460
Office and administrative expenses		116,982	48,882	260,122	123,782
Professional fees	8	43,429	27,034	260,802	73,519
Research and development		1,500	-	1,680	-
Salaries and wages	8	358,465	254,790	757,208	436,575
Share-based compensation	8,9	202,884	-	406,154	7,861
Shipping and delivery		152,205	135,935	450,147	350,096
Travel and entertainment		38,090	52,853	68,884	127,359
		(2,056,870)	(1,363,496)	(7,602,956)	(4,632,961)

Other items
Financing costs	10	-	(1,650,000)	(417,794)	(3,150,000)
Foreign exchange		14,179	7,591	(31,745)	19,737
Gain on revaluation of warrant derivative	10	1,292,230	68,779	1,473,271	181,078
Other income	11	159,324	-	159,324	-
Write down of prepaid inventory	5	(130,150)	-	(130,150)	-
		1,335,583	(1,573,630)	1,052,906	(2,949,185)

Net and comprehensive loss		$(475,091)	$(2,732,973)	$(5,584,512)	$(6,846,426)

Loss per share - Basic and diluted		$(0.95)	$(17.39)	$(12.79)	$(43.56)

Weighted average number of common shares outstanding - basic and diluted		498,721	157,154	436,525	157,154

The accompanying notes are an integral part of these condensed interim financial statements.

F-59

BRUUSH ORAL CARE INC.

CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(Unaudited - Expressed in U.S. dollars, except for the number of shares)

	Common Stock		Obligation
	Number		to issue		Accumulated
	of shares	Amount	securities	Reserves	Deficit	Total

Balance, October 31, 2021	157,154	$13,276,909	$-	$400,936	$(17,621,043)	$(3,943,198)
Securities to be issued for financing costs	-	-	3,150,000	-	-	3,150,000
Shares issued for services	-	-	-	7,861	-	7,861
Net and comprehensive loss	-	-	-	-	(6,846,426)	(6,846,426)
Balance, April 30, 2022	157,154	$13,276,909	$3,150,000	$408,797	$(24,467,469)	$(7,631,763)

Balance, October 31, 2022	326,028	$23,845,704	$-	$1,137,814	$(26,386,314)	$(1,402,796)
Private placement units	118,667	973,419	-	-	-	973,419
Exercise of warrants	66,666	637,812	283	-	-	638,095
Shares issued for services	-	(361,539)	-	361,539	-	-
Financing costs	-	(205,982)	-	-	-	(205,982)
Share-based compensation	-	-	-	406,154	-	406,154
Net and comprehensive loss	-	-	-	-	(5,584,512)	(5,584,512)
Balance, April 30, 2023	511,361	$24,889,414	$283	$1,905,507	$(31,970,826)	$(5,175,622)

The accompanying notes are an integral part of these condensed interim financial statements.

F-60

BRUUSH ORAL CARE INC.

CONDENSED INTERIM STATEMENTS OF CASH FLOWS

(Unaudited - Expressed in U.S. dollars)

	Six months ended April 30,
	2023	2022
Cash flows from operating activities
Net loss	$(5,584,512)	$(6,846,426)
Items not affecting cash:
Amortization and depreciation	2,110	5,640
Share-based compensation	406,154	7,861
Gain on revaluation of warrant derivative	(1,473,271)	(181,078)
Write down of prepaid inventory	130,150	-
Accretion of promissory note	206,968	247,261
Unrealized foreign exchange	(21)	-
Gain on write-off of accounts payable	-	(1,005)
Listing expense	-	(27)
Financing costs	-	3,150,000

Changes in non-cash working capital
Accounts and other receivables	22,652	17,961
Inventory	98,391	167,057
Term deposit	18,506	-
Prepaid expenses and deposits	151,348	40,015
Accounts payable and accrued liabilities	1,279,135	(192,550)
Deferred revenue	(4,036)	224,850
Net cash flows used in operating activities	(4,746,426)	(3,360,441)

Cash flows from investing activities
Purchase of property and equipment	(1,405)	(2,042)
Net cash flows used in investing activities	(1,405)	(2,042)

Cash flows from financing activities
Proceeds from private placement warrants	2,742,069	-
Proceeds from convertible debentures	-	3,760,725
Proceeds from promissory notes	1,874,254	-
Proceeds from exercise of warrants	1,667	-
Share subscriptions received in advance	283	-
Proceeds from loans	508,225	-
Repayment of loans	(257,267)	-
Net cash flows provided by financing activities	4,869,231	3,760,725

Change in cash	$121,400	$398,242

Cash
Beginning of period	$72,921	$14,530
End of period	$194,321	$412,772

Supplemental cash flow disclosure
Interest	$-	$-
Taxes paid	$-	$-
Non- cash investing and financing activities
Fair value of warrants exercised	$636,160	$-
Broker warrants	$361,539	$-

The accompanying notes are an integral part of these condensed interim financial statements.

F-61

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

1. NATURE OF OPERATIONS AND GOING CONCERN

Bruush Oral Care Inc. (the “Company”) was incorporated in British Columbia under the Business Corporations Act on October 10, 2017. The Company is in the business of selling electric toothbrushes. The Company is located at 128 West Hastings Street, Unit 210, Vancouver, British Columbia V6B 1G8. The Company’s common shares are listed for trading on NASDAQ under the symbol “BRSH”.

As of April 30, 2023, the Company had a working capital deficit of $5,180,536, an accumulated deficit totaling $31,970,826. The ability of the Company to carry out its business objectives is dependent on its ability to secure continued financial support from related parties, to obtain equity financing, or to ultimately attain profitable operations in the future. The Company will need to raise additional capital during the next twelve months and beyond to support current operations and planned development. Whether and when the Company can attain profitability and positive cash flows is uncertain. While the Company has been successful in securing financing in the past, there is no assurance that financing will be available in the future on terms acceptable to the Company.

These factors form a material uncertainty that may cast significant doubt upon the Company’s ability to continue as a going concern. These financial statements do not give effect to adjustments to the carrying value and classification of assets and liabilities and related expense that would be necessary should the Company be unable to continue as a going concern. If the going concern assumption is not appropriate, material adjustments to the statements could be required.

On July 7, 2023, the Company completed a 1-for-25 reverse split of its common shares (“the Consolidation”). The Consolidation is effective as of the close of business on July 31, 2023. Except where otherwise indicated, all historical share numbers and per share amounts have been adjusted on a retroactive basis to reflect following the Consolidation.

2. BASIS OF PRESENTATION

Statement of compliance

These unaudited condensed interim financial statements have been prepared in accordance with IAS 34 – Interim Financial Reporting as issued by the International Accounting Standards Board (“IASB”). Accordingly, certain disclosures included in annual financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the IASB have been condensed or omitted and these unaudited condensed interim financial statements should be read in conjunction with the Company’s audited financial statements for the year ended October 31, 2022.

The Company’s management makes judgments in its process of applying the Company’s accounting policies in the preparation of its unaudited condensed interim financial statements. In addition, the preparation of the financial data requires that the Company’s management make assumptions and estimates of the effects of uncertain future events on the carrying amounts of the Company’s assets and liabilities at the end of the reporting period and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates as the estimation process is inherently uncertain. Estimates are reviewed on an ongoing basis based on historical experience and other factors that are considered to be relevant under the circumstances. Revisions to estimates and the resulting effects on the carrying amounts of the Company’s assets and liabilities are accounted for prospectively. The critical judgments and estimates applied in the preparation of the Company’s unaudited condensed interim financial statements are consistent with those applied and disclosed in the Company’s financial statements for the year ended October 31, 2022. In addition, other than noted below, the accounting policies applied in these unaudited condensed interim financial statements are consistent with those applied and disclosed in the Company’s audited financial statements for the year ended October 31, 2022.

These unaudited condensed interim financial statements were approved by the Board of Directors on September 13, 2023.

F-62

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

Basis of presentation

These condensed interim financial statements have been prepared on a historical cost basis and presented in U.S. dollars which is the functional currency of the Company. The financial statements of the Company have been prepared on an accrual basis, except for cash flow information. The condensed interim financial statements have been prepared on a historical cost basis except for warrants and options, which are measured at fair value.

3. ACCOUNTS AND OTHER RECEIVABLES

	April 30, 2023	October 31, 2022
Trade receivables	$52,879	$103,471
Sales taxes receivable	99,725	71,785
	$152,604	$175,256

4. INVENTORY

Inventory consisted entirely of finished goods.

During the six months ended April 30, 2023, $434,994 (six months ended April 30, 2022 - $332,657) of inventory was sold and recognized in cost of goods sold, and $17,473 (six months ended April 30, 2022 - $89,646) of inventory was used for promotional purposes and recognized in other expense categories, such as selling and marketing and investor relations.

5. PREPAID EXPENSES AND DEPOSITS

	April 30, 2023	October 31, 2022
Prepaid expenses	$67,418	$191,322
Deposits on inventory	317,864	475,458
Deposits	10,694	10,694
	$395,976	$677,474

Deposits on inventory relate to payment for inventory that is still to be received. During the six months ended April 30, 2023, the Company impaired deposits on inventory of $130,150 (October 31, 2022 – $Nil).

6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	April 30, 2023	October 31, 2022
Accounts payable	$1,661,284	$909,438
Accrued liabilities	647,323	435,850
	$2,308,607	$1,345,288

7. PROMISSORY NOTE

On March 6, 2023, the Company issued an unsecured promissory note (“the Promissory note”) in a principal amount of $2,749,412. The Promissory note was issued at discount of 15% with a maturity date of July 18, 2023. The principal amount outstanding shall bear no interest during the period up until July 18, 2023. The Promissory note will only bear simple interest at the rate of 20% per annum in the event of default from the date of such non-payment until such amount is paid in full.

F-63

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

A continuity of the Promissory note is shown below:

Balance October 31, 2022	$-
Additions	2,749,412
Discount	(412,412)
Transaction costs	(207,746)
Accretion	206,968
Balance April 30, 2023	$2,336,222

Subsequent to the period ended, the Company and the Promissory note holder (“the Holder”) entered into an agreement in which the Holder subscribed for convertible notes (Note 14) in lieu of repayment and Promissory note was cancelled in its entirety.

8. RELATED PARTY TRANSACTIONS

Key Management Compensation

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly. Key management personnel include the Company’s executive officers and Board of Director members.

All related party transactions are in the normal course of operations. All amounts either due from or due to related parties other than specifically disclosed are non-interest bearing, unsecured and have no fixed terms of repayments.

Related party transactions with key management directors, subsequent and former directors and companies and entities over which they have significant influence over:

	Three months ended April 30,		Six months ended April 30,
	2023	2022	2023	2022
Consulting fees	$11,163	$35,790	$11,163	$-
Director fees	46,500	-	93,000	47,905
Professional fees	-	50,000	-	50,000
Salaries	224,949	70,880	321,234	110,354
Share-based compensation	203,268	-	405,419	-
	$485,880	$156,670	$830,816	$208,259

Accounts payable and accrued liabilities – As of April 30, 2023, $11,163 (October 31, 2022 - $33,918) due to related parties was included in accounts payable and accrued liabilities.

As at June 30, 2023, included in loans payable is $311,774 (September 30, 2022 - $Nil) due to the Chief Executive Officer of the Company. This loan is non-interest bearing, unsecured and payable on demand.

9. SHARE CAPITAL

a)	Share capital

Authorized share capital

Unlimited Common Shares without par value.

F-64

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

Shares outstanding

On July 29, 2022, the Company completed a share reorganization (the “Share Reorganization”) to redesignate all Class B shares to common shares and to convert the Class A shares to common shares. The Company also effected a share consolidation on the basis of 1 new share for each 3.86 shares outstanding (the “Consolidation”). Prior to the Share Reorganization and Consolidation, the Company had 6,824,127 Class A and 7,130,223 Class B common shares issued and outstanding. Immediately following the Share Reorganization and Consolidation, the Company had 3,615,116 common shares outstanding. Except where otherwise indicated, all historical share numbers and per share amounts have been adjusted on a retroactive basis to reflect the Share Reorganization and Consolidation.

The Company also completed another Share Reorganization on July 31, 2023 in which 1 new share was issued for each 25 outstanding shares. Prior to this Share Reorganization, a total of 12,784,209 common shares were outstanding and they were converted into 511,361 common shares. Except where otherwise indicated, all historical share numbers and per share amounts have been adjusted on a retroactive basis to also reflect this Share Reorganization.

Six months ended April 30, 2023:

On December 9, 2022, the Company closed a private placement pursuant (“the Private placement”) to a securities purchase agreement with institutional investors. The Company issued 118,667 units (“the units”) and 78,000 pre-funded units (“the pre-funded units”) at a purchase price of $15 per unit for gross proceeds of $2,948,050. The pre-funded units were sold at a purchase price of $14.98. Each of the units consists of one share of common stock and one non-tradable warrant (“the unit warrants”) exercisable for one share of common stock at a price of $15 for a period of 5.5 years from the closing date of the Private placement. The pre-funded Unit consist of one pre-funded common share purchase warrant of the Company (a “pre-funded warrant”) and one unit warrant. As at April 30, 2023, $283 had been received in advance as subscriptions for warrants still to be exercised.

In connection with the Private placement, the Company paid share issuance costs of $623,776 consisting of $295,000 in underwriting fees, $132,500 in legal fees and $196,276 in other related expenses. Total transaction costs of $623,776 were incurred relating to the Private placement and $205,982 was allocated to equity.

During the six months ended April 30, 2023, the Company issued 66,667 common shares as a result of the exercise of 66,667 warrants for total proceeds of $1,667. The weighted average market price of the Company’s common shares at the period of the exercise was $9.56 per share.

Six months ended April 30, 2022:

There were no share issuances during the six months ended April 30, 2022.

a)	Options

The Company has established a stock option plan for its directors, officers, employees, and consultants under which the Company may grant options (each, an “Option”) from time to time to acquire Shares. The exercise price of each Option shall be determined by the Board of Directors. Options may be granted for a maximum term of five years from the date of grant. Options are non-transferable and expire immediately upon termination of employment for cause, or within 30 days of termination of employment for cause, or within 30 days of termination of employment or holding office as director or officer of the Company or in the case of death. Unless otherwise provided in the applicable grant agreement, Options fully vest upon the grant thereof.

F-65

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

Six months ended April 30, 2023:

On April 3, 2023, the Company granted 40,800 stock options to its directors and officers. Each option is exercisable for one common share in the capital of the Company at an exercise price of $6.25 per share. These options vest over four years from the date of grant and expire on April 3, 2028. The fair value of the options was estimated to be $162,384 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock – $6.48, exercise price $6.50, expected dividend yield - 0%, expected volatility - 72%, risk-free interest rate – 2.94% and an expected remaining life – 5 years.

Six months ended April 30, 2022:

There were no option grants during the six months ended April 30, 2022.

During the six months ended April 30, 2023, the Company recognized share-based compensation expense of $6,245 for the vesting of options (six months ended April 30, 2022 - $7,862).

As at April 30, 2023, the following options were outstanding and vested, entitling the holders thereof the right to purchase one common share for each option held as follows:

Outstanding	Exercise Price	Expiry Date	Vested
3,207	CAD$172.50	November 9, 2025	3,207
40,800	$6.25	April 3, 2028	-
44,007			3,207

b)	Warrants

During August 2022, the Company’s volume weighted average stock price was less than the exercise floor of $52 as per the agreements for the warrants issued as part of the units offered in the Company’s initial public offering (“IPO”) as a result, the following occurred:

●	Effective after the closing of trading on November 3, 2022 (the 90th calendar day immediately following the issuance date of the Warrants), the exercise price of all IPO warrants was reset from $104 to $52 (“reset price”). The other terms of the IPO warrants remained unchanged.
●	On November 3, 2022, the Company also issued to an aggregate amount of 266,420 additional warrants (“the additional warrants”) to purchase 266,420 shares of common stock. The Additional Warrants expire November 3, 2027 and are exercisable at a price of $52.

Continuity of the warrants issued and outstanding as follows:

	Number of warrants	Weighted average exercise price
Outstanding, October 31, 2021	29,210	$196.75
Granted	174,078	105.50
Outstanding, October 31, 2022	203,288	$118.75
Granted	553,019	5.25
Exercised	(66,667)	0.025
Outstanding, April 30, 2023	689,640	$46.00

F-66

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

The following table discloses the number of warrants outstanding as at April 30, 2023:

Number of warrants	Price	Expiry date
10,736	CAD$86.75	August 3, 2024
18,474	CAD$260.50	August 3, 2024
163,565	$52	August 4, 2027
10,514	$130	August 4, 2027
11,931	$0.025	August 4, 2027
266,420	$52	November 3, 2027
118,667	$15	June 9, 2028
78,000	$15	June 9, 2028
11,333	$0.025	No expiry
689,640

As at April 30, 2023, the weighted average life remaining of warrants outstanding is 4.36 years.

c)	Restricted Share Awards

On June 30, 2022, the Company issued 19,689 Restricted Share Awards (“RSU” or “RSU’s”) to directors of the Company. The RSU’s vest over a period of three years, in three equal tranches on the first, second, and third anniversaries of the grant date. At October 31, 2022, none of the RSU’s had vested. The Company recognizes the share-based payment expense over the vesting terms. The share-based compensation costs for the RSU’s are based on the share price at the date of grant at a price of $71.25 per RSU.

During the six months ended April 30, 2023, the Company recognized share-based compensation expense of $399,909 for the vesting of RSUs (Six months ended April 30, 2022 - $nil).

As at April 30, 2023 and October 31, 2022, 19,689 RSU’s were outstanding.

10. WARRANT DERIVATIVE LIABILITY

In July and August 2020, in connection with a private placement, the Company issued 10,710 warrants with an exercise price of CAD$86.75 ($66.50) per warrant with an expiry date of twenty-four months from the time the Company completes a bone-fide public offering of common shares under a prospectus or registration statement filed with the securities regulatory authorities in Canada or the United States (the “Liquidity Event”). As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instrument measured at fair value at the end of each reporting period. On July 29, 2022, the Company amended the exercise price of 3,461 of the warrants to $66.50. As a result, the derivative liability associated with these warrants at the time of $136,047 was derecognized and recorded to equity. The fair value at the time of derecognition was based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock - $71.25, expected dividend yield – 0%, expected volatility – 100%, risk-free interest rate – 2.92% and an expected remaining life – 2.01 years. As at April 30, 2023, the fair value of the remaining 7,248 warrants which were not repriced (and therefore continue to be recognized as derivative financial instruments) was determined to be $122 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock – CAD$8.75, expected dividend yield – 0%, expected volatility – 74%, risk-free interest rate – 3.72% and an expected remaining life – 1.26 years (2022 - $30,469 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock – CAD$37.25, expected dividend yield – 0%, expected volatility – 72%, risk-free interest rate – 3.90% and an expected remaining life – 1.76 years).

F-67

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

In August and September 2020, in connection with a private placement, the Company issued 15,290 warrants with an exercise price of CAD$260.50 ($195) per warrant with an expiry date of twenty-four months from the Liquidity Event. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instrument measured at fair value at the end of each reporting period. As at April 30, 2023, the fair value of the warrants was determined to be $3 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – CAD$8.75, expected dividend yield – 0%, expected volatility – 74%, risk-free interest rate – 3.72% and an expected remaining life – 1.26 years. (2022 - $8,655 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock – CAD$37.25, expected dividend yield – 0%, expected volatility – 72%, risk-free interest rate – 3.90% and an expected remaining life – 1.76 years).

In August 2022, in connection with the units issued as part of the Company’s IPO, the Company issued 149,142 warrants with an exercise price of $104 per warrant with an expiry date of five years from the date of issuance. The warrants contain a cashless exercise provision which enables the holder to receive common shares equal to the fair value of the warrants based on the number of warrants to be exercise multiplied by the fair value of the common shares less the exercise price with the difference divided by the fair value of the share. If a warrant holder exercises this option, there will be variability in the number of shares issued, therefore they are a derivative financial instrument measured at fair value at the end of each reporting period. On November 3, 2022 ,the exercise price of these warrants was reset from $104 to $52 the other terms of the IPO warrants remained unchanged (Note 9(b)).

As at April 30, 2023, the fair value of the warrants was determined to be $152,713 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $6.50, expected dividend yield – 0%, expected volatility – 74%, risk-free interest rate – 3.04% and an expected remaining life – 4.27 years. (2022 – $1,097,323 based on the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $27.25, expected dividend yield – 0%, expected volatility – 67%, risk-free interest rate – 3.43% and an expected remaining life – 4.76 years).

Also in connection with the IPO, on November 3, 2022, the Company issued to an aggregate amount of 266,420 additional warrants to purchase 266,420 shares of common stock (Note 9(b)). The Additional Warrants expire November 3, 2027 and are exercisable at a price of $2.08. These warrants also contain a cashless exercise provision which enables the holder to receive common shares equal to the fair value of the warrants based on the number of warrants to be exercise multiplied by the fair value of the common shares less the exercise price with the difference divided by the fair value of the share. . If a warrant holder exercises this option, there will be variability in the number of shares issued, therefore they are a derivative financial instrument measured at fair value at the end of each reporting period. At issuance, the fair value of the warrants was determined to be $2,736,592 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $24.50, expected dividend yield – 0%, expected volatility – 68%, risk-free interest rate – 3.67% and an expected remaining life – 5 years. As at April 30, 2023, the fair value of the warrants was determined to be $291,303 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $6.50, expected dividend yield – 0%, expected volatility – 73%, risk-free interest rate – 3.04% and an expected remaining life – 4.52 years.

In August 2022, in connection with the units issued as part of its December Senior Secured Promissory Notes, the Company issued 14,423 warrants with an exercise price of $104 per warrant with an expiry date of five years from the date of issuance. The warrants contain a cashless exercise provision which enables the holder to receive common shares equal to the fair value of the warrants based on the number of warrants to be exercise multiplied by the fair value of the common shares less the exercise price with the difference divided by the fair value of the share. If a warrant holder exercises this option, there will be variability in the number of shares issued, therefore they are a derivative financial instrument measured at fair value at the end of each reporting period. At issuance, the fair value of the warrants was determined to be $488,147 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $70.25, expected dividend yield – 0%, expected volatility – 66%, risk-free interest rate – 2.79% and an expected remaining life – 5 years. As at April 30, 2023, the fair value of the warrants was determined to be $36,917 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $6.50, expected dividend yield – 0%, expected volatility – 74%, risk-free interest rate – 3.04% and an expected remaining life – 4.27 years. (2022 – $106,119 based on the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $27.25, expected dividend yield – 0%, expected volatility – 67%, risk-free interest rate – 3.43% and an expected remaining life – 4.76 years).

F-68

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

During December 2022, in connection with the units issued as part of the private placement (Note 9), the Company issued 118,667 unit warrants with an exercise price of $15 with an expiry date of 5.5 years from the date of issuance. The warrants contain a cashless exercise provision which enables the holder to receive common shares equal to the fair value of the warrants based on the number of warrants to be exercise multiplied by the fair value of the common shares less the exercise price with the difference divided by the fair value of the share. If a warrant holder exercises this option, there will be variability in the number of shares issued, therefore they are a derivative financial instrument measured at fair value at the end of each reporting period. At issuance, the fair value of the warrants was determined to be $806,581 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $10.25, expected dividend yield – 0%, expected volatility – 67%, risk-free interest rate – 3.07% and an expected remaining life – 5.5 years. As at April 30, 2023, the fair value of the warrants was determined to be $333,875 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $6.50, expected dividend yield – 0%, expected volatility – 71%, risk-free interest rate – 3.04% and an expected remaining life – 5.11 years.

Also in connection with the private placement (Note 9), the Company issued 78,000 pre-funded warrants with an exercise price of $0.025 with no expiry date and another 78,000 unit warrants with an exercise price of $15 and with an expiry date of 5.5 years from the date of issuance for total proceeds of $1,168,051. These warrants also contain a cashless exercise provision which enables the holder to receive common shares equal to the fair value of the warrants based on the number of warrants to be exercise multiplied by the fair value of the common shares less the exercise price with the difference divided by the fair value of the share. If a warrant holder exercises this option, there will be variability in the number of shares issued, therefore they are a derivative financial instrument measured at fair value at the end of each reporting period. At issuance, the fair value of the prefunded warrants and unit warrants was $747,917 and $420,134 respectively, the fair value of the pre-funded warrants was determined with reference to the fair value of the Company’s common shares and the fair value of the unit warrants was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $12.13, expected dividend yield – 0%, expected volatility – 67%, risk-free interest rate – 3.07% and an expected remaining life – 5.5 years. As at April 30, 2023 the fair value of the unit warrants was $219,458 respectively and was estimated using the Black-Scholes Options Pricing Model based on the following assumptions: fair value of the underlying stock – $6.50, expected dividend yield – 0%, expected volatility – 71%, risk-free interest rate – 3.04% and an expected remaining life – 5.11 years.

During January 2023, 49,867 pre-funded warrants were exercised (Note 9) and a fair value loss of $39,565 was recognized from the fair valuation of these pre-funded warrants on the dates of exercise and their total fair value was $517,720.

A further 16,800 pre- funded warrants were exercised during April 2023 (Note 9) and a fair value gain of $53,340 was recognized from the fair valuation of these pre-funded warrants on the dates of exercise and their total fair value was $118,440.

As at April 30, 2023 the fair value of the remaining pre-funded warrants was determined to be $73,384 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – $6.50, expected dividend yield – 0%, expected volatility – 71%, risk-free interest rate – 3.04% and an expected remaining life – 5.11 years.

From the total transaction costs of $623,776 that were incurred relating to the Private placement (Note 9), $417,794 was allocated to the derivative liability.

F-69

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

The following is a continuity of the Company’s warrant derivative liability:

Balance, October 31, 2021	$1,582,977
Issued during the period	5,535,852
Change in fair value of derivative	(5,740,202)
Derecognition of warrant derivative	(136,047)
Balance, October 31, 2022	$1,242,580
Issued during the period	1,974,626
Change in fair value of derivative	(1,473,271)
Derecognition of warrant derivative	(636,160)
Balance, April 30, 2023	$1,107,775

11. OTHER INCOME

During the year ended October 31, 2022, the Company fell victim to a cyber-scam that resulted in the Company making an inappropriate payment of $166,150.

During the six months ended April 30, 2023, the Company has filed an insurance claim and received an indemnity of CAD$217,943 ($159,324) in relation to the cyber-scam.

12. FINANCIAL INSTRUMENT RISK MANAGEMENT

Classification of financial instruments

Financial assets included in the statement of financial position are as follows:

	Level in fair value hierarchy	April 30, 2023	October 31, 2022
Amortized cost:
Cash		$194,321	$72,921
Term deposit		-	18,506
Accounts receivable		152,604	175,256
		$346,925	$266,683

Financial liabilities included in the statement of financial position are as follows:

	Level in fair value hierarchy	April 30, 2023	October 31, 2022
Amortized cost:
Accounts payable and accrued expenses		$2,308,607	$1,345,288
Loans payable		2,336,222	-
Due to related party		311,774	-

FVTPL:
Warrant derivative liability	Level 3	1,107,775	1,242,580
		$6,064,378	$2,587,868

F-70

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

Fair value

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
●	Level 3 – Inputs that are not based on observable market data.

The carrying value of the Company’s cash, term deposits, accounts receivable and accounts payable and accrued liabilities as at approximate their fair value due to their short terms to maturity.

The following table shows the valuation techniques used in measuring Level 3 fair values for the derivative liability as well as the significant unobservable inputs used.

Type	Valuation technique	Key inputs	Inter-relationship between significant inputs and fair value measurement
Warrant derivative liability	The fair value of the warrant derivative liability at initial recognition and at period-end has been calculated using the Black Scholes option pricing model.	Key observable inputs ● Share price ● Risk free interest rate ● Dividend yield Key unobservable inputs ● Expected volatility

The estimated fair value would increase (decrease) if:

● The share price was higher (lower)

● The risk-free interest rate was higher (lower)

● The dividend yield was lower (higher)

● The expected volatility was higher (lower)

For the fair values of the derivative liability, reasonably possible changes to the expected volatility, the most significant unobservable input would have the following effects:

Unobservable Inputs	Change	Impact on comprehensive loss
		Six months ended April 30, 2023	Six months ended April 30, 2022
Volatility	20%	$435,415	$261,511

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures.

Credit risk

The Company’s principal financial assets are cash and trade accounts receivable. The Company’s credit risk is primarily concentrated in its cash which is held with institutions with a high credit worthiness. Credit risk is not concentrated with any particular customer. The Company’s accounts receivable consists primarily of GST receivable.

The Company’s maximum credit risk exposure is $152,604.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis.

F-71

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

Historically, the Company’s primary source of funding has been the issuance of equity securities for cash, primarily through the issuance of preferred shares. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

The following is an analysis of the contractual maturities of the Company’s financial liabilities as at April 30, 2023:

	Within one year	Between one and five years	More than five years
Accounts payable and accrued expenses	$2,308,607	$-	$-

Foreign exchange risk

Foreign currency risk arises from fluctuations in foreign currencies versus the United States dollar that could adversely affect reported balances and transactions denominated in those currencies. As at April 30, 2023, a portion of the Company’s financial assets are held in Canadian dollars. The Company’s objective in managing its foreign currency risk is to minimize its net exposure to foreign currency cash flows by transacting, to the greatest extent possible, with third parties in United States dollars. The Company does not currently use foreign exchange contracts to hedge its exposure of its foreign currency cash flows as management has determined that this risk is not significant at this point in time. The Company is not exposed to any material foreign currency risk.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to any material interest rate risk.

Capital Management

In the management of capital, the Company includes components of shareholders’ equity. The Company aims to manage its capital resources to ensure financial strength and to maximize its financial flexibility by maintaining strong liquidity and by utilizing alternative sources of capital including equity, debt and bank loans or lines of credit to fund continued growth. The Company sets the amount of capital in proportion to risk and based on the availability of funding sources. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. Issuance of equity has been the primary source of capital to date. Additional debt and/or equity financing may be pursued in future as deemed appropriate to balance debt and equity. To maintain or adjust the capital structure, the Company may issue new shares, take on additional debt or sell assets to reduce debt.

13. SEGMENTED INFORMATION

The Company’s breakdown of sales by geographical region is as follows:

	Six months ended April 30, 2023	Six months ended April 30, 2022
United States of America	$1,319,868	$1,079,617
Canada	81,756	32,191
	$1,401,624	$1,111,808

	Three months ended April 30, 2023	Three months ended April 30, 2022
United States of America	$295,627	$289,670
Canada	29,905	12,308
	$325,532	$301,978

F-72

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Unaudited - Expressed in U.S. dollars)

Three and six months ended April 30, 2023 and 2022

The Company’s breakdown of sales by product segment is as follows:

	Six months ended April 30, 2023	Six months ended April 30, 2022
Devices	$1,088,876	$665,475
Consumables	312,748	446,333
	$1,401,624	$1,111,808

	Three months ended April 30, 2023	Three months ended April 30, 2022
Devices	$280,450	$62,683
Consumables	45,082	238,295
	$325,532	$1,111,808

14. SUBSEQUENT EVENTS

Litigation

During the subsequent period, litigation was brought against the Company by the Toronto Dominion Bank (“TD Bank”) in which TD Bank made a claim for an amount of $1,721,345 (the “Principal Amount”) relating to a bank overdraft. TD Bank and the Company reached a settlement agreement in which the Company agreed to repay the Principal Amount plus interest and additional costs. The Settlement was guaranteed by a letter of credit issued to TD Bank by the Royal Bank of Canada of $2,000,000.

Convertible debentures

On June 26, 2023, the Company completed its issuance of an unsecured convertible note with a principal aggregate amount of $3,341,176 (the “June 2023 Note”) to the Selling Securityholder with a maturity date of June 26, 2024. The conversion price in effect on any Conversion Date shall be equal to (i) for the first seven months following the date hereof, shall be $0.25, and (ii) following the seven month anniversary of the date hereof, 90% of the lowest closing price of the Company’s shares for the previous three Trading Days prior to the conversion date provided, however, that such price shall in no event be less than $0.15. A maximum of 22,274,507 shares of Common Stock are issuable by the Company upon conversion of the June 2023 note.

In connection with the issuance of the June 2023 Note, the Company entered into a securities purchase agreement with the Selling Securityholder and issued a common stock purchase warrant to purchase 10,023,530 shares of Common Stock (the “Purchase Warrant”), with an Exercise Price of $0.001 or on a cashless basis, to the Selling Securityholder. The Purchase Warrants will be classified as financial liabilities since the terms allows for a cashless net share settlement at the option of the holder.

Share capital

On August 25, 2023, the company offered warrant holders the option to exercise their existing warrants at $3.33 per share, resulting in 633,026 Warrant Shares being issued. Holders were also given new warrants (New Warrants) allowing them to purchase up to 250% of the exercised Warrant Shares at the same price, with an expiration date of June 9, 2028. The exercise of Existing Warrants led to the issuance of New Warrants for a total of 1,582,566 New Warrant Shares.

From August 1 to August 25, 2023, a total of 883,131 shares were issued from warrants being exercised for proceeds of $2,855,979. On August 10 and 14th, the company issued 50,000 and 150,000 common shares as compensation for consulting services.

F-73

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK Corporation)

FINANCIAL STATEMENTS

F-74

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

F-75

FINANCIAL STATEMENTS

ARRIVE TECHNOLOGY INC. (FORMERLY DRONEDEK CORPORATION)

BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash	$522,055	$1,557,096
Prepaid expenses	7,275	257
Other current assets	5,692	5,692

Total current assets	535,022	1,563,045

PROPERTY AND EQUIPMENT, NET	39,892	48,679

CONSTRUCTION-IN-PROGRESS	822,952	722,069

PATENTS, NET	198,072	198,200

LONG-TERM ASSETS
Security deposit	1,500	1,500

Long-term assets	1,500	1,500

TOTAL ASSETS	$1,597,438	$2,533,493

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$90,670	$106,446
Accrued liabilities	7,924	7,924
Credit card payable	7,465	17,693
Current portion of note payable	7,813	7,415

Total current liabilities	113,872	139,478

NONCURRENT LIABILITIES
Note payable, net of current portion	20,362	26,273

Total liabilities	134,234	165,751

STOCKHOLDERS’ EQUITY
Common stock, $0.00005 par value, 200,000,000 shares authorized, 119,055,631 shares and 118,418,121 issued and outstanding at September 30, 2023 and December 31, 2022, respectively, less treasury stock, 10,000,000 shares at cost	5,952	5,921
Additional paid-in capital, net of offering costs	7,932,937	6,508,746
Subscription receivable	(17,446)	(85,405)
Accumulated deficit	(6,458,239)	(4,061,520)

Total stockholders’ equity	1,463,204	2,367,742

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,597,438	$2,533,493

See accompanying notes to financial statements.

F-76

ARRIVE TECHNOLOGY INC. (FORMERLY DRONEDEK CORPORATION)

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2023	2022	2023	2022

REVENUE	$-	$-	$-	$-

GENERAL AND ADMINISTRATIVE EXPENSES
Salaries and wages - office	477,518	168,686	980,917	857,001
Legal and professional fees	152,781	111,639	704,609	410,089
Marketing expenses	29,711	23,396	185,857	102,799
Research and development	1,212	42,623	104,202	136,817
Licensing fee	30,000	30,000	90,000	90,000
Office supplies and software	21,286	19,280	67,706	44,117
Insurance expense	14,795	23,005	51,636	35,753
Travel expenses	10,634	14,193	49,697	78,031
Taxes and licenses	11,871	65,263	48,112	74,895
Meals, entertainment and employee benefits	8,809	7,371	29,740	35,304
Rent expense	8,350	6,082	25,850	13,582
Shipping and freight	2,678	54	10,280	8,564
Transportation expenses	2,837	73	9,427	317
Depreciation expense	2,929	2,929	8,788	6,835
Outside services and research and development (R&D)	1,058	7,714	7,953	45,520
Utilities	1,157	1,359	2,730	2,822
Interest expense	1,679	653	1,679	1,571
Bank charges and fees	209	901	217	2,676
Amortization expense	128	-	128	-
Repairs and maintenance	39	-	39	-

Total general and administrative expenses	779,681	525,221	2,379,567	1,946,693

OTHER EXPENSES
Miscellaneous expense	7,736	-	17,152	2,955

Total other expenses	7,736	-	17,152	2,955

NET LOSS	$(787,417)	$(525,221)	$(2,396,719)	$(1,949,648)

NET LOSS PER SHARE:
Basic and diluted	$(0.01)	$(0.00)	$(0.02)	$(0.02)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	119,012,251	117,979,922	118,765,698	117,932,392

See accompanying notes to financial statements.

F-77

ARRIVE TECHNOLOGY INC. (FORMERLY DRONEDEK CORPORATION)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

	Number of Shares	Common Stock ($)	Additional Paid-In Capital, Net of Offering Costs ($)	Subscription Receivable ($)	Note Receivable from Stockholder ($)	Accumulated Deficit ($)	Total Stockholders’ Equity

Balance at December 31, 2022	118,418,121	$5,921	$6,508,746	$(85,405)	$-	$(4,061,520)	$2,367,742

Issuance of common stock	96,769	5	159,834	85,405	-	-	245,244

Stock-based compensation - stock awards	117,067	6	274,510	-	-	-	274,516

Net loss	-	-	-	-	-	(1,011,928)	(1,011,928)

Balance at March 31, 2023	118,631,957	5,932	6,943,090	-	-	(5,073,448)	1,875,574

Issuance of common stock	124,518	6	315,163	-	-	-	315,169

Stock-based compensation - stock awards	25,833	1	35,482	-	-	-	35,483

Net loss	-	-	-	-	-	(597,374)	(597,374)

Balance at June 30, 2023	118,782,308	$5,939	$7,293,735	$-	$-	$(5,670,822)	$1,628,852

Issuance of common stock	254,889	12	623,107	(17,446)	-	-	605,673

Stock-based compensation - stock awards	18,434	1	16,095	-	-	-	16,096

Net loss	-	-	-	-	-	(787,417)	(787,417)

Balance at September 30, 2023	119,055,631	$5,952	$7,932,937	$(17,446)	$-	$(6,458,239)	$1,463,204

See accompanying notes to financial statements.

F-78

	Number of Shares	Common Stock ($)	Additional Paid-In Capital, Net of Offering Costs ($)	Subscription Receivable ($)	Note Receivable from Stockholder ($)	Accumulated Deficit ($)	Total Stockholders’ Equity

Balance at December 31, 2021	127,621,585	$6,381	$4,978,277	$-	$(152,250)	$(1,672,906)	$3,159,502

Issuance of common stock	57,143	3	99,997	-	12,000	-	112,000

Stock-based compensation - stock awards	172,883	9	302,536	-	-	-	302,545

Cancellation of promissory note	(80,143)	(4)	(140,246)	-	140,250	-	-

Net loss	-	-	-	-	-	(703,436)	(703,436)

Subtotal	127,771,468	6,389	5,240,564	-	-	(2,376,342)	2,870,611

Less: treasury stock, at cost	(10,000,000)	(500)	500	-	-	-	-

Balance at March 31, 2022	117,771,468	$5,889	$5,241,064	$-	$-	$(2,376,342)	$2,870,611

Issuance of common stock	142,857	7	249,992	-	-	-	249,999

Stock-based compensation - stock awards	32,191	1	56,333	-	-	-	56,334

Net loss	-	-	-	-	-	(720,991)	(720,991)

Balance at June 30, 2022	117,946,516	$5,897	$5,547,389	$-	$-	$(3,097,333)	$2,455,953

Issuance of common stock	251,003	13	439,240	-	-	-	439,253

Stock-based compensation - stock awards	19,333	1	33,832	-	-	-	33,833

Net loss	-	-	-	-	-	(525,221)	(525,221)

Balance at September 30, 2022	118,216,852	$5,911	$6,020,461	$-	$-	$(3,622,554)	$2,403,818

See accompanying notes to financial statements.

F-79

ARRIVE TECHNOLOGY INC. (FORMERLY DRONEDEK CORPORATION)

STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2023 and 2022

(Unaudited)

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,396,719)	$(1,949,648)
Adjustments to reconcile net loss to net cash from operating activities
Stock-based compensation	326,095	392,712
Depreciation and amortization	8,915	6,835
Changes in operating assets and liabilities
Increase in Prepaid expenses	(7,018)	(6,833)
Increase (decrease) in
Accounts payable	(15,776)	115,755
Accrued liabilities	-	(11,376)
Credit card payable	(10,228)	7,478

Total adjustments	301,988	504,571

Net cash used in operating activities	(2,094,731)	(1,445,077)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(18,195)
Construction in progress	(100,883)	(197,860)

Net cash used in investing activities	(100,883)	(216,055)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from the issuance of stock	1,166,086	801,241
Payments on note payable	(5,513)	(4,163)

Net cash provided by financing activities	1,160,573	797,078

NET DECREASE IN CASH	(1,035,041)	(864,054)

CASH, BEGINNING OF PERIOD	1,557,096	2,677,012

CASH, END OF PERIOD	$522,055	$1,812,958

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$1,679	$1,571
Income taxes	$-	$-

NONCASH TRANSACTIONS

Borrowings for purchase of vehicle	$-	$40,248
Subscription receivable	$-	$85,405
Cancellation and issuance of promissory note receivable	$-	$140,250

See accompanying notes to financial statements.

F-80

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS

September 30, 2023 and 2022

(Unaudited)

1. NATURE OF OPERATIONS

Arrive Technology Inc. (formerly DRONEDEK Corporation) (the Company) was incorporated on April 30, 2020, in the State of Delaware. In 2023, DRONEDEK Corporation changed its name to Arrive Technology Inc. On May 19, 2023, and July 27, 2023, the Company filed documentation for this name change with the State of Indiana and the State of Delaware, respectively. The Company is a developmental technology company with a focus on designing and implementing a commercially viable smart mailbox for drone package receiving and storage.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (USGAAP).

Use of Estimates

The preparation of financial statements in conformity with USGAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates.

Cash

Cash is defined as currency on hand and on-demand deposits. Cash equivalents are unrestricted highly liquid cash investments purchased with a maturity of three (3) months or less. There were no cash equivalents at September 30, 2023 and 2022.

Concentration of Credit Risk

The Company maintains its cash balances at one financial institution. The account is insured by the Federal Deposit Insurance Corporation (FDIC) up to a specified limit. The Company’s balances at the financial institutions periodically exceed federally insured limits. At September 30, 2023 and December 31, 2022, the Company’s uninsured cash balances totaled approximately $272,055 and $1,307,000, respectively.

F-81

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk (Continued)

Management believes that the Company is not exposed to any significant risk concerning its cash balances. To date, the Company has not recognized any losses caused by uninsured balances.

Property and Equipment

The property and equipment is recorded at cost. The Company’s policy is to depreciate the cost of the property and equipment using the straight-line method over the estimated useful life of the asset. The costs of maintenance and repairs are charged to expense when incurred (none noted in the current or prior year as it relates to the vehicle). The useful life of the property and equipment for purposes of computing depreciation is:

Useful Life

Vehicle	5 years

Construction-In-Progress

Construction-in-progress assets are measured at cost and consist of drone units, drone and mailbox support infrastructure, and “smart” mailbox units (also called Arrive Points). Construction-in-progress assets are not depreciated until completed, commissioned, and ready for use. The cost of an item consists of the purchase price, any costs directly attributable to bringing the asset to the location, and conditions necessary for its intended use. As of September 30, 2023 and December 31, 2022, total costs accumulated in the construction-in-progress assets are $822,952 and $722,069, respectively. As of September 30, 2023 and December 31, 2022, there were no contracts with future commitments.

Intangible Assets – Patents

The Company capitalizes external costs, such as filing fees, registration documentation, and attorney fees associated with the application and issuance of patents. The Company expenses costs associated with maintaining and defending patents subsequent to issuance in the period incurred. The Company amortizes capitalized patent costs for internally generated patents on a straight-line basis over 20 years or the period in which the goods associated with the patent will be revenue-generating, which represents the estimated useful lives of the patents. The estimated useful lives for internally generated patents are based on the assessment of the following factors: the integrated nature of the patent portfolios being licensed (including the ability of the patent to generate viable goods and revenues), the overall makeup of the patent portfolio over time, and the length of license agreements for such patents. The Company assesses the potential impairment of all capitalized patent costs when events or changes in circumstances indicate that the carrying amount of the Company’s patent portfolio may not be recoverable.

F-82

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

Intangibles and other long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of any long-lived asset may not be fully recoverable. In the event that facts and circumstances indicate that the carrying amount of any long-lived assets may be impaired, an evaluation of recoverability is performed. If an evaluation was required, the estimated future undiscounted cash flows associated with the asset (or group of assets) would be compared to the assets’ (or group of assets’) carrying amount to determine if a write-down to fair value is required on the basis of the assets’ associated undiscounted cash flows. As of September 30, 2023 and 2022, there were no impairment charges recorded.

Accounts Payable and Accrued Liabilities

Payables are obligations to pay for materials or services that have been acquired or have been rendered in the ordinary course of business from suppliers or vendors. Payables and accrued liabilities are classified as current if payment is due within one year.

Equity Financing

The Company engages in equity financing transactions to obtain the funds necessary to continue operations and develop a commercially viable drone delivery system. These equity financing transactions involve the issuance of common stock and at times, if the cash investment by each investor exceeds $250,000, include equity warrants, which during the nine months ended September 30, 2023 no such shares sold for cash included warrants as the issuance did not exceed this threshold.

Equity warrants are instruments that bestow upon the holder of the instrument the right to buy a particular stock at a predetermined price within a stipulated time frame. Under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 480, the Company classified the warrants as equity instruments and carries the warrants at the grant date fair market value.

Depending on the terms and conditions of each equity financing transaction, the warrants are exercisable into additional common shares at an agreed-upon price, as defined in the Stock and Warrant Purchase Agreement (“the agreement”) prior to the expiration of the warrants as stipulated by the terms of the transaction in the agreement. The fair value of the stock purchase warrants issued is determined by using the Black-Scholes-Merton (“Black-Scholes”) model.

The Black-Scholes model requires the use of highly subjective and complex assumptions, which determine the fair value of warrants, including the warrants’ expected terms and the

F-83

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Equity Financing (Continued)

price volatility of the underlying stocks. The Company calculates the fair value of warrants granted by using the Black-Scholes pricing model with the following assumptions:

Expected Volatility: The Company estimated volatility for warrants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the warrant for a term that is approximately equal to the warrants’ expected terms.

Expected Term: The expected term of the Company’s warrants represents the period that the warrants are expected to be outstanding (typically, to expiration). The Company used the time remaining to the expiration of the warrants (contractual expiration) to compute the expected term, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

Risk-Free Interest Rate: The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero-coupon issues with a term that is equal to the warrants’ expected terms at the grant date.

Dividend Yield: The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

The warrants have not been registered under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or qualified under any state or foreign securities laws and may not be offered for sale, sold, pledged, hypothecated, or otherwise transferred or assigned unless (i) a registration statement covering such shares is effective under the act and is qualified under applicable state and foreign law or (ii) the transaction is exempt from the registration and prospectus delivery requirements under the act and the qualification requirements under applicable state and foreign law and, if the corporation requests, an opinion satisfactory to the corporation to such effect has been rendered by counsel. The Company registered with the Security and Exchange Commission (SEC) on July 16, 2021, however, is not yet traded on the public market.

Loss per share

Basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

F-84

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss per share (Continued)

The Company had 652,857 warrants outstanding as of September 30, 2023 and 2022, with exercise prices of $2.38 per share. The weighted average exercise price for these warrants is $2.38 per share. These warrants are excluded from the weighted average number of shares because they are considered anti-dilutive.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - Expenses of Offering. For the nine months ended September 30, 2023 and 2022, total offering costs were $48,877 and $0. Accumulated offering costs were $382,319 and $298,763 as of September 30, 2023 and 2022, respectively. These offering costs consisted of professional, regulatory, and other costs; all of which were charged to additional paid-in capital for all funding campaigns (crowdfunding, seed series, StartEngine, etc.) held by the Company.

General and Administrative Expenses

General and administrative expenses include general compensation (including stock compensation), compensation for executive management, employee benefits, finance administration, and human resources, facility costs (including rent and common area maintenance charges), professional service fees, and other general overhead costs to support the Company’s operations.

Research and Development

Research and development (R&D) costs, that do not meet the criteria for capitalization are expensed as incurred. Research and development expenses include fees paid to outside consultants for the Company’s proprietary technology. For the nine months ended September 30, 2023 and 2022, the Company had R&D costs totaling $104,202 and $136,817, respectively.

Marketing Expenses

The Company uses various marketing methods to create brand awareness to promote and alert the public about future product and service offerings to generate future capital or revenue when a viable product is created. The Company’s policy is to charge marketing costs to expenses in the period they are incurred. Marketing expenses were $185,857 and $102,799 for the nine months ended September 30, 2023 and 2022, respectively.

F-85

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of the grant. The Company recognizes stock-based compensation expense over the requisite service period and subject to vesting eligibility thresholds of the individual grant, generally equal to a cliff-vesting period, and uses the straight-line method to recognize stock-based compensation, as applicable. For stock-based compensation with performance conditions, the Company records compensation expenses when the performance condition is met. The Company uses the Black-Scholes model to estimate the fair value of stock options and forfeitures are accounted for when incurred.

The average price of one (1) share of the Company’s common stock, which was determined to be $2.62 and $1.82 as of September 30, 2023 and 2022, respectively.

The prior company transaction method utilizes actual transactions in the Company’s non-controlling, non-marketable private company equity interests. Therefore, the result is reflective of a non-controlling, non-marketable private company value and no discount for lack of control or marketability was considered necessary in the application of this methodology. As part of this methodology, there are a number of limiting assumptions, however, management believes it appropriately represents the fair market value indication for one (1) share of the Company’s common stock. Since the Company’s stock is not publicly traded, the expected volatility is based on the historical and implied volatility of similar companies whose stock or option prices are publicly available, after considering the industry, stage of the life cycle, size, market capitalization, and financial leverage of the other companies.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, operating loss, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of September 30, 2023 and 2022, the Company has recorded a full valuation allowance against its deferred tax assets (see Note 14). The Company evaluates uncertain income tax positions in order to determine if it is more likely than not that they would be sustained upon examination.

F-86

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

As the Company was incorporated in 2020, the Company’s Federal income tax returns for all years of operation are subject to examination by the Internal Revenue Service.

Fair Value Measurements

Fair value accounting is applied for all assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company follows established frameworks for measuring fair value and expands disclosures about fair value measurements (reference Note 4).

New Accounting Standards

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which supersedes existing guidance for accounting for leases under Topic 840, Leases. The FASB also subsequently issued the following additional ASUs, which amend and clarify Topic 842: ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; ASU 2018-11, Leases (Topic 842): Targeted Improvements; ASU No. 2018-20, Narrow-scope Improvements for Lessors; and ASU No. 2019-01, Leases (Topic 842): Codification Improvements. The Company elected to adopt certain of these ASUs, effective January 1, 2022, as disclosed in Note 8.

3. GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses. As of September 30, 2023, the Company has an accumulated deficit of $6,458,239 and a net loss for the current period of $2,396,719. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The Company is subject to a number of risk similar to those of other companies of similar size in its industry, including,

F-87

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

3. GOING CONCERN (Continued)

but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.

The Company’s continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance that the necessary debt or equity financing will be available or will be available on terms acceptable to the Company.

4. FAIR VALUE MEASUREMENTS

The Company reports all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access at the measurement date.

Level 2: Inputs to the valuation methodology other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as:

a.	Quoted prices for similar assets or liabilities in active markets,

b.	Quoted prices for identical or similar assets or liabilities in inactive markets,

c.	Inputs other than quoted prices that are observable for the asset or liability, and

d.	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

F-88

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

4. FAIR VALUE MEASUREMENTS (Continued)

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The financial statements as of and for the nine months ended September 30, 2023 and December 31, 2022, does not include any nonrecurring fair value measurements relating to assets or liabilities.

The Company measures the warrants using Level 3 unobservable inputs within the Black-Scholes pricing model, as described in Note 2. The Company used various key assumptions, such as the fair value of the common stock, volatility, the risk-free interest rate, and expected term (remaining contractual term of the warrants).

5. PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	September 30, 2023	December 31, 2022

Vehicle	$58,443	$58,443

Total property and equipment	58,443	58,443

Less: accumulated depreciation	(18,551)	(9,764)

TOTAL PROPERTY AND EQUIPMENT, NET	$39,892	$48,679

For the nine months ended September 30, 2023 and 2022, total depreciation expense was $8,788 and $6,835, respectively.

F-89

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

6. PATENTS, NET

Patents consist of the following:

	September 30, 2023	December 31, 2022

Patents	$198,200	$198,200

Total patents	198,200	198,200

Less: accumulated amortization	(128)	-

TOTAL PATENTS	$198,072	$198,200

As of September 30, 2022, there were no patents approved by the countries in which the patent applications were filed and accordingly, no amortization was recorded. In 2023, three (3) of the Company’s forty-six (46) patents were approved and began being amortized over twenty years.

Amortization expense was $128 for the nine months ended September 30, 2023. There was no amortization expense for the nine months ended September 30, 2022.

7. NOTE PAYABLE

Note payable consists of the following:

	September 30, 2023	December 31, 2022

Vehicle note payable entered into during 2022 for $40,248 with monthly installment payments of $799, including interest at 6.99% per annum. The loan is collateralized by the respective vehicle and is due in February 2027.	$28,175	$33,688

Less current portion	(7,813)	(7,415)

LONG-TERM PORTION	$20,362	$26,273

F-90

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

7. NOTE PAYABLE (Continued)

The balance of the above debt matures as follows:

Twelve Months Ending September 30,	Amount
2024	$7,813
2025	8,377
2026	8,982
2027	3,003

TOTAL	$28,175

Interest expense related to this note payable for the nine months ended September 30, 2023 and 2022, was $1,679 and $1,571, respectively.

8. COMMITMENTS AND CONTINGENCIES

Lease Obligation

Effective April 17, 2023, the Company expanded its leased office space. The initial term was six months, and thereafter a month-to-month lease which can be canceled with a 30-day written notice and agreement to suitable terms by both parties. Under this lease, base rent is $1,600 per month.

The Company is required to pay insurance, listing the property owner as an additional insured, and normal maintenance costs for certain of this leased property.

As discussed in Note 2, FASB, under ASU No. 2016-02, Topic 842, Leases, allows companies to elect certain policies for short-term leases. To qualify as a short-term lease, a lease must have an initial term of 12 months or less and not include renewal options or a purchase option that the lessee is reasonably certain to exercise.

The lease arrangement is a month-to-month arrangement that can be canceled with a 30-day written notice and agreement of suitable terms and does not include a purchase option. Due to the insignificant nature of the lease transaction, the Company has not recorded the potential right-of-use asset and the related lease liability and has recorded lease expenses on a straight-line basis.

Litigation

From time to time, the Company may become involved in various legal proceedings in the ordinary course of its business and may be subject to third-party infringement claims. In the normal course of business, the Company may agree to indemnify third parties with

F-91

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

8. COMMITMENTS AND CONTINGENCIES (continued)

Litigation (Continued)

whom it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters.

The Company has agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Company’s products, when used for their intended purposes, infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in each particular claim.

From time to time, the Company is subject to various claims that arise in the ordinary course of business. Management believes that any liability of the Company that may arise out of or with respect to these matters will not materially adversely affect the financial position, results of operations, or cash flows of the Company.

9. RELATED-PARTY TRANSACTIONS

On May 26, 2020, the Company entered into a 3-year agreement with a stockholder of the Company for the use of a patent. Beginning June 1, 2020, the Company began paying the stockholder a monthly license fee of $10,000. Once revenue from sales, rentals, and leases begins, the Company is required to pay $25.00 per unit sold. If the Company does not sell 400 units per month (or $10,000), the original fixed $10,000 is paid. Accordingly, for the nine months ended September 30, 2023 and 2022, the Company recorded licensing fee costs in the amount of $90,000.

Although the contract expired in 2023, no new agreement has been executed as of the date of this report. The Company has constructively extended the contract by continuing to pay licensing fees in accordance with the agreement dated May 26, 2020.

The Company rents a warehouse from an officer and shareholder for $2,250 a month on a month-to-month basis.

F-92

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

10. STOCKHOLDERS’ EQUITY

Common Stock

As of April 30, 2020 (date of incorporation), the Company had 100,000,000 shares of common stock, with a par value of $0.0001, authorized and available to issue for purposes of satisfying any future transactions. No other class of stock has been authorized or is available for issuance.

Effective September 15, 2021, the Company authorized a 2-for-1 stock split, with 200,000,000 shares authorized and available to issue for purposes of satisfying any future transactions. The par value is now $0.00005.

For the nine months ended September 30, 2023, the Company issued 637,510 shares of common stock, as follows:

a.	40,000 restricted shares, subject to a time-based vesting schedule which began July 1, 2021, with shares vesting quarterly (13,333 per quarter), recognized as compensation expense, valued at $2.62 per share based on the average price per stock issued to investors for cash during the nine months ended September 30, 2023.
b.	91,334 shares issued with employees or consultants via stock awards, subject to a performance threshold and time-based vesting schedule, recognized as compensation expense, valued at $2.62 per share based on the average price per stock issued to investors for cash during the nine months ended September 30, 2023.
c.	30,000 restricted shares in January 2023, subject to a milestone-based vesting schedule, with shares vesting ratably over seven milestones, recognized as compensation expense. The shares were valued at $2.62 per share based on the average price per stock issued to investors for cash during the nine months ended September 30, 2023.
d.	104,642 shares during the nine months ended September 30, 2023 (January, May, July and August) with accredited investors in exchange for $292,993 at $2.80 per share.
e.	22,858 shares in June 2023 with an accredited investor in exchange for cash of $40,002 at $1.75 per share.
f.	348,676 shares through a crowdfunding campaign with other investors during the nine months ended September 30, 2023 in exchange for net cash and services in kind of $881,969 and $34,679, respectively, at an average of $2.63/share.

For the nine months ended September 30, 2022, the Company issued 675,410 shares of common stock, with 80,143 removed from outstanding stock, as follows:

a.	In January 2022, because of a cancellation and termination of an existing arrangement (including the promissory note receivable), 80,143 shares were removed from outstanding stock (not cancelled) and made available for issuance (refer below for further details).
b.	39,999 restricted shares, subject to a time-based vesting schedule which began July 1, 2021, with shares vesting quarterly (13,333 per quarter), recognized as compensation

F-93

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

10.	STOCKHOLDERS’ EQUITY (Continued)

expense, valued at $1.75 per share based on the price per stock issued to investors for cash during the nine months ended September 30, 2022.

c.	184,408 shares issued with employees or consultants via stock awards, recognized as compensation expense, valued at $1.75 per share based on the average price per stock issued to investors for cash during the nine months ended September 30, 2022.

d.	451,003 shares with accredited investors in exchange for cash of $789,253 at $1.75 per share.

Treasury Stock

The Company recognizes treasury stock based on the amount paid to repurchase its shares and is recorded as a reduction of stockholders’ equity on the balance sheets. As treasury stock is not considered outstanding for share count purposes, it is excluded from average common shares outstanding for basic and diluted earnings per share. As of September 30, 2023 and December 31, 2022, the Company had ten million shares in treasury with a cost of $500.

Promissory Note

Effective November 19, 2021, the Company entered into a promissory note with a stockholder to issue 87,000 shares for $152,250 ($1.75 per share), which was receivable to the Company in thirty-seven (37) equal payment of $4,000 and one (1) final payment of $4,250, beginning January 2022 through March 2025. There is no interest assessed against the outstanding balance.

After three monthly payments of $4,000 were made (a total of $12,000) in exchange for 6,857 shares of stock, the Agreement was terminated with no cancellation or termination fees. Because the Agreement was canceled, the remaining shares were no longer deemed issued and outstanding. Because of the cancellation of this Agreement, within the statements of changes in stockholders’ equity, the shares purchased by this individual are included in the “issuance of common stock” line item as if the individual were a market investor.

Stock-Based Compensation - Employees and Non-Employees

Substantially all stock-based compensation, on the date of grant, is fully vested. In certain instances, there may be performance or service requirements in order to vest. As of September 30, 2023, all stocks issued as stock-based compensation were fully vested, except the three individuals, as discussed below. As there are no other classes of stock, all awards are in exchange for common stock.

F-94

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

10.	STOCKHOLDERS’ EQUITY (Continued)

Effective July 1, 2021, one individual was awarded 133,333 restricted shares, with 13,333 vesting quarterly (time-based) until December 31, 2023. At the grant date, the fair market value of these awarded shares was $27,333. As of September 30, 2023, the employee was vested in 119,998 shares. The Company has unvested stock compensation that will be paid in accordance with the time-based vesting schedule. As of September 30, 2023, the Company’s unvested stock compensation to be expensed in future periods is $2,734.

Effective January 1, 2023, two employees were issued 35,000 restricted shares, subject to a milestone-based vesting schedule, with shares vesting ratably over seven milestones. At the grant date, the fair market value of these awarded shares was $91,700. As of September 30, 2023, the employees were vested in 30,000 shares. The Company has unvested stock compensation that will be paid in accordance with the time-based vesting schedule. As of September 30, 2023, the Company’s unvested stock compensation to be expensed in future periods is $13,100.

Stock-based compensation expense for employees and non-employees was $326,095 and $392,712 for the nine months ended September 30, 2023 and 2022, respectively. All transactions for employees and non-employees are described above.

11. WARRANTS

The warrants will become exercisable on the fourth anniversary of the date of the individual agreement. The fair market value, on the date of grant, for each of the warrants issued below, was determined based on the methodologies described in Notes 2 and 4.

	Number of Warrants Outstanding	Weighted Average Exercise Price	Number of Warrants Exercisable

BALANCE, JANUARY 1, 2022	510,000	2.38	510,000
Issued	142,857	2.38	142,857

BALANCE, SEPTEMBER 30, 2022	652,857	$2.38	652,857

BALANCE, JANUARY 1, 2023	652,857	2.38	652,857
Issued	-	-	-

BALANCE, SEPTEMBER 30, 2023	652,857	$2.38	652,857

F-95

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

11.	WARRANTS (Continued)

The following table reflects the warrants outstanding as at September 30, 2023:

Expiration Date	Type	Exercise Price	Weighted Average Life Remaining	Warrants Outstanding	Black-Scholes Value

March 11, 2025	Warrant	$2.38	1.47 years	250,000	$24,375
May 11, 2025	Warrant	2.38	1.61 years	260,000	27,040
June 8, 2026	Warrant	2.38	2.69 years	142,857	39,143

		$2.38	1.79 years	652,857	$90,558

The following table sets forth the assumptions used to estimate the fair values of the warrants for the nine months ended September 30, 2023:

Expected term	1.7 – 2.9 years
Expected volatility	150.00%
Risk-free interest rate	4.2% – 4.4%
Expected dividend yield	0.0%
Fair value on the date of grant	$0.26 – $0.27

The following table reflects the warrants outstanding as at December 31, 2022:

Expiration Date	Type	Exercise Price	Weighted Average Life Remaining	Warrants Outstanding	Black-Scholes Value

March 11, 2025	Warrant	$2.38	2.19 years	250,000	$24,375
May 11, 2025	Warrant	2.38	2.36 years	260,000	27,040
June 8, 2026	Warrant	2.38	3.44 years	142,857	39,143

		$2.38	2.66 years	652,857	$90,558

F-96

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

11.	WARRANTS (Continued)

The following table sets forth the assumptions used to estimate the fair values of the warrants for the nine months ended December 31, 2022:

Expected term	2.2 – 3.4 years
Expected volatility	150.00%
Risk-free interest rate	4.2% – 4.4%
Expected dividend yield	0.0%
Fair value on the date of grant	$0.26 – $0.27

For the nine months ended September 30, 2023 and year ended December 31, 2022, no warrants were exercised. As of September 30, 2023 and December 31, 2022, there is no expected unvested warrant compensation to be expensed in future periods.

12. EQUITY INCENTIVE PLAN

The Company created the 2023 Equity Incentive Plan (the Plan) on April 27, 2023, under which shares of common stock became available for issuance not to exceed 6,000,000. The

Stock Plan is designed to attract, retain, and motivate key employees. Currently, the fair value is recognized as an expense over the vesting period of the award. Option awards are generally granted with an exercise price equal to the fair market value of the Company’s stock at the date of grant, vest over a five-year period, and expire after ten years. There are certain situations that may accelerate the vesting or termination of all outstanding options, such as a change in control. As of September 30, 2023, 4,414,726 shares were available for grant.

The Company recorded $326,095 and $392,712 in compensation expense for the nine months ended September 30, 2023 and 2022, respectively, which is included in general and administrative expenses with a corresponding increased to additional paid-in-capital.

The assumptions used to calculate the fair value of options granted during the nine months ended September 30, 2023 are as follows:

Weighted-average volatility	150.00%
Risk-free rate	4.52%
Dividend yield	0.00%
Expected term years	5

F-97

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

12.	EQUITY INCENTIVE PLAN (Continued)

The following is an analysis of options to purchase shares of the Company’s stock issued and outstanding as of September 30, 2023:

	Share Options	Weighted Average Exercise Price

OUTSTANDING – DECEMBER 31, 2022	-	$-
Granted	48,186	0.20
Exercised	-	-

OUTSTANDING – SEPTEMBER 30, 2023	48,186	$0.20

As of and for the nine months ended September 30, 2023, no share options vested or exercised.

The following is a summary of the changes in nonvested share options as of September 30, 2023:

	Share Options	Weighted Average Grant Date Fair Value

NONVESTED SHARE OPTIONS - DECEMBER 31, 2022	-	$-
Granted	48,186	2.77
Vested	-	-

NONVESTED SHARE OPTIONS - SEPTEMBER 30, 2023	48,186	$2.77

The weighted average grant date fair value of stock options issued during the nine months ended September 30, 2023 was $2.77 per share. As of September 30, 2023, there was $133,475 of unrecognized compensation expense related to nonvested stock options to be recognized over the remaining vesting period. No options were exercised during the nine months ended September 30, 2023.

F-98

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

13. RESEARCH AND DEVELOPMENT CREDITS

Under the Internal Revenue Service (IRS) Form 6765, the Company is eligible to claim a credit related to research and development expenses. The research credit is generally allowed for expenses paid or incurred for qualified research. Qualified research means research for which expenses may be treated as section 174 expenses. This research must be undertaken for discovering information that is technological in nature, and its application must be intended for use in developing a new or improved business component of the taxpayer. The payroll tax credit election is an annual election made by a qualified small business specifying the amount of research credit, not to exceed $250,000, that may be used against the employer portion of social security liability. The credit is the smallest of the current year’s research credit, an elected amount not to exceed $250,000, or the general business credit carryforward for the tax year. For the nine months ended September 30, 2023 and 2022, the Company had available R&D credits totaling $77,193.

14. INCOME TAXES

The net deferred tax amounts in the accompanying balance sheet include the following components:

	September 30, 2023	December 31, 2022
FEDERAL
Deferred tax assets	$1,307,303	$832,417
Deferred tax assets valuation allowance	(1,307,303)	(832,417)

NET DEFERRED FEDERAL TAX ASSETS, NET OF ALLOWANCE	$-	$-
STATE
Deferred tax assets	$311,263	$188,168
Deferred tax assets valuation allowance	(311,263)	(188,168)

NET DEFERRED STATE TAX ASSETS, NET OF ALLOWANCE	$-	$-

The income tax benefit consists of the following:

	September 30, 2023 (Unaudited)	December 31, 2022 (Unaudited)

Federal	$478,145	$509,817
State	119,836	71,768
Valuation allowance	(597,981)	(581,585)

INCOME TAX BENEFIT	$-	$-

F-99

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

14.	INCOME TAXES (Continued)

The change in the valuation allowance of the following:

	September 30, 2023 (Unaudited)	December 31, 2022 (Unaudited)

Beginning balance, January 1	$1,020,585	$439,000
Change in valuation allowance	597,981	581,585

VALUATION ALLOWANCE	$1,618,566	$1,020,585

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to the future realization of the deferred tax assets and has therefore established a full valuation allowance.

A reconciliation of the statutory tax rate to the Company’s effective tax rates as of September 30, 2023 and 2022 is as follows:

	September 30, 2023 (Unaudited)	September 30, 2022 (Unaudited)

Statutory federal income tax rate	21.0%	21.0%
State taxes	5.0%	5.0%
Change in valuation allowance	(26.0)%	(26.0)%

INCOME TAX BENEFIT	0.0%	0.0%

Economic Development for a Growing Economy (EDGE) Tax Credit

The EDGE Tax Credit (the Credit) provides an incentive to businesses to support job creation, capital investment and to improve the standard of living for Indiana residents. The refundable corporate income tax credit is calculated as a percentage (not to exceed 100%) of the expected increased tax withholdings generated from new job creation. The credit certification is phased in annually for up to ten years based on the employment ramp-up outlined by the business.

F-100

ARRIVE TECHNOLOGY INC.

(FORMERLY DRONEDEK CORPORATION)

NOTES TO FINANCIAL STATEMENTS (Continued)

(Unaudited)

14.	INCOME TAXES (Continued)

As identified in Note 1, the Company is not expected to have taxable income within the next operating year from the date these financial statements are issued, therefore, the Credit is classified as a long-term asset to be used against future Indiana taxable income. For the nine months ended September 30, 2023 and 2022, the Company was eligible for the Credit in the amount of $14,924 and $9,195, respectively. For the nine months ended September 30, 2023 and 2022, the Company recorded a valuation allowance against the available Credit as State taxable income is not expected.

15. SUBSEQUENT EVENTS

Subsequent events are events or transactions that occur after the balance sheet date but before the financial statements are issued or are available to be issued. These events and transactions either provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements (that is, recognized subsequent events), or provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date (that is, non-recognized subsequent events).

The Company has received $96,760 in funding from private investors in exchange for 34,558 common stock, an average price of $2.80. Additionally, the Company has awarded 261,796 common shares as stock-based compensation.

On December 15, 2023, Arrive announced a Definitive Merger Agreement to merge with Bruush Oral Care, Inc. Under the terms of the merger agreement, Brüush and Arrive will conduct a business combination in the form of a reverse triangular merger (“Merger”) via an all-stock transaction. Brüush (“PubCo”) through its wholly owned subsidiary (“Merger Sub”) will merge with and into Arrive (“Target Company”) with Target Company continuing under the name of Arrive Technology Inc. and as a wholly owned subsidiary of PubCo.

Upon completion of the Merger, the outstanding shares of Target Company’s common stock, will be exchanged for common shares of PubCo representing upon issuance, 94.5% of PubCo’s issued and outstanding common shares on a fully diluted basis. The legacy shareholders of PubCo will own shares of PubCo common shares representing 5.5% of PubCo’s issued and outstanding common shares on a fully diluted basis. The merger has been approved by the board of directors of both companies and is expected to close in the first or second quarter of 2024, subject to customary closing conditions.

On December 18, 2023, the company announced the acquisition of AirBox Technologies (“AirBox”), in an all-stock transaction. This acquisition includes AirBox’s patent portfolio, which Arrive believes will broaden the capabilities of its high-tech mailbox system designed for autonomous and conventional package delivery. In addition to acquiring the patent portfolio, AirBox’s CEO Brandon Pargoe has joined the Arrive team as Vice President of Product Operations.

The Company has evaluated subsequent events through January 29, 2024, which was the date that these financial statements were available for issuance.

F-101

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Under the Business Corporations Act (British Columbia) (the “BCBCA”) a company may indemnify a director or officer, a former director or officer, or an individual who acts or acted as a director or officer of an affiliate of the company, or at the company’s request as a director or officer (or in a similar capacity) of another corporation or other legal entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid to in settlement of, a legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, unless (i) the individual did not act honestly and in good faith with a view to the best interests of the Registrant or such other corporation or legal entity, and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual did not have reasonable grounds for believing that his or her conduct in respect of which the proceeding was brought was lawful. The company may also indemnify a person described above in respect of all costs, charges and expenses reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The company may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from the company in respect of such costs, charges and expenses as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the company or an individual described above, the Supreme Court of British Columbia may order the company to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and against some or all of the expenses reasonably incurred by such individual in respect of such legal proceeding or investigative action.

In accordance with the BCBCA, the Bruush Articles provide that Bruush must indemnify a director or a former director, and such person’s heirs and legal personal representatives, to the greatest extent permitted by the BCBCA.

A policy of directors’ and officers’ liability insurance is maintained by Bruush which ensures directors and officers for losses as a result of claims against the directors and officers of Bruush in their capacity as directors and officers and also reimburses Bruush for payments made pursuant to the indemnity provisions under the Bruush Articles and the BCBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Bruush pursuant to the foregoing provisions, Bruush has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Item 21. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of December 14, 2023, by and among Bruush Oral Care Inc., Bruush Merger Sub Inc., and Arrive Technology Inc.
3.1	Articles of Incorporation of Bruush Oral Care Inc., (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2022 (File No. 333-265969))
3.2	By-laws of Bruush Oral Care, Inc. (incorporated by reference to Exhibit 3.2 to Bruush’s Registration Statement on Form F-1 filed with the SEC on July 26, 2022 (File No. 333-265969))
4.1	Form of Warrant, dated June 26, 2023, issued to Target Capital 14 LLC (incorporated herein by reference to Exhibit 4.8 of Bruush’s Registration Statement on Form F-1 dated June 26, 2023 (File No. 333-272942))
5.1*	Opinion of DuMoulin Black LLP as to validity of Bruush Oral Care Inc. Shares being registered
10.1	Form of Target Company Voting and Support Agreement, dated as of December 13, 2023, by and between Bruush Oral Care, Inc. and Arrive Technology Inc. (incorporated by reference to Exhibit 10.3 to Bruush Oral Care, Inc.’s Current Report on Form 6-K filed December 15, 2023)
10.2	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.2 to Bruush Oral Care, Inc.’s Current Report on Form 6-K filed December 15, 2023)
10.3	Endorsement Agreement by and between Kevin Hart Enterprises, Inc. and Bruush dated October 29, 2020 (incorporated by reference to Exhibit 10.1 to Bruush’s Registration Statement on Form F-1 filed with the SEC on July 29, 2022)
10.4+	Omnibus Securities and Incentive Plan, effective June 29, 2022 + (incorporated by reference to Exhibit 10.3 to Bruush’s Registration Statement on Form F-1 filed with the SEC on July 26, 2022 (File No. 333-265969))
10.5+	Employment Agreement between Bruush and Aneil Manhas, dated July 28, 2022 (incorporated by reference to Exhibit 10.8 to Bruush’s Registration Statement on Form F-1 filed with the SEC on July 29, 2022 (File No. 333-265969))
10.6+	Employment Agreement between Bruush and Matthew Kavanagh dated February 8, 2022 (incorporated by reference to Exhibit 10.7 to Bruush’s Registration Statement on Form F-1 filed with the SEC on July 26, 2022 (File No. 333-265969))
10.7+	Employment Agreement between Bruush and Alan MacNevin, dated May 10, 2022 (incorporated by reference to Exhibit 10.8 to Bruush’s Registration Statement on Form F-1 filed with the SEC on July 26, 2022 (File No. 333-265969))
10.8	Form of Security Purchase Agreement, dated December 7, 2022 (incorporated herein by reference to Exhibit 10.1 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on December 20, 2022)
10.9	Form of Securities Purchase Agreement, dated June 26, 2023, by and between Bruush Oral Care Inc. and Target Capital 14 LLC (incorporated herein by reference to Exhibit 10.7 of Bruush’s Registration Statement on Form F-1 dated June 26, 2023 (File No. 333-272942))
10.10	Form of Registration Rights Agreement, dated June 26, 2023, by and between Bruush Oral Care Inc. and Target Capital 14 LLC (incorporated herein by reference to Exhibit 10.8 of Bruush’s Registration Statement on Form F-1 dated June 26, 2023 (File No. 333-272942))
10.11	Form of Convertible Note, dated June 26, 2023, issued to Target Capital 14 LLC (incorporated herein by reference to Exhibit 10.9 of Bruush’s Registration Statement on Form F-1 dated June 26, 2023 (File No. 333-272942))
10.12	Inducement Letter, by and between Bruush and Holder, dated August 22, 2023 (incorporated herein by reference to Exhibit 10.1 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on August 23, 2023)
10.13	Form of New Warrant (incorporated herein by reference to Exhibit 10.2 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on August 23, 2023)
10.14	Securities Purchase Agreement dated October 2, 2023 (incorporated herein by reference to Exhibit 10.1 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 6, 2023)
10.15	Registration Rights Agreement dated October 2, 2023 (incorporated herein by reference to Exhibit 10.2 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 6, 2023)
10.16	Form of Pre-Funded Warrant (incorporated herein by reference to Exhibit 10.3 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 6, 2023)
10.17	Form of Warrant (incorporated herein by reference to Exhibit 10.4 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 6, 2023)

II-2

10.18	Confession of Judgment (incorporated herein by reference to Exhibit 10.5 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 6, 2023)
10.19	Waiver and Notice Letter (incorporated herein by reference to Exhibit 10.17 to Bruush’s Registration Statement on Form F-1 filed with the SEC on October 6, 2023 (File No. 333-272942))
10.20	Waiver Warrant (incorporated herein by reference to Exhibit 10.18 to Bruush’s Registration Statement on Form F-1 filed with the SEC on October 6, 2023 (File No. 333-272942))
10.21	Amendment to Credit Support Agreement, dated October 23, 2023, by and between Bruush Oral Care Inc. and Yaletown Bros Ventures Ltd. (incorporated herein by reference to Exhibit 10.1 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 24, 2023)
10.22	Consulting Agreement, dated October 23, 2023, by and between Bruush Oral Care Inc. and Alchemy Advisors LLC (incorporated herein by reference to Exhibit 10.2 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 24, 2023)
10.23	Form of Letter Agreement, dated November 8, 2023, by and between Bruush Oral Care Inc. and Target Capital 14, LLC (incorporated herein by reference to Exhibit 10.1 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on November 8, 2023)
10.24	Form of Pre-Funded Warrant, dated November 8, 2023, issued to Target Capital 14, LLC (incorporated herein by reference to Exhibit 10.2 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on November 8, 2023)
10.25	Letter Agreement, dated November 15, 2023, by and between Bruush Oral Care Inc. and Generating Alpha Ltd. (incorporated herein by reference to Exhibit 10.1 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on November 17, 2023)
10.26	Form of Pre-Funded Warrant, dated November 15, 2023, issued to Generating Alpha Ltd. (incorporated herein by reference to Exhibit 10.2 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on November 17, 2023)
10.27	Securities Purchase Agreement dated October 2, 2023 (incorporated herein by reference to Exhibit 10.1 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 6, 2023)
10.28	Registration Rights Agreement dated October 2, 2023 (incorporated herein by reference to Exhibit 10.2 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 6, 2023)
10.29	Equity Financing Securities Purchase Agreement, dated January 1, 2024, by and between Bruush Oral Care Inc. and Generating Alpha Ltd. (incorporated herein by reference to Exhibit 10.1 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on January 5, 2024)
10.30	Equity Financing Registration Rights Agreement, dated January 1, 2024, by and between Bruush Oral Care Inc. and Generating Alpha Ltd. (incorporated herein by reference to Exhibit 10.2 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on January 5, 2024)
10.31	Pre-Funded Common Stock Purchase Warrant, dated January 1, 2024. (incorporated herein by reference to Exhibit 10.3 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on January 5, 2024)
10.32	Convertible Note Financing Securities Purchase Agreement, dated January 1, 2024, by and between Bruush Oral Care Inc. and Generating Alpha Ltd. (incorporated herein by reference to Exhibit 10.4 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on January 5, 2024)
10.33	Convertible Promissory Note, dated January 1, 2024 (incorporated herein by reference to Exhibit 10.5 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on January 5, 2024)
10.34	Common Stock Purchase Warrant, dated January 1, 2024 (incorporated herein by reference to Exhibit 10.6 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on January 5, 2024)
10.35	Convertible Note Financing Registration Rights Agreement, dated January 1, 2024, by and between Bruush Oral Care Inc. and Generating Alpha Ltd. (incorporated herein by reference to Exhibit 10.7 of Bruush’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on January 5, 2024)
21.1	List of Subsidiaries (filed herewith)
23.1	Consent of Daszkal Bolton LLP relating to financial statements of Arrive (filed herewith)
23.2	Consent of Assurance Dimension relating to financial statements of Arrive (filed herewith)
23.3	Consent of Dale Matheson Carr-Hilton LaBonte LLP, relating to financial statements of Bruush (filed herewith)
23.4*	Consent of DuMoulin Black LLP (included in Exhibit 5.1)
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
107	Calculation of Filing Fee Table

*	To be filed by amendment.
+	Indicates management contract or compensatory plan.

II-3

Item 22. Undertakings

The undersigned registrant hereby undertakes:

●	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

●	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

●	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

●	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

●	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

●	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

●	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (1)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

●	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

●	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

●	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

●	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

II-4

The registrant undertakes that every prospectus: (a) that is filed pursuant to the immediately preceding paragraph, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II-5

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in British Columbia, Canada, on January 29, 2024.

BRUUSH ORAL CARE INC.

By:	/s/ Aneil Singh Manhas
Name:	Aneil Singh Manhas
Title:	Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated:

Signature	Title	Date

/s/ Aneil Manhas	Chief Executive Officer and Chairman	January 29, 2024
(Principal Executive Officer)

/s/ Mandeek Manhas	Chief Financial Officer	January 29, 2024
(Principal Financial Officer)

/s/ Kia Besharat	Director	January 29, 2024

/s/ Robert Ward	Director	January 29, 2024

II-6